As filed with the U.S. Securities and Exchange Commission on March 23, 2022
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIGETTI COMPUTING, INC.
(Exact name of registrant as specified in its charter)

Delaware	7374	88-0950636
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
775 Heinz Avenue
Berkeley, CA 94710
(510)
210-5550
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offfices)

Rick Danis
General Counsel
Rigetti Computing, Inc.
775 Heinz Avenue
Berkeley, CA 94710
(510)
210-5550
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Rupa Briggs
Sarah Sellers
Adam Dinow
Yoon-jee
Kim
Cooley LLP
55 Hudson Yards
New York, NY 10001
(212)
479-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 23, 2022
PRELIMINARY PROSPECTUS

UP TO 19,354,059 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF WARRANTS
UP TO 96,941,181 SHARES OF COMMON STOCK
UP TO 4,450,000 WARRANTS TO PURCHASE COMMON STOCK

This prospectus relates to the issuance by us of up to an aggregate of 19,354,059 shares of our common stock, $0.0001 par value per share (the “common stock”) consisting of (i) 4,450,000 shares of common stock issuable upon the exercise of 4,450,000 warrants (the “private placement warrants”) originally issued in a private placement in connection with the initial public offering of Supernova Partners Acquisition Company II, Ltd., a Cayman Islands exempted company (“Supernova”), by the holders thereof, (ii) 8,624,972 shares of common stock issuable upon the exercise of 8,624,972 warrants (the “public warrants” and, together with the private placement warrants, the “warrants”) originally issued in the initial public offering of Supernova (the “IPO”) by holders thereof, and (iii) 6,279,087 shares of common stock issuable upon the exercise of warrants assumed by us and converted into warrants to purchase common stock (the “Rigetti assumed warrants”) in connection with the Business Combination (as defined below). We will receive the proceeds from the exercise of any warrants and any Rigetti assumed warrants for cash.
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “selling securityholders”) of up to (i) 96,941,181 shares of common stock consisting of (a) 14,641,244 shares of common stock purchased by subscribers in a private placement pursuant to separate subscription agreements, (b) 8,625,000 shares of common stock (the “Founder Shares”) originally issued in a private placement to Supernova Partners II LLC (“Supernova Sponsor”) in connection with the IPO of Supernova, including 3,059,273 Founder Shares subject to vesting and forfeiture (the “Sponsor Vesting Shares”), (c) 4,450,000 shares of common stock issuable upon exercise of the private placement warrants, (d) 2,446,716 shares of common stock issuable pursuant to the exercise of Rigetti assumed warrants, (e) 6,226,065 shares of common stock issuable upon exercise of outstanding options, (f) 6,288,369 shares of common stock issuable in connection with the vesting and settlement of outstanding restricted stock units and (g) 54,263,787 shares of common stock issued in connection with the Business Combination, and (ii) up to 4,450,000 private placement warrants. We will not receive any proceeds from the sale of shares of common stock or warrants by the selling securityholders pursuant to this prospectus.
On March 2, 2022 (the “Closing Date”), we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 6, 2021, as amended on December 23, 2021 and January 10, 2022 (as amended, the “Merger Agreement”), by and among Supernova, Supernova Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Supernova (“First Merger Sub”), Supernova Romeo Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Supernova (“Second Merger Sub”), and Rigetti Holdings, Inc., a Delaware corporation (“Legacy Rigetti”). As contemplated by the Merger Agreement, on March 1, 2022 Supernova was domesticated as a Delaware corporation and changed its name to “Rigetti Computing, Inc.” (the “Domestication”). On the Closing Date, (i) First Merger Sub merged with and into Legacy Rigetti, the separate corporate existence of First Merger Sub ceased and Legacy Rigetti survived as a wholly owned subsidiary of Rigetti Computing, Inc. (the “Surviving Corporation” and, such merger, the “First Merger”) and (ii) immediately following the First Merger, the Surviving Corporation merged with and into the Second Merger Sub, the separate corporate existence of the Surviving Corporation ceased and Second Merger Sub survived as a wholly owned subsidiary of Rigetti Computing, Inc. and changed its name to “Rigetti Intermediate LLC” (such merger transaction, the “Second Merger” and, together with the First Merger, the “Merger,” and, collectively with the Domestication and other transactions contemplated by the Merger Agreement, the “Business Combination”). The closing of the Business Combination is herein referred to as “the Closing.”
We are registering the resale of shares of common stock and warrants as required by (i) the amended and restated registration rights agreement, dated as of March 2, 2022 (the “Registration Rights Agreement”), entered into by and among Rigetti Computing, Inc., Supernova Sponsor, certain former stockholders of Legacy Rigetti, the directors and officers of Rigetti, the former directors and officers of Supernova and certain additional parties and (ii) the subscription agreements, entered into by and among Supernova and certain qualified institutional buyers and accredited investors relating to the purchase of shares of common stock in private placements consummated in connection with the Business Combination.
The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of common stock or warrants, except with respect to amounts received by us upon exercise of any warrants or Rigetti assumed warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock or warrants. See the section entitled “Plan of Distribution.”
Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “RGTI” and “RGTIW,” respectively. On March 22, 2022, the last reported sales price of our common stock was $6.75 per share and the last reported sales price of our public warrants was $1.46 per warrant.
We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 13 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon exercise of warrants. We will not receive any proceeds from the sale of shares of common stock issuable upon exercise of the warrants pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants for cash.
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Rigetti,” “Rigetti Computing,” “we,” “us,” “our” and similar terms refer to Rigetti Computing, Inc. (f/k/a Supernova Partners Acquisition Company II, Ltd.) and its consolidated subsidiaries. References to “Supernova” refer to our predecessor company prior to the consummation of the Business Combination (the “Closing,” and the date of the consummation of the Business Combination, the “Closing Date”). References to “Legacy Rigetti” refer to Rigetti Holdings, Inc. prior to the Closing.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “
Where You Can Find More Information.
”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. We have based these forward-looking statements on our current expectations and projections about future events. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to achieve milestones, technological advancements, including with respect to executing on our technology roadmap and developing practical applications;

•	the potential of quantum computing and estimated market size and market growth;

•	the success of our partnerships and collaborations;

•	our ability to accelerate our development of multiple generations of quantum processors;

•	the outcome of any legal proceedings that may be instituted against us or others with respect to the Business Combination or other matters;

•	our ability to execute on our business strategy, including monetization of our products;

•	our financial performance, growth rate and market opportunity;

•	our ability to maintain the listing of our common stock and public warrants on the Nasdaq Capital Market (“Nasdaq”), and the potential liquidity and trading of such securities;

•	the risk that the Business Combination disrupts current plans and operations of Rigetti;

•
the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;

•	costs related to the Business Combination and operating as a public company;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic, business, or competitive factors;

•	our estimates of expenses and profitability;

•	the evolution of the markets in which we compete;

•	our ability to implement our strategic initiatives, expansion plans and continue to innovate our existing services;

•	the expected use of proceeds of the Business Combination;

•	the sufficiency of our cash resources;

•
unfavorable conditions in our industry, the global economy or global supply chain (including any supply chain impacts from the conflict involving Russia and Ukraine), including financial and credit market fluctuations;

•	changes in applicable laws or regulations;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the business combination;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to expand or maintain our existing customer base; and

•	the effect of COVID-19 on the foregoing.
Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.
Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at
www.sec.gov
.
You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CERTAIN DEFINED TERMS
Unless the context otherwise requires, references in this prospectus to:
“
Board
” are to the board of directors of Rigetti Computing, Inc. following the consummation of the Business Combination;
“
Business Combination
” are to the Domestication, the Merger and other transactions contemplated by the Merger Agreement, collectively, including the PIPE Financing;
“
Closing
” are to the closing of the Business Combination;
“
Closing Date
” are to March 2, 2022;
“
common stock
” means the shares of common stock, par value $0.0001 per share, of Rigetti Computing, Inc.;
“
Domestication
” are to the transfer by way of continuation and deregistration of Supernova from the Cayman Islands and the continuation and domestication of Supernova as a corporation incorporated in the State of Delaware which was effectuated on March 1, 2022;
“
Exchange Ratio
” means 0.786989052873439.
“
GAAP
” are to generally accepted accounting principles in the United States, as applied on a consistent basis;
“
initial public offering
” or “
IPO
” are to Supernova’s initial public offering that was consummated on March 4, 2021;
“
Legacy Rigetti
” are to Rigetti Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries since the consummation of the Rigetti Holding Company Reorganization on October 5, 2021 and prior to the consummation of the Business Combination, and to Rigetti & Co, Inc. and its consolidated subsidiaries prior to the consummation of the Rigetti Holding Company Reorganization on October 5, 2021;
“
Legacy Rigetti Board
” are to the board of directors of Legacy Rigetti;
“
Legacy
Rigetti common stock
” are to the common stock of Legacy Rigetti;
“
Legacy Rigetti Preferred Stock
” means, collectively, the shares of preferred stock, par value $0.000001 per share, of Legacy Rigetti, of which shares have been designated as Series C Preferred Stock and Series
C-1
Preferred Stock;
“
Merger Agreement
” are to that certain Merger Agreement, dated October 6, 2021, by and among Supernova, Supernova Merger Sub, Inc., Supernova Romeo Merger Sub, LLC and Rigetti Holdings, Inc., and as amended on December 23, 2021 and further amended on January 10, 2022;
“
Nasdaq
” are to The Nasdaq Capital Market;
“
NYSE
” are to the New York Stock Exchange;
“
PIPE Financing
” are to the transactions consummated in connection with Closing pursuant to the Subscription Agreements, in which the PIPE Investors collectively subscribed for an aggregate of 14,641,244 shares of common stock for an aggregate purchase price of $147,510,000;

“
private placement warrants
” are to the 4,450,000 private placement warrants that were issued to Supernova Sponsor as part of the closing of Supernova’s IPO, which are substantially identical to the public warrants sold as part of the units in Supernova’s IPO, subject to certain limited exceptions;
“
public warrants
” are to the redeemable warrants (including those that underlie the Supernova units) that were offered and sold by Supernova in its IPO or the redeemable warrants of Rigetti issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;
“
Rigetti assumed warrants
” means the warrants to purchase Legacy Rigetti Common Stock which were assumed and converted into a warrant to purchase shares of Legacy Rigetti Common Stock in connection with the Business Combination, with each Rigetti assumed warrant subject to the same terms and conditions as were applicable to the original Legacy Rigetti warrant and having an exercise price and number of shares of common stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement;
“
Rigetti Holding Company Reorganization
” means the holding company reorganization pursuant to which (i) Rigetti & Co, Inc. established Rigetti Holdings, Inc. and Rigetti Intermediate Merger Sub Inc., each as wholly owned subsidiaries of Rigetti & Co, Inc., (ii) on October 5, 2021, pursuant to an Agreement and Plan of Merger (the “Holding Company Merger Agreement”) by and among Rigetti & Co, Inc., Rigetti Holdings, Inc. and Rigetti Intermediate Merger Sub, Inc., dated as of October 5, 2021, Rigetti Intermediate Merger Sub, Inc. merged with and into Rigetti & Co, Inc., with Rigetti & Co, Inc. surviving such merger as a wholly owned subsidiary of Rigetti Holdings, Inc., with all of the outstanding equity securities of Rigetti & Co, Inc. exchanged for identical equity securities of Rigetti Holdings, Inc. and (iii) on October 6, 2021, Rigetti & Co, Inc. was converted into a Delaware limited liability company and continues as “Rigetti & Co, LLC”;
“
SEC
” are to the Securities and Exchange Commission;
“
Securities Act
” are to the Securities Act of 1933, as amended;
“
Supernova
Class
 A ordinary shares
” are to the Class A ordinary shares, par value $0.0001 per share, of Supernova, which were automatically converted, on a one-for-one
basis, into shares of Rigetti common stock in connection with the Domestication;
“
Supernova
Class
 B ordinary shares
” are to the Class B ordinary shares, par value $0.0001 per share, of Supernova which automatically converted in connection with the Domestication on a one-for-one
basis, into shares of Rigetti common stock;
“
Supernova Sponsor
” are to Supernova Partners II LLC, a Cayman Islands exempted company;
“
Sponsor Support Agreement
” are to that certain Sponsor Agreement, dated as of October 6, 2021, by and among Supernova Sponsor, Supernova and Legacy Rigetti, as amended and modified from time to time;
“
Subscription Agreements
” are to the subscription agreements, entered into by Supernova and each of the PIPE Investors in connection with the PIPE Financing;
“
Supernova
” are to Supernova Partners Acquisition Company II, Ltd., a Cayman Islands exempted company, prior to the consummation of the Business Combination;
“
Supernova Board
” are to Supernova’s board of directors;
“
warrant agreement
” are to the Warrant Agreement, dated March 1, 2021, between Supernova and American Stock Transfer & Trust Company, as warrant agent; and
“
warrants
” are to the public warrants and the private placement warrants.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context otherwise requires, we use the terms “Rigetti,” “Company,” “we,” “us” and “our” in this prospectus to refer to Rigetti Computing, Inc. and our wholly owned subsidiaries.
Overview
We build quantum computers and the superconducting quantum processors that power them. We believe quantum computing represents one of the most transformative emerging capabilities in the world today. By leveraging quantum mechanics, we believe our quantum computers process information in fundamentally new, more powerful ways than classical computers.
We have been deploying our quantum computers to end users over the cloud since 2017. We offer our full-stack quantum computing platform as a cloud service to a wide range of end-users,
directly through our Rigetti QCS platform, and also through cloud service providers.
We have developed strong customer relationships and collaborative partnerships to accelerate the development of key technologies for high-value use cases that unlock strategic early markets. Our partners and customers include commercial enterprises such as Amazon Web Services, Astex Pharmaceuticals, Deloitte, Microsoft, Nasdaq and Standard Chartered Bank, along with U.S. government organizations such as DARPA, DOE, and NASA.
We are led by our founder and CEO, Dr. Chad Rigetti, a quantum computing entrepreneur and physicist. Since founding the company in 2013, Dr. Rigetti has led us in becoming a preeminent global leader in quantum computing. He has assembled a world class leadership team and board, and established a culture of innovation within the Company. In addition to his track record as an entrepreneur and executive leader, Dr. Rigetti is an inventor on 38 issued U.S. patents and the author of more than 20 peer-reviewed scientific publications that have received more than 4,000 total citations.
Powered by the production of our scalable multi-chip quantum processors in
Fab-1
and our full-stack product development approach, our goal is to deliver quantum computing systems that demonstrate clear performance advantages over classical computing alternatives for multiple high-impact application areas.
Background
Supernova was a blank check company incorporated on December 22, 2020 in the Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.
On the Closing Date, Rigetti consummated the Business Combination pursuant to the Merger Agreement. Supernova’s shareholders approved the Business Combination and Domestication at an extraordinary general meeting of shareholders held on February 28, 2022 (the “Extraordinary General Meeting”). In connection with the Extraordinary General Meeting and the Business Combination, holders of 22,915,538 of Supernova’s Class A ordinary shares (“Class A Ordinary Shares”), or 66.4% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of $229,155,380.

On March 1, 2022, the business day prior to the Closing Date, Supernova effectuated the Domestication by filing a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filing a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Supernova was domesticated and continues as a Delaware corporation. The board of directors of Rigetti also adopted the Bylaws of the Company (the “Bylaws”) on March 1, 2022, which became effective on that date.
In connection with the Domestication, Supernova changed its name from Supernova Partners Acquisition Company II, Ltd. to Rigetti Computing, Inc. As a result of and upon the effective time of the Domestication, among other things, (1) each then issued and outstanding Class A ordinary share, par value $0.0001 per share, of Supernova (“Supernova Class A ordinary share”) converted automatically, on a one-for-one
basis, into a share of common stock; (2) each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of Supernova (“Supernova Class B ordinary share”) converted automatically, on a one-for-one
basis, into a share of common stock; (3) each then issued and outstanding whole warrant of Supernova to purchase one Supernova Class A ordinary shares converted automatically into a warrant to acquire one share of common stock at an exercise price of $11.50 per share pursuant to the Warrant Agreement, dated March 1, 2021 (the “warrant agreement”), between Supernova and American Stock Transfer & Trust Company, as warrant agent; and (4) each then issued and outstanding unit of Supernova (the “Supernova Units”) was separated and converted automatically into one share of common stock and one-fourth
of one warrant to purchase common stock.
On the Closing Date, Rigetti consummated the First Merger and immediately following the First Merger, consummated the Second Merger. Immediately prior to the effective time of the First Merger, each share of Legacy Rigetti’s Series C preferred stock and Series
C-1
preferred stock (collectively, the “Legacy Rigetti Preferred Stock”), converted into shares of common stock of Legacy Rigetti (“Legacy Rigetti Common Stock”) in accordance with the Amended and Restated Certificate of Incorporation of Legacy Rigetti (such conversion, the “Legacy Rigetti Preferred Conversion”).
As a result of the First Merger, among other things, (1) all outstanding shares of Legacy Rigetti Common Stock as of immediately prior to the Closing (including Legacy Rigetti Common Stock resulting from the Legacy Rigetti Preferred Stock Conversion), were exchanged at an exchange ratio of 0.786989052873439 (the “Exchange Ratio”) for an aggregate of 78,959,579 shares of common stock, (2) each warrant to purchase Legacy Rigetti Common Stock was assumed and converted into a Rigetti assumed warrant, with each Rigetti assumed warrant subject to the same terms and conditions as were applicable to the original Legacy Rigetti warrant and having an exercise price and number of shares of common stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement, (3) each option to purchase Legacy Rigetti Common Stock was assumed and converted into an option to purchase shares of common stock (the “Rigetti assumed options”), with each Rigetti assumed option subject to the same terms and conditions as were applicable to the original Legacy Rigetti option and with an exercise price and number of shares of common stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement and (4) each Legacy Rigetti restricted stock unit award was assumed and converted into a restricted stock award to receive shares of common stock (the “Rigetti assumed RSU”), with each Rigetti assumed RSU subject to the same terms and conditions as were applicable to the original Legacy Rigetti restricted stock unit award, and with the number of shares of common stock to which the Rigetti assumed RSU based on the Exchange Ratio and other terms contained in the Merger Agreement.
Concurrently with the execution of the Merger Agreement, Supernova entered into Subscription Agreements (the “Initial Subscription Agreements”) with certain investors (together, the “Initial PIPE Investors”), pursuant to which the Initial PIPE Investors agreed to subscribe for and purchase, and Supernova agreed to issue and sell to the Initial PIPE Investors, an aggregate of 10,251,000 shares of Rigetti common stock at a price of $10.00 per share, for aggregate gross proceeds of $102,510,000 (the “Initial PIPE Financing”). On December 23, 2021, Supernova entered into Subscription Agreements (the “Subsequent Subscription Agreements,” and together with the Initial Subscription Agreements, the “Subscription Agreements”) with two “accredited investors” (as such term is defined in Rule 501 of Regulation D) (the “Subsequent PIPE Investors,” and together with the Initial PIPE Investors, the “PIPE Investors”) pursuant to which the Subsequent PIPE Investors agreed to subscribe for and purchase, and Supernova agreed to issue and sell to the Subsequent PIPE Investors, an aggregate of 4,390,244 shares of Rigetti common stock at a price of $10.25 per share, for aggregate gross proceeds of $45,000,000 (the “Subsequent PIPE Financing,” and together with the Initial PIPE Financing, the “PIPE Financing”). Pursuant to the Subscription Agreements, Rigetti agreed to provide the PIPE Investors with certain registration rights with respect to the shares purchased as part of the PIPE Financing. The PIPE Financing was consummated immediately prior to the Merger.
Summary Risk Factors
The following is a summary of select risks and uncertainties that could materially adversely affect us and our business, financial condition and results of operations. Before you invest in our common stock, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors,” immediately following this prospectus summary. These risks include the following, among others:

•	We are in our early stages and have a limited operating history, which makes it difficult to forecast our future results of operations.

•	We have a history of operating losses and expects to incur significant expenses and continuing losses for the foreseeable future.

•	Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

•
We may need additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available.

•	Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.

•
We have not produced quantum computers with high qubit counts or at volume and faces significant barriers in our attempts to produce quantum computers, including the need to invent and develop new technology. If we cannot successfully overcome those barriers, our business will be negatively impacted and could fail.

•
Our future generations of hardware developed to demonstrate narrow quantum advantage and broad quantum advantage, and the release of a 1,000+ qubit system and 4,000+ qubit system, each of which is an important milestone for our technical roadmap and commercialization, may not occur on our anticipated timeline or at all.

•
The quantum computing industry is competitive on a global scale and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

•
Our business is currently dependent upon our relationship with our cloud providers. There are no assurances that we will be able to commercialize quantum computers from our relationships with cloud providers.

•
We rely on access to high performance third party classical computing through public clouds, high performance computing centers and on-premises
computing infrastructure to deliver performant quantum solutions to customers. We may not be able to maintain high quality relationships and connectivity with these resources which could make it harder for us to reach customers or deliver solutions in a cost-effective manner.

•
Our system depends on the use of certain development tools, supplies, equipment and production methods. If we are unable to procure the necessary tools, supplies and equipment to build our quantum systems, or are unable to do so on a timely and cost-effective basis, and in sufficient quantities, we may incur significant costs or delays which could negatively affect our operations and business.

•
Even if we are successful in developing quantum computing systems and executing on our strategy, competitors in the industry may achieve technological breakthroughs which render our quantum computing systems obsolete or inferior to other products.

•	We may be unable to reduce the cost of developing our quantum computers, which may prevent us from pricing our quantum systems competitively.

•
The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum computing solutions, if we encounter negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.

•	If our computers fail to achieve quantum advantage, our business, financial condition and future prospects may be harmed.

•
We could suffer disruptions, outages, defects and other performance and quality problems with our quantum computing systems, our production technology partners or with the public cloud, data centers and internet infrastructure on which we rely.

•
We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future. If we fail to remediate the material weakness or if we otherwise fail to establish and maintain effective control over financial reporting, it may adversely affect our ability to accurately and timely report our financial results, and may adversely affect investor confidence and business operations.

•
System security and data protection breaches, as well as cyber-attacks, including state-sponsored attacks, could disrupt our operations, which may damage our reputation and adversely affect our business.

•
Our failure to obtain, maintain and protect our intellectual property rights could impair our ability to protect and commercialize our proprietary products and technology and cause us to lose our competitive advantage.

•
Delaware law, the Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

•	Our business will require significant amounts of capital to sustain operations.

•	Our warrants are accounted for as liabilities.

•	Future issuances of debt securities and equity securities may adversely affect us, our common stock and may be dilutive to existing stockholders.

•	Our failure to meet the continued listing requirements of Nasdaq.

•	Our warrants may be out of the money at the time they become exercisable and they may expire worthless.

•	With the approval by the holders of at least 50% of the then-outstanding public warrants, we may amend the terms of the warrants in a manner that may be adverse to holders.

Corporate Information
Our principal executive offices are located at 775 Heinz Avenue, Berkeley, CA 94710 and our telephone number is (510)
210-5550.
Our corporate website address is
www.rigetti.com
. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
“Rigetti” and our other registered and common law trade names, trademarks and service marks are property of Rigetti Computing, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the
®
or
™
symbols.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. Supernova previously elected to avail itself of the extended transition period and we will take advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.
We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the IPO), (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

THE OFFERING

Issuer	Rigetti Computing, Inc. (f/k/a Supernova Partners Acquisition Company II, Ltd.).
Issuance of common stock

Shares of common stock offered by us	Up to 19,354,059 shares of our common stock consisting of (i) 4,450,000 shares of common stock issuable upon exercise of the private placement warrants by holders thereof, (ii) 8,624,972 shares of common stock issuable upon exercise of the public warrants by holders thereof, and (iii) 6,279,087 shares of common stock issuable upon exercise of the Rigetti assumed warrants by holders thereof.

Shares of common stock outstanding prior to exercise of all warrants and Rigetti assumed warrants	113,810,285 shares (as of March 18, 2022).

Shares of common stock outstanding assuming exercise of all warrants and Rigetti assumed warrants	133,164,344 shares (based on total number of outstanding shares of common stock as of March 18, 2022).

Exercise price of public warrants and private placement warrants	$11.50 per share, with respect to the private placement warrants and public warrants, subject to adjustment as described herein.

Exercise price of Rigetti assumed warrants	The weighted average exercise price of the Rigetti assumed warrants is $0.6628 per share.

Use of proceeds	We will receive up to an aggregate of approximately $155 million from the exercise of the warrants and Rigetti assumed warrants, assuming the exercise in full of all of the warrants and Rigetti assumed warrants for cash. We expect to use the net proceeds from the exercise of the warrants and Rigetti assumed warrants for general corporate purposes. See the section entitled “Use of Proceeds.”
Resale of common stock and warrants

Shares of common stock offered by the selling securityholders	We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, and aggregate of up to 96,941,181 shares of common stock, consisting of:

•	14,641,244 shares of common stock issued in the PIPE Financing;

•	8,625,000 Founder Shares (including 3,059,273 Sponsor Vesting Shares subject to vesting and forfeiture);

•	4,450,000 shares of common stock issuable upon the exercise of the private placement warrants;

•	2,446,716 shares of common stock issuable upon the exercise of Rigetti assumed warrants;

•	6,226,065 shares of common stock issuable upon the exercise of outstanding options;

•	6,288,369 shares of common stock issuable in connection with the vesting and settlement of outstanding restricted stock units; and

•	54,263,787 shares of common stock issued in connection with the Business Combination to certain of the selling securityholders.

Warrants offered by the selling security holders	Up to 4,450,000 private placement warrants.

Redemption	The public warrants and private placement warrants are redeemable in certain circumstances. See the section entitled “Description of Securities—Warrants” for further discussion.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock or warrants by the selling securityholders.

Lock-up agreements	Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the sections entitled “
Certain Relationships and Related Party Transactions—Sponsor Support Agreement
” and “
Description of Our
Securities—Lock-Up
Provisions in Bylaws
” for further discussion.

Market for common stock and public warrants	Our common stock and public warrants are currently traded on Nasdaq under the symbols “RGTI” and “RGTIW,” respectively.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “ Risk Factors ” beginning on page 13.
For additional information concerning the offering, see “
Plan of Distribution
” beginning on page 159.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our common stock. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
Risks Related to Our Financial Condition and Status as an Early Stage Company
We are in our early stages and have a limited operating history, which makes it difficult to forecast our future results of operations.
Legacy Rigetti was founded in 2013 and has operated quantum computers over the cloud since 2017. As a result of our limited operating history, our ability to accurately forecast the future results of operations is limited and subject to a number of uncertainties, including our ability to plan for and model future growth. Our ability to generate revenues will largely be dependent on our ability to develop and produce quantum computers with increasing numbers of quantum bits (“qubits”). As of the date of this registration statement, the highest number of qubits we have deployed is a quantum computer with 80 qubits. As a result, our scalable business model has not been formed and our technical roadmap may not be realized as quickly as hoped, or even at all. We have in the past failed to meet publicly announced milestones and may fail to meet projected technological milestones in the future. For example, in 2018, we announced that we planned to build and deploy a
128-qubit
system over the subsequent twelve months, but have not to date built a
128-qubit
system. The development of our scalable business model will likely require the incurrence of a substantially higher level of costs than incurred to date, while our revenues will not substantially increase until more powerful, scalable computers are produced, which requires a number of technological advancements which may not occur on the currently anticipated timetable or at all. As a result, our historical results should not be considered indicative of our future performance. Further, in future periods, our growth could slow or decline for a number of reasons, including but not limited to slowing demand for our Quantum Cloud Services (“Quantum Cloud Services” or “QCS”), increased competition, changes to technology, inability to scale up our technology, a decrease in the growth of the market, or our failure, for any reason, to continue to take advantage of growth opportunities.
We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks and uncertainties and our future growth are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and our business could suffer. Our success as a business ultimately relies upon fundamental research and development breakthroughs in the coming years. There is no certainty these research and development milestones will be achieved as quickly as hoped, or even at all.
We have a history of operating losses and expects to incur significant expenses and continuing losses for the foreseeable future.
We incurred net losses of $38.2 million for the eleven months ended December 31, 2021 and $26.1 million for the year ended January 31, 2021. As of December 31, 2021, we had an accumulated deficit of $207.1 million. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin generating significant revenue from our narrow or broad quantum advantage quantum computers, which may never occur. Even with significant production, our services may never become profitable.

We expect the rate at which we will incur losses to be significantly higher in future periods as we, among other things, continues to incur significant expenses in connection with the design, development and manufacturing of our quantum computers; and as we expands our research and development activities; invest in manufacturing capabilities; build up inventories of components for our quantum computers; increase our sales and marketing activities; develop our infrastructure; and increase our general and administrative functions to support our growing operations and our being a public company. We may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses. If we are unable to achieve and/or sustain profitability, or if we are unable to achieve the growth that we expect from these investments, it could have a material effect on our business, financial condition or results of operations. Our business model is unproven and may never allow us to cover our costs.
We may not be able to scale our business quickly enough to meet customer and market demand, which could result in lower profitability or cause us to fail to execute on our business strategies.
In order to grow our business, we will need to continually evolve and scale our business and operations to meet customer and market demand. Quantum computing technology has never been sold at large-scale commercial levels. Evolving and scaling our business and operations places increased demands on our management as well as our financial and operational resources to:

•	attract new customers and grow our customer base;

•	maintain and increase the rates at which existing customers use our platform, sell additional products and services to our existing customers, and reduce customer churn;

•	invest in our platform and product offerings;

•	effectively manage organizational change;

•	accelerate and/or refocus research and development activities;

•	expand manufacturing and supply chain capacity;

•	increase sales and marketing efforts;

•	broaden customer-support and services capabilities;

•	maintain or increase operational efficiencies;

•	implement appropriate operational and financial systems; and

•	maintain effective financial disclosure controls and procedures.
Commercial traction of quantum computing technology may never occur. As noted above, there are significant technological challenges associated with developing, producing, marketing and selling services in the advanced technology industry, including our services, and we may not be able to resolve all of the difficulties that may arise in a timely or cost-effective manner, or at all. We may not be able to cost effectively manage production at a scale or quality consistent with customer demand in a timely or economical manner.
Our ability to scale is dependent also upon components we must source from multiple industries including: from the electronics industry with low-noise
microwave components, CPUs, GPUs, FPGAs; cryogenic industry with dilution refrigerators and associated helium gas products; and from the semiconductor industry with silicon wafers and other specialty materials, tooling and measurement equipment. Shortages or supply interruptions in any of these components will adversely impact our ability to deliver revenues.
If large-scale development of our quantum computers commences, our computers may contain defects in design and manufacture that may cause them to not perform as expected or that may require repair and design changes. Our quantum computers are inherently complex and incorporate technology and components that have not been used for other applications and that may contain defects and errors, particularly when first introduced. We have a limited frame of reference from which to evaluate the long-term performance of our computers. There can be no assurance that we will be able to detect and fix any defects in our quantum computers in a timely manner that does not disrupt our services to our customers. If our technology fails to perform as expected, customers may seek out a competitor or turn away from quantum computing entirely, each of which could adversely affect our sales and brand and could adversely affect our business, prospects and results of operations. If defects in our technology lead to erroneous outputs, third parties relying on those outputs may draw from them erroneous conclusions, creating a risk that we will be liable to those third parties.
If we cannot evolve and scale our business and operations effectively, we may not be able to execute our business strategies in a cost-effective manner and our business, financial condition, profitability and results of operations could be adversely affected.
Even if the market in which we compete achieves its anticipated growth levels, our business could fail to grow at similar rates, if at all.
Our success will depend upon our ability to expand, scale our operations, and increase our sales and support capability. Even if the market in which we compete meets the size estimates and growth forecasted, our business could fail to grow at similar rates, if at all.
Our growth is dependent upon our ability to successfully expand our solutions and services, retain customers, bring in new customers and retain critical talent. Unforeseen issues associated with scaling up and constructing quantum computing technology at commercially viable levels could negatively impact our business, financial condition and results of operations.
Our growth is dependent upon our ability to successfully market and sell our quantum computing services and solutions. We do not have experience with the large-scale production and sale of quantum computing technology. Our growth and long-term success will depend upon the development of our sales and retention capabilities.
Moreover, because of our unique technology, our customers will require particular support and service functions, some of which are not currently available, and may never be available. If we experience delays in adding such support capacity or servicing our customers efficiently, or experiences unforeseen issues with the reliability of our technology, we could overburden our servicing and support capabilities. Similarly, increasing the number of our products and services would require us to rapidly increase the availability of these services. Failure to adequately support and service our customers may inhibit our growth and ability to expand.
There is no assurance that we will be able to ramp our business to meet our sales, manufacturing, installation, servicing and quantum computing targets globally, that expected growth levels will prove accurate or that the pace of growth or coverage of our customer infrastructure network will meet customer expectations. Failure to grow at rates similar to that of the quantum computing industry may adversely affect our operating results and ability to effectively compete within the industry.
We may not manage growth effectively.
Our failure to manage growth effectively could harm our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address potential growth. This expansion will place a significant strain on our management, operational and financial resources. Expansion will require significant cash investments and management resources and there is no guarantee that they will generate additional sales of our products or services, or that we will be able to avoid cost overruns or be able to hire additional personnel to support us. In addition, we will also need to ensure our compliance with regulatory requirements in various jurisdictions applicable to the sale, installation and servicing of our products. To manage the growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures and controls and establish and maintain a qualified finance, administrative and operations staff. We may be unable to acquire the necessary capabilities and personnel required to manage growth or to identify, manage and exploit potential strategic relationships and market opportunities.
We may need additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available.
Our business and future plans for expansion are capital-intensive, and the specific timing of cash inflows and outflows may fluctuate substantially from period to period. Our operating plan may change because of factors currently unknown, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financings may result in dilution to stockholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than common stock, imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe that we have sufficient funds for current or future operating plans. There can be no assurance that financing will be available to we on favorable terms, or at all. The inability to obtain financing when needed may make it more difficult for us to operate our business or implement our growth plans.
We have a credit facility secured by substantially all of our assets under which we have borrowed and may in the future borrow additional amounts; any indebtedness thereunder could adversely affect our financial position and our ability to raise additional capital and prevent us from fulfilling our obligations.
On March 10, 2021, we entered into a Loan and Security Agreement (as amended from time to time, the “Loan Agreement”) with Trinity Capital Inc., or Trinity. The credit facility has an available borrowing capacity of $32.0 million. As of the date of this prospectus, we had total outstanding indebtedness of $32 million consisting of outstanding borrowings under the Loan Agreement. This and future indebtedness incurred under the Loan Agreement may:

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, or other general business purposes;

•
require us to use a portion of our cash flow from operations to make debt service payments instead of other purposes, thereby reducing the amount of cash flow available for future working capital, capital expenditures, acquisitions, or other general business purposes;

•
expose us to the risk of increased interest rates as following the consummation of our initial public offering borrowings under the Loan Agreement are subject to interest at the greater of (i) a floating per annum rate equal to 7.5% above the prime rate, or (ii) a fixed per annum rate equal to 11.0%, also paid on a monthly basis;

•	limit our flexibility to plan for, or react to, changes in our business and industry;

•	increase our vulnerability to the impact of adverse economic, competitive and industry conditions; and

•	increase our cost of borrowing.
The credit facility is secured by substantially all of our assets. In addition, the Loan Agreement contains, and the agreements governing our future indebtedness may contain, restrictive covenants that may limit our ability to engage in activities that may be in our long-term best interest. These restrictive covenants include, among others, financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments, investments (including acquisitions) and transactions with affiliates. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our debt.

Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.
We have incurred losses during our history, do not expect to become profitable in the near future and may never achieve profitability. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2021, we had U.S. federal net operating loss carryforwards of approximately $190.9 million.
Under legislation informally known as the Tax Cuts and Jobs Act (the “Tax Act”), as modified by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the Tax Act or the CARES Act.
In addition, our net operating loss carryforwards are subject to review and possible adjustment by the IRS, and state tax authorities. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), our federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in the ownership of the Company. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize our net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with the Business Combination or other transactions. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from the Business Combination or other transactions, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes. If we earn taxable income, such limitations could result in increased future income tax liability and our future cash flows could be adversely affected. We have recorded a valuation allowance related to our net operating loss carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.
Risks Related to Our Business and Industry
We have not produced quantum computers with high qubit counts or at volume and faces significant barriers in our attempts to produce quantum computers, including the need to invent and develop new technology. If we cannot successfully overcome those barriers, our business will be negatively impacted and could fail.
Producing quantum computers is a difficult undertaking. There are significant engineering challenges that we must overcome to build our quantum computers. We is still in the development stage and faces significant challenges in completing development of our quantum computers and in producing quantum computers in sufficient volumes. Some of the development challenges that could prevent the introduction of our quantum computers include, but are not limited to, failure to find scalable ways to manipulate qubits, failure to reduce error rates, failure to transition quantum systems to leverage low-cost
components, and failure to realize multi-chip quantum computer technology.
Even if we complete development and achieve volume production of our quantum computers, if the cost, accuracy, performance characteristics or other specifications of the quantum computer fall short of our expectations, our business, financial condition and results of operations would be adversely affected.

Our future generations of hardware developed to demonstrate narrow quantum advantage and broad quantum advantage, and the release of a 1,000+ qubit system and 4,000+ qubit system, each of which is an important milestone for our technical roadmap and commercialization, may not occur on our anticipated timeline or at all.
Our successful execution of our technical roadmap is based on the development of multiple generations of quantum computing systems, including hardware that demonstrates narrow quantum advantage and broad quantum advantage, and the release of a 1,000+ qubit system in 2024 and 4,000+ qubit system in 2026. The future success of our technical roadmap will depend upon our ability to continue to increase the number of qubits and decrease error rates in each subsequent generation of our quantum computer. If we are unable to achieve the increase in the number of qubits or decrease in error rates on the timeframe that we anticipate, the availability of future generations of quantum computer systems may be materially delayed, or may never occur. In the past we has failed to meet publicly announced milestones and may fail to meet projected milestones in the future. If our technical roadmap is delayed or never achieved, this would have a material impact on our business, financial condition or results of operations.
The quantum computing industry is competitive on a global scale and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.
The markets in which we operates are rapidly evolving and highly competitive. As the marketplace continues to mature and new technologies and competitors enter, we expect competition to intensify. Our current competitors include:

•	large, well-established tech companies that generally compete across our products, including Quantinuum, Google, Microsoft, Amazon, Intel and IBM;

•
large research organizations funded by sovereign nations such as China, Russia, Canada, Australia and the United Kingdom, and those in the European Union as of the date of this prospectus and we believe additional countries in the future;

•	less-established public and private companies with competing technology, including companies located outside the United States; and

•	new or emerging entrants seeking to develop competing technologies.
We compete based on various factors, including technology, performance, multi-cloud availability, brand recognition and reputation, customer support and differentiated capabilities, including ease of administration and use, scalability and reliability, data governance and security. Many of our competitors have substantially greater brand recognition, customer relationships, and financial, technical and other resources, including an experienced sales force and sophisticated supply chain management. They may be able to respond more effectively than us to new or changing opportunities, technologies, standards, customer requirements and buying practices. In addition, many countries are focused on developing quantum computing solutions either in the private or public sector and may subsidize quantum computers which may make it difficult for us to compete. Many of these competitors do not face the same challenges we do in growing our business. In addition, other competitors might be able to compete with us by bundling their other products in a way that does not allow us to offer a competitive solution.
Additionally, we must be able to achieve our objectives in a timely manner lest quantum computing lose ground to competitors, including competing technologies. Because there are a large number of market participants, including certain sovereign nations, focused on developing quantum computing technology, we must dedicate significant resources to achieving any technical objectives on the timelines established by our management team. Any failure to achieve objectives in a timely manner could adversely affect our business, operating results and financial condition.

For all of these reasons, competition may negatively impact our ability to maintain and grow consumption of our platform or put downward pressure on our prices and gross margins, any of which could materially harm the reputation, business, results of operations, and financial condition of the Company.
Our business is currently dependent upon our relationship with our cloud providers. There are no assurances that we will be able to commercialize quantum computers from our relationships with cloud providers.
We currently offer access to quantum computing as a service (“Quantum Computing as a Service,” or “QCaaS”), both directly to our end users with our own Quantum Cloud Services. and indirectly to end users through public cloud providers such as Amazon Braket who integrate our QCS into their own quantum computing platforms. These public cloud partners operate a service in direct competition with our providing direct access to QCS. Currently, a majority of our Quantum Computing as a Service, or QCaaS, business is run through the AWS service, and we intend to partner with additional partners to provide access to our QCaaS. Cloud computing partnerships could be terminated, or not scale as anticipated, or even at all.
There is risk that one or more of the public cloud providers, such as AWS and Azure could use their respective control of their public clouds to control market pricing of the services, restrict access, embed innovations or privileged interoperating capabilities in competing products, bundle competing products and leverage their public cloud customer relationships to exclude us from opportunities. Further, they have the resources to acquire or partner with existing and emerging providers of competing technology and thereby accelerate adoption of those competing technologies. All of the foregoing could make it difficult or impossible for us to provide products and services that compete favorably with those of the public cloud providers.
Further, if our contractual and other business relationships with our partners are terminated, either by the counterparty or by us, suspended or suffer a material change to which we are unable to adapt, such as the elimination of services or features on which we depend, we would be unable to provide our QCaaS business at the same scale and would experience significant delays and incur additional expense in transitioning customers to a different public cloud provider.
Currently, our customer agreement with AWS remains in effect until (i) terminated for convenience, which we may do for any reason by providing AWS notice and closing our account and which AWS may do for any reason by providing us at least 30 days’ notice or (ii) terminated for cause, which either party may do if the other party has an uncured material breach and which AWS may do immediately upon notice. Although alternative data center providers could host our business on a substantially similar basis to AWS, transitioning the cloud infrastructure currently hosted by AWS to alternative providers could potentially be disruptive, and we could incur significant one-time
costs. If we are unable to renew our agreement with AWS on commercially acceptable terms, our agreement with AWS is prematurely terminated, or it adds additional infrastructure providers, we may experience costs or downtime in connection with the transfer to, or the addition of, new data center providers. If AWS or other infrastructure providers increase the costs of their services, our business, financial condition, or results of operations could be materially and adversely affected.
Any material change in our contractual and other business relationships with our partners, could result in reduced use of our systems, increased expenses, including service credit obligations, and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition and results of operations.
We rely on access to high performance third party classical computing through public clouds, high performance computing centers and on-premises
computing infrastructure to deliver performant quantum solutions to customers. We may not be able to maintain high quality relationships and connectivity with these resources which could make it harder for us to reach customers or deliver solutions in a cost-effective manner.
Our QCS incorporates high performance classical computing through public clouds to provide services to end users and our partners. These services are predominantly on AWS.

Any material change in our contractual and other business relationships with AWS or other cloud provider, could result in reduced use of our systems, increased expenses, including service credit obligations, and harm our brand and reputation, any of which could have a material adverse effect on our business, financial condition and results of operations.
Further, if our contractual and other business relationships with our partners is terminated, either by the counterparty or by us, suspended or suffer a material change to which we are unable to adapt, such as the elimination of services or features on which we depend, we would be unable to provide our QCaaS business at the same scale and would experience significant delays and incur additional expense in transitioning customers to a different public cloud provider.
We depend on certain suppliers to source products. Failure to maintain our relationship with any of these suppliers, or a failure to replace any supplier, could have a material adverse effect on our business, financial position, results of operations and cash flows.
We buy our products and supplies from suppliers that manufacture and source products from the United States and abroad. We enter into agreements with many of our suppliers that provide us with exclusive or restrictive distribution rights, limiting our competitors’ ability to source materials from such suppliers. Our ability to identify and develop relationships with qualified suppliers and enter into exclusive or restrictive distribution rights agreements with suppliers who can satisfy our standards for quality and our need to access products and supplies in a timely and efficient manner is a significant challenge. In the eleven months ended December 31, 2021, our top supplier accounted for approximately 3% of our product expenditures. Our top ten largest suppliers accounted for approximately 28% of our total purchases in the eleven months ended December 31, 2021. Any failure to maintain our relationship with any of our top ten largest suppliers, or a failure to replace any such supplier that is lost, could have a material adverse effect on our business, financial position, results of operations and cash flows.
We may be required to replace a supplier if their products do not meet our quality or safety standards. In addition, our suppliers could discontinue selling products at any time for reasons that may or may not be in our control or the suppliers’ control, including shortages of raw materials, environmental and social supply chain issues, pandemic, labor disputes or weather conditions. Disruptions in transportation lines or the conflict involving Russia and Ukraine may also cause global supply chain issues that affect us or our suppliers. We generally have multiple sources of supply, however, in some cases, materials are provided by a single supplier. The loss of, or substantial decrease in the availability of, products from our suppliers, or the loss of a key supplier, temporarily or permanently, could result in a material shortage of products, which could lead to price escalations that we may be unable to offset by our prices to our customers. When supply chain issues are later resolved and prices return to normal levels, we may be required to reduce the prices at which we sell our products to our customers in order to remain competitive. In addition, even where these risks do not materialize, we may incur costs as we prepare contingency plans to address such risks. Our operating results and inventory levels could suffer if we are unable to promptly replace a supplier who is unwilling or unable to satisfy our requirements with a supplier providing similar products. In addition, our suppliers’ ability to deliver products may also be affected by raw material and commodity cost volatility or financing constraints caused by credit market conditions, which could materially and negatively impact our net sales and operating costs, at least until alternate sources of supply are arranged.
Additionally, our business, financial position, results of operations and cash flows could be materially and adversely affected by our inability to continue sourcing products from our suppliers. Although we seek to have alternate sources and recover increases in input costs through price increases in our products, shortages, supply chain interruptions or regulatory changes or other governmental actions could result in the need to change suppliers or incur cost increases that cannot, in the short term, or in some cases even in the long-term, be offset by our prices.

We may face unknown supply chain issues that could delay the development or introduction of our product and negatively impact our business and operating results.
We are reliant on third-party suppliers for components necessary to develop and manufacture our quantum computing solutions. Any of the following factors (and others) could have an adverse impact on the availability of these components:

•	our inability to enter into agreements with suppliers on commercially reasonable terms, or at all;

•	difficulties of suppliers ramping up their supply of materials to meet our requirements;

•
a significant increase in the price of one or more components, including due to industry consolidation occurring within one or more component supplier markets or as a result of decreased production capacity at manufacturers;

•	any reductions or interruption in supply, including disruptions on our global supply chain as a result of the COVID-19 pandemic, which we have experienced, and may in the future experience;

•	financial problems of either manufacturers or component suppliers;

•	significantly increased freight charges, or raw material costs and other expenses associated with our business;

•	other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components to us on a timely basis;

•	a failure to develop our supply chain management capabilities and recruit and retain qualified professionals;

•	a failure to adequately authorize procurement of inventory by our contract manufacturers; or

•	a failure to appropriately cancel, reschedule or adjust our requirements based on our business needs.
If any of the aforementioned factors were to materialize, it could cause us to halt production of our quantum computing solutions and/or entail higher manufacturing costs, any of which could materially adversely affect our business, operating results, and financial condition and could materially damage customer relationships.
Our system depends on the use of certain development tools, supplies, equipment and production methods. If we are unable to procure the necessary tools, supplies and equipment to build our quantum systems, or are unable to do so on a timely and cost-effective basis, and in sufficient quantities, we may incur significant costs or delays which could negatively affect our operations and business.
There are limited suppliers to sources of materials which may be necessary for the production of our technology. We are currently reliant on a single or small number of suppliers for certain resources. While we are currently looking to engage additional suppliers, there is no guarantee we will be able to establish or maintain relationships with such additional suppliers on terms satisfactory to us. Reliance on any single supplier increases the risks associated with being unable to obtain the necessary components because the supplier may have manufacturing constraints, can be subject to unanticipated shutdowns and/or may be affected by natural disasters and other catastrophic events. Some of these factors may be completely out of our and our suppliers’ control. Failure to acquire sufficient quantities of the necessary components in a timely or cost-effective manner could materially harm our business.
Even if we are successful in developing quantum computing systems and executing our strategy, competitors in the industry may achieve technological breakthroughs which render our quantum computing systems obsolete or inferior to other products.
Our continued growth and success depend on our ability to innovate and develop quantum computing technology in a timely manner and effectively market these products. Without timely innovation and development, our quantum computing solutions could be rendered obsolete or less competitive by changing customer preferences or because of the introduction of a competitor’s newer technologies. We believe that many competing technologies will require a technological breakthrough in one or more problems related to science, fundamental physics or manufacturing. While it is uncertain whether such technological breakthroughs will occur in the next several years that does not preclude the possibility that such technological breakthroughs could eventually occur. Any technological breakthroughs which render our technology obsolete or inferior to other products, could have a material effect on our business, financial condition or results of operations.
We may be unable to reduce the cost of developing our quantum computers, which may prevent us from pricing our quantum systems competitively.
The success of our business is dependent upon the cost per qubit decreasing over the next several years as our quantum computers advance, which is based on achieving anticipated economies of scale related to demand for our computer systems, technological innovation and negotiations with third-party parts suppliers. If we do not achieve economies of scale or if the anticipated cost savings do not materialize, we may be unable to achieve a lower cost per qubit, which would make our quantum computing solution less competitive than those produced by our competitors and could have a material adverse effect on our business, financial condition or results of operations.
The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum computing solutions, if it encounters negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.
The nascent market for quantum computers is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing customer demands and behaviors. If demand for quantum computers in general does not develop as expected, or develops more slowly than expected, our business, prospects, financial condition and operating results could be harmed.
In addition, our growth and future demand for our products is highly dependent upon the adoption by developers and customers of quantum computers, as well as on our ability to demonstrate the value of quantum computing to our customers. Delays in future generations of our quantum computers or technical failures at other quantum computing companies could limit acceptance of our solution. Negative publicity concerning our solution or the quantum computing industry as a whole could limit acceptance of our solution. We believe quantum computing will solve many large-scale problems. However, such problems may never be solvable by quantum computing technology. If our clients and partners do not perceive the benefits of our solution, or if our solution does not drive member engagement, then demand for our products may not develop at all, or it may develop slower than we expect. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations. If progress towards quantum advantage ever slows relative to expectations, it could adversely impact revenues and customer confidence to continue to pay for testing, access and “quantum readiness.” This would harm or even eliminate revenues in the period before quantum advantage.
If our computers fail to achieve quantum advantage, our business, financial condition and future prospects may be harmed.
Quantum advantage refers to the moment when a quantum computer can compute faster than traditional computers, while quantum supremacy is achieved once quantum computers are powerful enough to complete calculations that traditional supercomputers cannot perform at all. Broad quantum advantage is when quantum advantage is seen in many applications and developers prefer quantum computers to a traditional computer. No current quantum computers, including our quantum hardware, have reached a broad quantum advantage, and may never reach such advantage. Achieving a broad quantum advantage will be critical to the success of any quantum computing company, including ours. However, achieving quantum advantage would not necessarily lead to commercial viability of the technology that accomplished such advantage, nor would it mean that such system could outperform classical computers in tasks other than the one used to determine a quantum advantage. Quantum computing technology, including broad quantum advantage, may take decades to be realized, if ever. If we cannot develop quantum computers that have quantum advantage, customers may not continue to purchase our products and services. If other companies’ quantum computers reach a broad quantum advantage prior to the time we reach such capabilities, it could lead to a loss of customers. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations.
We could suffer disruptions, outages, defects and other performance and quality problems with our quantum computing systems, our production technology partners or with the public cloud, data centers and internet infrastructure on which we rely.
Our business depends on our quantum computing systems being available. We have experienced, and may in the future further experience, disruptions, outages, defects and other performance and quality problems with our systems. We have also experienced, and may in the future further experience, disruptions, outages, defects and other performance and quality problems with the public cloud and internet infrastructure on which our systems rely. These problems can be caused by a variety of factors, including failed introductions of new functionality, vulnerabilities and defects in proprietary and open-source software, hardware components, human error or misconduct, capacity constraints, design limitations or denial of service attacks or other security-related incidents. We do not have a contractual right with our public cloud providers that compensates us for any losses due to availability interruptions in the public cloud.
Any disruptions, outages, defects and other performance and quality problems with our quantum computing system or with the public cloud and internet infrastructure on which we rely, could result in reduced use of our systems, increased expenses, including service credit obligations, and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition and results of operations.
If we cannot successfully execute on our strategy, including in response to changing customer needs and new technologies and other market requirements, or achieve our objectives in a timely manner, our business, financial condition and results of operations could be harmed.
The quantum computing market is characterized by rapid technological change, changing user requirements, uncertain product lifecycles and evolving industry standards. We believe that the pace of innovation will continue to accelerate as technology changes and different approaches to quantum computing mature on a broad range of factors, including system architecture, error correction, performance and scale, ease of programming, user experience, markets addressed, types of data processed, and data governance and regulatory compliance. Our future success depends on our ability to continue to innovate and increase customer adoption of our quantum solutions. If we are unable to enhance our quantum computing system to keep pace with these rapidly evolving customer requirements, or if new technologies emerge that are able to deliver competitive products at lower prices, more efficiently, with better functionality, more conveniently, or more securely than our platform, our business, financial condition and results of operations could be adversely affected.
We are highly dependent on our ability to attract and retain senior executive leadership and other key employees, such as quantum physicists, software engineers and other key technical employees, which is critical to our success. If we fail to retain talented, highly qualified senior management, engineers and other key employees or attract them when needed, such failure could negatively impact our business.
Our future success is highly dependent on our ability to attract and retain our executive officers, key employees and other qualified personnel. As we build our brand and become more well known, there is increased risk that competitors or other companies may seek to hire our personnel. The loss of the services provided by these individuals will adversely impact the achievement of our business strategy. These individuals could leave our employment at any time, as they are “at will” employees. A loss of a member of senior management, or an engineer or other key employee particularly to a competitor, could also place us at a competitive disadvantage. Effective succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution.
Our future success also depends on our continuing ability to attract, develop, motivate, and retain highly qualified and skilled employees. The market for highly skilled workers and leaders in the quantum computing industry is extremely competitive. In particular, hiring qualified personnel specializing in supply chain management, engineering and sales, as well as other technical staff and research and development personnel is critical to our business and the development of our quantum computing systems. Some of these professionals are hard to find and we may encounter significant competition in our efforts to hire them. Many of the other companies with which we compete for qualified personnel have greater financial and other resources than we do. The effective operation of our supply chain, including the acquisition of critical components and materials, the development of our quantum computing technologies, the commercialization of our quantum computing technologies and the effective operation of our managerial and operating systems all depend upon our ability to attract, train and retain qualified personnel in the aforementioned specialties. Additionally, changes in immigration and work permit laws and regulations or the administration or interpretation of such laws or regulations could impair our ability to attract and retain highly qualified employees. If we cannot attract, train and retain qualified personnel in this competitive environment, wemay experience delays in the development of our quantum computing technologies and be otherwise unable to develop and grow our business as projected, or even at all.
Our future growth and success depends on our ability to sell effectively to customers, which could make achieving revenue targets difficult.
In the eleven months ended December 31, 2021 and the year ended January 31, 2021, sales to government entities comprised 51.0% and 59.6% of our total revenue, respectively.
Our potential customers tend to be government agencies and large enterprises. Therefore, our future success will depend on our ability to effectively sell our products to such customers. Sales to these end-customers
involve risks that may not be present (or that are present to a lesser extent) with sales to non-governmental
agencies or smaller customers. These risks include, but are not limited to, (i) increased purchasing power and leverage held by such customers in negotiating contractual arrangements with us and (ii) longer sales cycles and the associated risk that substantial time and resources may be spent on a potential end-customer
that elects not to purchase our solutions.
Government agencies and large organizations often undertake a significant evaluation process that results in a lengthy sales cycle. In addition, product purchases by such organizations are frequently subject to budget constraints, multiple approvals and unanticipated administrative, processing and other delays. Finally, these organizations typically have longer implementation cycles, require greater product functionality and scalability, require a broader range of services, demand that vendors take on a larger share of risks, require acceptance provisions that can lead to a delay in revenue recognition and expect greater payment flexibility. All of these factors can add further risk to business conducted with these potential customers.
We may not be able to accurately estimate the future supply and demand for our quantum computers, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, it could incur additional costs or experience delays.
It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We anticipate being required to provide forecasts of our demand to our current and future suppliers prior to the scheduled delivery of products to potential customers. Currently, there is no historical basis for making judgments on the demand for our quantum computers or our ability to develop, manufacture, and deliver quantum computers, or our profitability, if any, in the future. If we overestimate our requirements, our suppliers may have excess inventory, which indirectly would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt manufacturing of our products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of quantum computers and related compute time to our potential customers could be delayed, which would harm our business, financial condition and operating results.
Because our success depends, in part, on our ability to expand sales internationally, our business will be susceptible to risks associated with international operations.
We currently maintain offices and have sales personnel in the United States, the United Kingdom, Australia and Canada, and we intend to expand our international operations by developing a sales presence in other international markets. In the eleven months ended December 31, 2021 and year ended January 31, 2021, our
non-U.S.
revenue was 29% and 8% of our total revenue, respectively. We expect to continue to expand our international operations, which may include opening offices in new jurisdictions and providing our solutions in additional languages. Any additional international expansion efforts that we are undertaking and may undertake may not be successful. In addition, conducting international operations subjects weto new risks, some of which we have not generally faced in the United States or other countries where we currently operates. These risks include, among other things:

•	unexpected costs and errors in the localization of our platform and solutions, including translation into foreign languages and adaptation for local culture, practices and regulatory requirements;

•
lack of familiarity and burdens of complying with foreign laws, legal standards, privacy and cybersecurity standards, regulatory requirements, tariffs and other barriers, and the risk of penalties to our customers and individual members of management or employees if our practices are deemed to not be in compliance;

•	practical difficulties of enforcing intellectual property rights in countries with varying laws and standards and reduced or varied protection for intellectual property rights in some countries;

•
an evolving legal framework and additional legal or regulatory requirements for data privacy and cybersecurity, which may necessitate the establishment of systems to maintain data in local markets, requiring us to invest in additional data centers and network infrastructure, and the implementation of additional employee data privacy documentation (including locally-compliant data privacy notice and policies), all of which may involve substantial expense and may cause us to need to divert resources from other aspects of our business, all of which may adversely affect our business;

•	unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties or other trade restrictions;

•	difficulties in managing systems integrators and technology partners;

•	differing technology standards;

•	different pricing environments, longer sales cycles, longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•	increased financial accounting and reporting burdens and complexities;

•
difficulties in managing and staffing international operations including the proper classification of independent contractors and other contingent workers, differing employer/employee relationships and local employment laws;

•
increased costs involved with recruiting and retaining an expanded employee population outside the United States through cash and equity-based incentive programs and unexpected legal costs and regulatory restrictions in issuing our shares to employees outside the United States;

•	global political and regulatory changes that may lead to restrictions on immigration and travel for our employees;

•	fluctuations in exchange rates that may decrease the value of our foreign-based revenue;

•	potentially adverse tax consequences, including the complexities of foreign value added tax (or other tax) systems, restrictions on the repatriation of earnings, and transfer pricing requirements; and

•	permanent establishment risks and complexities in connection with international payroll, tax and social security requirements for international employees.
Additionally, operating in international markets also requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required in establishing operations in other countries will produce desired levels of revenue or profitability.
Compliance with laws and regulations applicable to our global operations also substantially increases our cost of doing business in foreign jurisdictions. We have limited experience in marketing, selling and supporting our platform outside of the United States. Our limited experience in operating our business internationally increases the risk that any potential future expansion efforts that we may undertake will not be successful. If we invest substantial time and resources to expand our international operations and are unable to do so successfully and in a timely manner, our business, financial condition, revenues, results of operations or cash flows will suffer. We may be unable to keep current with changes in government requirements as they change from time to time. Failure to comply with these regulations could harm our business. In many countries, it is common for others to engage in business practices that are prohibited by our internal policies and procedures or other regulations applicable to us. Although we have implemented policies and procedures designed to ensure compliance with these laws and policies, there can be no assurance that all of our employees, contractors, partners and agents will comply with these laws and policies. Violations of laws or key control policies by our employees, contractors, partners or agents could result in delays in revenue recognition, financial reporting misstatements, enforcement actions, reputational harm, disgorgement of profits, fines, civil and criminal penalties, damages, injunctions, other collateral consequences or the prohibition of the importation or exportation of our solutions and could harm our business, financial condition, revenues, results of operations or cash flows.
Our international sales and operations subject us to additional risks and costs, including the ability to engage with customers in new geographies, exposure to foreign currency exchange rate fluctuations, that can adversely affect our business, financial condition, revenues, results of operations or cash flows.
We derive a significant portion of revenue from our customers in the United States. We are continuing to expand our international operations as part of our growth strategy. However, there are a variety of risks and costs associated with our international sales and operations, which include making investments prior to the proven adoption of our solutions, the cost of conducting our business internationally and hiring and training international employees and the costs associated with complying with local law. Furthermore, we cannot predict the rate at which our platform and solutions will be accepted in international markets by potential customers. We currently have sales, customer support and engineering personnel outside the United States in the United Kingdom, Australia and Canada, and have started the process of establishing a sales presence in Germany; however, our sales, support and engineering organization outside the United States is substantially smaller than our U.S. sales organization. We believe our ability to attract new customers to subscribe to our platform or to attract existing customers to renew or expand their use of our platform is directly correlated to the level of engagement we obtain with the customer. To the extent we are unable to effectively engage with
non-U.S.
customers due to our limited sales force capacity, we may be unable to effectively grow in international markets.

As our international operations expand, our exposure to the effects of fluctuations in currency exchange rates grows. While we has primarily transacted with customers in U.S. dollars, historically, we expect to continue to expand the number of transactions with our customers that are denominated in foreign currencies in the future. Additionally, fluctuations in the value of the U.S. dollar and foreign currencies may make our subscriptions more expensive for international customers, which could harm our business. Additionally, we incur expenses for employee compensation and other operating expenses at our
non-U.S.
locations in the local currency for such locations. Fluctuations in the exchange rates between the U.S. dollar and other currencies could result in an increase to the U.S. dollar equivalent of such expenses. These fluctuations could cause our results of operations to differ from our expectations or the expectations of our investors. Additionally, such foreign currency exchange rate fluctuations could make it more difficult to detect underlying trends in our business and results of operations.
Our international operations may subject us to greater than anticipated tax liabilities.
The amount of taxes we pay in different jurisdictions depends on the application of the tax laws of various jurisdictions, including the United States, to our international business activities, changes in tax rates, new or revised tax laws or interpretations of existing tax laws and policies, and our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for pricing intercompany transactions pursuant to our intercompany arrangements or disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a challenge or disagreement were to occur, and our position was not sustained, we could be required to pay additional taxes, interest, and penalties, which could result in one-time
tax charges, higher effective tax rates, reduced cash flows, and lower overall profitability of our operations. Our financial statements could fail to reflect adequate reserves to cover such a contingency. Similarly, a taxing authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions.
Our quantum computing systems may not be compatible with some or all industry-standard software and hardware in the future, which could harm our business.
We have focused our efforts on creating quantum computing hardware, the operating system for such hardware, a suite of low-level
software programs that optimize execution of quantum algorithms on our hardware, application programing interfaces (“APIs”) to access our systems, software development kits (“SDKs”) for system and application developers, and quantum programming languages for low-
and high-level application developers. The industry is rapidly evolving, and customers have many choices for programming languages, application libraries, APIs, and SDKs, some of which may not be compatible with our own languages, APIs or SDKs. Our quantum computing solutions are designed today to be compatible with most major quantum software development kits, including Qiskit, Cirq, and Open QASM, all of which are open source. If a proprietary (not open source) software toolset became the standard for quantum application development in the future by a competitor, usage of our hardware might be limited as a result which would have a negative impact on the Company. Similarly, if a piece of hardware became a necessary component for quantum computing (for instance, quantum networking) and we cannot integrate with, the result might have a negative impact on the Company.
If our customers are unable to achieve compatibility between other software and hardware and our hardware, it could impact our relationships with such customers or with customers, generally, if the incompatibility is more widespread. In addition, the mere announcement of an incompatibility problem relating to our products with higher level software tools could cause us to suffer reputational harm and/or lead to a loss of customers. Any adverse impacts from the incompatibility of our quantum computing solutions could adversely affect our business, operating results and financial condition.

We may rely heavily on future collaborative partners and third parties to develop key, relevant algorithms and programming to make our quantum systems commercially viable.
We have entered into, and may enter into, strategic partnerships to develop and commercialize our current and future research and development programs with other companies to accomplish one or more of the following:

•	obtain expertise;

•	obtain sales and marketing services or support;

•	obtain equipment and facilities;

•	develop relationships with potential future customers; and

•	generate revenue.
We may not be successful in establishing or maintaining suitable partnerships, and we may not be able to negotiate collaboration agreements having terms satisfactory to the Company, or at all. Failure to make or maintain these arrangements or a delay or failure in a collaborative partner’s performance under any such arrangements could harm our business and financial condition.
System security and data protection breaches, as well as cyber-attacks, including state-sponsored attacks, could disrupt our operations, which may damage our reputation and adversely affect our business.
Cyber-attacks,
denial-of-service
attacks, ransomware attacks, business email compromises, computer malware, viruses, and social engineering (including phishing) are prevalent in the technology industry and our customers’ industries. In addition, we may experience attacks, unavailable systems, unauthorized access or disclosure due to employee theft or misuse, denial-of-service
attacks, sophisticated nation-state and nation-state supported actors, and advanced persistent threat intrusions. The techniques may be used to sabotage or to obtain unauthorized access to our platform, systems, networks, or physical facilities where our quantum computers are stored, and we may be unable to implement adequate preventative measures or stop security breaches while they are occurring. U.S. law enforcement agencies have indicated to us that quantum computing technology is of particular interest to certain malicious cyber threat actors.
Our platform is built to be accessed through third-party public cloud providers such as AWS. These providers may also experience breaches and attacks to their products which may impact our systems. Data security breaches may also result from non-technical
means, such as actions by an employee with access to our systems. While we and our third-party cloud providers have implemented security measures designed to protect against security breaches, these measures could fail or may be insufficient, resulting in the unauthorized disclosure, modification, misuse, destruction, or loss of sensitive or confidential information.
Actual or perceived breaches of our security measures or the accidental loss, inadvertent disclosure or unapproved dissemination of proprietary information or sensitive or confidential data about the Company, our partners, our customers or third parties could expose we and the parties affected to a risk of loss or misuse of this information, resulting in litigation and potential liability, paying damages, regulatory inquiries or actions, damage to our brand and reputation or other harm to our business. Our efforts to prevent and overcome these challenges could increase our expenses and may not be successful. If we fail to detect or remediate a security breach in a timely manner, or a breach otherwise affects our customers, or if we suffers a cyber-attack that impacts our ability to operate our platform, we may suffer material damage to our reputation, business, financial condition and results of operations.
Unfavorable conditions in our industry or the global economy, could limit our ability to grow our business and negatively affect our results of operations.
Our results of operations may vary based on the impact of changes in our industry or the global economy on we or our customers and potential customers. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, international trade relations, pandemics (such as the
COVID-19
pandemic), political turmoil, natural catastrophes, warfare, and terrorist attacks on the United States or elsewhere, could cause a decrease in business investments, including the progress on development of quantum technologies, and negatively affect the growth of our business. In addition, in challenging economic times, our current or potential future customers may experience cash flow problems and as a result may modify, delay or cancel plans to purchase our products and services. Additionally, if our customers are not successful in generating sufficient revenue or are unable to secure financing, they may not be able to pay, or may delay payment of, accounts receivable due to it. Moreover, our key suppliers may reduce their output or become insolvent, thereby adversely impacting our ability to manufacture our products. Furthermore, uncertain economic conditions may make it more difficult for us to raise funds through borrowings or private or public sales of debt or equity securities. We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry.
Government actions and regulations, such as tariffs and trade protection measures, may limit our ability to obtain products from our suppliers or sell our products and services to customers. Political challenges between the United States and countries in which our suppliers are located, and changes to trade policies, including tariff rates and customs duties, trade relations between the United States and those countries and other macroeconomic issues could adversely impact our business. The United States administration has announced tariffs on certain products imported into the United States, and some countries have imposed tariffs in response to the actions of the United States. There is also a possibility of future tariffs, trade protection measures or other restrictions imposed on our products or on our customers by the United States or other countries that could have a material adverse effect on our business. Our technology may be deemed a matter of national security and as such our customer base may be tightly restricted. We may accept government grants that place restrictions on the business’ ability to operate.
Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and share price.
The global economy, including credit and financial markets, has experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, increases in inflation rates, higher interest rates and uncertainty about economic stability. For example, the
COVID-19
pandemic resulted in widespread unemployment, economic slowdown and extreme volatility in the capital markets. Similarly, Russia’s recent incursion of Ukraine has created extreme volatility in the global capital markets and is expected to have further global economic consequences, including disruptions of the global supply chain and energy markets. Any such volatility and disruptions may have adverse consequences on us or the third parties on whom we rely. If the equity and credit markets deteriorate, including as a result of political unrest or war, it may make any necessary debt or equity financing more difficult to obtain in a timely manner or on favorable terms, more costly or more dilutive. Increased inflation rates can adversely affect us by increasing our costs, including labor and employee benefit costs. In addition, higher inflation could also increase our customers’ operating costs, which could result in reduced budgets for our customers and potentially less demand for our systems. Any significant increases in inflation and related increase in interest rates could have a material adverse effect on our business, results of operations and financial condition.
If our cost and time estimates for fixed fee arrangements do not accurately anticipate the cost of servicing those arrangements, we could experience losses on these arrangements and our profitability could be reduced.
Our development contracts are typically fixed fee arrangements invoiced on a milestone basis. If we underestimate the amount of effort required to deliver on a contract, our profitability could be reduced. Any cost overruns on projects have not had a significant impact on our operations or profitability. However, if the actual costs of completing the contract exceed the agreed upon fixed price, we would incur a loss on the arrangement.

We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future. If we fail to remediate the material weakness or if we otherwise fail to establish and maintain effective control over financial reporting, it may adversely affect our ability to accurately and timely report our financial results, and may adversely affect investor confidence and business operations.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
We identified a material weakness in our internal control over financial reporting related to accounting for complex warrant instruments as a result of an error in not properly recording a liability for the warrant with respect to a warrant to purchase stock issued by us to Trinity Capital Inc. that was subsequently cancelled and reissued for a new warrant in connection with an amendment to our loan and security agreement as described in Note 7 to our audited consolidated financial statements included elsewhere in this prospectus.
Our management has concluded that this material weakness in our internal control over financial reporting is due to the fact that we are a private company with limited resources and did not have the necessary business processes and related internal controls formally designed and implemented to address the accounting and financial reporting requirements related to this complex transaction.
Our management is in the process of developing a remediation plan and is taking steps to remediate the material weakness. The material weakness will be considered remediated when our management designs and implements effective controls that operate for a sufficient period of time and our management has concluded, through testing, that these controls are effective. Our management will continue to monitor the effectiveness of our remediation plan and will make the changes it determines to be appropriate. Although we intend to complete this remediation process as quickly as practicable, we cannot at this time estimate how long it will take, and our initiatives may not prove to be successful in remediating the material weakness.
Furthermore, we cannot assure that the measures we have taken to date, and actions we may take in the future, will be sufficient to remediate the control deficiencies that led to our material weakness in our internal controls over financial reporting or that they will prevent or avoid potential future material weaknesses. Further, additional weaknesses in our disclosure controls and internal controls over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to the listing requirements of the Nasdaq, investors may lose confidence in our financial reporting and our stock price may decline as a result.
Acquisitions, divestitures, strategic investments and strategic partnerships could disrupt our business and harm our financial condition and operating results.
We may pursue growth opportunities by acquiring complementary businesses, solutions or technologies through strategic transactions, investments or partnerships. The identification of suitable acquisition, strategic investment or strategic partnership candidates can be costly and time consuming and can distract our management team from our current operations. If such strategic transactions require us to seek additional debt or equity financing, we may not be able to obtain such financing on terms favorable to us or at all, and such transactions may adversely affect our liquidity and capital structure. Any strategic transaction might not strengthen our competitive position, may increase some of our risks, and may be viewed negatively by our customers, partners or investors. Even if we successfully complete a strategic transaction, we may not be able to effectively integrate the acquired business, technology, systems, control environment, solutions, personnel or operations into our business. We may experience unexpected changes in how we are required to account for strategic transactions pursuant to U.S. GAAP and may not achieve the anticipated benefits of any strategic transaction. We may incur unexpected costs, claims or liabilities that we incur during the strategic transaction or that we assume from the acquired company, or we may discover adverse conditions post acquisition for which we have limited or no recourse.
We have been, and may in the future be, adversely affected by the global
COVID-19
pandemic, its various strains or future pandemics.
We face various risks related to epidemics, pandemics, and other outbreaks, including the recent
COVID-19
pandemic, including newly discovered strains of the virus. In response to the
COVID-19
pandemic, governments have implemented significant measures, including, but not limited to, business closures, quarantines, travel restrictions, shelter-in-place,
stay-at-home
and other social distancing directives, intended to control the spread of the virus. Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. To the extent that these restrictions remain in place, additional prevention and mitigation measures are implemented in the future, or there is uncertainty about the effectiveness of these or any other measures to contain or treat
COVID-19
or future pandemics, there is likely to be an adverse impact on our potential customers, our employees and global economic conditions, and consumer confidence and spending, which could materially and adversely affect our operations and demand for our products.
The spread of
COVID-19
has and may continue to impact our suppliers by disrupting the manufacturing, delivery and the overall supply chain of parts required to manufacture our quantum computers. In addition, various aspects of our business cannot be conducted remotely, such as the fabrication of quantum processors and the assembly of our quantum computers. These measures by government authorities may remain in place for a significant period of time and they are likely to continue to adversely affect our future manufacturing plans, sales and marketing activities, business and results of operations. We may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, suppliers, vendors and business partners.
Due to the fluid nature of the
COVID-19
pandemic, uncertainties regarding the related economic impact are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition and cash flows. During 2020, we scaled back our recruiting efforts to control costs and experienced weeklong onsite work stoppages due to quarantining related to the
COVID-19
pandemic. The extent of
COVID-19’s
effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of
COVID-19
on our business. However, if the pandemic continues to persist as a severe worldwide health crisis, the disease could negatively impact our business, financial condition results of operations and cash flows, and may also have the effect of heightening many of the other risks described in this “
Risk Factors
” section.
Even after the
COVID-19
pandemic has subsided, we may continue to experience an adverse impact to our business as a result of
COVID-19’s
global economic impact, including any recession that has occurred or may occur in the future.
Our facilities or operations could be damaged or adversely affected as a result of prolonged power outages, natural disasters and other catastrophic events.
Our facilities or operations could be adversely affected by events outside of our control, such as natural disasters, and other calamities. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins,
war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause delays in development and fabrication, the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services.
Risks Related to Litigation and Government Regulation
State, federal and foreign laws and regulations related to privacy, data use and security could adversely affect us.
We are subject to state and federal laws and regulations related to privacy, data use and security. In addition, in recent years, there has been a heightened legislative and regulatory focus on data security, including requiring consumer notification in the event of a data breach. Legislation has been introduced in Congress and there have been several Congressional hearings addressing these issues. From time to time, Congress has considered, and may do so again, legislation establishing requirements for data security and response to data breaches that, if implemented, could affect us by increasing our costs of doing business. In addition, several states have enacted privacy or security breach legislation requiring varying levels of consumer notification in the event of a security breach. For example, the California Consumer Privacy Act (“CCPA”), which enhances consumer protection and privacy rights by granting consumers resident in California new rights with respect to the collection of their personal data and imposing new operational requirements on businesses, went into effect in January 2020. The CCPA includes a statutory damages framework and private rights of action against businesses that fail to comply with certain CCPA terms or implement reasonable security procedures and practices to prevent data breaches. Several other states are considering similar legislation. Foreign governments are raising similar privacy and data security concerns. In particular, the European Union enacted a General Data Protection Regulation. China, Russia, Japan and other countries in Latin America and Asia are also strengthening their privacy laws and the enforcement of privacy and data security requirements. Complying with such laws and regulations may be time-consuming and require additional resources, and could therefore harm our business, financial condition and results of operations.
Contracts with U.S. government entities subject us to risks including early termination, audits, investigations, sanctions and penalties.
We have several contracts with various government entities, including contracts with NASA, the Defense Advanced Research Project Agency (“DARPA”), and the Department of Energy (“DOE”), among others, and we may enter into additional contracts with U.S. government entities in the future, which subjects our business to statutes and regulations applicable to companies doing business with the government, including the Federal Acquisition Regulation. These government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts and which are unfavorable to contractors. For instance, most U.S. government agencies include provisions that allow the government to unilaterally terminate or modify contracts for convenience, and in that event, the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source.
In addition, government contracts normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:

•	specialized disclosure and accounting requirements unique to government contracts;

•
financial and compliance audits that may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;

•	public disclosures of certain contract and company information; and

•	mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements.
Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits and investigations regarding our compliance with government contract requirements. In addition, if we fail to comply with government contracting laws, regulations and contract requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under our contracts, the Federal Civil False Claims Act (including treble damages and other penalties), or criminal law. In particular, the False Claims Act’s “whistleblower” provisions also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, damages, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results.
We are subject to U.S. and foreign anti-corruption, anti-bribery and similar laws, and non-compliance
with such laws can subject us to criminal or civil liability and harm our business.
We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-bribery, and anti-corruption laws in countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, and their third-party intermediaries from authorizing, promising, offering, providing, soliciting, or accepting, directly or indirectly, improper payments or benefits to or from any person whether in the public or private sector. We may engage with partners and third-party intermediaries to market our services and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, and of our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. We cannot provide any assurance that all of our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.
Detecting, investigating, and resolving actual or alleged violations of anti-corruption laws can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption or anti-bribery laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, enforcement actions, fines, damages, other civil or criminal penalties, injunctions, suspension or debarment from contracting with certain persons, reputational harm, adverse media coverage, and other collateral consequences.
We are subject to governmental export and import controls that could impair our ability to compete in international markets due to licensing requirements and subject us to liability if we are not in compliance with applicable laws.
Our products and technologies are subject to U.S. export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. U.S. export control and economic sanctions laws include restrictions or prohibitions on the sale or supply of certain products, technologies, and services to U.S. Government embargoed or sanctioned countries, governments, persons and entities. In addition, certain products and technology may be subject to export licensing or approval requirements. Exports of our products and technology must be made in compliance with export control and sanctions laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible employees or managers; and, in extreme cases, the incarceration of responsible employees or managers.

In addition, changes in our products or technologies or changes in applicable export or import laws and regulations may create delays in the introduction and sale of our products and technologies in international markets or, in some cases, prevent the export or import of our products and technologies to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of our products and technologies, or in our decreased ability to export or sell our products and technologies to existing or potential customers. Any decreased use of our products and technologies or limitation on our ability to export or sell our products and technologies would likely adversely affect our business, financial condition and results of operations.
We expect to incur significant costs in complying with these regulations. Regulations related to quantum computing are currently evolving and we face risks associated with changes to these regulations.
Our business is exposed to risks associated with litigation, investigations and regulatory proceedings.
We may in the future face legal, administrative and regulatory proceedings, claims, demands and/or investigations involving stockholder, consumer, competition and/or other issues relating to our business on a global basis. Litigation and regulatory proceedings are inherently uncertain, and adverse rulings could occur, including monetary damages, or an injunction stopping us from engaging in certain business practices, or requiring other remedies, such as compulsory licensing of patents. An unfavorable outcome or settlement may result in a material adverse impact on our business, results of operations, financial position and overall trends. In addition, regardless of the outcome, litigation can be costly, time-consuming, and disruptive to our operations. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future. In addition, the laws and regulations our business is subject to are complex and change frequently. We may be required to incur significant expense to comply with changes in, or remedy violations of, these laws and regulations.
Furthermore, while we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.
We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.
We may become subject to product liability claims, even those without merit, which could harm our business prospects, operating results, and financial condition. We may face inherent risk of exposure to claims in the event our quantum computers do not perform as expected or malfunction. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our quantum computers and business and inhibit or prevent commercialization of other future quantum computers, which would have material adverse effects on our brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.
We are subject to requirements relating to environmental and safety regulations and environmental remediation matters which could adversely affect our business, results of operation and reputation.
We are subject to numerous federal, state and local environmental laws and regulations governing, among other things, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. There are significant capital, operating and other costs associated with compliance with these environmental laws and regulations. Environmental laws and regulations may become more stringent in the future, which could increase costs of compliance or require us to manufacture with alternative technologies and materials.
Federal, state and local authorities also regulate a variety of matters, including, but not limited to, health, safety and permitting in addition to the environmental matters discussed above. New legislation and regulations may require us to make material changes to our operations, resulting in significant increases to the cost of production.
Our manufacturing process will have hazards such as but not limited to hazardous materials, machines with moving parts, and high voltage and/or high current electrical systems typical of large manufacturing equipment and related safety incidents. There may be safety incidents that damage machinery or product, slow or stop production, or harm employees. Consequences may include litigation, regulation, fines, increased insurance premiums, mandates to temporarily halt production, workers’ compensation claims, or other actions that impact our brand, finances, or ability to operate.
Risks Related to Intellectual Property
Our failure to obtain, maintain and protect our intellectual property rights could impair our ability to protect and commercialize our proprietary products and technology and cause us to lose our competitive advantage.
Our success depends, in significant part, on our ability to obtain, maintain, enforce and defend our intellectual property rights, including patents and trade secrets. We rely upon a combination of the intellectual property protections afforded by patent, copyright, trademark and trade secret laws in the United States and other jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. In addition, we seek to protect our intellectual property rights through nondisclosure and invention assignment agreements with our employees and consultants, and through non-disclosure
agreements with business partners and other third parties.
However, we may not be able to prevent unauthorized use of our intellectual property. Our trade secrets may also be compromised, which could cause us to lose our competitive advantage. Third parties may attempt to copy or otherwise obtain, use or infringe our intellectual property. Monitoring and detecting unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take to prevent infringement or misappropriation may not be sufficient. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm Our business, results of operations, and financial condition. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard our intellectual property portfolio, and third parties may develop competitive offerings in a manner that leaves us with limited means to enforce our intellectual property rights against them.
Patent, copyright, trademark and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States and efforts to protect against the unauthorized use of our intellectual property rights, technology and other proprietary rights may be more expensive and difficult outside of the United States.
Failure to adequately protect our intellectual property rights could result in our competitors using our intellectual property to offer products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, financial condition and operating results.

Our inability to secure patent protection or enforce our patent rights could have a material adverse effect on our ability to prevent others from commercializing similar products or technology.
The application and registration of patents involves complex legal and factual questions. As a result, we cannot be certain that the patent applications that we files will result in patents being issued, or that our patents and any future patents that do issue will afford protection against competitors with similar technology. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology, and this may make it difficult for us to obtain certain patent coverage on our own. Any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.
Even if our patent applications succeed, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages. The intellectual property rights of others could bar us from licensing and exploiting any patents that issue from our pending applications, and the claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that it needs to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.
We may face patent infringement and other intellectual property claims that could be costly to defend, result in injunctions and significant damage awards, or limit our ability to use certain key technologies in the future, all of which could harm our business.
Our success depends, in part, on our ability to develop and commercialize our products, services and technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, we may not be aware that our products, services or technologies are infringing, misappropriating or otherwise violating third-party intellectual property rights and such third parties may bring claims alleging such infringement, misappropriation or violation.
For example, there may be issued patents of which we are unaware, held by third parties that, if found to be valid and enforceable, could be alleged to be infringed by our current or future products, services or technologies. Also, because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover our current or future products, services or technologies. The strength of our defenses will depend on the rights asserted, the interpretation of these rights, and our ability to invalidate the asserted rights. However, we could be unsuccessful in advancing non-infringement
and/or invalidity arguments in our defense.
Companies that have developed and are developing technology are often required to defend against litigation claims based on allegations of infringement, misappropriation or other violations of intellectual property rights. Our products, services or technologies may not be able to withstand third-party claims against their use. In addition, as compared to us, many companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. If a third party is able to obtain an injunction preventing us from using or accessing such third-party intellectual property rights, or if we cannot license or develop alternative technology for any infringing aspect of our business, we may be forced to limit or stop sales of our products, services or technologies or cease business activities related to such intellectual property. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. We cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on our business, financial condition or results of operations. Even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results. Further, there could be public announcements of the intellectual property litigation, and if securities analysts, investors or others perceive the potential impact to be negative or risks to be substantial, it could have an adverse effect on the price of our common stock.

•
Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, regardless of the merit of the claim or our defenses, may require us to do one or more of the following:

•	cease selling or using solutions or services that incorporate the intellectual property rights that allegedly infringe, misappropriate or violate the intellectual property of a third party;

•	make substantial payments for legal fees, settlement payments or other costs or damages;

•	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology;

•	redesign the allegedly infringing solutions to avoid infringement, misappropriation or violation, which could be costly, time-consuming or impossible; or

•	indemnify third parties using our products or services.
The occurrence of infringement claims may grow as the market for our products, services and technologies grows. Accordingly, our exposure to damages resulting from infringement claims could increase and this could further exhaust our financial and management resources.
We rely on certain open-source software in our quantum systems. If licensing terms change, our business may be adversely affected.
Our platform utilizes software licensed to us by third-party authors under “open-source” licenses and we expect to continue to utilize open-source software in the future. The use of open-source software may entail greater risks than the use of third-party commercial software, as open-source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. To the extent that our platform depends upon the successful operation of the open-source software we use, any undetected errors or defects in this open-source software could prevent the deployment or impair the functionality of our platform, delay new solution introductions, result in a failure of our platform and injure our reputation. For example, undetected errors or defects in open-source software could render us vulnerable to breaches or security attacks, and, in conjunction, make our systems more vulnerable to data breaches.
Furthermore, some open-source licenses require the release of proprietary source code combined with, linked to or distributed with such open-source software to be released to the public. If we combine, link or distribute our proprietary software with open-source software in a specific manner, we could, under some open-source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar solutions with lower development effort and time and ultimately put us at a competitive disadvantage.
Although we monitor our use of open-source software to avoid subjecting our platform to conditions we do not intend to attach to such platform or our proprietary code, we cannot assure you that our processes for controlling such use will be effective. If we are held to have breached the terms of an open-source software license, we could be required to seek licenses from third parties to continue operating using our solution on terms that are not economically feasible, to re-engineer
our solution or the supporting computational infrastructure to discontinue use of code, or to make generally available, in source code form, portions of our proprietary code. This could allow our competitors to create similar solutions with lower development effort and time and ultimately put us at a competitive disadvantage.

Some of our intellectual property has been or may be conceived or developed through government-funded research and thus may be subject to federal regulations providing for certain rights for the U.S. government or imposing certain obligations on us, such as a license to the U.S. government under such intellectual property,
“march-in”
rights, certain reporting requirements and a preference for U.S.-based companies, and compliance with such regulations may limit our exclusive rights and our ability to contract with
non-U.S.
manufacturers.
As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future product candidates pursuant to the Bayh-Dole Act of 1980, or the Patent and Trademark Law Amendments Act. These U.S. government rights include a non-exclusive,
non-transferable,
irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require the licensor to grant exclusive, partially exclusive or non-exclusive
licenses to any of these inventions to a third party if it determines that (1) adequate steps have not been taken to commercialize the invention, (2) government action is necessary to meet public health or safety needs or (3) government action is necessary to meet requirements for public use under federal regulations (also referred to as
“march-in”
rights). The U.S. government also has the right to take title to these inventions if the licensor fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States, and some of our license agreements require that we comply with this requirement. This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture the products substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. To the extent any of our owned or licensed future intellectual property is also generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply.
Additional Risks Related to Ownership of Our Securities
The price of our common stock and public warrants may be volatile.
The price of our common stock and public warrants may fluctuate due to a variety of factors, including, without limitation:

•	our ability to meet our technological milestones;

•	changes in the industries in which we and our customers operate;

•	variations in our operating performance and the performance of our competitors in general;

•	material and adverse impact of the COVID-19 pandemic on the markets and the broader global economy;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us or our competitors or our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	additions and departures of key personnel;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the Company;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of common stock available for public sale; and

•	general economic and political conditions such as recessions, interest rates, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.
These market and industry factors may materially reduce the market price of our common stock and our warrants regardless of the operating performance of the Company. In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we are involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.
We may fail to comply with the rules that apply to public companies, including Section 404 of the Sarbanes-Oxley Act, which could result in sanctions or other penalties that would adversely impact our business.
As a public company, and particularly after we are no longer an “emerging growth company,” we will incur significant legal, accounting, and other expenses that we did not incur as a private company, including costs resulting from public company reporting obligations under the Securities Act or the Exchange Act, and regulations regarding corporate governance practices. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules of the SEC, the listing requirements of the Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. We have begun to hire additional accounting, finance, and other personnel in connection with our becoming, and our efforts to comply with the requirements of being, a public company, and our management and other personnel will need to devote a substantial amount of time towards maintaining compliance with these requirements. These requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We are currently evaluating these rules and regulations and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We cannot predict or estimate the amount of additional costs we will incur as a result of recently becoming a public company or the timing of such costs. Any changes we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.
Pursuant to Sarbanes-Oxley Act Section 404, we will be required to furnish a report by our management on our internal control over financial reporting in our Annual Reports on Form
10-K
with the SEC. In order to continue to maintain effective internal controls to support growth and public company requirements, we will need additional financial personnel, systems and resources. However, while we remain an emerging growth company, we are not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Sarbanes-Oxley Act Section 404 within the prescribed period, we will be engaged in a process to enhance our documentation and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Sarbanes-Oxley Act Section 404. If we identify one or more material weaknesses in the future, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.
We will incur substantial costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives. In addition, key members of our management team have limited experience managing a public company.
As a public company, we will incur substantial legal, accounting, and other expenses that we did not incur as a private company. For example, we are subject to the reporting requirements of the Exchange Act, the applicable requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules and regulations of the SEC and the listing standards of Nasdaq. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business, financial condition and results of operations. Compliance with these rules and regulations increase our legal and financial compliance costs and increase demand on our systems, particularly after we are no longer an emerging growth company. In addition, as a public company, we may be subject to shareholder activism, which can lead to additional substantial costs, distract management and impact the manner in which we operate our business in ways we cannot currently anticipate. As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition are more visible, which may result in threatened or actual litigation, including by competitors.
Certain members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management
of the business, which could adversely affect our business, financial condition, and results of operations.
Concentration of ownership among our executive officers, directors and their respective affiliates may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over us.
Our executive officers and directors and their respective affiliates beneficially own, in the aggregate, approximately 35.6% of outstanding common stock as of March 18, 2022. This significant concentration of ownership may have a negative impact on the trading price for our common stock because investors often perceive disadvantages in owning stock in companies where there is a concentration of ownership in a small number of stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of us or our assets. This concentration of ownership could limit other stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change in control would benefit the other stockholders.

We do not intend to pay cash dividends for the foreseeable future.
We currently intend to retain future earnings, if any, to finance the further development and expansion of our business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.
Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.
Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions; and

•	expansion to new markets.
Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our securities.
Securities research analysts may establish and publish their own periodic projections for us. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. If no analysts commence coverage of us, the market price and volume for our securities could be adversely affected.
There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.
If we fail to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum share price requirement, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum share price requirement or prevent future non-compliance
with Nasdaq’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our common stock to decline.
The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate. Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Although Supernova Sponsor and the Legacy Rigetti securityholders will be prohibited from transferring any share of common stock until the earlier of (i) the date that is six months following the Closing Date and (ii) the first date on which the daily closing price of common stock has been greater than or equal to $12.00 per share (subject to customary adjustments) for any 20 trading days within a
30-trading-day
period commencing at least 90 days after the Closing Date, in each case, subject to certain customary exceptions, these shares may be sold after the expiration or early termination or release of the respective applicable lock-up
provisions in the Sponsor Support Agreement with respect to the Supernova Sponsor or Bylaws with respect to the Legacy Rigetti securityholders.
Following the expiration of the applicable
lock-ups
described in this prospectus and as restrictions on resale end and registration statements are available for use, the market price of our common stock could decline if the holders of restricted or locked up shares sell them or are perceived by the market as intending to sell them. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.
In addition, common stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up
agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The aggregate number of shares of our common stock reserved for future issuance under the Rigetti Computing, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) is 18,332,215 shares. We will file one or more registration statements on Form
S-8
under the Securities Act to register shares of common stock or securities convertible into or exchangeable for shares of common stock issued pursuant to the 2022 Plan. Any such Form
S-8
registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements may be immediately available for sale in the open market.
Future issuances of debt securities and equity securities may adversely affect us, including the market price of our common stock and may be dilutive to existing stockholders.
We expect that significant additional capital will be needed in the near future to continue our planned operations. In the future, we may incur debt or issue equity ranking senior to our common stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our common stock and be dilutive to existing stockholders.

We may issue additional shares of common stock, including under the 2022 Equity Incentive Plan and the 2022 Employee Stock Purchase Plan. Any such issuances would dilute the interest of our shareholders and likely present other risks.
We may issue a substantial number of shares of common stock, including under the 2022 Plan and the Employee Stock Purchase Plan, or preferred stock.
Any such issuances of additional shares of common stock or preferred stock:

•	may significantly dilute the equity interests of our investors;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•
could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
We are currently an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates
exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
Our Certificate of Incorporation and bylaws of the Company (the “Bylaws”) and the General Corporation Law of the State of Delaware (“DGCL”) contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the board of directors of Rigetti (the “Board”) and therefore depress the trading price of our common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in our management. Among other things, the Certificate of Incorporation and Bylaws include provisions regarding:

•	providing for a classified board of directors with staggered, three-year terms;

•
the ability of the Board to issue up to 10,000,000 shares of preferred stock, including “blank check” preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of the Board;

•
provide that, subject to the rights of the holders of any series of preferred stock, any individual director or directors may be removed only with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•
provide that special meetings of our stockholders may be called by the chairperson of the Board, the chief executive officer or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•
not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.
The Certificate of Incorporation designates the Court of Chancery of the State of Delaware or the United States federal district courts as the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, stockholders, employees or agents.
The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, or stockholder of Rigetti to Rigetti or our stockholders, (iii) any action or claim against the Company or any current or former director, officer or other employee or stockholder of the Company, arising out of or pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, (iv) any action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; (v) any action or claim as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any action against the Company or any current or former director, officer or other employee or stockholder of the Company, governed by the internal-affairs doctrine of the law of the State of Delaware, in all cases to the fullest extent permitted by law. The foregoing provisions will not apply to any claims as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of such court, which is rested in the exclusive jurisdiction of a court or forum other than such court (including claims arising under the Exchange Act), or for which such court does not have subject matter jurisdiction, or to any claims arising under the Securities Act and, unless we consent in writing to the selection of an alternative forum, the United States federal district courts will be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules or regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, United States federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce the forum provision with respect to claims under the federal securities laws.
This choice of forum provision in our Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find the choice of forum provision contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.
Furthermore, investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.
Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.
We are subject to complex securities laws and regulations and accounting principles and interpretations. The preparation of our financial statements requires us to interpret accounting principles and guidance and to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. We base our interpretations, estimates and judgments on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for the preparation of our financial statements. GAAP presentation is subject to interpretation by the SEC, the Financial Accounting Standards Board and various other bodies formed to interpret and create appropriate accounting principles and guidance. If one of these bodies disagrees with our accounting recognition, measurement or disclosure or any of our accounting interpretations, estimates or assumptions, it may have a significant effect on our reported results and may retroactively affect previously reported results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. As a result of the SEC Statement, Supernova reevaluated the accounting treatment of the 8,625,000 public warrants and 4,450,000 private placement warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.
As a result, included Supernova’s balance sheet as of December 31, 2021 contained elsewhere in this prospectus are derivative liabilities related to embedded features contained within our warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash
gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash
gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our securities.
No assurance can be given that additional guidance or new regulations or accounting principles and interpretations will not be released that would require us to reclassify our warrants as liabilities measured at fair value, with changes in fair value reported each period in earnings and/or require a restatement of our financial statements with respect to treatment of the warrants.
Any restatement of our financial results could, among other potential adverse effects:

•	result in us incurring substantial costs;

•	affect our ability to timely file our periodic reports until the restatement is completed;

•	divert the attention of our management and employees from managing our business;

•	result in material changes to our historical and future financial results;

•	result in investors losing confidence in our operating results;

•	subject us to securities class action litigation; and

•	cause our stock price to decline.
Our warrants will become exercisable for common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
As a result of the Business Combination being consummated, outstanding warrants to purchase an aggregate of 13,074,972 shares of common stock will become exercisable in accordance with the terms of the warrant agreement. These warrants will become exercisable 30 days after the Closing Date. The exercise price of these warrants will be $11.50 per share. To the extent such warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of common stock. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless. See “
—The warrants may never be in the money, and they may expire worthless and the terms of the public warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment.
”

The warrants may never be in the money, and they may expire worthless and the terms of the public warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment.
The exercise price for our warrants is $11.50 per share of common stock. There is no guarantee that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless. Our warrants become exercisable on April 1, 2022.
The warrants were issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and Supernova. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of common stock purchasable upon exercise of a warrant.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day
period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to: (i) exercise your warrants and pay the exercise price therefore at a time when it may be disadvantageous for you to do so; (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.
In addition, we may redeem your warrants at any time after they become exercisable and prior to their expiration at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption for a number of shares of common stock determined based on the redemption date and the fair market value of our common stock.
The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares of common stock received is capped at 0.361 share of common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants. None of the private placement warrants will be redeemable by us, subject to certain circumstances, so long as they are held by Supernova Sponsor or its permitted transferees.

The warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.
The warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. Under the warrant agreement, we also agree that we will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of the public warrants or private placement warrants will be deemed to have notice of and to have consented to the forum provisions in our warrant agreement.
If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the public warrants or private placement warrants, such holder will be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This
choice-of-forum
provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
We may be subject to securities litigation, which is expensive and could divert management attention.
The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

USE OF PROCEEDS
All of the common stock and warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $155 million from the exercise of the warrants and Rigetti assumed warrants, assuming the exercise in full of all of the warrants and Rigetti assumed warrants for cash. We expect to use the net proceeds from the exercise of the warrants and Rigetti assumed warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the warrants and Rigetti assumed warrants. There is no assurance that the holders of the warrants and Rigetti assumed warrants will elect to exercise any or all of such warrants and such Rigetti assumed warrants. To the extent that the warrants or Rigetti assumed warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants and Rigetti assumed warrants will decrease.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of common stock underlying the warrants offered hereby is determined by reference to the exercise price of the warrants of $11.50 per warrant. The public warrants are listed on Nasdaq under the symbol “RGTIW.”
We cannot currently determine the price or prices at which shares of our common stock, the private placement warrants may be sold by the selling securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY
Market Information
Our common stock and public warrants are currently listed on Nasdaq under the symbols “RGTI” and “RGTIW,” respectively. Prior to the consummation of the business combination, Supernova Class A common shares and public warrants were listed on NYSE under the symbols “SNII” and “SNIIW,” respectively. As of March 18, 2022, there were 382 holders of record of our common stock, 1 holder of record of the public warrants and 1 holder of record of the private placement warrants.
Dividend Policy
We have never declared or paid any dividends on shares of our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.
Equity Compensation Plan
In connection with the business combination, our stockholders approved the Rigetti Computing, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) on February 23, 2022, which became effective immediately upon the Closing.
We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of common stock issued or issuable under the 2022 Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of common stock underlying the 2022 Plan. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

RIGETTI’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the related notes thereto included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” “will,” “continue,” “project,” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those we describe under “Risk Factors” and elsewhere in this prospectus that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors.
For purposes of this discussion, “Rigetti,” “the Company,” “we,” “us” or “our” refer to Rigetti Holdings, Inc. and its subsidiaries prior to the consummation of the Business Combination, unless the context otherwise requires.
Overview
On October 5, 2021, pursuant to an agreement and plan of merger (the “Holding Company Merger Agreement”) by and among Rigetti & Co, Inc., Rigetti Holdings, Inc. and Rigetti Intermediate Merger Sub, Inc., Rigetti Intermediate Merger Sub, Inc. merged with and into Rigetti & Co, Inc., with Rigetti & Co, Inc. surviving such merger as a wholly owned subsidiary of Rigetti Holdings, Inc., with all of the outstanding equity securities of Rigetti & Co, Inc. exchanged for identical equity securities of Rigetti Holdings, Inc. and on October 6, 2021, Rigetti & Co, Inc. was converted into a Delaware limited liability company and continues as “Rigetti & Co, LLC.” As the transactions described above were among entities under common control and the exchange was made on a one-for-one
basis, this merger had no impact on the historical financial statements of Rigetti & Co, Inc. The financial results of Rigetti Holdings, Inc. refer to the financial results of Rigetti & Co, Inc. and Rigetti & Co, LLC.
We build quantum computers and the superconducting quantum processors that power them. We believe quantum computing represents one of the most transformative emerging capabilities in the world today. By leveraging quantum mechanics, we believe our quantum computers process information in fundamentally new, more powerful ways than classical computers. When scaled, it is anticipated that these systems will be poised to solve problems of staggering computational complexity at unprecedented speed.
With the goal of unlocking this opportunity, we have developed the world’s first multi-chip quantum processor for scalable quantum computing systems. We believe that this patented and patent pending, modular chip architecture is the building block for new generations of quantum processors that we expect to achieve a clear advantage over classical computers.
Our long-term business model centers on revenue generated from quantum computing systems made accessible via the cloud in the form of Quantum Computing as a Service (“QCaaS”) products. Additionally, we are working to further develop a revenue stream and forging important customer relationships by entering into technology development contracts with various partners.
We are a vertically integrated company. We own and operate
Fab-1,
a dedicated and integrated laboratory and manufacturing facility, through which we own the means of producing our breakthrough multi-chip quantum processor technology. We leverage our chips through a full-stack product development approach, from quantum chip design and manufacturing through cloud delivery. We believe this full-stack development approach offers both the fastest and lowest risk path to building commercially valuable quantum computers.
We have been generating revenue since 2018 through partnerships with government agencies and commercial organizations; however, we have not yet generated profits. We have incurred significant operating losses since inception. Our net losses were $38.2 million for the 11 months ended December 31, 2021, and $26.1 million for the year ended January 31, 2021, and we expect to continue to incur significant losses for the foreseeable future as we expect to continue to invest in research and development infrastructure. As of December 31, 2021, we had an accumulated deficit of $207.1 million.
The Business Combination and PIPE Financing
On October 6, 2021, Supernova entered into the Merger Agreement by and among Supernova, First Merger Sub, Second Merger Sub, and Legacy Rigetti. On March 2, 2022, the Business Combination was consummated. In connection with the Domestication, Supernova changed its name to “Rigetti Computing, Inc.”
While the legal acquirer in the Merger Agreement is Supernova, for financial accounting and reporting purposes under GAAP, Rigetti is the accounting acquirer and the Merger is accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of Rigetti represent the continuation of the financial statements of Rigetti in many respects. Under this method of accounting, Supernova is treated as the “acquired” company for financial reporting purposes. For accounting purposes, Rigetti is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of Rigetti (i.e., a capital transaction involving the issuance of stock by Supernova for the stock of Rigetti).
Upon consummation of the Business Combination, the most significant change in Rigetti’s reported financial position and results of operations is an increase in cash (as compared to Rigetti’s balance sheet at December 31, 2021) of $204.9 million, including $147.5 million in gross proceeds from the PIPE Financing offset by transaction specific expenses. Total direct and incremental transaction costs of Supernova and Rigetti totaled approximately $46.4 million, substantially all of which is offset to additional-paid-in-capital
as costs in connection with the reverse recapitalization.
As a result of the Business Combination, Rigetti became subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, and listing standards of the Nasdaq Capital Market, which will necessitate Rigetti to hire additional personnel and implement procedures and processes to address such public company requirements. Rigetti expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources.
COVID- 19 Update
The
COVID-19
pandemic continues to evolve rapidly and we intend to continue to monitor it closely.
The evolution of the virus is unpredictable and any resurgence may slow down our ability to develop our quantum computing products and related services. The
COVID-19
pandemic could limit the ability of suppliers and business partners to perform, including third-party suppliers’ ability to provide components, services and materials. We may also experience an increase in the cost of raw materials.
The full impact of the
COVID-19
pandemic continues to evolve as of the date of the filing of this prospectus. As such, the full magnitude of the pandemic’s effect on our financial condition, liquidity and future results of operations is uncertain. Management continues to actively monitor our financial condition, liquidity, operations, suppliers, industry and workforce.

Impacts of the
COVID-19
pandemic, some of which we have already experienced, include those described throughout the “Risk Factors” section included in this prospectus, including “
A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide could adversely affect our business
.”
Change in Fiscal Year
In October 2021, the board of directors of Legacy Rigetti (the “Legacy Rigetti Board”) approved a change to our fiscal year-end
from January 31 to December 31, effective December 31, 2021. We believe the year-end
change is important and useful to our financial statement users to allow for increased comparability with our industry peers. As a result of this change, our fiscal year 2021 covers a period of 11 months from February 1, 2021 to December 31, 2021. Financial statements for the prior fiscal year ended January 31, 2021 continue to be presented on the basis of the previous fiscal year end which includes 12 months ended January 31, 2021.
Key Components of Results of Operations
Revenue
We generate revenue through our QCaaS offerings, as well as from our development contracts and other services including training and provision of quantum computing components. Development contracts are generally multi-year, non-recurring
arrangements pursuant to which we provide professional services supporting collaborative research in practical applications of quantum computing to technology and business problems within the customer’s industry or organization. We may also assist the customer in developing quantum algorithms and applications. QCaaS revenue is recognized on a ratable basis over the contract term or on a usage basis, which generally ranges from three months to two years. Revenue related to development contracts and other services is recognized as the related milestones are completed, or over time, as the work required to complete these milestones is completed. Revenue related to the sale of custom quantum computing components is recognized at a point in time upon acceptance by the customer.
Cost of Revenue
Cost of revenue consists primarily of all direct and indirect cost associated with providing QCaaS offerings and development contracts and other services, including employee salaries and employee related costs, including compensation, bonuses, employee taxes and benefit costs of program management and personnel associated with the delivery of goods and services to customers. Cost of revenue also includes an allocation of facility costs, depreciation and amortization directly related to providing the QCaaS offerings and development contracts and other services. We expect cost of revenue to increase as we continue to expand on our operations, enhance our service offerings and expand our customer base.
Operating Expenses
Our operating expenses consist of sales and marketing, general and administrative and research and development expenses.
Sales and Marketing
Sales and marketing expenses consist primarily of compensation including stock-based compensation, employee benefits of sales and marketing employees, outside consultant fees, travel and marketing and promotion costs. We expect selling and marketing expenses to increase as we continue to expand on our operations, enhance our service offerings, expand our customer base, and implement new marketing strategies.
General and Administrative
General and administrative expenses include compensation, employee benefits, stock-based compensation, legal, insurance, finance administration and human resources, an allocation of facility costs (including leases), bad debt costs, professional service fees, and an allocation of other general overhead costs including depreciation and amortization to support our operations, which consists of operations other than associated with providing QCaaS offerings and development contracts and other services. We expect our general and administrative expenses to increase as we continue to grow our business. We also expect to incur additional expenses as a result of operating as a public company.
Research and Development
Research and development costs are expensed as incurred. Research and development expenses include compensation, employee benefits, stock-based compensation, outside consultant fees, allocation of facility costs, depreciation and amortization, materials and components purchased for research and development. We expect research and development expenses to increase as we invest in the enhancement of our product offerings. We do not currently capitalize any research and development expenditures.
Provision for Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. We have recorded a full valuation allowance against our deferred tax assets.

Results of Operations
Comparison of the Eleven Months Ended December 31, 2021, and Year Ended January 31, 2021
The following tables set forth our results of operations for the periods indicated:

	11 Months Ended	Year Ended
	December 31,	January 31,
	2021	2021	$Change	% Change
	( In thousands)
Revenue	$8,196	$5,543	$2,653	48%
Cost of revenue	1,623	1,492	131	9%

Total gross profit	6,573	4,051	2,522	62%
Operating expenses:
Research and development	26,928	24,099	2,829	12%
General and administrative	11,299	13,158	(1,859)	-14%
Sales and marketing	2,475	1,886	589	31%

Total operating expenses	40,702	39,143	1,559	4%

Loss from operations	$(34,129)	$(35,092)	$963	-3%

Other (expense) income, net:
Gain on extinguishment of debt	—	8,914	(8,914)	nm
Change in fair value of warrant liability	(1,664)	—	(1,664)	nm
Interest expense	(2,465)	(52)	(2,413)	nm
Interest income	10	60	(50)	-83%
Other income	7	42	(35)	-83%

Total other (expense) income, net	(4,112)	8,964	(13,076)
Net loss before provision for income taxes	(38,241)	(26,128)	(12,113)
Provision for income taxes	—	—	—

Net loss	$(38,241)	$(26,128)	$(12,113)

The results of operations for the period ended December 31, 2021 relate to an
11-month
period as compared to the
12-month
period ended January 31, 2021. Some of the variances in operating results between these periods are primarily attributable to the fewer number of operating months in the current period ended December 31, 2021.
Revenue
Revenue increased $2.7 million, or 48%, to $8.2 million for the 11 months ended December 31, 2021, up from $5.5 million for the year ended January 31, 2021. The period over period growth is primarily attributable to an increase of $2.7 million in revenue due to the addition of new development contracts with U.S. and U.K. government agencies during the 11 months ended December 31, 2021 combined with an expansion in scope of work for existing customers.
Cost of Revenue
Cost of revenue increased $0.1 million, or 9%, to $1.6 million for the 11 months ended December 31, 2021, as compared to $1.5 million for the year ended January 31, 2021. The increase was mainly attributable to the increased sub-contract
costs of $0.3 million offset by lower employee costs of $0.2 million due to the lower number of operating months in the current period ended December 31, 2021. The Company expects cost of revenue to increase as we continue to expand on our operations, enhance our service offerings, and expand our customer base.

Operating Expenses
Research and Development Expenses
Research and development expenses increased by $2.8 million, or 12%, to $26.9 million for the 11 months ended December 31, 2021, from $24.1 million for the year ended January 31, 2021. The increase was primarily attributable to a $1.6 million increase in payroll related costs in the 11 months ended December 31, 2021 due to an increase in headcount and the absence of cost savings in salaries, material and consultant costs experienced in the prior year due to stoppage of work as a result of the
COVID-19
pandemic. Additionally, as a result of a continued investment in research and development activities, costs of direct materials, and information technology expenses increased by $1.2 million, and depreciation expense increased by $0.2 million during the 11 months ended December 31, 2021 as compared to the year ended January 31, 2021. The increase was offset by a total $0.2 million reduction in other expenses as a result of
COVID-19
related severance payments in the prior comparable period. We expect research and development expenses to increase as we invest in the enhancement of our product offerings, including with respect to cost of building QPU fridges, quantum chip fabrication costs and general salaries and wages.
Sales and Marketing Expenses
Sales and marketing increased $0.6 million, or 31%, to $2.5 million for the 11 months ended December 31, 2021 from $1.9 million for the year ended January 31, 2021. The increase was primarily driven by a $0.9 million increase in payroll related costs for the 11 months ended December 31, 2021 as compared to the year ended January 31, 2021 during which the Company experienced a reduction in headcount and lower material and consultant costs due to stoppage of work as a result of the
COVID-19
pandemic, offset by a $0.3 million decrease in other expenses related to marketing and promotion which did not recur during the 11 months ended December 31, 2021. We expect selling and marketing expenses to increase as we continue to expand on our operations, enhance our service offerings, expand our customer base, and implement new marketing strategies, including with respect to customer acquisition efforts and general marketing campaigns.
General and Administrative Expenses
General and administrative expenses decreased by $1.9 million, or 14%, to $11.3 million for the 11 months ended December 31, 2021, from $13.2 million for the year ended January 31, 2021. The decrease was attributable to a decrease in facility costs of $0.5 million as a result of subleasing out certain properties during the
11-month
period ended December 31, 2021, lower consultant costs of $0.5 million due to the hiring of full time employees, lower stock compensation expense of $0.4 million, lower corporate legal fees due to absence of non-recurring
financing-related legal fees of $0.8 million incurred during the year ended January 31, 2021 and fewer operating months in the current period. These overall decreases were partially offset by an increase in headcount in the 11 months ended December 31, 2021 as a result of hiring senior executives and incentive compensation for executive employees of approximately $0.5 million and an increase of approximately $0.2 million related to the change in fair value of forward contract liabilities for the 11 months ended December 31, 2021. A discussion of change in fair value of forward contract agreement liability is included in Note 11 to our audited consolidated financial statements for the 11 months ended December 31, 2021 included in elsewhere in this prospectus. We expect our general and administrative expenses to increase as we continue to grow our business and as a result of increased costs operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as higher expenses for general and director and officer insurance, investor relations, and professional services.
Other Income (Expense), net
Interest Expense
Interest expense was $2.5 million for the 11 months ended December 31, 2021, from $52,000 for the year ended January 31, 2021. As we did not have interest bearing debt in the previous comparable period, the increase in expense was a result of a Loan and Security Agreement entered into during the eleven-month period ended December 31, 2021.
Gain on Extinguishment of Debt
Gain on extinguishment of $8.9 million was the result of the conversion of outstanding convertible notes in the year ended January 31, 2021, and as compared to the absence of such one-off
event during the 11 months period ended December 31, 2021.
Change in Fair Value of Warrant Liabilities
A discussion of change in fair value of warranty liabilities is included in Note 10 to our audited consolidated financial statements for the eleven-month period ended December 31, 2021 included elsewhere in this prospectus.
Liquidity and Capital Resources
We have incurred net losses since inception, and experienced negative cash flows from operations. As of December 31, 2021, we financed our operations primarily through the issuance of preferred stock, warrants and convertible notes and raised gross proceeds of $203 million. During the 11 months ended December 31, 2021, we incurred net losses of $38.2 million. As of December 31, 2021, we had an accumulated deficit of $207.1 million. As of December 31, 2021, we had cash of $11.7 million. In connection with the closing of the Business Combination on March 2, 2022, we received gross proceeds of approximately $261.7 million. We expect to incur additional losses and higher operating expenses for the foreseeable future. We believe that our existing cash and cash equivalents and net proceeds from the Business Combination should be sufficient to meet our anticipated operating cash needs for at least the next 12 months based. This estimate is based on our current business plan and expectations and assumptions in light of current macroeconomic conditions. We have based these estimates on assumptions that may prove to be wrong and could use our available capital resources sooner than we currently expect, and future capital requirements and the adequacy of available funds will depend on many factors, including those described in the section entitled “Risk Factors” in this prospectus.
Our primary uses of cash are to fund our operations as we continue to grow our business. We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. Until such time as we can generate significant revenue from sales of our development contracts and other services, we expect to finance our cash needs through borrowings under our Loan Agreement (as defined below) and equity or debt financings or other capital sources, including development contract revenue with government agencies and strategic partnerships. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be, or could be, diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, or substantially reduce our quantum computing development efforts. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors” included in this prospectus.
Loan Agreement
On March 10, 2021, Rigetti & Co, Inc., as borrower (the “Borrower”), entered into a Loan and Security Agreement (as amended, the “Loan Agreement”) with Trinity Capital Inc., as lender, for term loans with a principal amount of $12.0 million, bearing an interest rate of the greater of 7.5% plus the prime rate published by the Wall Street Journal or 11.0%. In addition, the Borrower is required to pay a final payment fee equal to 2.75%

of the aggregate amount of all term loan advances. The term loans under the Loan Agreement are secured by all of the assets of the Borrower. The Loan Agreement contains customary representations, warranties and covenants, but does not include any financial covenants. The negative covenants include restrictions on the ability to incur indebtedness, pay dividends, execute fundamental change transactions, and other specified actions. In connection with entry into the Loan Agreement, the Borrower issued a warrant to purchase shares of Borrower’s common stock to Trinity.
On May 18, 2021, Borrower entered into a first amendment to the Loan Agreement (“First Amendment), which modified certain financial covenants, including an additional good faith deposit of $20,000 and adding a tranche B to the Loan Agreement in an aggregate amount of $15.0 million, consisting of two advances of $8.0 million and $7.0 million each. In connection with the First Amendment, the maturity date was modified to be the date equal to 48 months from the first payment date of each specific cash advance. In connection with the First Amendment, Borrower cancelled the initial warrants and issued a warrant to purchase 995,099 shares of Borrower’s common stock.
On October 21, 2021, Borrower entered into a second amendment to the Loan Agreement, which modified the date requiring Borrower to deliver evidence of completion of the PIPE Financing and execution of a definitive merger agreement with a special purpose acquisition company to October 31, 2021.
As of December 31, 2021, the total principal amount outstanding under Loan Agreement was approximately $27.0 million.
In January 2022, Borrower entered into the third amendment to the Loan Agreement (“Third Amendment”) to increase the debt commitment to $32.0 million. The amendment allows Borrower to draw an additional $5.0 million immediately with an additional $8.0 million to be drawn at the sole discretion of the lender. Borrower drew the additional $5.0 million upon signing the amendment. Other modifications per the amendment included an extension of the requirement to raise an additional $75 million of equity and a defined exit fee for the additional $5.0 million to be at 20% of the advanced funds under the Third Amendment. In conjunction with the Third Amendment, Borrower also guaranteed payment of all monetary amounts owed and performance of all covenants, obligations and liabilities.
The Loan Agreement is secured by a first-priority security interest in substantially all of the Borrower’s assets. In addition, in January 2022, Rigetti Holdings, Inc. entered into a Guaranty Agreement with Trinity Capital pursuant to which we guarantee all of the payment obligations of Borrower under the Loan Agreement.
As of the date of this prospectus, we are is in compliance with all covenants under the Loan Agreement.
Our cash commitments as of December 31, 2021 were primarily as follows:

	Total	Short-Term	Long-Term
Financing obligations	$24,791,032	$1,290,538	$23,500,494
Operating lease obligations	4,674,898	1,807,759	2,867,139

Total	$29,465,930	$3,098,297	$26,367,633

Financing obligations consist of principal and unamortized financing costs related to the Loan Security Agreement. Operating lease obligations consist of obligations under non-cancelable
operating leases for our offices and facilities. The cash requirements in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts. The table does not include obligations under agreements that we can cancel without a significant penalty.

Historical Cash Flows
The following table summarizes our cash flows for the periods indicated:

	11 Months Ended	Year Ended
	December 31,	January 31,
	2021	2021
Net cash used in operating activities	$(29,043)	$(30,067)
Net cash used in investing activities	(7,008)	(4,400)
Net cash provided by financing activities	25,582	56,289
Cash Flows Used in Operating Activities
Our cash flows from operating activities are significantly affected by the growth of our business primarily related to research and development, sales and marketing, and general and administrative activities. Our operating cash flows are also affected by our working capital needs to support growth in personnel-related expenditures and fluctuations in accounts payable and other current assets and liabilities.
Net cash used in operating activities decreased by $1.0 million, or 3%, when comparing the 11 months ended December 31, 2021, to the year ended January 31, 2021. The decrease was primarily due to a shorter period of 11 months, higher revenue of $2.6 million earned and collected than the prior year, offset by an increase in employee related costs and temporary and permanent operational, administrative, and development expense totaling $1.6 million during the 11 months period ended December 31, 2021 as a result of gradually resuming operations following the temporary work stoppage in 2020 due to the
COVID-19
pandemic. As compared to the year ended January 31, 2021, we took cost reduction efforts including headcount reductions in compensation of employees at certain levels, sub-leasing
of corporate offices and elimination of certain employee benefits in reaction to the
COVID-19
pandemic.
Net cash used in operating activities during the 11 months ended December 31, 2021, was $29.0 million, resulting primarily from a net loss of $38.2 million, adjusted for non-cash
charges of $4.7 million in depreciation, $1.8 million in stock-based compensation, $1.7 million in change of fair value of derivative warrant liabilities related to the Loan Agreement, $0.7 million in amortization of debt financing costs, and $0.2 million due to the change in fair value of forward contract liabilities.
These non-cash
charges were partially offset by adjustments for changes in operating assets and liabilities seen during the period. Changes in operating assets and liabilities was $0.2 million, which primarily consisted of an increase in accounts receivable of $1.06 million, an increase in prepaid and current assets of $0.31 million, a decrease in accounts payable of $0.39 million, and a decrease in other liabilities for $0.09 million, partially offset by an increase in deferred revenue of $0.49 million and an increase in accrued expenses and other liabilities of $1.55 million. The increase in deferred revenue was due to revenue not being recognized while billing has happened, the increase in accounts receivable and decrease in accounts payable was due to the timing of customer/vendor invoicing and payments. The increase in prepaid expenses and other current assets was due to advance payment for goods or services that were expected to be recognized or realized within the next 12 months period as of December 31, 2021. The increase in accrued expenses and other liabilities was due to increased research and development activity seen during the 11 months period ended December 31, 2021.
Net cash used in operating activities during the year ended January 31, 2021, was $30.1 million, resulting primarily from a net loss of $26.1 million, adjusted for non-cash
charges of $4.3 million in depreciation, $2.6 million in stock-based compensation, and $8.9 million for a one-time
gain on extinguishment of debt relating to the conversion of convertible notes.
These non-cash
charges were partially offset by adjustments for changes in operating assets and liabilities seen during the period. Changes in operating assets and liabilities was $1.9 million, which consisted of a decrease in deferred revenue and accounts payable of $1.7 million and $1.9 million, respectfully, partially offset by increases in accrued expenses and other liabilities of $1.8 million. The decrease in deferred revenue was due to revenue being recognized on contracts with customers, and the decrease in accounts payable was due to the timing of vendor invoicing and payments. The increase in accrued expenses and other liabilities was due to research and development activity seen during the year ended January 31, 2021.
Cash Flows Used in Investing Activities
Net cash used in investing activities during the 11 months ended December 31, 2021, was $7.0 million, resulting solely from the additions of $7.0 million to property and equipment. Investments made into property and equipment during this period relate primarily to process computing equipment, QPU fridge equipment and development tools for our chip fabrication facility. Net cash used in investing activities during the 11 months ended December 31, 2021, increased by $2.6 million compared to what was seen in the year ended January 31, 2021, largely as a result of increased investment in research and development infrastructure, offset partially by reporting one month less of cash flows in the 11 months period ended December 31, 2021.
Net cash used in investing activities during the year ended January 31, 2021, was $4.4 million, representing additions of $4.4 million to property and equipment. Investments made into property and equipment during this period relate primarily to process computing equipment, fridge equipment and development tools for our chip fabrication facility.
Cash Flows provided by Financing Activities
Net cash provided by financing activities during the 11 months ended December 31, 2021, was $25.6 million, reflecting proceeds from the issuance of debt and warrants of $27.0 million associated with the Loan Agreement, less cash payment on debt issuance cost of $0.2 million, proceeds from issuance of common stock upon exercise of stock options and warrants for a total $0.4 million, offset by payment for deferred offering costs of $1.5 million associated with certain capitalized legal, accounting and other third-party fees that are directly associated with the in-process
probable equity financings until such financings are consummated.
Net cash provided by financing activities during the year ended January 31, 2021, was $56.3 million, reflecting proceeds from the issuance of convertible notes in the amount of $2.2 million, and net proceeds from issuance of preferred stock and warrants in the amount of $54 million as a result of the recapitalization that occurred in February of 2020. See Note 8 of our audited financial statements for eleven months ended December 31, 2021 and year ended January 31, 2021 included elsewhere in this prospectus.
Critical Accounting Policies and Estimates
Our audited consolidated financial statements included elsewhere in this prospectus have been prepared in accordance with U.S. GAAP. Preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. We also make estimates and assumptions on revenue generated and reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.
While our significant accounting policies are described in the notes to our audited consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies are most important to understanding and evaluating our reported financial results.
Property and Equipment, Net
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. We use an estimated useful life of three years for furniture and other assets and information technology hardware (“IT hardware”), seven years for process equipment, and three to ten years for quantum computing fridges. Leasehold improvements are amortized over the shorter of the lease-term or the estimated useful life of the related asset. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in other income (loss) in the consolidated statements of operations.
Goodwill
Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. We evaluate goodwill for impairment at least annually, or more frequently if events or changes in circumstances indicate that the asset may not be recoverable. Triggering events that may indicate impairment include, but are not limited to, a significant adverse change in customer demand or business climate that could affect the value of goodwill or a significant decrease in expected cash flows. Goodwill is tested for impairment by comparing the reporting unit’s carrying value, including goodwill to the fair value of the reporting unit. We have one reporting unit and for our annual goodwill impairment test, we determined the fair value of our reporting unit based on our enterprise value. We may elect to utilize a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than our carrying value. If, after assessing the qualitative factors, we determine that it is more likely than not that the fair value of the reporting unit is less than our carrying value, an impairment analysis will be performed. There was no goodwill impairment recorded for the 11 months ended December 31, 2021 and year ended January 31, 2021.
Redeemable Convertible Preferred Stock Warrant Liability
Redeemable convertible preferred stock warrants are classified as liabilities on the consolidated balance sheet. The warrants are subject to remeasurement at each consolidated balance sheet date, and any change in fair value is recognized as a component of other income (expense). The fair value of these warrants is determined by us based on the Black-Scholes option-pricing valuation model, which requires the input of highly subjective assumptions, including the estimated fair value of the underlying redeemable convertible preferred stock at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates, expected dividends and expected volatility of the price of the underlying redeemable convertible preferred stock. In conjunction with the Business Combination, we will adjust the liability for changes in fair value of whereby all redeemable convertible preferred stock warrants will be converted into warrants to purchase common stock and, accordingly, the liability will be reclassified into stockholders’ deficit.
Prior to the year ended January 31, 2020, we had issued a warrant to acquire 14,958 shares of series B-2
redeemable convertible preferred stock in conjunction with a revenue contract (see “—Revenue Recognition” for additional details). The series
B-2
redeemable convertible preferred stock warrants had a
10-year
contractual term and an exercise price of $0.000001 per share. We had classified the series
B-2
redeemable convertible preferred stock warrants as liabilities due to the contingently redeemable nature of the underlying series B-2
redeemable convertible preferred stock. In January 2020, the holder, pursuant to the revenue contract, exercised the series B-2
redeemable convertible preferred stock warrant in full, with the company receiving the nominal cash exercise price. As part of the exercise, we estimated that the fair value of the series
B-2
redeemable convertible preferred stock warrant was $122,000 (no change in fair value identified), and this fair value was reclassified as a component of the carrying value of the series B-2
redeemable convertible preferred stock.
Derivative Warrant Liabilities
We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of our financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 815, “Derivatives and Hedging” (“ASC 815”) at the initial recognition.

Certain of the warrants issued and outstanding are recognized as derivative liabilities in accordance with ASC 815. Accordingly, we recognize the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period until exercised. The fair value of the warrant liabilities issued were initially measured using the Black-Scholes model and will be subsequently remeasured at each reporting period with changes recorded as a component of other income in our consolidated statement of operations. Derivative warrant liabilities are classified as non-current
as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
We issued a total of 995,099 common stock warrants in conjunction with the Loan Agreement in 2021. We utilized Black-Scholes model to determine grant fair value of the warrants which was approximately $2,690,574 which was recorded as part of the Debt Issuance Cost. The change in fair value of the warrants from issuance date through December 31, 2021 of $1,664,133 was driven primarily by an increase in the fair value of our stock that occurred as a result of the Business Combination. We recorded a total loss of $1,664,133 to Change in Fair Value of Warrant Liability as a component of other income in the consolidated statement of operations for the 11 months ended December 31, 2021.
The outstanding common stock warrants were recognized as liabilities on the consolidated balance sheet and were measured at their inception date fair value using the Black-Scholes model and will be subsequently remeasured at each reporting period with changes recorded as a component of other income in our consolidated statement of operations. We did not have any common stock warrants classified as liabilities as of January 31, 2021.
Revenue Recognition
Revenue is primarily derived from our contracts that provide access to our quantum computing systems, collaborative research services, professional services, and the sale of custom quantum computing components. Access to our quantum computing systems can be purchased as a quantum computing subscription, or on a usage basis for a specified quantity of hours. Revenue related to subscription-based access to our quantum computing systems (i.e, quantum computing subscriptions) is recognized on a ratable basis over the subscription term, which can range from three months to two years. Revenue related to usage-based access to our quantum computing systems is recognized over time as the systems are accessed using an output method based on compute credit hours expended. Revenue related to collaborative research services and professional services is recognized over time as the services are provided using an input measure based on actual labor hours incurred to date relative to total estimated labor hours needed to complete the program or total contracted hours over the program period. Revenue related to the sale of custom quantum computing components is recognized at a point in time upon acceptance by the customer.
Our fixed fee development contracts vary in term from one to five years, with the majority of such contracts having a term of 18 months to two years. When establishing the pricing for our fixed fee arrangements, we determine the pricing based on estimated costs to complete and expected margins taking into account the scope of work outlined within the contract being evaluated and our historical experience with similar services and contracts. Actual costs incurred over the period in which these contracts are fulfilled could vary from these estimates and therefore, these estimates are subject to uncertainty. On a quarterly basis, management reviews the progress with respect to each contract and our related milestones and evaluates whether any changes in estimates exists. As a result of the quarterly reviews, revisions in the estimated effort to complete the contract are reflected in the period in which the change is identified. These revisions may impact the overall progress related to transfer of control and therefore, result in either increases or decreases in revenues, as well as, increase or decreases in fulfillment costs and contract margins. In accordance, with ASC No. 250, Accounting Changes and Error Corrections, any changes in estimates are reflected in our consolidated statements of operations in the period in which the circumstances that give rise to the revision become known to the management. To date, we have not experienced any changes in estimates that have had a material impact on our results from operations or financial position.

When our contracts with customers contain multiple performance obligations, the transaction price is allocated on a relative standalone selling price basis to each performance obligation. We typically determine standalone selling price based on observable selling prices of our products and services. In instances where standalone selling price is not directly observable, standalone selling price is determined using information that may include market conditions and other observable inputs. Standalone selling price is typically established as a range. In situations in which the stated contract price for a performance obligation is outside of the applicable standalone selling price range and has a different pattern of transfer to the customer than the other performance obligations in the contract, we will reallocate the total transaction price to each performance obligation based on the relative standalone selling price of each.
The transaction price is the amount of consideration to which we expect to be entitled in exchange for transferring goods and services to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimates of variable consideration. The amount of variable consideration included in the transaction price is constrained and is included only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.
Our contracts with customers may include renewal or other options at fixed prices. Determining whether such options are considered distinct performance obligations that provide the customer with a material right and therefore should be accounted for separately requires significant judgment. Judgment is required to determine the standalone selling price for each renewal option to determine whether the renewal pricing is reflective of standalone selling price or is reflective of a discount that would provide the customer with a material right. Based on our assessment of standalone selling prices, we determined that there were no significant material rights provided to our customers requiring separate recognition.
Stock-Based Compensation
Our stock-based compensation program grants awards that may include stock options, restricted and unrestricted stock awards and restricted stock units. For equity-classified stock option grants, the fair value of the option grants are estimated as of the date of grant using a Black-Scholes option valuation model, which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them, the estimated volatility of our common stock price over the expected term, the risk-free rate, and expected dividend yield. For equity-classified restricted stock awards, the fair value of the restricted stock awards are based on the fair value of our common stock on the date of grant. The estimated fair values of the employee stock awards are then expensed over the requisite service period, which is generally the awards’ vesting period, and uses the straight-line method to recognize stock-based compensation.
The accounting for equity-classified awards granted to consultants and nonemployees is largely consistent with the accounting for such awards granted to employees, with the exception that the fair value of the awards may be measured based on the expected term or the contractual term of the award and the fair value is recognized in the same period and in the same manner we would if we had paid cash for the related services.
We have elected to account for forfeitures of employee stock awards as they occur. Upon any exercise of stock option awards, we issue new shares of common stock, unless there are treasury shares available for reissuance at that time.
Recently Adopted Accounting Pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 of our audited consolidated financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates.
Interest Rate Risk
As of December 31, 2021, and January 31, 2021, cash consisted primarily of checking and savings deposits, restricted cash consists of cash secured as collateral for letters of credit in favor of our landlord and our corporate credit card program. We invest our excess cash in low-risk,
highly liquid money market funds and certificates of deposit with a major financial institution. Our investment policy is focused on the preservation of capital and supporting our liquidity needs. Under the policy, we invest in highly rated securities, issued by the U.S. government or liquid money market funds. We do not invest in financial instruments for trading or speculative purposes, nor do we use leveraged financial instruments. We utilize external investment managers who adhere to the guidelines of our investment policy.
Concentration of Credit Risk
We deposit our cash with financial institutions, and, at times, such balances may exceed federally insured limits. Management believes the financial institutions that hold our cash and cash equivalents are financially sound and, accordingly, management believes that minimal credit risk exists with respect to cash and cash equivalents.
Emerging Growth Company Status
In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are an emerging growth company and will advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.
We will be an emerging growth company under the JOBS Act until the earliest of (a) the last day of the fiscal year following the fifth anniversary of the completion of Supernova’s IPO, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates
or (d) the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the previous three years.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Capitalized terms used but not defined in this section shall have the meanings ascribed to them elsewhere in this prospectus.
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Supernova and Legacy Rigetti adjusted to give effect to the Business Combination, summarized below, and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X,
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosure about Acquired and Disposed Businesses.”
The Business Combination is summarized below as:

•	On October 6, 2021, Supernova entered into the Merger Agreement, by and among First Merger Sub, Second Merger Sub, and Legacy Rigetti.

•
On March 1, 2022, pursuant to the Merger Agreement, Supernova filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Supernova was domesticated and continues as a Delaware corporation, changing its name to “Rigetti Computing, Inc.”

•
As a result of and upon the effective time of the Domestication, among other things, (1) each then issued and outstanding Supernova Class A ordinary share converted automatically, on a one-for-one
basis, into a share of Rigetti common stock; (2) each then issued and outstanding Supernova Class B ordinary share converted automatically, on a one-for-one
basis, into a share of our common stock; (3) each then issued and outstanding warrant of Supernova converted automatically into a warrant to acquire one share of common stock pursuant to the warrant agreement, dated March 1, 2021, between Supernova and American Stock Transfer & Trust Company, as warrant agent; and (4) each then issued and outstanding Supernova Unit was separated and converted automatically into one share of common stock and one-fourth
of one warrant to purchase common stock. No fractional shares were issued upon exercise of the Warrants.

•
On the Closing Date, pursuant to the Merger Agreement, the Company consummated the merger transaction contemplated by the Merger Agreement, following approval at the Extraordinary General Meeting on February 28, 2022, whereby (i) the First Merger occurred and (ii) immediately following the consummation of the First Merger, the Second Merger occurred.

•
Immediately prior to the effective time of the First Merger, all shares of Legacy Rigetti Preferred Stock converted into shares of Legacy Rigetti common stock in accordance with the Amended and Restated Certificate of Incorporation of Legacy Rigetti pursuant to the Legacy Rigetti Preferred Stock Conversion.

•
Each share of Legacy Rigetti common stock (including Legacy Rigetti common stock resulting from the Legacy Rigetti Preferred Stock Conversion) that was issued and outstanding immediately prior to the First Merger was cancelled and converted into 78,959,579 shares of common stock.

•
Each warrant to purchase Legacy Rigetti common stock converted into a Rigetti assumed warrant to purchase shares of common stock subject to the same terms and conditions as were applicable to the original Legacy Rigetti warrants, and with an exercise price and number of shares of common stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement.

•
Each option to purchase Legacy Rigetti common stock converted into a Rigetti assumed option to purchase shares of common stock subject to the same terms and conditions as were applicable to the original Legacy Rigetti options, and with an exercise price and number of shares of common stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement.

•
Each restricted share of Legacy Rigetti common stock was exchanged for restricted shares of common stock subject to the same terms and conditions as were applicable to the original Legacy restricted shares, and with the number of shares of common stock based on the Exchange Ratio and other terms contained in the Merger Agreement.

•
Each Legacy Rigetti restricted stock unit award converted into a Rigetti assumed RSU to receive shares of common stock subject to the same terms and conditions as were applicable to the original Legacy restricted stock unit awards, and with the number of shares of common stock to which the Rigetti assumed RSU relates based on the Exchange Ratio and other terms contained in the Merger Agreement.

Other related events that occurred in connection with the Business Combination are summarized below:

•
The issuance and sale of (i) 10,251,000 shares of common stock for a purchase price of $10.00 per share and (ii) 4,390,244 shares of common stock for a purchase price of $10.25 per share, generated aggregate gross proceeds of $147.5 million in PIPE Financing pursuant to the Subscription Agreements.

•
Pursuant to the Sponsor Support Agreement, at the Closing (i) 2,479,000 shares of common stock held by the Sponsor (the “Promote Sponsor Vesting Shares”) became subject to vesting and are considered unvested and will only vest if, during the five year period following the Closing, the volume weighted average price of our common stock equals or exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days, and (ii) 580,273 shares of our common stock held by the Sponsor (“Sponsor Redemption-Based Vesting Shares”) became subject to vesting and considered unvested and will only vest if, during the five year period following the Closing, the volume weighted average price of our common stock equals or exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days (collectively, the Promote Sponsor Vesting Shares and Sponsor Redemption-Based Vesting Shares, “Sponsor Vesting Shares”). Any Sponsor Vesting Shares that remain unvested after the fifth anniversary of the Closing will be forfeited.

•
In connection with the execution of the Merger Agreement, Legacy Rigetti entered into a warrant subscription agreement with a strategic partner, Ampere, for the purchase of a warrant for an aggregate purchase price (including amounts from exercise) of $10,000,000. At the Closing, the warrant agreement was assumed by Rigetti as a result of the Merger. The warrant provides for the purchase of an aggregate of 1,000,000 shares of common stock at an exercise price of $0.0001. Ampere is required to pay $5.0 million no later than (i) the Closing or (ii) June 30, 2022, and upon such payment the warrant will vest and be exercisable by Ampere with respect to 500,000 shares of common stock pursuant to the terms of the warrant. No such purchase or payment has been made as of the Closing Date regarding this first $5.0 million. Ampere is required to pay an additional $5.0 million no later than the second anniversary of the date of the warrant subscription agreement, and upon such payment, the warrant will vest and be exercisable by Ampere with respect to the remaining 500,000 shares of common stock pursuant to the terms of the warrant. No pro forma adjustments have been made for the purchase of the warrants as the purchase of such warrants are contingent upon future events not tied to the Closing and are not expected to be purchased until June 30, 2022. Further, shares of common stock underlying the warrant subscription agreement are not reflected in the post-Business Combination capitalization tables.

Accounting Treatment of the Business Combination
The Business Combination was accounted for as a reverse recapitalization, in accordance with United States generally accepted accounting principles, or GAAP. Under the guidance in ASC 805, Supernova was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Rigetti issuing stock for the net assets of Supernova, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business

Combination were those of Legacy Rigetti. Legacy Rigetti is treated as the accounting acquirer based on evaluation of the following facts:

•	Former Legacy Rigetti stockholders have a controlling voting interest in Rigetti;

•
The Rigetti board of directors as of immediately after the closing is comprised of eight board members, seven seats occupied by previous Legacy Rigetti board members and one seat being occupied by a previous Supernova director;

•	Legacy Rigetti management continues to hold executive management roles for the post-combination company and be responsible for the day-to-day operations;

•	the post-combination company assumes the Rigetti name;

•	Rigetti maintains the Legacy Rigetti headquarters; and

•	the intended strategy of Rigetti is to continue Legacy Rigetti’s strategy.
Basis of Presentation
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical audited and consolidated balance sheet of Supernova and the historical audited and consolidated balance sheet of Legacy Rigetti as of December 31, 2021 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical audited and consolidated statement of operations of Supernova for the year ended December 31, 2021 and consolidated statement of operations of Legacy Rigetti for the 12 month period ended December 31, 2021, on a pro forma basis as if the business combination and related transactions summarized below had been consummated at the beginning of the earliest period presented. The audited consolidated financial statements of Legacy Rigetti are incorporated by reference into the Report to which this unaudited pro forma combined financial information is attached.
Legacy Rigetti’s unaudited statement of operations for the
12-month
period ended December 31, 2021 was derived from the audited consolidated statement of operations for the
11-month
period ended December 31, 2021 (February 1, 2021 to December 31, 2021), plus the unaudited statement of operations for the one-month
period ended January 31, 2021, which had revenue of $0.5 million and a net loss of $3.5 million. This was done in order to conform Legacy Rigetti to Supernova’s
12-month
period.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this prospectus and is subject to change as additional information becomes available and analyses are performed. Such assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers the basis of presentation to be reasonable under the circumstances.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Legacy Rigetti did not had any historical relationship with Supernova prior to the Business Combination. Accordingly, no adjustments were required to eliminate activities between the companies.
The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of Rigetti would have been had the Business

Combination taken place on December 31, 2021, nor is it indicative of the financial condition of Rigetti as of any future date. The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, PIPE Financing and certain other related events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Rigetti. The unaudited pro forma condensed combined financial information is subject to several uncertainties and assumptions as described in the accompanying notes.
The unaudited pro forma condensed combined financial statements reflect redemption of 22,915,538 shares of Supernova Class A common stock at $10.00 per share based on the amount in the trust account at Closing.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2021
(in thousands)

	SNII (Historical)	Legacy Rigetti (Historical)	Transaction Accounting Adjustments		Pro Forma Condensed Combined
ASSETS
Current assets
Cash	$533	$11,728	$345,019	(2A)	$216,717
			(12,075)	(2C)
			147,510	(2B)
			(44,843)	(2D)
			(2,000)	(2L)
			(229,155)	(2I)
Accounts receivable	—	1,543	—		1,543
Prepaid expenses and other current assets	235	1,351	—		1,586
Deferred offering costs	—	3,448	(3,448)	(2D)	—

Total Current Assets	768	18,070	201,008		219,846
Property and equipment, net	—	22,498	—		22,498
Restricted cash	—	317	—		317
Marketable securities held in Trust Account	345,019	—	(345,019)	(2A)	—
Other assets	36	164	—		200
Goodwill	—	5,377	—		5,377

TOTAL ASSETS	$345,823	$46,426	$(144,011)		$248,238

Current liabilities
Accounts payable	314	1,971	(1,252)	(2D)	1,033
Accrued expenses and other current liabilities	3,923	4,036	(4,530)	(2D)	3,429
Deferred revenue - current	—	985	—		985
Debt - current portion	—	1,290	—		1,290

Total Current Liabilities	4,237	8,282	(5,782)		6,737
Other liabilities	—	295	29,958	(2J)	30,253
Derivative warrant liabilities	30,988	4,355	—		35,343
Deferred underwriting commissions	12,075	—	(12,075)	(2C)	—
Debt - net of current portion	—	23,500	—		23,500

Total Liabilities	47,300	36,432	12,101		95,833

Commitments and contingencies
Redeemable convertible preferred stock, par value $0.000001 per share	—	81,523	(81,523)	(2F)	—
Class A Ordinary shares, $0.0001 par value	345,000	—	(345,000)	(2E)	—
Stockholders’ Equity
Class A common stock, par value $0.000001 per share	—	1	(1)	(2F)	—
Class A common stock, par value $0.0001 per share	—	—	—		—
Class A common stock, par value $0.0001 per share	—	—	3	(2E)	11
			1	(2B)
			1	(2G)
			8	(2F)
			(2)	(2I)
Class B common stock, par value $0.0001 per share	1	—	(1)	(2G)	—
Additional paid-in capital	—	135,550	344,997	(2E)	364,392
			(46,478)	(2H)
			147,509	(2B)
			81,516	(2F)
			(42,509)	(2D)
			(29,958)	(2J)
			2,918	(2K)
			(229,153)	(2I)
Accumulated other comprehensive gain	—	52	—		52
Accumulated deficit	(46,478)	(207,132)	46,478	(2H)	(212,050)
			(2,918)	(2K)
			(2,000)	(2L)

Total Stockholders’ Deficit	(46,477)	(71,529)	270,411		152,405

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$345,823	$46,426	$(144,011)		$248,238

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year Ended December 31, 2021
(in thousands, except share and per share amounts)

	SNII (Historical)	Legacy Rigetti (Pro Forma)	Transaction Accounting Adjustments		Pro Forma Condensed Combined
Revenue	$—	$8,633			$8,633
Cost of revenues	—	1,770			1,770

Total gross profit	—	6,863	—		6,863
Operating Expenses
Research and development	—	29,285	1,605	(2CC)	30,890
General and administrative	4,905	12,597	21,703	(2BB)	42,518
			2,000	(2DD)
			1,313	(2CC)
Sales and marketing	—	2,557	—		2,557

Total operating expenses	4,905	44,439	26,621		75,965

Operating loss:	$(4,905)	$(37,576)	$(26,621)		$(69,102)

Other income (expense), net
Change in fair value of warrant liability	(17,782)	(1,664)	—		(19,446)
Offering costs associated with warrant liability	(502)	—	—		(502)
Interest income	19	11	(19)	(2AA)	11
Interest expense	—	(2,465)			(2,465)
Other expense	—	(23)			(23)

Total other income (expense), net	(18,265)	(4,141)	(19)		(22,425)

Net loss	$(23,170)	$(41,717)	$(26,640)		$(91,527)

Loss per Share
Weighted-average shares outstanding of common stock					107,214,031
Loss per share (basic and diluted) attributable to common stockholders					$(0.85)

Note 1—Accounting Policies
Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences that would have an impact on the unaudited pro forma condensed combined financial information and has determined no adjustments are required or necessary.
The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2021.
Note 2—Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 includes adjustments that are directly attributable to the Business Combination, PIPE Financing and certain other related events.
The pro forma adjustments are as follows:

(A)
Reflects the reclassification of approximately $345.0 million of cash and cash equivalents held in the trust account at the balance sheet date that became available to fund redemptions in connection with the Business Combination or future cash needs of post-combination company.

(B)
Represents aggregate gross proceeds of $147.5 million from the private placements of (i) 10,251,000 shares of common stock for a purchase price of $10.00 per share and (ii) 4,390,244 shares of common stock for a purchase price of $10.25 per share.

(C)
Reflects the payment and settlement of approximately $12.0 million of deferred underwriters’ fees related to the Supernova initial public offering that were contingent on the consummation of the Business Combination.

(D)
Represents the (i) settlement of $46.4 million of estimated transaction costs in consummating the Business Combination and related transactions, of which $44.8 million were not been paid as of December 31, 2021, and (ii) reclassification of Rigetti and Supernova transaction costs of $3.4 million within deferred offering costs and $5.8 million within accrued expenses and accounts payable. In connection with the reverse recapitalization treatment, Legacy Rigetti’s transaction costs are recorded as reductions to additional paid-in
capital. Of the total amount shown, approximately $25.6 million is from Supernova, and $20.8 million is from Legacy Rigetti.

Supernova’s transaction costs are recorded through the income statement and would be treated as a reduction to accumulated deficit, however, as Supernova’s accumulated deficit is reclassified to additional paid-in
capital in connection with the First Merger, this adjustment reflects the recording of the transaction costs directly to additional paid-in
capital.

(E)	Reflects the reclassification of Supernova Class A ordinary shares subject to possible redemption to permanent stockholders’ equity.

(F)
Represents recapitalization of Rigetti equity, both redeemable convertible Preferred Stock and common stock, and issuance of shares of the common stock to Legacy Rigetti equityholders as consideration for the reverse recapitalization.

(G)
Reflects the conversion of Supernova Class B ordinary shares held by the initial stockholders of Supernova to shares of common stock. Pursuant to the terms of the Supernova’s Memorandum of Association and Articles of Association, all shares of Supernova Class B ordinary shares outstanding prior to the Closing were converted into shares of common stock at the Closing. This adjustment reflects the conversion of such ordinary shares directly into common stock subject to the terms and conditions of the Merger Agreement.

(H)	Reflects the reclassification of Supernova’s historical accumulated deficit.

(I)
Reflects the cash disbursement in which 22,915,538 shares of Supernova’s outstanding public shares were redeemed for an aggregate payment of approximately $229.2 million (based on the per share redemption price of $10.00 per share).

(J)
Reflects the fair value of the Sponsor Vesting Shares contingently releasable to Supernova’s Sponsor to be accounted for as a liability. Fair value was determined based on information available as of the date of the unaudited pro forma condensed combined financial information. Significant assumptions to the valuation include estimated redemption levels of Supernova’s outstanding public shares, a term of five years, volatility of 90.2%, risk-free rate of 1.26%, and a dividend yield of 0.0%.

(K)
Represents incremental stock-based compensation expense associated with certain Legacy Rigetti RSUs that vest based on both a liquidity and a service condition. The liquidity condition is satisfied upon the occurrence of certain events, including a merger or acquisition or other business combination transaction involving Legacy Rigetti and a publicly traded special purpose acquisition company or other similar entity and, as a result, the liquidity condition for certain of Legacy Rigetti’s RSUs was satisfied upon the completion of the Business Combination. Legacy Rigetti will recognize a total $2.9 million of incremental stock-based compensation expense associated with these restricted stock units, based on the number of Legacy restricted stock units outstanding and the requisite service completed at December 31, 2021, and no forfeitures prior to closing of the Business Combination.

(L)	Represents the payment of a cash transaction bonus to certain Legacy Rigetti employees as a result of completion of the Business Combination.
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:
(AA) Elimination of interest income earned on the trust account.
(BB) Reflects $21.7 million of Supernova’s
non-recurring
transaction costs related to the Business Combination and related transactions. These transaction costs are not reflected in Supernova’s historical financial statements and will be expensed as incurred.
(CC) Represents incremental stock-based compensation expense associated with certain Legacy Rigetti RSUs that vest based on both a liquidity and a service condition. The liquidity condition is satisfied upon the occurrence of certain events, including a merger or acquisition or other Business Combination transaction involving the Company and a publicly traded special purpose acquisition company or other similar entity and, as a result, the liquidity condition for certain of Legacy Rigetti’s RSUs was satisfied upon the completion of the Business Combination. As a result of closing of the Business Combination, Rigetti will recognize approximately $2.9 million of incremental stock-based compensation expense associated with these restricted stock units, based on the number of restricted stock units outstanding and the requisite service completed at December 31, 2021, and no forfeitures prior to closing of the Business Combination.
(DD) Reflects
non-recurring
expenses related to the payment of a cash transaction bonus to certain Legacy Rigetti employees upon close of the Business Combination.
Note 3—Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares of common stock in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire period presented.

(Amounts in thousands, except share and per share data)	For the year ended December 31, 2021
Pro forma net loss	$(91,527)
Weighted average shares calculation, basic and diluted
Former Rigetti equityholders(a)(b)	75,422,598
Sponsor(c)	5,565,727
Former Supernova Class A stockholders	11,584,462
PIPE Shares(d)(e)	14,641,244

Weighted average Class A shares outstanding	107,214,031

Loss per share attributable to Class A common stockholders (basic and diluted)	$(0.85)

As a result of the pro forma net loss, the loss per share amounts exclude the anti-dilutive impact from certain securities described below:

(a)
In accordance with the terms and subject to the conditions of the Merger Agreement, each outstanding share of Legacy Rigetti common stock (including Legacy Rigetti common stock resulting from the Legacy Rigetti Preferred Stock Conversion) was exchanged for shares of common stock and outstanding Legacy Rigetti Options and Legacy Rigetti Warrants (whether vested or unvested) were converted into options and warrants to purchase common stock.

(b)
Amount excludes 11,617,149 shares underlying options of Legacy Rigetti assumed and converted into Rigetti assumed options to purchase common stock issued to holders of Legacy Rigetti options, as such these options remained unexercised as of the Closing based on Legacy Rigetti options outstanding as of December 31, 2021. In addition, this amount excludes shares of Legacy Rigetti common stock issuable upon exercise of outstanding Legacy Rigetti warrants and Legacy Rigetti restricted stock units which were assumed and converted to Rigetti assumed warrants and Rigetti assumed RSUs with respect to common stock upon Closing. The shares of common stock underlying the Rigetti assumed warrants and Rigetti assumed RSUs are 8,535,739 and 5,390,422, respectively, based on Legacy Rigetti warrants and Legacy Rigetti restricted stock units outstanding as of December 31, 2021. Of the 5,390,422 shares of common stock underlying the Rigetti assumed RSUs based on Legacy Rigetti restricted stock unit awards outstanding as of December 31, 2021, 751,724 shares of common stock became vested at Closing based on meeting both a liquidity and a service condition upon the consummation of the Business Combination.

(c)
Amount excludes 4,450,000 Supernova Class A ordinary shares underlying the private placement warrants and 8,625,000 Supernova Class A ordinary shares underlying the public warrants that were converted on a one-for-one
basis into warrants to purchase common stock in the Domestication. A total of 3,059,273 Sponsor Vesting Shares were excluded and subject to forfeiture as certain performance- based vesting requirements were not met as of the Closing.

(d)	Amount excludes shares underlying the warrant subscription agreement that provides for the purchase of an aggregate of 1,000,000 shares of common stock issued to a strategic investor.

(e)	PIPE Investors include affiliates of Supernova investing in 500,000 shares of common stock.

BUSINESS
Overview
OUR MISSION IS TO BUILD THE WORLD’S MOST POWERFUL COMPUTERS TO HELP SOLVE HUMANITY’S MOST IMPORTANT AND PRESSING PROBLEMS.
Today, many of the world’s most important computational challenges remain intractable, lying beyond the capabilities of traditional supercomputers and cloud infrastructure. We build and operate quantum computers. We believe quantum computing represents one of the most transformative emerging capabilities in the world today. By leveraging quantum mechanics, our quantum computers process information in fundamentally new, more powerful ways. When scaled, these systems are poised to solve problems of staggering computational complexity at unprecedented speed.
The availability of scalable quantum computers is expected to enable scientists and engineers to address problems in areas like climate change, fusion energy, quantitative finance, drug development and discovery, materials science, and artificial intelligence. Industry researchers estimate that fully fault tolerant quantum computers could ultimately produce up to $850 billion in annual value creation for end users and technology providers.
To unlock this opportunity, we have developed the world’s first multi-chip quantum processor for scalable quantum computing systems. This patented and patent pending, modular chip architecture is the building block for new generations of quantum processors that we expect to achieve a clear advantage over classical computers.
We are a vertically integrated company. We own and operate
Fab-1.
Through
Fab-1,
we own the means of production of our breakthrough multi-chip quantum processor technology. The company leverages our chips through a full-stack product development approach, from quantum chip design and manufacturing through cloud delivery. We believe this full-stack development approach offers both the fastest and lowest risk path to building commercially valuable quantum computers.
We have been deploying our quantum computers to end users over the cloud since 2017. We offer our full-stack quantum computing platform as a cloud service to a wide range of end-users,
directly through our Rigetti QCS platform, and also through cloud service providers.
We have developed strong customer relationships and collaborative partnerships to accelerate the development of key technologies for high-value use cases that unlock strategic early markets. Our partners and customers include commercial enterprises such as Amazon Web Services, Ampere, Astex Pharmaceuticals, Deloitte, Microsoft, Nasdaq and Standard Chartered Bank, along with U.S. government organizations such as DARPA, DOE, and NASA.
We are led by our founder and CEO, Dr. Chad Rigetti, a quantum computing entrepreneur and physicist. Since founding Rigetti in 2013, Dr. Rigetti has led the company in becoming a preeminent global leader in quantum computing. He has raised more than $200 million in venture funding, assembled a world class leadership team and board, and established a culture of innovation within the company. In addition to his track record as an entrepreneur and executive leader, Dr. Rigetti is an inventor on 38 issued U.S. patents and the author of more than 20 peer-reviewed scientific publications that have received more than 4,000 total citations.
In addition, the company’s seasoned leadership team has a distinctive blend of entrepreneurial and public company experience required to understand emerging technology markets, create strong partnerships, develop advanced computing technologies that deliver on long term product road maps, and scale the business. Their experience includes expertise and leadership in semiconductor manufacturing, cloud and advanced computing, and government business. The company is powered by a deep technical team that includes global experts in quantum chip design and manufacturing, quantum computing systems architecture, quantum software, and quantum algorithms and applications.

Powered by the production of our scalable multi-chip quantum processors in
Fab-1
and our full-stack product development approach, we expect to deliver quantum computing systems that demonstrate clear performance advantages over classical computing alternatives for multiple high-impact application areas.
Market Opportunity
Many of humankind’s greatest achievements were only made possible through the invention of the transistor in 1947, which led to the Digital Revolution. For more than half a century, we have witnessed how the continuous progress of transistors and their application in computing has led to an immeasurably positive economic and social impact on the world.
However, despite the tremendous advances resulting from a near continuous doubling of computing capacity every two years through the reduction of transistor size, many of the world’s most pressing computational problems are still considered impossible to solve with today’s classical computers. Furthermore, the historical rate of progress in classical computing power appears to be slowing down as the miniaturization of transistors begins to run into its natural physical limits.
Against this backdrop, quantum computing has emerged as a potentially disruptive new approach to building ever-more powerful computers and tackling the world’s most challenging computational problems. This is because the quantum computing technology leverages the properties of quantum physics to perform calculations in a fundamentally different way. Classical computer chips use binary bits to represent information as either ones or zeros. They are constrained to solving problems by evaluating solutions sequentially. Quantum computer chips, on the other hand, use qubits, which can simultaneously exist in both zero and one states at the same time. This allows qubits and quantum computers to store and process an exponentially larger amount of data when compared to their classical counterparts, and it enables them to solve problems by evaluating solutions simultaneously.
Quantum computing may allow software programs to evaluate problems with billions of potential outcomes or process calculations on large datasets that would not be possible even on the world’s most powerful supercomputers. The availability of this kind of computing power would enable scientists and engineers to take on problems currently hindering society’s ability to achieve much needed breakthroughs in areas like climate change, fusion energy, pharmaceutical drug discovery, material science and artificial intelligence.
Opportunities and Challenges in Classical Computing
Demand for computing power capable of solving computationally complex problems is increasing. Many of these types of problems are approached through the use of High Performance Computing (“HPC”), which relies primarily on large classical computers located either in the cloud or on-premise.
Management estimates the global market for HPC to be approximately $54 billion by 2027. Furthermore, we believe our quantum computers will be able to solve many computational problems with greater speed and at a lower cost than today’s high performance computers, thereby unlocking considerable value for the users of current HPC systems. Furthermore, we believe that quantum computing will be applicable to many use cases that today lie within the realm of the much larger cloud computing market.
Intractable Nature of Many Great Computation Problems
Advanced scientific and technical computing applied in fields like drug discovery, materials science, computational fluid dynamics, machine learning, and quantitative finance have underpinned many of society’s greatest scientific and industrial advancements over the past half-century. Yet, despite the availability of the latest cloud and supercomputing capabilities, these and many other fields remain constrained by the intractable nature of their thorniest problems. Typically, the computational limits of classical computers are reached because of either the size or complexity of the required calculations. In certain cases, algorithms have been developed that in theory solve a particular computation problem; however, classical computers are limited in their ability to implement and process such algorithms.

We anticipate that our quantum computers will have the ability to solve some of these problems that remain out of reach for other forms of computing, thus bringing the potential to unlock significant commercial opportunities that are not addressable today.
Slowing Rate of Classical Computing Performance Improvements
For decades, classical computing power increased exponentially as the number of transistors on a microchip were doubling about every two years, while the cost of computing simultaneously decreased significantly. Over the past ten years, this rate of progress in classical computing power has significantly slowed as physical limits on the miniaturization of transistors in nano-scale devices are being reached.
The Evolution of Quantum Computing Capabilities & Market Opportunities
We believe that market demand for our quantum computers will grow in phases that map to the increasing capabilities of our commercially available quantum computing systems. With each new phase, we expect quantum computers to solve an ever-increasing breadth of high-impact commercial problems and to do so with greater speed and accuracy.
Emerging Quantum Advantage (“eQA”) Phase
This phase is characterized by the availability of practical, fully functional and operational quantum computers, whose capabilities do not yet enable them to demonstrate clear performance advantages relative to traditional computers. Currently, our quantum computers are of sufficient scale and capability to be useful in applied research for quantum algorithm development, the exploration of potential applications of quantum computing, and for understanding the skill gaps an organization must resolve in order to be prepared to take advantage of quantum computing capabilities.
We consider the eQA phase to have begun two years ago, and during this time has been working with business and government researchers, commercial software developers and academic institutions who all access our quantum computers via cloud-based services.
Indications that this phase is coming to a close will be when there are repeated demonstrations solving practical problems, of substantial commercial or customer value, with a level of performance that is competitive with the best available classical computing performance.
Narrow Quantum Advantage (“nQA”) Phase
When our quantum computing processing capabilities have scaled to the point where they are production ready and can be used to solve practical, operationally relevant problems with improved accuracy, speed or cost over classical computers, we will have reached the phase of nQA.
In the nQA phase, we expect that large enterprises and government organizations will increase their investment in quantum computing as the superior computational capabilities of the technology will have progressed from projected to verifiably advantaged for certain applications. In addition to quantum-based research and development, quantum machine learning (“QML”) is likely to emerge as a strong avenue for growth as it can be leveraged in a wide range of business and scientific applications. Research into quantum simulation and quantum optimization opportunities is predicted to increase in the nQA phase.
Broad Quantum Advantage (“bQA”)
We will consider the phase of bQA to have begun when our quantum computing processing abilities have scaled to the point where they can be used to solve practical problems that would be physically impossible to solve on any classical computer.

With both scaled qubit counts and strong error correction capabilities, we believe our quantum computers will be suitable for many applications of quantum machine learning and begin to be used for a growing number of quantum simulation and quantum optimization problems. When we demonstrate bQA, we expect many new potential clients to emerge as the range and value of the problems that are addressable by our quantum computing systems significantly increases.
Large-Scale Fault Tolerant Quantum Computing (“lFTQC”)
We will consider the phase of lFTQC to begin when systems are available with hundreds of logical qubits, which can be universally controlled and measured with substantially error-free operation through the full course of a quantum computation. This likely requires systems with 10,000 to 1,000,000 physical qubits. We believe our scalable multi-chip architecture paves the way to scale up to these large systems.
We anticipate the beginning of the large-scale fault tolerant phase to be likely at least a decade away. As quantum computing further matures through this phase, systems will likely continue to grow in scale and performance, culminating in full-scale fault tolerance that operates using potentially thousands of effectively perfect logical qubits. This ultimate goal of full-scale fault tolerance represents the largest commercial opportunity at an estimated $850 billion per year in potential annual value creation for end users and technology providers.
Business Strategy
Our approach to developing and sustaining strong competitive advantage relies on a four-pronged strategy:

•
Create high performance quantum computing systems through full-stack product development.
From the outset, we have approached the market opportunity with a strategy to build quantum computers, the superconducting processors that power them, and the software required to access and program these systems. We believe that vertical integration, from chip manufacturing through cloud delivery, unlocks the fastest and lowest risk path to broad commercialization and the largest, long-term market opportunity. This was recently underscored by our announcement of the industry’s first multi-chip quantum processor for scalable quantum computers, a capability realized through many innovations from
Fab-1.

•
Leverage cloud to provide broad access to our quantum computers.
We have been providing cloud access to our quantum computers since 2017 and have since expanded the availability of our machines through distribution agreements with other solution providers including Amazon Braket, Microsoft, Oak Ridge National Laboratory (“ORNL”) and Strangeworks. Cloud services efficiently simplify access to our quantum computers and allow for pricing that enables a broad range of scientific, commercial and academic developers to readily participate in the development of quantum computing algorithms, applications and software development tools. Collectively, these cloud services provide a range of choices and capabilities designed to meet the diverse needs of large and small organizations alike.

•
Develop deep partnerships that accelerate the development and commercialization of quantum computing.
We have formed commercial partnerships with business and government entities that are designed to advance their mutual understanding of the opportunities, challenges and solutions necessary for quantum computing to excel in specific real-world applications. Examples of these partnerships include our contracted relationships with DARPA, the DOE’s Fermi National Accelerator Laboratory (“Fermilab”), ORNL, and Innovate UK. We believe these types of highly collaborative, multi-year relationships will yield specialized and proprietary market insights and technological advancements. We expect the number and scope of these types of partnerships to expand as the capabilities of our quantum computers continue to grow.

•	Advance our technology leadership position . We invest heavily in recruiting and resourcing a world-class and multidisciplinary team of scientists, hardware and software engineers, system designers and algorithm and application developers to rapidly innovate, invent, engineer and commercialize our quantum computing technologies. We have also developed numerous proprietary technologies required to create quantum computing chips, quantum computer systems, software and cloud-based services and we rigorously protect our unique intellectual property through a portfolio of 140 patents issued and pending. We intend to continue deeply investing in finding and fostering the talent required to remain at the forefront of quantum computing innovation, while protecting our growing base of intellectual property.

Business Model & Services
Our business model centers on revenue generated from quantum computing systems made accessible via the cloud in the form of QCaaS products. Additionally, we are developing a revenue stream and forging important customer relationships by entering into technology development contracts with various partners.
Quantum Computing as a Service
We design, build, own, and operate quantum computers and sell access to these systems through cloud-based services, commonly referred to as QCaaS. This approach enables us to serve a wide range of customers without the complexity and cost associated with shipping, operating and servicing computing equipment on customer premises.
Rigetti Quantum Cloud Services
The company’s flagship product is Rigetti Quantum Cloud Services. QCS is a platform to deliver high-performance quantum computing over the cloud. QCS features a hybrid quantum-classical computing environment that incorporates Rigetti quantum computers operating in tandem with cloud infrastructure. It provides support for a broad range of programming capabilities, the ability to integrate over public or private clouds, and high-speed connectivity to auxiliary classical computing resources.
The product is designed to meet the needs of a diverse set of customers that all benefit from the high-performance nature of its core computational capabilities. Central to QCS are two very powerful sets of technologies developed by us—our quantum processing units (“QPUs”), and our quantum operating system, as described below.
Rigetti Quantum Processing Units
. At the heart of QCS are the proprietary QPUs that perform quantum computations. Our QPUs contain fabricated silicon-based chips featuring superconducting qubits. These high-performance chips provide fast gate times, low latency conditional logic, and fast program execution times.
Rigetti QPUs are designed and fabricated at
Fab-1,
leveraging novel manufacturing methods to create
state-of-the-art
superconducting qubits.
Production versions of QCS currently utilize our
Aspen-11
series chips with 40 qubits and our
Aspen-M
series chips with 80 qubits.
Quantum Operating System Software
. QCS’s computing environment is powered by a distributed quantum operating system that natively supports both public and private cloud architectures.
The operating system software includes a rich set of quantum application and software development tools designed to unlock the capabilities of the quantum computing ecosystem by:

•	Enabling customers to access Rigetti QPUs through a broad range of quantum application software, development frameworks and algorithm libraries;

•	Providing software and algorithm developers with the performance and fine-grained control required to expedite a new era of computational breakthroughs; and

•	Facilitating the implementation of high performance public and private clouds with ultra-low latency connectivity between classical hardware and Rigetti QPUs.

Rigetti’s quantum computing facility in Berkeley, California includes both research and development and production quantum processing units, which are each housed in a dilution refrigerator.
Direct QCaaS Distribution
We provide access on a commercial basis to our quantum computers over QCS, directly engaging with enterprises and government organizations making significant investments in quantum computing research, development and readiness.
We believe many of these customers will have performance, customization and integration requirements best met by our ability to engage deeply, and directly, with these kinds of clients. We believe the company’s full-stack product development approach, and strategy of forging collaborative customer partnerships, positions the company to be a highly valued and long-term provider of quantum computing services to these organizations.
To date, these direct customer relationships have been with customers using QCS for general quantum computing research, algorithm development, algorithm benchmarking and software development activities. They represent a cross section of industries, government agencies and partners in the quantum computing ecosystem.

Indirect QCaaS Distribution
There are a large and growing number of providers of classical computing services over the cloud. This creates an opportunity for us to efficiently reach a broad set of end-users,
indirectly, by partnering with cloud computing service providers, who in turn sell access to our quantum computer systems to their own customers.
The indirect distribution model is enabled by the same QCS platform used in the direct distribution model, providing us with powerful business leverage in addressing the needs of customers in different market segments. In this instance, we can capitalize on our full-stack product development capabilities to meet the unique requirements of cloud-service providers. For example, one cloud provider or HPC operator might need deep and high-performance integration with a specific Machine Learning service they provide, while another might desire a fast and easy way for small customers to be introduced to quantum computing.
We have signed a distribution agreement with Amazon’s Amazon Braket service, providing access to our quantum computing systems to AWS customers. We have also signed a distribution agreement with ORNL, a U.S. government entity that provides state-of-the-art
computational infrastructure to government researchers. Similarly, we have signed a distribution agreement with Strangeworks, a provider of quantum computing enablement software, services and computational resources. We recently announced a collaboration with Microsoft to provide Rigetti quantum computers over the cloud to users of Microsoft’s Azure Quantum service. We expect to enter into additional distribution agreements to provide broader access to our quantum computing systems as market demand increases and interest in quantum computing continues to mature.
Key Technology Development Partnerships
We enter into multi-year development partnerships with organizations that have specialized technical expertise and a strong interest in advancing their understanding and application of quantum computing technology. These partnerships can provide us with deep insight into the unique requirements of market leaders in key industries; advance our engineering and product development capabilities; and lead to the creation of new hardware and software products.
Examples of our development partnerships include contracts with:

•
Fermi National Accelerator Laboratory, or Fermilab, and the U.S. DOE’s Superconducting Quantum Materials and Systems Center (“SQMS”), to advance the development of scalable and high performance quantum processors;

•	DARPA and National Aeronautics and Space Administration (“NASA”) to create quantum computing systems, software and algorithms for optimization applications; and

•
Innovate UK, as part of the British government’s effort to accelerate commercialization of quantum computing in the United Kingdom and to pursue practical applications in machine learning, molecular simulation and financial optimization.

We expect to add new development partnerships as the capabilities of our quantum computer systems grow and the market’s readiness and interest in quantum computing continues to mature.

Rigetti Foundry Services
Rigetti Foundry Services leverages the company’s
US-based
in-house
fabrication facility to deliver superconducting quantum chips to advance and accelerate quantum information science and technology research and development efforts. Customers include researchers spanning academia, defense laboratories, and national laboratories.

A Rigetti employee inspects a silicon wafer with superconducting quantum integrated circuits that was fabricated at Rigetti’s
Fab-1
facility.
Professional Services
In certain engagements, we provide professional services that enhance and advance our customers’ ability to consume our core products and services. Our engineers can augment a client’s internal capabilities with expertise in algorithm development, benchmarking, quantum application programming and software development. These fee-based
services can enhance our customer’s readiness for quantum, accelerate our customer’s timelines for meaningful discoveries, and increase our depth of knowledge about key application domains and customer requirements for quantum computing in different industries.
Key Applications
Quantum computing is expected to drive value across many different applications and industries. We believe that many of the principal benefits in these areas will spring from three different types of computational problems that are particularly well suited to quantum computing.
Machine Learning
Machine learning is a well-established field, with broad application, that today is already having a transformative impact on a myriad of markets. Our current market size is currently estimated at $16 billion with expected compound annual growth rates through 2028 of 39%, according to market research from Fortune Business Insights. Boston Consulting Group (“BCG”) projects that machine learning applications with fully fault tolerant quantum computers could produce $150 billion to $220 billion in annual potential value creation for end users and technology providers.
At the core of any machine learning application is a series of computations, typically expressed in linear algebra, applied to vast amounts of data in order to do things such as reliably classifying objects and making data-driven predictions. Today, cloud computing and HPC have been the predominant sources of the computational capabilities required to create effective machine learning algorithms, models and data analysis applications.
But, the efficiency of
HPC-powered
machine learning algorithms is limited when faced with richer data sets. For that reason, computer scientists have looked toward the computational promise of quantum computers, and the development of quantum-based algorithms, as a means of both accelerating current machine learning algorithms and creating new approaches that are currently impossible on classical computers.
Given these factors, the emerging field of QML is the focus of much of the current research and development occurring on quantum computers today. We already see emerging machine learning algorithms that take advantage of the unique capabilities of quantum computing to tackle the complex linear algebra problems at the heart of many machine learning tasks. In fact, recent research has emerged demonstrating that quantum algorithms could work better than classical ones for critical machine learning classification problems. As algorithmic research continues to progress, some of these quantum algorithms are improving to the point where their benefits may be realized on smaller scale quantum computers.
Recent research has also demonstrated the promising application of QML, for Generative Adversarial Networks, (“GANs”), a deep learning technique where a neural network is used to generate highly accurate and new examples that could plausibly have come from an original dataset. The potential utilization of quantum computing for GANs alone is far-reaching
and could be impactful in large markets like:

•	healthcare – for medical image analysis used to detect and categorize tumors and predict their growth;

•	drug discovery – for generating molecular structure candidates for medicines to target or cure diseases;

•	banking – for creating models that can detect financial fraud based upon predictive patterns rather than rules determined by previously observed behaviors; and

•	defense and intelligence – for reliably converting low resolution satellite imagery into high resolution photography.
We recently partnered with researchers at a U.S. government agency on a generative modeling application for weather forecasting. In this instance, we leveraged a combination of classical and QML techniques to produce high-quality synthetic weather radar data. Meteorological scoring metrics for storm prediction were in some cases augmented using the QML relative to the purely classical implementation. With additional refinement to the underlying methods, combined with the current pace of scaling and performance improvements in quantum hardware, the researchers believe the synthetic weather data application could be a strong candidate for quantum advantage and operational deployment.
Simulation
Classical computers have been used for decades in critical applications that model real-world processes or systems in order to study their behaviors over time. These computer-based simulations have had an enormous impact on fields like pharmaceuticals, material science, finance, logistics, aerospace, defense and computer-aided design and engineering.

The global market for simulation software alone is projected to grow from $12.7 billion in 2020 to $26.9 billion in 2026 according to Markets & Markets. BCG projects that simulation applications with fully fault tolerant quantum computers could produce $160 billion to $330 billion in annual potential value creation for end users and technology providers. Simulations are essentially mathematical models of a system and hence are logical candidates to benefit from quantum computing. Many important systems, such as molecular structures, cannot be accurately modeled due to the level of complexity associated with representing the properties and behaviors of the key elemental components.
We believe that quantum computers possess inherent advantages that will allow them to accurately model systems with large numbers of variables that are far outside the reach of classical computers today.
Quantum Mechanical System Simulations
The essential building blocks of nature, whose understanding has been the driver of many breakthrough innovations in pharmaceuticals, healthcare, energy, and material science, are the microscopic systems of molecules, atoms and subatomic particles like electrons and protons. The properties and behaviors of these quantum mechanical systems can be expressed in mathematical rules that have been verified experimentally with high degrees of accuracy, but the complexity associated with such calculations, and their applicability to existing and potential molecular and atomic structures, has proven to be outside the realm of capability for today’s classical computers.
Scientists have not found a way to rapidly and accurately model most quantum mechanical systems on a computational device that itself is not quantum in nature. Conversely, quantum computers have the potential to efficiently model the relevant set of potential interactions between quantum mechanical elements because they natively reflect the essential properties of quantum systems and behaviors like entanglement, superposition and wave functions.
Drug discovery is among the fields where research into the applicability of quantum computing for simulating quantum mechanical systems is producing considerable enthusiasm. With an average cost to develop a new drug at $2.4 billion, a quantum-based approach that could help pharmaceutical companies evaluate thousands of potential compounds for a targeted therapeutic, and avoid failed outcomes in costly clinical trials, would have an enormously positive economic and societal effect.
Other high potential impact areas for quantum mechanical simulations include the design of chemical catalysts, computational fluid dynamics in aerospace engineering, and nuclear fusion for clean energy.
We have several active partnerships with clients developing simulations of quantum mechanical systems. One such partnership is with Astex Pharmaceuticals, a United Kingdom-based company, which is working with our quantum computers on approaches that may speed up the process of drug discovery. We are also partnering with two U.S. DOE agencies on simulation applications in the areas of nuclear fusion and high energy physics.
Optimization
Many of the world’s largest and most valuable industries could potentially benefit from enhanced optimization enabled by quantum computing. In financial services, optimization can be applied to portfolio management, algorithmic trading and risk assessment. In telecommunications, optimization can be applied to call routing and network capacity planning. In manufacturing, optimization can help with workforce, warehouses and supply chain planning. In transport, there are logistics applications like fleet routing, driver scheduling, and package loading and delivery that can benefit from further optimization.
These types of problems can quickly overwhelm classical computers due to the large numbers of variables that need to be evaluated, which exponentially scales the computational power required with each additional possibility to be considered. For example, in a vehicle routing problem involving roundtrips to just 10 destinations there can be more than 300,000 permutations to be considered; with 15 destinations, the number of possible routes exceeds 87 billion. If you factor in other real-world considerations such as delivery cost, fleet size, driver availability, or service level agreements, you can see the intractable nature of these kinds of problems in full display.
The computational properties of a quantum computer inherently support the problem-solving requirements of extremely complex optimization calculations because quantum computers possess the ability to simultaneously evaluate very large numbers of variables, and each additional qubit in a quantum computer exponentially scales our information processing capacity. We expect that quantum computers could allow highly accurate optimization models to be continuously refreshed to reflect the impact of changing conditions on available solutions, ultimately leading to better and more responsive plans and decision-making.
With respect to optimization problems, BCG projects that simulation applications with fully fault tolerant quantum computers could unlock between $100 billion and $220 billion in annual value creation for end users and technology providers.
One of the most active fields of quantum algorithm research is the area of constrained combinatorial optimization. These mathematical equations can arrive at approximate results with a close-to-optimal
solution across many possible outcomes–a result that would create high value in many different industries, particularly when the exact solution is unknowable utilizing a classical computer.
We are exploring the application of our quantum computers for high value optimization problems including a partnership with NASA and DARPA for secure dynamic message scheduling using high-demand space and national security assets. Our partner, EntropicaLabs, has released an open-source library for implementing the QAOA algorithm on Rigetti QCS.
Recent Developments
In January 2022, we were selected to deliver hardware, software and benchmarks for Phase 2 of a DARPA program to develop quantum computers capable of solving complex scheduling optimization problems. The award was based upon us successfully completing our performance milestones in Phase I of the program.
Our Technology
Introduction to Quantum Computing
Quantum computers encode and process data using a new kind of information storing electrical circuit called a quantum bit, or qubit. By leveraging the quantum mechanical principle of superposition, qubits can represent complex mathematical combinations of both
zero and one at the same time. In contrast, classical computers are composed of transistors, electronic devices that hold binary zero or one states, therefore requiring billions of transistors in order to execute complex algorithms. This qubit property of superposition creates unique capabilities. By enabling qubits to encode more information than classical bits, it allows for a quantum computer’s power to scale exponentially, rather than linearly as with traditional computers based on transistors. Additionally, it makes it possible to construct algorithms that can evaluate all possible solutions to a problem simultaneously, rather than sequentially as is the case with classical computing.
These properties enable quantum computers to excel at solving problems with a large number of variables, highly complex and numerous solutions, or strong correlations or interactions. Many of these problems are currently intractable due to the scaling limits of classical computers and thus represent opportunities for computational advancement across many industries, including finance, pharma and biotechnology, energy, logistics, aerospace, defense and intelligence, and basic research and development.

How Quantum Computers Compute
To execute a quantum computation, classical data, which represents the problem to be solved and the algorithm, is translated into control sequences, or quantum logic gates, and applied to the qubits in the quantum computer. These sequences are called quantum circuits. Once the circuit has been executed on the quantum computer, the qubits are measured, resulting in classical data flowing out of the quantum computer and back into classical memory. The level of performance of a quantum computer in executing these circuits and solving computational problems is dictated by many factors. These include the scale
, or number of qubits available in the quantum processor to encode the problem and algorithm, with more qubits enabling exponentially more complex and challenging problems to be represented; the fidelity
of the quantum logic gates from which circuits are composed, which determines how often errors occur when the circuit is executed; the gate speed
, which shapes the time taken to execute a given circuit; the co-processing
technology and integration, which determines the rate at which classical data representing the problem and algorithm can be loaded into the quantum computer, and the rate at which it flows back out upon completion of the circuit execution; and
re-programmability
, or the speed with which the specific quantum circuit being executed may be updated to move on to the next step in a computational process.
Several candidate physical systems, or modalities, have been proposed or are being pursued, to form the basic physical qubits in quantum computers. These include, first and foremost, the superconducting qubit technology leveraged by us. They also include approaches based on trapped ions, trapped neutral atoms, and photonics. There is a varying degree of promise, potential and risk in building machines capable of meeting the above requirements for broad commercial utility. As outlined below, it is widely believed that superconducting qubit technology is the most mature, the most advanced, and most likely to ultimately lead to broad commercial success.
Requirements for Practical Workloads: Path to Quantum Advantage
Unlocking the broad commercial market for quantum computing calls for quantum computers that are able to solve practical commercial problems better, faster, or cheaper than the best alternative classical computing solution, including even the most powerful supercomputers. This inflection point is referred to as quantum advantage
. Achieving quantum advantage imposes requirements on the quantum computer itself, the most important of which relate to the above performance factors of scale
,
fidelity
,
speed
,
co-processing
, and
re-programmability
.
Scale
. In order for quantum computers to solve problems out of reach for classical computers, such as modeling molecules with many electrons in order to enhance drug discovery, they require a significant number of high-performing qubits, likely starting at between a few hundred to 1,000 qubits.
Fidelity
. A gate fidelity estimates the reliability of an operation. For instance, a two-qubit
gate with a gate fidelity of 99% means that 99 out of 100 times the operation will provide the correct result. Errors can be caused by imperfect control, natural manufacturing variations, finite qubit lifetimes (coherence) or other sources. Overall, high fidelities of over 99% are likely necessary to enable performance benefits on practical workloads. An error per operation is defined as
(1-fidelity).
Speed
. Speed is a crucial metric for all types of computers, both quantum and classical. Since quantum algorithms are ultimately composed of logic gates applied sequentially to qubits in a quantum computer, the speed with which these gates can be executed translates directly into processing speed and workload throughput. Therefore, faster quantum processing speeds can result in a larger number of addressable problems and larger market opportunity, as well as a more direct path to outperforming classical alternatives and a higher intrinsic revenue potential per unit time.
Co-processing
. Hybrid architectures that leverage quantum computers as
co-processors,
pioneered by us since the company’s inception, have now become widely adopted in the quantum computing industry. Quantum co-processing
delivered over the cloud, such as Rigetti Quantum Cloud Services platform, is the predominant framework for building and using quantum computers today. In this paradigm, quantum processors are tightly integrated with classical computing systems and infrastructure to ensure the rate of data flowing in and out of the quantum processor can meet the needs of commercial applications. Effective implementation of co-processing
hinges on both the intrinsic technological features of the specific qubit technology, as well as product innovations and system architectures aimed to prioritize this capability. For example, just as in classical computing architecture, fast gate speeds, coupled with a network architecture that achieves low network latency for data flow, are some requirements for high performance co-processing.
Reprogrammability
. Reprogrammable quantum computers are general purpose machines that should be able to run any quantum algorithm, provided the machine has the scale, fidelity, and other attributes needed to support the particular problem instance. While gate-model quantum computers, such as those made by us, IBM, IonQ and Google, are typically reprogrammable, different technology approaches and architecture choices lead to varying constraints in applying this capability in a practical setting. Specifically, the ability to dynamically reprogram the quantum processor during the execution of a quantum circuit or within the coherence time of its qubits is of particular importance for many anticipated applications and use cases.
While research and development funding and investments into quantum computing have accelerated, we believe that long-term commercial demand for quantum computing systems hinges on the ability to meet the above criteria for running practical workloads. Multiple quantum hardware modalities are being pursued. Among these, we believe the superconducting qubit is the only such modality that has, to date, demonstrated viability across all these requisite metrics.
Our Superconducting Quantum Processors
Introduction to Superconducting Qubits
We build and operate quantum computers based on superconducting qubits. Superconducting qubits are silicon-based electronic devices that encode information in quantum states associated with currents and voltages. Superconducting qubits benefit from the fact that their basic properties can be engineered through well-established semiconductor industry design and manufacturing techniques. This enables chip design and architecture tradeoffs to be made to overcome various practical constraints in building commercial quantum computing systems. They are also improving along these key metrics faster than approaches based on other qubit modalities, such as ion traps, photonics and neutral atoms. As an example, in June 2011, the largest algorithms demonstrated on programmable, gate model quantum computers across these modalities were in the range of a few qubits. In the ensuing ten-year
period from 2011 to 2021, superconducting systems have successfully scaled up to the range of 30 to 60 or more qubits, including demonstrations of quantum supremacy. This rate of scaling has easily outpaced other approaches. We believe this leadership results in part from an intrinsic advantage: superconducting qubits have many inherent similarities to traditional silicon-based chips. As a result, progress in superconducting quantum computers may be achieved by leveraging the existing capabilities — expertise, technologies, workforces, and supply chains, for example – of the semiconductor manufacturing industry, rather than needing to establish such capabilities anew.
Rigetti Quantum Processors
Rigetti quantum processors are based on transmon-style superconducting qubits. Quantum logic gates are actuated by applying electronic signals to the qubits. Chips are packaged, connected to input and output circuitry, and operated in a low-temperature
environment. Control and readout signals are generated and processed in a control system operating at room temperature. This control system is subsequently integrated with, or networked into, auxiliary classical computing hardware to enable co-processing
system requirements. Our competitive advantage begins at the chip level and extends through the full-stack, with a distinct focus on fabricating scalable hardware meeting the requirements for practical workloads.
Scale
Achieving the scale of quantum processor needed for practical workloads is perhaps the hardest requirement of all. To address this, we have developed a unique patented and patent-pending multi-chip quantum processor technology. This approach leverages techniques long used in classical computer microprocessors and memory (“RAM”). Our scalable processor architecture enables multiple core processor chips, each having many qubits, within a multi-chip assembly to function cohesively as a single, large quantum computer - without introducing additional error sources, network latency or other overhead. Using our modular chip architecture, larger quantum processors may be constructed by assembling more core processors together. From a manufacturing perspective, this enables a single type of core processor chip to support multiple quantum processor generations of increasing scale and performance. We believe that this solution facilitates rapid scaling and can enable even faster development cycles in future chip generations.
In addition to accelerating the pace of scaling, we believe our proprietary modular chip architecture has significant manufacturability and cost benefits. For example, rather than producing large, complex individual chips with 1,000 qubits, we may fabricate 10 chips with 100 qubits each, and use our multi-chip technology to assemble them together to produce a 1,000 qubit quantum processor. This solution makes it much easier to produce large processor chips with high yield. As a result, we believe our modular approach to be fundamentally more manufacturable, predictable, and scalable.
Our multi-chip technology incorporates several advances in integrated circuit design, architecture, and silicon device manufacturing. These advances include superconducting multi-chip bonding technology for chip-level 3D integration, superconducting through-silicon via process technology and interchip coupling technology that enables high-fidelity two-qubit
logic gates between qubits disposed on different silicon dies. These innovations have resulted from our investment in more than five years of technology development to establishing the essential capabilities to produce quantum processors meeting the requirements for broad commercial utility. We believe our new approach to scaling quantum computers will accelerate us toward quantum advantage systems.

Rigetti’s proprietary multi-chip architecture enables larger quantum processors to be constructed by assembling individual chips together, thereby supporting multiple quantum processor generations of increasing scale and performance
Fab-1
. We have developed, own and operate the distinctive manufacturing capabilities needed to produce quantum processors in our proprietary scalable architecture. In 2017, we became the first company to build a dedicated and integrated
Fab-1.
In addition to vertically integrating the process capabilities to produce our proprietary chips,
Fab-1
delivers a high mix of development chips to internal teams. This in-house
fabrication capability allows for rapid
design-fab-test
cycles of learning, enabling an innovation cycle we estimate to be two to five times faster than a typical MEMS or semiconductor foundry. In
Fab-1,
our engineers focus their efforts on rapidly exploring then optimizing new chip designs and establishing repeatable manufacturing processes.
Fab-1
also includes semi-automated chip testing and characterization capabilities. Additionally, by leveraging traditional semiconductor tools and processes,
Fab-1
builds on expertise from the existing semiconductor industry, a distinct advantage over other qubit modalities. This in-house
fab capability has enabled us to accumulate the
hands-on
experience and intellectual property, including
know-how,
patents, and trade secrets, to produce quantum computer chips within our scalable, proprietary architecture. Furthermore, we believe
Fab-1
has enough wafer capacity to supply all of our chip needs for at least the next five years.
Cooling
. Like all high-performance computing systems, Rigetti quantum computers require an advanced cooling system. In this case, commercially available dilution refrigerators maintain chip temperatures at around 0.02 Kelvin. Cooling power requirements and associated electricity costs will scale approximately linearly with qubit count, while expected computational utility increases exponentially. As a result, we expect the electricity costs to run the cooling systems of our quantum computers to make up an ever-decreasing fraction of the overall revenue generated from each machine. In addition, we work closely with refrigerator vendors and anticipates the commercial availability of dilution refrigerator systems with the capabilities to support our product roadmap.
Fidelity
Improvements to the coherence times of superconducting qubits, combined with methods for ever-faster and more precise quantum logic gates, have kept superconducting qubits on a pace of continuous fidelity improvement for approximately two decades. Over the last several years, algorithms have been developed on processors with average two-qubit
gate fidelities of
95-98%.
As processors scale to broad quantum advantage, fidelity will need to improve, likely to 99% and beyond.
We are focused on delivering advances to fidelity through a systematic engineering approach centered on our design-fab-test
flywheel powered by our
in-house
design and manufacturing. Uniquely, our modular processor technology enables improvements to fidelity to be achieved separately from efforts to increase scale; fidelity advancements can be developed on the individual core processor chips, and these improvements can be rapidly integrated into scaled processors through our multi-chip integration technology.
We successfully reduced the error rates on our systems by more than 50% over the four-year period from June 2017 to June 2021, with a median two-qubit
gate fidelity of 97.0% demonstrated internally on our 32Q QPUs.
We are now developing chips for a next-generation core quantum processor that uses tunable couplers, allowing for active cancellation of unwanted interactions between qubits to thereby improve control and decrease error. Recent tests on a 9Q system utilizing these new chips have demonstrated mean two-qubit
gate fidelities of 98.9%, median fidelities of 99.2% and maximum fidelities of 99.5%.
We expect to continue to deliver substantial reductions in error rates through three parallel and complementary areas. First, improvements in chip design aim to address error sources such as signal cross talk, spurious couplings, and sensitivity to manufacturing defects and variations. Second, improvements in the manufacturing process are being pursued to reduce errors from materials and interfaces. Lastly, improvements in the chip environment, packaging and signal chain can reduce externally (
i.e.
, originating
off-chip)
induced errors. Our distinctive approach to solving these problems systematically, through a blend of deep technical and manufacturing expertise, is a critical driver of our achievements to date. All three of these parallel initiatives are strongly supported and enabled by our key industry and government partnerships.
Speed
One of the strengths of superconducting qubit technology, and our technology in particular, is that gate operations on superconducting processors are faster than other commercially available modalities today.
The speed of gate operations in superconducting qubits are determined by the intentional design of circuit elements on-chip
and their optimized parameters, rather than relying on atomic properties. Our slowest class of gate operations, two-qubit
entangling gates, have a median duration of less than 200 nanoseconds. Moreover, for future computer systems from us, high quality entangling gates as fast as 36 nanoseconds have recently been achieved through the introduction of an additional circuit element to tune the interaction strength between qubits, showcasing the value of engineered approaches. We believe that superconducting processors’ speed advantage will result in a larger market for superconducting quantum computers compared to other modalities, as there are a multitude of high value use cases that require timely results, such as real-time decision making, risk calculations, and more. As in conventional computing, faster gate speeds also equate to higher throughput in commercial deployment and therefore greater potential revenue opportunity.
In February 2022, we announced speed test results for Circuit layer operations per second, or CLOPS, for our Aspen 11 and
Aspen-M
series processors. CLOPs was initially developed and published by IBM in October 2021. Conducting tests based on 100 shots, as set forth in the original published definition, the
40-qubit
Aspen-11
system demonstrated a CLOPS of 844, while the
80-qubit
Aspen-M
system demonstrated a CLOPS of 892. These results suggest that our current systems perform as well or better on this CLOPS speed test as the number of qubits in the system increases. To reflect what users can potentially expect in typical use cases, we also evaluated CLOPS using 1000 shots. In this case,
Aspen-11
performed at 7512 CLOPS and
Aspen-M
performed at 8333 CLOPS, demonstrating that comparable or better system speed persists at both higher shot counts and higher qubit counts. These speed tests were conducted using our production QCS environment.
Co-processing
It is widely believed that unlocking the commercial value of quantum computing requires quantum computers to be tightly integrated with classical computing systems and technology. High-performance co-processing
integration accelerates the path to quantum advantage by enabling both quantum and classical computing resources to work in tandem to address computational bottlenecks best suited to their particular strengths. This approach also facilitates adoption and usability by end users who are more familiar with classical programming. The inherent speed with which superconducting processors can execute circuits and be dynamically re-programmed
makes them ideally suited to high-speed
co-processing
integration. Other modalities have not demonstrated the gate speeds necessary to support high-performance co-processing.
We have invented and patented capabilities at the hardware and software level, such as parametric code compilation, to enable high performance co-processing
on a cloud platform. Parametric code compilation supports running faster hybrid algorithms through memory registers shared between classical programs and embedded logic on a QPU control system. This means that users can run algorithms without incurring latency that would otherwise be caused by updating parameters at each step.
Reprogrammability
Our systems are dynamically reprogrammable. Instructions are streamed into the quantum computer or updated within the execution time of the quantum logic circuit. This allows Rigetti machines to effectively run both the hybrid variational algorithms that underpin current use cases and quantum error correction routines in future systems. In a production setting, dynamic reprogrammability translates to higher customer job throughput per unit time. Since many applications are expected to require streamed data processing or error correction, this dynamic reprogrammability is central to unlocking the full market potential of quantum computing systems, especially in comparison to alternative modalities that are unable to implement high speed re-programming.
Our quantum computers are orchestrated with a control system operated at room temperature. In the Rigetti architecture, reprogramming the quantum processor occurs exclusively within this control system. Unlike photonics, for example, reprograming the system to run a new quantum circuit does not require slow on-chip
updates, but only requires changes to the sequence of signals applied to the chip. Our QPUs today support dynamic programming protocols within microsecond feedback loops. For example, re-setting
registers of qubits conditional on the outcomes of previous measurements, can increase overall quantum circuit throughput by 5x relative to non-dynamic
implementations of the same workload.
The QPU control system includes hardware for networking, classical microprocessors, FPGAs for control and readout pulse sequencing, and analog signal processing. The integrated system is designed and built to meet the requirements for co-processing
and reprogrammability over the cloud. This capability enables high-speed data flow within the quantum processor, and between the quantum processor and auxiliary classical compute and networking infrastructure. Rigetti systems are thus enabled for high-performance hybrid quantum-classical computing, the implementation of high-throughput quantum programs for practical workloads, and the dynamic control flow and feedback that underpins practical quantum error correction. The control system drives the quantum processor, calibrates and operates gates, and measures qubit states at the end of a computation.
Quantum Error Correction
Direct improvements to qubits and gate fidelities are currently the primary means of advancing the performance of quantum computers. However, at the scale of a few hundred qubits and beyond, a method called quantum error correction can be applied to further accelerate this rate of progress.
In quantum error correction, a large number of individual physical qubits can be transformed, through repeated application of gate and readout operations designed to detect and fix physical errors, into single “logical” qubits, whose properties are exponentially improved relative to the constituent physical qubits. While the methodology of quantum error correction is well-established in the field of quantum computing, systems capable of running such codes at a commercially useful scale are not currently available. Eventually, solving certain classes of problems will require the ability to compute with tens to hundreds or even thousands of logical qubits. This makes the ability to build large qubit count processors at this commercial scale an even more crucial capability.
Additionally, because errors must be identified at a specific physical location within the quantum processor in order to be corrected, those errors must also be well-localized within small regions of the quantum processor. For example, a qubit in one region must not induce errors on some distant qubit, but rather be constrained to influencing errors on nearby qubits. This essential requirement underpins modern quantum error correction theory and practice.
Turning to the processor’s physical qubit fabric, the necessity of localizing errors has led to the predominance of nearest-neighbor connectivity graphs in quantum processor design. Our quantum processors meet these essential requirements with a nearest-neighbor, planar connectivity graph. Planar codes are expected to show a high error threshold of approximately 1% error probability per operation. This means that if error rates are below the required threshold (e.g. 1%), then increasing the redundancy (
i.e.
, the number of physical qubits making up a single logical qubit) results in an exponential reduction in logical error. In other words, adding a small number of additional physical qubits per logical qubit will provide exponential improvements. Notably, codes for other modalities, such as Bacon-Shor codes for trapped ion qubits, lack such a threshold behavior.

We aim to deliver the physical qubit count needed, with the requisite nearest-neighbor connectivity, to enable developers and customers to benefit from this exponential error reduction. In contrast to known approaches for other qubit modalities, our systems are expected to be able to run the same code family at multiple different levels of redundancy without requiring additional complexity such as code concatenation. This approach enables developers to scale the effective error rate and associated overheads up and down as dictated by their use-case
requirements. For example, the smallest surface code logical qubit for superconducting processors is 17:1 physical qubits to logical qubits, in comparison to 16:1 for trapped ions. However, for complex applications, the ability to pack more physical qubits into the code (such as 100:1 or 1000:1) is critical because it allows developers to further reduce errors for algorithms based on many quantum gates where errors are more likely to accumulate. In comparison to trapped ions, we believe superconducting processors are better positioned to scale up to the large number of qubits required to run these valuable large codes while also having the fast gate speeds for them to be useful.
The Rigetti processor architecture, software tools, and cloud services platform are designed to enable users and partners to directly construct, test and deploy error correction and error mitigation protocols, and to tailor such codes to specific computational tasks through software. This capability is enabled by the re-programmability,
co-processing
integration, and system design we have established.
Intellectual Property
Our intellectual property portfolio plays a strategic role in advancing our innovation and leadership in quantum computing.
Our patent portfolio seeks to protect our current developments and the intellectual property space for the company’s technology roadmap and anticipated areas of development. We rely upon a combination of protections afforded to owners of patents, copyrights, trade secrets, and trademarks, along with confidentiality and proprietary rights agreements with employees, consultants, contractors, vendors and business partners to establish and protect our intellectual property rights.
As of the date of this prospectus, we have 140 issued and pending patents that protect our full-stack technology across hardware, software, and services. These patents cover a broad range of key technology areas of the business including (i) quantum computing systems, software and access; (ii) quantum processor hardware; (iii) algorithms and applications for problem solving; and (iv) chip design & fabrication. Our issued patents expire between 2034 and 2038.
We regularly review our development efforts to assess the existence and patentability of new inventions, and expects to file additional patent applications when determined it would benefit our business to do so.
We pursue international registration of our domain names and trademarks. We are the registered holder of a variety of domain name registrations, including “rigetti.com.” As of the Closing Date, we had four registered U.S. trademarks, six pending U.S. trademarks, six registered EU trademarks, four registered U.K. trademarks. Our trademark registrations include “Rigetti” in the US, U.K. and EU.
Sales & Marketing
During this period of eQA, our
go-to-market
strategy is focused on being a leader in the key market segments driving the early application of quantum computing. Our sales and marketing efforts are focused on technology development and distribution partnerships with the leading organizations in these markets. In the U.S. government, for example, the Department of Defense, the DOE and the Intelligence Community have each been making significant investments in quantum computing, and we have technology development partnerships with leading agencies and national laboratories. We are pursuing similar arrangements with customers in other important vertical market segments, like finance, where we are developing specific expertise in several application areas and are collaborating with Nasdaq and Standard Chartered Bank. We also have distribution relationships with customers like Amazon Web Services, Microsoft, ORNL and Strangeworks.

As new generations of Rigetti hardware continue to scale and achieve nQA and then BQA, we anticipate increasing our investment in both sales and marketing to expand the number of enterprise companies directly licensing our QCS platform.
Customers & Key Partners
We believe that the realization of quantum computing’s promise requires strong relationships across an ecosystem of innovative and quantum-committed organizations and have been developing commercial relationships and collaborative partnerships with organizations that possess a keen understanding of specific industry problems and deep technical expertise in key scientific and engineering disciplines.
To date, we have focused on developing a range of client relationships and research partnerships with:

•
enterprise-sized
organizations working on quantum-assisted breakthroughs in applications areas like drug discovery, network optimization, financial modeling, weather forecasting and fusion energy with organizations like Astex Pharmaceuticals, Deloitte, NASA, Nasdaq, Standard Chartered Bank, the U.S. DOE and certain military branches within the U.S. Department of Defense;

•
materials science researchers and quantum algorithm developers at renowned laboratories like Fermilab, Lawrence Livermore National Laboratory, MIT Lincoln Laboratory, NASA Quantum Artificial Intelligence Laboratory and ORNL;

•	quantum-focused software and algorithm companies like 1Qbit, Phasecraft, Riverlane, Q-CTRL and Zapata;

•	Cloud service providers like Amazon Web Services, Microsoft, and Strangeworks; and

•
We also enter into multi-year technology development partnerships with organizations that possess specialized technical expertise and strong interests in advancing the development of quantum computing (as referenced in
Business – Key Technology Development Partnerships
). These organizations include DARPA, SQMS, and Innovate UK.

Competition
The quantum computing market is evolving and highly competitive. With the introduction of new innovations and the potential entry of new competitors into the market, we expect competition to increase in the future, which could harm our business, results of operations, or financial condition.
Our current and prospective competitors include companies engaged in the research, development, and operation of quantum computing capabilities. Major companies now developing both quantum hardware and software include IBM, Google, Microsoft, IonQ, Quantinuum, PsiQuantum, Xanadu and ColdQuanta. In addition, because of the importance of quantum computing, most large public cloud providers and traditional chip makers are researching and investing in quantum computing initiatives, in some cases seeking to build quantum computers. For example, Amazon and Intel are engaged in the research and development of quantum computers. A number of development-stage companies are also seeking to build quantum computers, quantum software and applications, and quantum cloud computing services.
We believe our primary direct competition will come from other companies building or seeking to build universal, gate-model quantum computing systems that can meet the requirements for solving commercial problems. We believe competition will be based on a number of factors, including: different approaches to building quantum computers; quantum computer system performance, including scale, speed, and fidelity; system accessibility and ease of use; supported software and applications; compatibility with existing classical workflows; rate of technological innovation; ability to create value through long-term partnerships;
end-user
support and customer experience; solutions and insight delivery; price; brand recognition and trust; financial resources; and access to key personnel.

We believe that we are favorably positioned to compete on the basis of these factors. However, we face various risks relating to competition as described in “
Risk Factors—Risks Related to Rigetti’s Business and Industry—The quantum computing industry is competitive on a global scale and Rigetti may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers
.”
Regulatory
U.S. government contracts, grants, and agreements are subject to regulations and procurement laws. The majority of our current programs are subject to Title 2 of the Code of Federal Regulations, covering Grants and Agreements. We also perform programs authorized under Other Transaction Authority and the Federal Acquisition Regulation. Several of our agreements are also subject to agency level acquisition regulation supplements, including the Defense Federal Acquisition Regulation Supplement and the Department of Energy Acquisition Regulation. These regulations mandate uniform policies and procedures for the administration of government funded programs. This includes requiring compliance with eligibility and responsibility requirements, contractor qualifications, financial and reporting requirements, as well as subjecting the company audits and to other government reviews covering issues such as cost, performance, internal controls and accounting practices.
Employees & Core Values
Our deep and talented workforce is the key to our success. Our core values have been developed through collaborative engagement among the workforce and cohesively tie together our mission, strategy, technology development approach, and culture. Our core values play an essential role in guiding our interactions and decision making.
Our core value statements are:

1.
United in our purpose.
We bring our diverse strengths and experiences together to create a collaborative and supportive environment in service of our shared mission. Each person feels a sense of belonging and is able to reach their full potential through their unique contributions.

2.	Embrace grand challenges. We are motivated by grand challenges with world-changing potential. When the stakes are high, we respond in kind with ingenuity, creativity, and perseverance.

3 .
Build for tomorrow.
We solve today’s challenges with an eye toward the future. We focus on excellence over expediency and create forward-thinking solutions that lay the foundation for our lasting success.

4.
Act with integrity.
We bring our whole selves to every interaction and strive for consistency in all circumstances through our words, actions, decisions, and outcomes. We lead by example, fulfill our commitments, and take responsibility for our actions.

5.
Evolve and grow.
We learn through our successes and even more through our failures. We are open minded, look for opportunities to learn in every situation, and actively seek new information, feedback, and ideas that allow us to continuously improve.

6.
Magic through mastery.
We live at the intersection of focus and creativity. We remove complexity and drive results through small, daily, intentional actions that compound over time to become the solutions that delight our customers and our colleagues. Our success is the culmination of sustained and determined effort.

We seek to hire people who are mission driven and motivated by grand challenges with world-changing potential. Our success requires a high level of collaboration as it leverages different scientific and business disciplines to move faster toward breakthrough solutions. As of March 18, 2022, we had more than 160 full-time employees, of which approximately 50 employees hold technical PhDs from many of the world’s esteemed universities. None of our employees are subject to collective bargaining agreements or are represented by a labor union at this time.

Facilities
Our corporate headquarters is located in Berkeley, California, where it leases 15,625 square feet pursuant to a lease that expires October 31, 2022 with the option to renew the lease for six additional years thereafter. Our
Fab-1
facility is located in Fremont, California, where the company leases approximately 38,000 square feet pursuant to a lease that expires January 31, 2026. We also have offices for our international operations in the United Kingdom and Australia. We believe our current and planned offices will be adequate for the foreseeable future and that we will be able to obtain additional space as needed under commercially reasonable terms.
Legal Proceedings
From time to time, we may become involved in actions, claims, suits and other legal proceedings arising from the ordinary course of business. Our management believes we are not currently a party to any actions, claims, suits or other legal proceedings, the outcome of which, if determined adversely to the company, would have a material adverse effect on its results of operations, financial condition or cash flows.

MANAGEMENT
Executive Officers and Directors
The business and affairs of Rigetti are managed by or under the direction of the board of directors of Rigetti (the “Board”). The directors and executive officers of Rigetti as of March 22, 2022 are as follows:

Name	Age	Position
Executive Officers
Chad Rigetti	43	President, Chief Executive Officer and Director
Taryn Naidu	43	Chief Operating Officer
Brian Sereda	61	Chief Financial Officer
Rick Danis	52	General Counsel and Corporate Secretary
Mike Harburn	52	Chief Technology Officer
Greg Peters	62	Chief Revenue Officer

Non-Employee Directors
Alissa Fitzgerald	52	Director
Gen. Peter Pace	76	Director
Ray Johnson	66	Director
David Cowan	55	Director
Cathy McCarthy	74	Director
Michael Clifton	42	Director
H. Gail Sandford	58	Director
Executive Officers
Chad Rigetti.
Dr. Chad Rigetti has served as CEO and President of Rigetti and a member of our Board since immediately following the consummation of the Business Combination and previously served as CEO, founder and a director of Legacy Rigetti since the company’s incepetion. Dr. Rigetti is a quantum computing entrepreneur and physicist. Since founding Legacy Rigetti in 2013, Dr. Rigetti has led the company to become a preeminent global leader in quantum computing. He has raised more than $200M in venture funding, built a world class leadership team and board, and institutionalized the company’s pioneering innovation capabilities. Prior to Rigetti and Legacy Rigetti, Dr. Rigetti worked in the quantum computing group at IBM Research. Dr. Rigetti’s research focused on the development of novel silicon-based chip architectures, control schemes, and system-level designs for practical quantum computing systems. He is an inventor of 38 issued U.S. patents and author of more than 20 peer-reviewed scientific publications with more than 4,000 citations. He holds a Ph.D. in Applied Physics from Yale University and a B.S. in Physics with Honors from the University of Regina. We believe Dr. Rigetti is qualified to serve as a member of the Board because of the perspective and experience he brings as our Chief Executive Officer and as the founder of Legacy Rigetti.
Taryn Naidu.
Mr. Naidu has served as Chief Operating Officer of Rigetti since immediately following the consummation of the Business Combination and previously served as Chief Operating Officer of Legacy Rigetti from March 2019 until the consummation of the Business Combination. He has nearly 20 years of entrepreneurial and executive experience through a number of successful organizations. Prior to Rigetti and Legacy Rigetti, Mr. Naidu served as Chief Executive Officer at publicly traded Rightside Group, Ltd. from 2014 to 2017 where he led the company through its inception to its ultimate sale. Mr. Naidu also served as an Executive Vice President at Demand Media where he led their services business from 2008 to 2014. Mr. Naidu joined the advisory board of Reskill Americans in 2021. He has a B.Sc. in computer science from the University of Regina.
Brian Sereda.
Mr. Sereda has served as Chief Financial Officer since immediately following the consummation of the Business Combination and previously served as Legacy Rigetti’s Chief Financial Officer from August 2021 until the consummation of the Business Combination. Prior to joining Legacy Rigetti, Mr. Sereda served as Chief Financial Officer at Energous Corp., from July 2015 to August 2021, a public company trading on the NASDAQ. Mr. Sereda also served as Chief Financial Officer at ActiveVideo Networks, Inc., Virage Logic Corp., and Proxim Wireless Corp. Mr. Sereda has over 25 years of senior level finance experience in technology companies including 15 years as CFO of both public and private companies. Mr. Sereda holds a Diploma of Technology in Petroleum Engineering from the British Columbia Institute of Technology, a BBA from Simon Fraser University, and an MBA from St. Mary’s College of California.
Rick Danis.
Mr. Danis has served as General Counsel and Corporate Secretary of Rigetti since immediately following the consummation of the Business Combination and served as Legacy Rigetti’s General Counsel and Corporate Secretary from July 2019 until the consummation of the Business Combination. Prior to joining Legacy Rigetti, Mr. Danis served as Chief Legal Officer and corporate secretary at Kymeta Corporation from May 2018 to July 2019. Mr. Danis also served as Senior Vice President and Assistant General Counsel at Funko from December 2017 to May 2018 and as General Counsel and Corporate Secretary at publicly traded Rightside Group, Ltd. from August 2014 until August 2017. In addition, Mr. Danis has served as a director on the board of F3 Nation, Inc. since January 2020. In all, Mr. Danis has over 25 years of experience practicing law, almost exclusively in-house
at technology companies. Mr. Danis received a B.B.A. in accounting from Ohio University and a J.D. from DePaul University College of Law.
Mike Harburn
. Mr. Harburn has served as Chief Technology Officer of Rigetti since immediately following the consummation of the Business Combination and previously served as Legacy Rigetti’s Chief Technology Officer from January 2022 until the consummation of the Business Combination. Prior to that, he served as Senior Vice President, Fabrication Operations and QPU Engineering at Legacy Rigetti from June 2018 to January 2022. Mr. Harburn has more than 25 years’ experience in the semiconductor, MEMS, and OLED industries, previously leading teams in operations, manufacturing, and R&D engineering. He served as VP of Global Operations at Kateeva from 2011 to 2018. Prior he was Director; Advanced Development and NPI at FormFactor from 2004 to 2010. From 1999 to 2003 he served as Director; MEMS Processing & Foundry at Optical Micro Machines. Mr. Harburn has a B.S. in metallurgical engineering from Michigan Technological University and M.S. in materials engineering from Purdue University.
Greg Peters
. Mr. Peters joined Rigetti on March 14, 2022 as Chief Revenue Officer. Prior to joining Rigetti, from November 2016 to November 2020, Mr. Peters served as a Vice President at Keysight Technologies with roles including Corporate Development and leading Keysight’s Aerospace Defense and Government Solutions group with prior roles as division VP/GM. Prior to Keysight from November 2006 to October 2014, Mr. Peters was a Vice President at Agilent Technologies. Mr. Peters started his career in 1984 at Hewlett Packard in Colorado Springs. Mr. Peters holds a B.S. in electrical engineering from Iowa State University and an MBA from the University of Colorado. Mr. Peters is a member of the board at Montana Instruments, Maury Microwave and is the Advisory Board Chair at the joint Montana State University and University of Arkansas MonArk program.
Non-Employee
Directors
Alissa M. Fitzgerald.
Dr. Fitzgerald has served as a member of the Board since immediately following the consummation of the Business Combination and previously served as a member of the Legacy Rigetti Board from April 2018 until the consummation of the Business Combination. She has also served as the Chief Executive Officer and Managing Member of A.M. Fitzgerald & Associates, LLC, a consulting services firm for micro electromechanical systems (MEMS) product development and technology since 2003. She had previously worked in engineering or management positions at several technology companies. She currently serves as a member of the board of directors of Transducer Research Foundation since 2016 and served as a board director for the MEMS Industry Group (MIG) from 2008 to 2014. Dr. Fitzgerald received a PhD. in aeronautics and astronautics from Stanford University and an M.S. and B.S. in aeronautics and astronautics from the Massachusetts Institute of Technology. We believe Dr. Fitzgerald is qualified to serve as a member of the Board because of her extensive experience as a senior executive and substantial knowledge in semiconductor and electronics technology.

General Peter Pace.
General Pace has served as a member of the Board since immediately following the consummation of the Business Combination and previously served as a member of Legacy Rigetti Board from June 2017 until the consummation Business Combination. General Pace served as the 16th Chairman of the Joint Chiefs of Staff from 2005 to 2007, the first Marine to hold this position. In 2008, he was awarded the Presidential Medal of Freedom. General Pace received a B.S. in engineering from the United States Naval Academy and an M.S.A. in computer science from the George Washington University. General Pace also serves on the boards of public companies AAR Corp and Qualys, Inc. We believe General Pace is qualified to serve as a member of the Board because of his leadership experience and extensive background in government and defense matters.
Dr.
 Ray
 O. Johnson.
Dr. Johnson has served as a member of the Board since immediately following the consummation of the Business Combination and previously served as a member of the Legacy Rigetti Board from August 2019 until the consummation of the Business Combination. He has served as Operating Partner at Bessemer Venture Partners since July 2020, after joining Bessemer Venture Partners as an Executive In Residence in June 2015. Prior to that, Dr. Johnson served as Senior Vice President and Chief Technology Officer of the Lockheed Martin Corporation from July 2006 to February 2015. He also served as Senior Vice President and Chief Operating Officer of Modern Technology Solutions, Inc. from June 2005 to July 2006 and as Senior Vice President and Business Unit General Manager at SAIC from January 1996 to June 2005. Dr. Johnson received a B.S. in electrical engineering from Oklahoma State University and a PhD. and M.S. in electrical engineering from the U.S. Air Force Institute of Technology. We believe Dr. Johnson is qualified to serve as a member of the Board because of his integral involvement in the technology industry, generally, and management roles at global venture capital firms.
David Cowan.
Mr. Cowan has served as a member of the Board since immediately following the consummation of the Business Combination and previously served as a member of the Legacy Rigetti Board from April 2021 until the consummation of the Business Combination. Mr. Cowan is a partner at Bessemer Venture Partners, a venture capital investment firm. Mr. Cowan is or has been a member of the board of directors of a number of portfolio companies of Bessemer Venture Partners. Mr. Cowan holds an A.B. in Computer Science and Mathematics from Harvard University and an MBA from Harvard Business School. We believe Mr. Cowan is qualified to serve as a member of the Board because of his integral involvement in the technology industry, generally, and his experience in the venture capital industry.
Cathy McCarthy.
Ms. McCarthy has served as a member of the Board since immediately following the consummation of the Business Combination and previously served as a member of Legacy Rigetti Board from July 2021 until the consummation of the Business Combination. Ms. McCarthy is currently President and CEO of Cross Tack Consulting, a strategy consulting firm. Ms. McCarthy has extensive executive level experience at both public and private companies, including a publicly traded company, SM&A, a consulting firm specializing in business capture and program support services for clients in aerospace, defense, homeland security and information services. Ms. McCarthy served on the board of directors, compensation committee, and audit committee of Solta Medical, Inc., from 2009 to 2013, prior to its merger with Valeant Pharmaceuticals International, Inc. She currently serves as a board member and audit committee chair of the Middleby Corporation, a publicly-traded leader in the foodservice equipment industry. We believe Ms. McCarthy is qualified to serve as a member of the Board because of her extensive experience and prior public board and audit committee experience.
Michael Clifton
. Mr. Clifton has served as a member of the Board since immediately following the consummation of the Business Combination, and previously served as the Chief Financial Officer and a director of Supernova since its inception. Mr. Clifton currently serves as Chief Financial Officer and a director of Supernova Partners Acquisition Company III, Ltd. Prior to that he was a senior investment professional at The Carlyle Group from 2010 to 2020 as a member of its flagship U.S. Buyout team where he helped lead Carlyle’s investing activities in the technology and business services sectors. During his tenure he worked on transactions involving companies in multiple sectors, including enterprise software, FinTech and IT services. He has served on four private boards and has been a board observer of a public company. Over his career, Mr. Clifton has been involved in transactions with a total value in excess of $30 billion, including multiple leveraged buyouts, growth investments, carve-outs, and turnarounds. Mr. Clifton has substantial public market experience and has helped lead the public exits of three portfolio companies, representing the sale of over $5 billion in equity. Prior to joining Carlyle, Mr. Clifton worked at two mid-market
private equity firms, as well as in the M&A group of Bank of America Securities. He earned a Bachelor of Arts, cum laude, in classics from Davidson College, and an MBA with High Distinction from the Harvard Business School where he was a Baker Scholar. We believe Mr. Clifton is qualified to serve on the Board due to his corporate finance experience and previous SPAC experience.
H. Gail Sandford.
Ms. Sandford has served as a member of the Board since immediately following the consummation of the Business Combination. Ms. Sandford has served as Chief Operations Officer for Recros Medica, an aesthetic medical device startup, since 2017. Prior to joining Recros Medica, Ms. Sandford served as Chief Operating Officer of PFMG Solar, a leading solar developer in the municipal and school market from April 2011 to January 2017. She has also served as Vice President at SM&A, a consulting firm specialized in helping companies win and perform on government contracts from March 2005 to April 2011, and as Director of Proprietary Programs at Boeing where she led a program to deliver a novel classified space system from January 2004 to March 2005. Ms. Sandford holds a BS in Physics from North Georgia College, an MS in Engineering from The George Washington University, and an MBA from University of Southern California. We believe Ms. Sandford is qualified to serve on the Board due to her experience in managing large, complex technical programs and her significant government contract experience.
There are no family relationships among any of our directors or executive officers.
Board Composition
Our business and affairs are organized under the direction of the Board. The Board will meet on a regular basis and additionally as required.
In accordance with the terms of the Bylaws, the Board may establish the authorized number of directors from time to time by resolution. The Board consists of eight members. In accordance with the Certificate of Incorporation, the Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The Board is divided among the three classes as follows:

•	the Class I directors are Chad Rigetti, Ray Johnson and H. Gail Sandford, and their terms will expire at the annual meeting of stockholders to be held in 2023;

•	the Class II directors are Alissa Fitzgerald, Gen. Peter Pace and David Cowan, and their terms will expire at the annual meeting of stockholders to be held in 2024; and

•	the Class III directors are Cathy McCarthy and Michael Clifton and their terms will expire at the annual meeting of stockholders to be held in 2025.
As nearly as possible, each class will continue to consist of one-third
of the directors.
The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Director Independence
Based on information provided by each director concerning his or her background, employment and affiliations, the Board determined that none of the directors, other than Dr. Rigetti, had any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee
director had with Legacy Rigetti and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of securities of Rigetti by each non-employee
director and the transactions described in the section titled “
Certain Relationships and Related Person Transactions
.”
Role of the Board in Risk Oversight/Risk Committee
One of the key functions of the Board is the informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Board’s audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Board’s audit committee also monitors compliance with legal and regulatory requirements. The Board’s compensation committee also assesses and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Committees of the Board
The Board adopted a charter for each of its committees, which comply with the applicable requirements of current SEC and Nasdaq rules. We intend to comply with future requirements to the extent applicable. Copies of the charters for each committee are available on the investor relations portion of our website.
Audit Committee
The audit committee consists of Cathy McCarthy, Gen. Peter Pace, and Alissa Fitzgerald, each of whom the Board has determined satisfies the independence requirements under Nasdaq listing standards and Rule
10A- 3(b)(1)
of the Exchange Act. The chair of the audit committee is Cathy McCarthy. The Board has determined that Cathy McCarthy is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board examined each audit committee member’s scope of experience and the nature of their employment.
The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the audit committee include:

•	oversee our accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of our financial statements;

•
manage the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firms engaged as our independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services (the “
Auditors
”);

•	maintain and foster an open avenue of communication with our management, internal audit group (if any) and Auditors;

•	review any reports or disclosures required by applicable law and stock exchange listing requirements;

•	oversee the design, implementation, organization and performance of our internal audit function (if any);

•	help our Board oversee our legal and regulatory compliance, including risk assessment;

•	oversee our technology security and data privacy programs;

•	Prepare the audit committee report required by the SEC to be included in our annual proxy statement, and

•	provide regular reports and information to the Board.
Compensation Committee
The compensation committee consists of Ray Johnson, Gen. Peter Pace, and Michael Clifton. The chair of the compensation committee is Ray Johnson. The Board determined that each member of the compensation committee is independent under the Nasdaq listing standards and a
“non-employee
director” as defined in
Rule 16b-3
promulgated under the Exchange Act.
The primary purpose of the compensation committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

•	help the Board oversee our compensation policies, plans and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees;

•	review and determine the compensation to be paid to our executive officers and directors;

•
when required, review and discuss with management our compensation disclosures in the “Compensation Discussion and Analysis” section of our annual reports, registration statements, proxy statements or information statements filed with the SEC;

•	when required, prepare and review the Committee report on executive compensation included in our annual proxy statement; and

•	review and ensure our talent management strategies are aligned to best practices and ensure we attract, retain and develop top talent.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee consists of Alissa Fitzgerald, Gen. Peter Pace, and David Cowan. The chair of the nominating and corporate governance committee is Alissa Fitzgerald. The Board has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards.
Specific responsibilities of the nominating and corporate governance committee include:

•	help the Board oversee our corporate governance functions and develop, update as necessary and recommend to the Board the governance principles applicable to Rigetti;

•	identify, evaluate and recommend and communicate with candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board; and

•	make other recommendations to the Board relating to the directors of Rigetti.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been an executive officer or employee of Rigetti. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of the Board or compensation committee.

Code of Ethics
The Board adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available at the investors section of our website at
https://www.rigetti.com/investor-information
. Information contained on or accessible through the website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. Any amendments to the Code of Conduct, or any waivers of its requirements, are expected to be disclosed on our website to the extent required by applicable rules and exchange requirements. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.
Limitation on Liability and Indemnification of Directors and Officers
The Certificate of Incorporation limits a directors’ liability to the fullest extent permitted under the General Corporation Law of the State of Delaware (“DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or our stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and the Bylaws of the Company adopted by the Board (the “Bylaws”) provide that the Company will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, the Company entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require the Company to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Charter and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION
Unless the context otherwise requires, any reference in this section of this prospectus to “Rigetti,” “we,” “us,” “our” or “the Company” refers to Legacy Rigetti and its consolidated subsidiaries prior to the consummation of the Business Combination and to Rigetti and its consolidated subsidiaries following the Business Combination.
This discussion may contain forward-looking statements that are based on Rigetti’s current plans, considerations, expectations and determinations regarding future compensation programs. The fiscal year ended December 31, 2021 (“fiscal year 2021”) was an
11-month
period from February 1, 2021 to December 31, 2021 due to the change in Legacy Rigetti’s fiscal year from January 31 to December 31. Accordingly, the following discussion includes information for an
11-month
period for the fiscal year ended December 31, 2021. All units have been adjusted to reflect the Exchange Ratio.
For the fiscal year ended December 31, 2021, Rigetti’s named executive officers were:

•	Chad Rigetti, Rigetti’s President and CEO;

•	Brian Sereda, Rigetti’s Chief Financial Officer; and

•	Taryn Naidu, Rigetti’s Chief Operating Officer
Dr. Rigetti and Mr. Naidu were also named executive officers for the year ended January 31, 2021 (“fiscal year 2020”). Mr. Sereda joined Rigetti as Chief Financial Officer in August 2021 and was not a named executive officer for fiscal year 2020.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the fiscal year ended December 31, 2021:

Name, Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Chad Rigetti	2021	$320,833	$1,300	$3,810,571	—	$56,000	$584	4,189,288
President and CEO	2020	$276,340	$3,000	—	$376,059	—	$608	$656,007
Brian Sereda(7)	2021	$121,875	$75,000	$3,825,049	—	$19,500	$72	$4,041,496
Chief Financial Officer
Taryn Naidu	2021	$258,098	—	$1,378,794	—	$45,540	$4,343	$1,686,775
Chief Operating Officer	2020	$228,357	$3,000	—	$85,798	—	$10,420	$327,575

(1)	Salary amounts represent actual amounts earned during fiscal year 2021. See “—Narrative Disclosure to Summary Compensation Table—Base Salaries ” below.
(2)	This column reflects amounts awarded as discretionary bonuses in fiscal year 2021 and fiscal year 2020.
(3)
This column reflects the aggregate grant date fair value of the restricted stock units granted to the named executive officer during fiscal year 2021 under the 2013 Plan (as defined below). The aggregate grant date fair value is computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included elsewhere in this prospectus. In accordance with ASC Topic 718, recognition of compensation expense is deferred until consummation of the Business Combination. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(4)
This column reflects the aggregate grant date fair value of the option awards granted during fiscal year 2020 and the incremental fair value of option awards modified in fiscal year 2020 computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements included elsewhere in this prospectus. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. The amounts reported include the effect of the

Repricing (as defined below) in May 2020 of stock options held by employees, including the named executive officers, whereby the exercise price per share of each stock option was lowered to $0.214 (our fair market value per share on the date of the Repricing). Please see the description of the Repricing under “Equity-Based Incentive Awards” below. The incremental grant date fair value of the Repricing was $890 and $15,880 for Dr. Rigetti and Mr. Naidu, respectively.
(5)
See “
—Narrative to Summary Compensation
Table—Non-Equity
Incentive Plan Compensation
” below for a description of the material terms of the program pursuant to which this compensation was awarded. The amounts shown for non-equity
incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year.

(6)
This column reflects the aggregate value of other categories of payment, consisting of (i) for Dr. Rigetti, $584 and $608 for life insurance premiums for fiscal year 2021 and fiscal year 2020, respectively; (ii) for Mr. Naidu, $552 for life insurance premiums for each of fiscal year 2021 and fiscal year 2020, $8,305 for temporary housing for fiscal year 2020 and $3,791 and $1,563 for professional membership fees for fiscal year 2021 and fiscal year 2020, respectively; and (iii), for Mr. Sereda, $72 for life insurance premiums for fiscal year 2021.

(7)	Mr. Sereda joined Rigetti as Chief Financial Officer in August 2021. Mr. Sereda was not a named executive officer for fiscal year 2020.
Narrative Disclosure to Summary Compensation Table
Base Salaries
Our named executive officers receive a base salary to compensate them for the services they provide to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
Dr. Rigetti and Mr. Sereda had an annual base salary of $350,000 and $325,000 respectively, for fiscal year 2021. Mr. Naidu had a base salary of $275,000 from February 1, 2021 to July 14, 2021 and a base salary of $284,625 commencing on July 15, 2021. For fiscal year 2020, Dr. Rigetti and Mr. Naidu had an initial base salary of $350,000 and $275,000, respectively. In response to the
COVID-19
pandemic, the base salaries for Dr. Rigetti and Mr. Naidu were reduced from February 1, 2020 to August 16, 2020. Dr. Rigetti’s base salary was reduced by 30.0%, and Mr. Naidu’s base salary was reduced by 22.0%. From August 17, 2020 to October 15, 2020, the base salary for Dr. Rigetti was reduced by 24.0%, and Mr. Naidu’s base salary was reduced by 17.6%. On October 16, 2020, the salaries for Dr. Rigetti and Mr. Naidu were reinstated to their respective initial base salaries.
The actual salaries earned by each named executive officer for fiscal year 2021 (the
11-month
period from February 1, 2021 to December 31, 2021) and fiscal year 2020 are set forth in the “
Summary Compensation Table
” above in the column titled “
Salary
.”
Bonuses
Discretionary Bonuses.
Dr. Rigetti received a discretionary bonus of $700 in March 2021 and a discretionary bonus of $600 in May 2021. In March 2020, Dr. Rigetti and Mr. Naidu each received a $3,000 bonus.
Mr. Sereda Signing Bonus.
In 2021, Mr. Sereda received a
sign-on
bonus in an aggregate amount of $75,000 as an incentive for him to join the company. In the event that Mr. Sereda’s employment with us is terminated for any reason within one year of his start date, he will be required to repay the full amount of his sign-on
bonus to the company.

Non-Equity
Incentive Plan Compensation
In 2021, we implemented an annual performance-based cash bonus program in which each of the named executive officers participate. Mr. Sereda is eligible for a performance-based cash bonus under the Company’s 2021 performance bonus program pursuant to his offer letter, which is described in “Employment Arrangements with Executive Officers-Brian Sereda.” Under the performance bonus program for fiscal year 2021, each named executive officer was eligible to be considered for a cash performance bonus based on (1) a target bonus, as a percentage of base salary, and (2) the achievement of 2021 corporate goals established by Rigetti’s board of directors in its sole discretion. Each named executive officer was assigned a maximum target performance bonus of 16% of current base salary with respect to Dr. Rigetti and Mr. Naidu ($350,000 and $284,625 for Dr. Rigetti and Mr. Naidu, respectively) and base salary actually received in fiscal year 2021 with respect to Mr. Sereda. The payout amounts under the 2021 performance bonus program were $56,000 for Dr. Rigetti, $45,540 for Mr. Naidu and $19,500 for Mr. Sereda. There was no performance-based bonus program for fiscal year 2020.
Equity-Based Incentive Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executive officers with a strong link to long-term performance, create an ownership culture and help to align the interests of Rigetti’s executive officers and stockholders. To date, we have historically granted stock options, both incentive stock options and nonstatutory stock options, and restricted stock units (“RSUs”) to our executive officers. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees. We grant equity awards broadly to our employees, including to our non-executive
employees. The Rigetti Board is responsible for approving equity grants.
Prior to the Business Combination, all of the equity awards that we have granted were made pursuant to the Rigetti & Co, Inc. 2013 Equity Incentive Plan (the “2013 Plan”). Following the Business Combination, we will grant equity incentive awards under the terms of the 2022 Plan. The terms of the 2013 Plan are described under the section titled “
—Equity Incentive Plans
” below. All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Stock option awards generally vest over a four year period with a one-year
cliff and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “—
 Outstanding Equity Awards as of December
 31, 2021
.” Upon the Closing, outstanding Rigetti Options and Rigetti Restricted Stock Unit Awards under the 2013 Plan were assumed by us and converted into Rigetti assumed options to purchase common stock and Rigetti assumed RSUs for common stock.
On May 22, 2020, Dr. Rigetti was granted an option to purchase 3,471,526 shares of common stock at an exercise price of $0.272 per share and which vest as described below in “—
Outstanding Equity Awards as of
December
 31, 2021
.” On January 20, 2021, Dr. Rigetti was granted an option to purchase 393 shares of common stock at an exercise price of $0.272, which shares were fully vested upon grant.
Effective as of May 22, 2020, we amended outstanding options held by our employees, including our named executive officers, and directors which had option exercise prices above the current fair market value of our common stock (the “Repricing”). Under the Repricing, eligible options with an exercise price above $0.272 per share were amended to reduce such exercise price to $0.272 per share, which was the fair market value of our common stock as determined by the Legacy Rigetti Board on the date of the Repricing. We believe that the Repricing was important for the growth and development of our business in order to provide appropriate retention and incentives for our employee optionholders.
On April 21, 2021, Rigetti awarded RSUs to each of Dr. Rigetti and Mr. Naidu in the amounts of 1,044,905, and 378,082, respectively. On August 18, 2021, Rigetti awarded RSUs to Mr. Sereda in the amount of 1,048,875. The RSUs are subject to time-based vesting requirements and liquidity-event vesting requirements. Time-based vesting occurs as follows: (i) with respect to the RSUs held by Messrs. Rigetti and Naidu, one-forty
eighth (1/48th) of the total number of RSUs (rounded down, except for the final scheduled vesting installment) will satisfy time-based vesting on each monthly anniversary of the grant date, and (ii) with respect to Mr. Sereda: one fourth (1/4th) of the total number of RSUs (rounded down) will satisfy time-based vesting on the one-year
anniversary of the grant date, and thereafter
one-forty
eighth (1/48th) of the total number of RSUs (rounded down, except for the final scheduled vesting installment) will satisfy time-based vesting on each subsequent monthly anniversary (measured from the one-year
anniversary date). The liquidity-event vesting requirement was satisfied upon the consummation of the Business Combination. See below for description of RSUs granted to executive officers in 2022 under “—
2022 Rigetti RSUs
.”
Health and Welfare and Retirement Benefits; Perquisites
All of Rigetti’s named executive officers are eligible to participate in Rigetti’s employee benefit plans, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of Rigetti’s other full-time employees. We pay the premiums for medical, dental, vision, group term life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. However, for fiscal year 2021, we paid for expenses related to temporary housing for Mr. Naidu and professional membership fees for Mr. Naidu.
401(k) Plan
Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax
or
after-tax
(Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified
retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Outstanding Equity Awards as of December 31, 2021
The following table presents information regarding outstanding equity awards held by Rigetti’s named executive officers as of December 31, 2021. All awards were granted pursuant to the 2013 Plan. See the section titled
“—Equity Incentive Plans—2013 Plan
” below for additional information.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Equity incentive plan awards: Number of Unearned shares, units or other rights that have not vested(#)(1)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested($)(2)
Chad Rigetti	07/13/2016	2,242	118	(3)	$0.272	07/12/2026	—		—
	05/16/2017	1,062	354	(4)	$0.272	05/15/2027	—		—
	01/20/2021	393	—		$0.272	1/19/2031	—		—
	12/14/2017	944	—		$0.272	12/13/2027	—		—
	04/04/2018	1,023	—		$0.272	04/03/2028	—		—
	07/11/2018	786	—		$0.272	07/10/2028	—		—
	09/26/2018	1,495	—		$0.272	09/25/2028	—		—
	01/29/2019	708	—		$0.272	01/28/2029	—		—
	01/29/2019	629	—		$0.272	01/28/2029	—		—
	10/30/2019	393	—		$0.272	10/29/2029	—		—
	10/30/2019	472	—		$0.272	10/29/2029	—		—
	10/30/2019	865	—		$0.272	10/29/2029	—		—
	05/22/2020	2,061,218	1,410,308	(5)	$0.272	05/31/2030	—		—
	01/20/2021	393	—		$0.272	01/19/2031	—		—
	04/21/2021	—	—		—	—	1,044,905	(6)	$10,752,072
Taryn Naidu	04/04/2019	86,568	70,829	(7)	$0.272	04/03/2019	—		—
	05/22/2020	321,088	325,944	(8)	$0.272	05/01/2030	—		—
	04/21/2021	—	—		—	—	378,082	(9)	$3,890,464
Brian Sereda	08/18/2021	—	—		—	—	1,048,875	(10)	$10,792,924

(1)
Represents RSUs that vest based on the satisfaction of both a service-based vesting condition and a liquidity-based vesting condition, which is satisfied as described above under “
Narrative Disclosure to Summary Compensation Table— Equity-Based Incentive Awards
.”

(2)
Represents the market value of RSUs as of December 31, 2021 based on the RSUs that were assumed and converted into a Rigetti assumed RSUs to acquire shares of common stock at the Exchange Ratio and based on the closing price of Supernova Class A ordinary shares of $10.29 per share on December 31, 2021.

(3)
Twenty percent (20%) of the shares underlying this option vested on April 1, 2017, and the remaining shares underlying this option vest in 60 equal monthly installments on the last calendar day of the month, subject to continued service at each vesting date. Please see “
—Employment Arrangements with Executive Officers
” for more information regarding severance benefits applicable to this option grant.

(4)
Twenty percent (20%) of the shares underlying this option vested on April 1, 2018, and the remaining shares underlying this option vest in 48 equal monthly installments on the last calendar day of the month, subject to continued service at each vesting date. Please see “
—Employment Arrangements with Executive Officers
” for more information regarding severance benefits applicable to this option grant.

(5)
867,881 of the shares underlying this option were vested as of the vesting commencement date on May 22, 2020, and one forty-eighth (1/48) of the remainder of the shares subject to this option vest each month following the vesting commencement date (February 18, 2020) on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of the month), subject to Dr. Rigetti’s continuing to be a Service Provider (as defined in the 2013 Plan) through each such date, subject to continued service at each vesting date. Please see “—
Employment Arrangements with Executive Officers
” for more information regarding severance benefits applicable to this option grant.

(6)
The RSUs have a dual vesting condition whereby vesting monthly over four-year term so long as the employee retains their status with Rigetti. There is an additional liquidity-event vesting requirement that is defined as a change in control, a successful IPO or a successful merger with a SPAC, which was satisfied upon the Closing. Therefore, 28,252 of Dr. Rigetti’s RSU’s vested upon the Closing.

(7)
Twenty percent (20%) of the shares underlying this option vested on March 18, 2020, and the remaining shares underlying this option vest in 48 equal monthly installments on the last calendar day of the month, subject to continued service at each vesting date. Please see “—
Employment Arrangements with Executive Officers
” for more information regarding severance benefits applicable to this option grant.

(8)
45,292 of the shares underlying this option were vested as of the vesting commencement date on February 18, 2020, and one forty-eighth (1/48) of the remainder of the shares subject to this option vest each month following the vesting commencement date on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of the month), subject to Mr. Naidu’s continuing to be a Service Provider (as defined in the 2013 Plan) through each such date, subject to continued service at each vesting date. Please see “—
Employment Arrangements with Executive Officers
” for more information regarding severance benefits applicable to this option grant.

(9)
The RSUs have dual vesting conditions, a time-based vesting requirement and a liquidity-event vesting requirement. The time-based vesting requirement is met monthly over a four-year term so long as the employee retains their status with Rigetti. The liquidity-event vesting requirement that is defined as a change in control, a successful IPO or a successful merger with a SPAC, which was satisfied upon the Closing. Therefore, 78,766 of Mr. Naidu’s RSUs vested upon the Closing.

(10)
The RSUs have dual vesting conditions, a time-based vesting requirement and a liquidity-event vesting requirement. The time-based vesting requirement is met monthly over a four-year term with a
1-year
cliff, so long as the employee retains their status with Rigetti. The liquidity event vesting requirement is defined as a change in control, a successful IPO or a successful merger with a SPAC which was satisfied upon the Closing. However, none of Mr. Sereda’s RSUs vested upon the Closing because the first-year anniversary of the grant date was August 18, 2022.

2022 Rigetti RSUs
Prior to the Business Combination, the compensation committee of the Legacy Rigetti Board engaged a compensation consultant, Compensia, Inc. (“Compensia”), to provide advice with respect to the design of Legacy Rigetti’s director, executive officer and employee compensation as Legacy Rigetti prepared to transition to a public company following the Closing of the Business Combination. In accordance with information provided by Compensia, the Compensation Committee of the Legacy Rigetti Board recommended to the Legacy Rigetti Board, and the Legacy Rigetti Board approved, the grant of (i) 3,882,372 RSUs in the aggregate to Legacy Rigetti’s executive officers as set forth in the table below and (ii) 1,080,691 RSUs in the aggregate to other Legacy Rigetti employees, for the purpose of better aligning executive and employee equity ownership in the company with similarly situated companies. The RSUs were granted pursuant to the terms of the 2013 Plan and are subject to the 2013 Plan form of restricted stock unit grant notice, form of restricted stock unit agreement and the vesting schedules set forth in the footnotes to the table below. Upon the Closing, the RSUs were assumed and converted into Rigetti assumed RSUs to acquire common stock.

Name	Number of Shares of Rigetti Class A common stock Subject to RSUs	Grant Date	Vesting Commencement Date	Time Based Vesting Schedule
Chad T. Rigetti	2,762,867	January 25, 2022	January 25, 2022	(A	), (C)
Taryn Naidu	429,739	January 25, 2022	January 25, 2022	(A	), (C)
Rick Danis	159,234	January 25, 2022	January 25, 2022	(A	), (C)
Brian Sereda	8,500	January 25, 2022	January 25, 2022	(B	), (C)
Michael Harburn	200,321	January 25, 2022	January 25, 2022	(B	), (C)
David Rivas	128,697	January 25, 2022	January 25, 2022	(A	), (D)
Mandy Birch	193,014	January 25, 2022	January 25, 2022	(A	), (D)

(A)
The RSUs are subject to the time-based vesting requirement and liquidity-event vesting requirement described in the summary of material terms of the 2013 Plan under “2013 Plan” below (the Closing of the Business Combination will satisfy the liquidity-event requirement). Time-based vesting will occur in accordance with the following schedule (subject to the individual continuing as a Service Provider (as defined in the 2013 Plan) on each such vesting date): (i) 50% of the total number of RSUs will vest in substantially equal installments (rounded down, except for the final scheduled vesting installment) at the end of each month following the vesting commencement date over a period of 12 months and (ii) the remaining 50% of the total number of RSUs will vest in substantially equal installments (rounded down, except for the final scheduled vesting installment) at the end of each month following the vesting commencement date over a period of four years. Prongs (i) and (ii) of the time-based vesting will occur concurrently, such that, at the end of the
12-month
period immediately following the vesting commencement date, 62.5% of the total number of RSUs will have vested (subject to Participant continuing as a Service Provider on such vesting date). This vesting schedule will also apply to employees who have served in their roles for at least two years before the grant date.
(B)
The RSUs are subject to the time-based vesting requirement and liquidity-event vesting requirement described in the summary of material terms of the 2013 Plan under “2013 Plan” below (the Closing of the Business Combination will satisfy the liquidity-event requirement). Time-based vesting will occur in accordance with the following schedule (subject to the individual continuing as a Service Provider (as defined in the 2013 Plan) on each such vesting date):
one-forty
eighth (1/48th) of the total number of RSUs (rounded down, except for the final scheduled vesting installment) will satisfy time-based vesting each month following the vesting commencement date over a period of four years. This vesting schedule will also apply to employees For individuals who have served in their roles for less than two years as of the grant date.

(C)
After satisfaction of the liquidity-event vesting requirement, in the event of a Change in Control (as defined in the 2013 Plan), 100% of the then unvested shares subject to the RSU grant shall vest immediately prior to the consummation of the Change in Control.

(D)
After satisfaction of the liquidity-event vesting requirement, in the event of a Change in Control (as defined in the 2013 Plan), 50% of the then unvested shares subject to the RSU grant shall vest immediately prior to the consummation of the Change in Control, with such acceleration to be applied on a pro-rata
basis with respect to each remaining vesting tranche.

Transaction Cash Bonuses
In recognition of contributions in connection with the Business Combination, the Legacy Rigetti Board approved the following cash bonuses that were paid to Rigetti’s executive officers in connection with the Closing. In addition to the cash bonuses paid below, $825,000 in the aggregate was paid to employees other than the executive officers.

Name	Transaction Cash Bonus
Chad Rigetti	$400,000
Taryn Naidu	$400,000
Rick Danis	$350,000
Brian Sereda	$25,000
Employment Arrangements with Executive Officers
Each of our named executive officers is an
at-will
employee. Except as set forth below, we have not entered into any employment agreements or offer letters with our named executive officers.
Chad Rigetti
In January 2022, we entered into an executive employment agreement with Dr. Rigetti, which was amended and restated on February 2, 2022 and became effective upon and concurrent with the Closing of the Business Combination. Pursuant to the executive employment agreement, Dr. Rigetti will receive an annual base salary of $446,000 and will be eligible: (i) to participate in Rigetti’s benefit plans; (ii) subject to the approval of the Rigetti Board, to receive restricted stock units to acquire shares of common stock (the “PSU Awards”), if certain performance-based milestones established by Rigetti are satisfied in the future and provided that Dr. Rigetti has remained continuously employed by Rigetti through the date that the Rigetti Board or the Compensation Committee grants such PSU Awards (subject to continued employment for a three-year period); (iii) to receive awards of stock options, restricted stock, restricted stock units or other equity awards pursuant to any plans or arrangements which \ Rigetti may have in effect from time to time; and (iv) a discretionary annual cash bonus of a target amount equal to 25% of the base salary, subject to review and adjustment by the Rigetti Board. Mr. Rigetti is entitled to certain severance benefits as described below in “—Potential Payments Upon Termination or Change in Control.”

The executive employment agreement also provides for the grant of an initial restricted stock unit award to purchase 2,857,444 (the “Dr.
 Rigetti Initial RSU Award”) shares of common stock, which was approved by the Board, contingent upon and subject to the filing and effectiveness of a registration statement on Form
S-8
(the “Form
S-8”)
with respect to the Rigetti Computing, Inc. 2022 Equity Incentive Plan (“2022 Plan”), following the Closing and which will be granted upon the effectiveness of the Form
S-8.
This award when granted will vest in accordance with the following schedule: (i) 50% of the total number of Dr. Rigetti Initial RSU Awards will vest in substantially equal installments (rounded down, except for the final scheduled vesting installment) at the end of each month following the vesting commencement date over a period of 12 months and (ii) the remaining 50% of the total number of Dr. Rigetti Initial RSU Awards will vest in in substantially equal installments (rounded down, except for the final scheduled vesting installment) at the end of each month following the vesting commencement date over a period of four years, with prongs (i) and (ii) occurring concurrently, such that, at the end of the
12-month
period immediately following the vesting commencement date, 62.5% of the total number of Initial RSU Awards will have vested (subject to the Executive’s Continuous Service (as defined in the 2022 Plan) on such vesting date). The executive employment agreement also provided that, contingent upon the occurrence of the Closing and Dr. Rigetti’s continued employment with Rigetti through such date, Dr. Rigetti shall receive a cash bonus between $50,000 and $750,000, determined by the Rigetti Board based on the gross proceeds of the transactions contemplated by the Merger Agreement, in recognition of his contributions to Rigetti and 45,000 shares of common stock subject to the approval of the Rigetti Board or the Compensation Committee of the Rigetti Board and Dr. Rigetti’s continued employment with Rigetti through such date. In addition, the executive employment agreement provides that Dr. Rigetti will receive Rigetti 2022 Annual RSUs (as defined below) to purchase 334,700 shares of common stock, which will vest monthly over four years, provided that Dr. Rigetti is continuously employed for such period, or vesting 100% upon a Change in Control (as defined in the 2022 Plan). The executive employment agreement further provides that Rigetti will reimburse Dr. Rigetti for reasonable business expenses in accordance with the company’s standard expense reimbursement policy, as the same may be modified from time to time. In addition, Dr. Rigetti is eligible to receive certain employee benefits, including medical, vision, dental, life insurance, and participation in a Section 401(k) retirement plan (as described above).
Brian Sereda
We entered into an offer letter agreement with Mr. Sereda as Chief Financial Officer on July 1, 2021, pursuant to which Mr. Sereda is entitled to an annual base salary of $325,000. In addition, Mr. Sereda received a start bonus in the amount of $75,000 that is subject to repayment if Mr. Sereda’s employment with Rigetti is terminated for any reason prior to the one-year
anniversary of his start date. Pursuant to the offer letter agreement, Mr. Sereda received 1,048,875 RSUs for shares of common stock. The offer letter agreement provides that Mr. Sereda is eligible to receive an annual performance-based cash bonus for each fiscal year under Rigetti’s performance-based bonus program with a target bonus opportunity of 16% of his base salary actually paid based on the achievement of performance criteria established by Rigetti’s board of directors, the compensation committee of Rigetti’s board (or their designee) for fiscal year 2021.
In January 2022, we entered into an executive employment agreement with Mr. Sereda, which was amended and restated on February 2, 2022 and became effective upon and concurrent with the Closing of the Business Combination and which replaced Mr. Sereda’s existing offer letter agreement. Pursuant to the executive employment agreement, Mr. Sereda will receive an annual base salary of $348,000 and will be eligible: (i) to participate in Rigetti’s benefit plans; (ii) subject to the approval of the Rigetti Board, to receive PSU’s, if certain performance-based milestones established by Rigetti are satisfied in the future and provided that Mr. Sereda has remained continuously employed by Rigetti through the date that the Rigetti Board or the Compensation Committee grants such PSU Awards (subject to continued employment for a three-year period); (iii) to receive awards of stock options, restricted stock, restricted stock units or other equity awards pursuant to any plans or arrangements which Rigetti may have in effect from time to time; and (iv) a discretionary annual cash bonus of a target amount equal to 25% of the base salary, subject to review and adjustment by the Rigetti Board. Mr. Sereda is entitled to certain severance benefits as described below in “—
Potential Payments Upon Termination or Change in Control
.”

The executive employment agreement also provided for the grant of an initial restricted stock unit award to purchase 8,791 (the “Sereda Initial RSU Award”) shares of common stock, which was approved by the Board, contingent upon and subject to the filing and effectiveness of the Form
S-8
with respect to the 2022 Plan, following the Closing and which will be granted upon the effectiveness of the Form
S-8.
This award when granted will vest in accordance with the following schedule:
one-forty
eighth (1/48th) of the total number of Sereda Initial RSU Awards (rounded down, except for the final scheduled vesting installment) will satisfy time-based vesting each month following the vesting commencement date over a period of four years. The executive employment agreement also provided that, contingent upon the occurrence of the Closing and Mr. Sereda’s continued employment with Rigetti through such date, Mr. Sereda would receive a bonus between $0 and $25,000, determined by the Board based on the gross proceeds of the transactions contemplated by the Merger Agreement, in recognition of his contributions to Rigetti and 5,000 shares of common stock subject to the approval of the Rigetti Board or the Compensation Committee of the Rigetti Board and Mr. Sereda’s continued employment with Rigetti through such date. In addition, the executive employment agreement provides that Mr. Sereda will receive Rigetti 2022 Annual RSUs to purchase 128,600 shares of common stock, which will vest monthly over four years, provided that Mr. Sereda is continuously employed for such period, or vesting 100% upon a Change in Control (as defined in the 2022 Plan). The executive employment agreement further provides that Rigetti will reimburse Mr. Sereda for reasonable business expenses in accordance with Rigetti’s standard expense reimbursement policy, as the same may be modified from time to time. In addition, Mr. Sereta is eligible to receive certain employee benefits, including medical, vision, dental, life insurance, and participation in a Section 401(k) retirement plan (as described above).
Taryn Naidu
We originally entered into an offer letter with Mr. Naidu in March 2019. Pursuant to this offer letter, Mr. Naidu was granted an option to purchase 157,397 shares of common stock at an original exercise price of $7.09 per share (not reflecting the Exchange Ratio) on April 4, 2019, such exercise price being reduced to $0.272 per share by a unanimous written consent of the Legacy Rigetti Board on May 22, 2020 in connection with the Repricing. In connection with the Repricing on May 22, 2020, Mr. Naidu was also granted a “refresh” option to purchase 647,032 shares of common stock.
In January 2022, we entered into an executive employment agreement with Mr. Naidu, which was amended and restated on February 2, 2022 and which became effective contingent upon and concurrent with the Closing of the Business Combination. Pursuant to the executive employment agreement, Mr. Naidu will receive an annual base salary of $379,000 and will be eligible: (i) to participate in Rigetti’s benefit plans; (ii) subject to the approval of the Rigetti Board, to receive PSU Awards if certain performance-based milestones established by Rigetti are satisfied in the future and provided that Mr. Naidu has remained continuously employed by Rigetti through the date that the Rigetti Board or the Compensation Committee grants such PSU Awards (subject to continued employment for a three-year period); (iii) to receive awards of stock options, restricted stock, restricted stock units or other equity awards pursuant to any plans or arrangements which Rigetti may have in effect from time to time; and (iv) a discretionary annual cash bonus of a target amount equal to 25% of the base salary, subject to review and adjustment by the Board. Mr. Naidu is entitled to certain severance benefits as described below in “—Potential Payments Upon Termination or Change in Control.”
The executive employment agreement also provides for the grant of an initial restricted stock unit award to purchase 444,450 (the “Naidu Initial RSU Award”) shares of common stock, which was approved by the Board, contingent upon and subject to the filing and effectiveness of the Form
S-8
with respect to the 2022 Plan, following the Closing and which will be granted upon the effectiveness of the Form
S-8.
This award when granted will vest in accordance with the following schedule: (i) 50% of the total number of Initial RSU Awards will vest in substantially equal installments (rounded down, except for the final scheduled vesting installment) at the end of each month following the vesting commencement date over a period of 12 months and (ii) the remaining 50% of the total number of Naidu Initial RSU Awards will vest in in substantially equal installments (rounded down, except for the final scheduled vesting installment) at the end of each month following the vesting commencement date over a period of four years, with prongs (i) and (ii) occurring concurrently, such that, at the end of the
12-month
period immediately following the vesting commencement date, 62.5% of the total number of Naidu Initial RSU Awards will have vested (subject to the Executive’s Continuous Service (as defined in the 2022 Plan) on such vesting date). The executive employment agreement also provides that, contingent upon the occurrence of the Closing and Mr. Naidu’s continued employment with Rigetti through such date, Mr. Naidu shall receive a bonus between $50,000 and $750,000, determined by the Board based on the gross proceeds of the transactions contemplated by the Merger Agreement, in recognition of his contributions to Rigetti and 45,000 shares of common stock subject to the approval of the Rigetti Board or the Compensation Committee of the Rigetti Board and Mr. Naidu’s continued employment with Rigetti through such date. In addition, the executive employment agreement provides that Mr. Naidu will receive Rigetti 2022 Annual RSUs to purchase 161,300 shares of common stock, which will vest monthly over four years, provided that Mr. Naidu is continuously employed for such period, or vesting 100% upon a Change in Control (as defined in the 2022 Plan). The executive employment agreement further provides that Rigetti will reimburse Mr. Naidu for reasonable business expenses in accordance with Rigetti’s standard expense reimbursement policy, as the same may be modified from time to time. In addition, Mr. Naidu is eligible to receive certain employee benefits, including medical, vision, dental, life insurance, and participation in a Section 401(k) retirement plan (as described above).
Potential Payments Upon Termination or Change in Control
Each of Rigetti’s named executive officers is entitled to the following severance benefits pursuant to his respective amended and restated employment agreement if his employment is terminated by Rigetti without “Cause” or by the executive for “Good Reason,” and provided such executive officer timely executes and does not revoke a release of claims in Rigetti’s favor, (a) continuing payments of his then-current annual base salary for twelve months; (b) payment of the premiums necessary to continue health insurance coverage for himself and his eligible dependents under Rigetti’s group health plans pursuant to COBRA or similar state insurance laws, for up to twelve months; and (c) Accrued Obligations (as defined in the respective executive employment agreement), which include accrued but unpaid salary through the date of termination, unreimbursed expenses, and benefits owed to such executive officer under retirement or health plans in which such executive officer was a participant.
If the named executive officer’s employment is terminated by Rigetti other than for “Cause,” death or disability or by such executive officer for “Good Reason” within three months prior to or twelve months after a Change in Control (as defined in the 2022 Plan), then, in lieu of and not in addition to any other severance benefit, (i) 100% of the then-unvested portion of each of his outstanding equity awards will become fully vested; (ii) Rigetti will pay such executive officer a lump sum equal to his then current annual base salary; (iii) subject to such executive officer making certain elections, Rigetti will pay certain COBRA premiums necessary to continue his and his covered dependents’ health insurance coverage; and (iv) Rigetti will pay a bonus to such executive officer equivalent to a pro rata share of his full Target Amount (as defined in the respective executive employment agreement), for the portion of the performance year completed when his termination occurs.
Under each of the named executive officer’s employment agreement, “Cause” means that we have determined in our sole discretion that the executive officer has engaged in any of the following: (i) his material breach of any covenant or condition under the executive employment agreement or any other agreement between the parties, and, to the extent curable, such executive officer has not cured such breach after the expiration of ten (10) days after written notice from us of such breach; (ii) his material act constituting dishonesty, fraud, immoral or disreputable conduct in connection with his duties to us; (iii) any conduct which constitutes a felony or a crime of moral turpitude under applicable law; (iv) material violation of our policy or any act of misconduct; (v) refusal to follow or implement a clear and reasonable directive of the Company; (vi) negligence or incompetence in the performance of Rigetti’s duties or failure to perform such duties in a manner satisfactory to us after the expiration of ten (10) days without cure after written notice of such failure; or (vii) his breach of fiduciary duty to the Company.
Under each named executive officer’s employment agreement, “Good Reason” means the occurrence of any of the following events without such executive officer’s consent: (i) a material reduction in his base salary, other than a reduction applied in a similar proportional amount to all similarly situated executives; (ii) a material breach of the executive employment agreement by Rigetti; (iii) a material reduction in the his duties, authority and responsibilities relative to the his duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of his principal place of employment, without his consent, in a manner that lengthens his one-way
commute distance by twenty-five (25) or more miles from his then-current principal place of employment immediately prior to such relocation; not to include a requirement to return to in-person
work, in which circumstance Good Reason will not apply; provided, however, that, any such termination by such executive officer shall only be deemed for Good Reason pursuant to this definition if: (1) such executive officer gives Rigetti written notice of his intent to terminate for Good Reason within thirty (30) days following the first occurrence of the condition(s) that his believes constitute(s) Good Reason, which notice shall describe such condition(s); (2) Rigetti fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the “Cure Period”); and (3) such executive officer voluntarily terminates employment within thirty (30) days following the end of the Cure Period, or the parties agree in writing to extend such Cure Period. With respect to the executive employment agreements entered into by and between Rigetti and each of Dr. Rigetti and Messrs. Naidu and Sereda, “Good Reason” shall also mean the occurrence of a material change in the executive officer’s reporting relationship, other than such change made directly in connection with organizational changes resulting from a Change in Control (as defined in the executive employment agreements).
Executive Officer Compensation Following the Business Combination
We intend to establish an executive officer compensation program pursuant to which the compensation committee of Board will oversee the compensation policies, plans and programs and review and determine compensation to be paid to executive officers, directors and other senior management, as appropriate. The compensation policies followed by us will be intended to provide for compensation that is sufficient to attract, motivate and retain individuals who contribute to our success and to establish an appropriate relationship between executive compensation and our business objectives and stockholder value.
Transaction Stock Bonus Awards
Following consummation of the Business Combination, the Board approved, contingent upon, subject to and effective upon the filing and effectiveness of the
Form S-8
with respect to the 2022 Plan, the grant of individual stock awards pursuant to the 2022 Plan set forth below for the executive officers effective as of the date of filing and effectiveness of the
Form S-8.
In addition, our Board approved, contingent upon and subject to the effectiveness of a registration statement on Form
S-8
with respect to the 2022 Plan, an aggregate of 45,000 Rigetti stock awards to employees other than executive officers pursuant to the 2022 Plan effective as of the date of filing and effectiveness of such registration statement on
Form S-8
with respect to the 2022 Plan. The grants of stock awards are contingent upon, subject to and effective upon the filing and effectiveness of the
Form S-8
with respect to the 2022 Plan and the grant date of such stock awards will be the date of filing and effectiveness of such
Form S-8.

Name	Number of Rigetti Stock Awards
Chad Rigetti	45,000
Taryn Naidu	45,000
Brian Sereda	5,000
Rick Danis	25,000
Rigetti Alignment RSU Awards and Annual RSU Awards
Following the consummation of the Business Combination, the Board approved, contingent upon, subject to and effective upon the filing and effectiveness of the Form
S-8
with respect to the 2022 Plan, the grant of 3,682,548 RSUs under the 2022 Plan to the Company’s executive officers as set forth in the table below and

1,450,414 RSUs under the 2022 Plan in the aggregate to other employees of Rigetti as alignment awards (collectively the “Alignment RSUs”), pursuant to the terms of the 2022 Plan, the form of restricted stock unit award agreement adopted by the Rigetti Board and the vesting schedules set forth in the footnotes to the table below contingent upon, subject to and effective upon the filing and effectiveness of the Form
S-8
with respect to the 2022 Plan.
Following the consummation of the Business Combination, the Board also approved, contingent upon, subject to and effective upon the effectiveness of the Form
S-8
with respect to the 2022 Plan, the grant of 835,300 RSUs in the aggregate to our executive officers as set forth in the table below and 397,000 RSUs in the aggregate to other employees of Rigetti as 2022 annual equity awards (the “Rigetti 2022 Annual RSUs”), pursuant to the terms of the 2022 Plan, the form of restricted stock unit award agreement adopted by the Board and the vesting schedules set forth in the footnotes to the table below.
The grants of RSUs set forth above and below are contingent upon, subject to and effective upon the filing and effectiveness of the Form
S-8
with respect to the 2022 Plan and the grant date of such RSUs will be the date of filing and effectiveness of such Form
S-8.

Name	Number of Rigetti Alignment RSUs	Rigetti Alignment RSUs Vesting		Number of 2022 Rigetti Annual RSUs	2022 Rigetti Annual RSUs Vesting
Chad Rigetti	2,857,444	(A	), (C)	334,700	(B	), (C)
Taryn Naidu	444,450	(A	), (C)	161,300	(B	), (C)
Rick Danis	164,685	(A	), (C)	102,800	(B	), (C)
Brian Sereda	8,791	(B	), (C)	128,600	(B	), (D)
Michael Harburn	207,178	(B	), (C)	107,900	(B	), (D)

(A)
Time-based vesting will occur in accordance with the following schedule (subject to the individual’s Continuous Service (as defined in the 2022 Plan) on each such vesting date): (i) 50% of the total number of RSUs will vest in substantially equal installments (rounded down, except for the final scheduled vesting installment) on the last day of each calendar month beginning with the month in which the Vesting Commencement Date occurs and over a period of 12 months and (ii) the remaining 50% of the total number of RSUs will vest in substantially equal installments (rounded down, except for the final scheduled vesting installment) on the last day of each calendar month beginning with the month in which the Vesting Commencement Date occurs and over a period of 48 months. Prongs (i) and (ii) of the time-based vesting will occur concurrently, such that, at the end of the
12-month
period immediately following the Vesting Commencement Date, 62.5% of the total number of RSUs will have vested (subject to the individual’s Continuous Service (as defined in the 2022 Plan) on such vesting date). This vesting schedule will also apply to employees who have served in their roles for at least two years before the grant date.

(B)
Time-based vesting will occur in accordance with the following schedule (subject to the individual’s Continuous Service (as defined in the 2022 Plan) on each such vesting date):
one-forty
eighth (1/48th) of the total number of RSUs (rounded down, except for the final scheduled vesting installment) will satisfy time-based vesting on the last day of each calendar month beginning with the month in which the Vesting Commencement Date occurs and over a period of 48 months. This vesting schedule will also apply to employees who have served in their roles for less than two years as of the grant date.

(C)	In the event of a Change in Control (as defined in the 2022 Plan), 100% of the then unvested shares subject to the RSUs shall vest immediately prior to the consummation of the Change in Control.
(D)
In the event of a Change in Control (as defined in the 2022 Plan), 50% of the then unvested shares subject to the RSUs shall vest immediately prior to the consummation of the Change in Control with such acceleration to be applied on a pro-rata
basis with respect to each remaining vesting tranche.

(E)
Time-based vesting will occur in accordance with the following schedule (subject to the individual’s Continuous Service (as defined in the 2022 Plan) on each such vesting date):
one-forty
eighth (1/48th) of the total number of RSUs (rounded down, except for the final scheduled vesting installment) will satisfy time-based vesting on the last day of each calendar month beginning with the month in which the Vesting Commencement Date occurs and over a period of 48 months.

The Vesting Commencement Date for the RSUs listed in the table above is March 2, 2022.

Director Compensation
The following table sets forth information concerning the compensation of Legacy Rigetti’s directors for fiscal year 2021. Dr. Rigetti, our Chief Executive Officer, did not receive additional compensation for his service as a director in fiscal year 2021, and therefore is not included in the Director Compensation table below. All compensation paid to Dr. Rigetti is reported above in the “
Summary Compensation Table
.”

Name	Cash(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation	Total ($)
Peter Pace	$—	$—	$—	—	—
Alissa Fitzgerald	$—	$—	$—	—	—
Ray Johnson	$—	$—	$—	—	—
Cathy McCarthy	$—	$1,076,250	$—	—	$1,076,250

(1)	None of the non-employee directors received cash compensation for their service as a director during the fiscal year ended December 31, 2021.
(2)
This column reflects the aggregate grant date fair value of the restricted stock units granted to the director during fiscal year 2021 under the 2013 Plan. The aggregate grant date fair value is computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included elsewhere in this prospectus. In accordance with ASC Topic 718, recognition of compensation expense is deferred until consummation of the Business Combination. This amount does not reflect the actual economic value that may be realized by the director.

Our policy is to reimburse directors for reasonable and necessary out-of-pocket
expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.
The table below shows for each
non-employee
director who was serving, and held outstanding equity awards, as of December 31, 2021.

Name	Shares Underlying Options Outstanding (Vested) at Fiscal Year End	Shares Underlying Options Outstanding (Unvested) at Fiscal Year End	Unvested Stock Awards at Fiscal Year End
Peter Pace	141,370	153,750	—
Alissa Fitzgerald	126,731	168,388	—
Ray Johnson	78,800	216,320	—
Cathy McCarthy	—	—	295,120
Historically, we have not had a formalized
non-employee
director compensation program; however, we have granted certain of our non-employee
directors equity awards upon commencement of service and in connection with the Repricing the form of stock options. Our stock options awarded to directors generally have a percentage that vests upon grant, with the remaining shares vesting over four years, subject to continued service, and accelerated vesting upon a change of control.
During fiscal year 2020, we granted to each of Mr. Pace, Ms. Fitzgerald and Mr. Johnson an option to purchase 196,747 shares of common stock at an exercise price of $0.272 per share. Mr. Pace fully exercised his option on July 22, 2021. For Mr. Pace and Ms. Fitzgerald, 33,447 of the shares underlying their respective option were vested as of the vesting commencement date on February 18, 2020, and one-forty
eighth (1/48th) of the remainder of the shares subject to this option vest each month following the vesting commencement date on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of the month). For the option granted to Mr. Johnson, 25,413 of the shares underlying this option were vested as of the vesting commencement date on July 10, 2020, and one-forty
eighth (1/48th) of the remainder of the shares subject to this option vest each month following the vesting commencement date on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of the month). In the event of a Change in Control (as defined in the 2013 Plan), 100% of the then unvested shares subject to the options held by Mr. Pace, Ms. Fitzgerald and Mr. Johnson, respectively, will vest immediately prior to the consummation of the Change in Control. Please see “—
2013 Plan—Merger or Change of Control
,” above for more information.
In addition, during fiscal year 2021, we granted Ms. McCarthy 295,120 RSUs. The RSUs have a dual-vesting condition whereby the RSUs vest annually over four-year term so long as Ms. McCarthy retains her status with the Company. There is an additional liquidity-event vesting requirement that is defined as a Change in Control (as defined in the 2013 Plan), a successful IPO or a successful merger with a SPAC, which condition was satisfied upon the consummation of the Business Combination. In the event of a Change in Control, 100% of the then unvested shares subject to the RSU grant shall vest immediately prior to the consummation of the Change in Control, subject to the liquidity-event vesting requirement.
Non-Employee
Director Compensation Policy
Following the Closing, the Board approved a
non-employee
director compensation policy consisting of annual cash retainers of $40,000 for each non-employee
director and an additional $25,000 for the chairperson of the Board; an additional $20,000 and $10,000 for the chairperson and each member of the audit committee of the Board, respectively; an additional $12,000 and $6,000 for the chairperson and each member of the compensation committee of the Board, respectively; and an additional $9,000 and $4,500 for the chairperson and each member of the nominating and corporate governance committee of the Board, respectively.
For each member of the Board who is (i) serving on the Board immediately following the effective date of the non-employee
director compensation policy (the “Effective Date”) or (ii) first elected or appointed to the Board following the Effective Date, (A) on the date on which a registration statement on Form
S-8
is filed and effective covering the RSUs (“Form
S-8”),
with respect to clause (i) and (B) on the date of such director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter or, if there is not a Form
S-8
on the date of such initial election or appointment, then the date on which a Form
S-8
is filed and effective), with respect to clause (ii), the director will be automatically, and without further action by the Board or its Compensation Committee, granted RSUs with respect to shares of common stock with an aggregate Fair Market Value (as defined in the Plan) as of the grant date equal to $210,000 (the “Director Initial RSU Grant”); provided that such director remains in Continuous Service (as defined in the 2022 Plan) through the grant date. The grant of any Director Initial RSU Grant pursuant to clause (i) above is contingent upon, subject to and effective upon the filing and effectiveness of a Form
S-8.
The Director Initial RSU Grant will vest in substantially equal installments at the end of each month over a three-year period, such that the Director Initial RSU Grant will be fully vested on the third anniversary of the grant date, subject to the Eligible Director remaining in Continuous Service through each such vesting date.
The
non-employee
director compensation policy also provides for annual grants of RSUs to each director equivalent to $140,000 starting in 2022 and in future years, vesting in substantially equal installments at the end of each month over a one-year
period. In the event of a Change in Control (as defined in the 2022 Plan), any unvested portion of the RSUs would vest immediately prior to the consummation of such Change in Control. The RSUs will be granted pursuant to the terms of the 2022 Plan and the form of restricted stock unit award agreement adopted by the Board and included as Exhibit 10.15 to the registration statement to which this prospectus forms a part and in all cases are contingent upon, subject to and effective upon the effectiveness of the Form
S-8
with respect to the 2022 Plan. The description of the
non-employee
director compensation policy is not complete and is subject to and qualified in its entirety by reference to the non-employee
director compensation policy, a copy of which is included as Exhibit 10.22 to the registration statement to which this prospectus forms a part.

Equity Incentive Plans
Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. The 2022 Plan will be an important element of the Company’s compensation arrangements for both executive officers and directors, and the executive officers will also be eligible to participate in the Rigetti Computing, Inc. 2022 Employee Stock Purchase Plan (“ESPP”). Prior to the Business Combination, equity awards were granted by Legacy Rigetti under the 2013 Plan.
Rigetti Computing, Inc. 2022 Equity Incentive Plan
A summary description of the material features of the 2022 Plan is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2022 Plan and is qualified by reference to the 2022 Plan, the form of which is filed as an exhibit to the registration statement of which prospectus forms a part. Refer to the 2022 Plan for more complete and detailed information about the terms and conditions of the 2022 Plan. The 2022 Plan became effective upon the consummation of the Business Combination.
Eligibility
. Any individual who is an employee of the Company or any of our affiliates, or any person who provides services to the Company or our affiliates, including members of the Board, is eligible to receive awards under the 2022 Plan at the discretion of the plan administrator.
Awards
. The 2022 Plan provides for the grant of ISOs within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.
Authorized Shares
. Initially, the maximum number of shares of common stock that may be issued under the 2022 Plan is 18,332,215. In addition, the number of shares of common stock reserved for issuance under the 2022 Plan will automatically increase on January 1 of each year, beginning on January 1, 2023 and continuing through and including January 1, 2032, in an amount equal to (1) 5% of the total number of shares of the Company’s capital stock outstanding on a fully-diluted basis or (2) a lesser number of shares of Common Stock determined by the Board prior to the date of the increase. The maximum number of shares of common stock that may be issued upon the exercise of ISOs under the 2022 Plan is 54,996,645 shares.
Shares subject to stock awards granted under the 2022 Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2022 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the 2022 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by the Company (1) because of the failure to vest, (2) to satisfy the exercise, strike or purchase price or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited, repurchased or reacquired will revert to and again become available for issuance under the 2022 Plan.
Non-Employee
 Director Compensation Limit
. The aggregate value of all compensation granted or paid to any non-employee director
with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular period and ending on the day immediately prior to the date of the annual meeting of stockholders for the next subsequent year (the “annual period”), including awards granted and cash fees paid to such non-employee director,
will not exceed (1) $750,000 in total value or (2) if
such non-employee director
is

first appointed or elected to the Board during such annual period, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes and excluding distributions from a deferred compensation program. The foregoing limitation on non-employee
director compensation will apply commencing with the annual period that begins on the Company’s first annual meeting of stockholders following the effective date of the 2022 Plan.
Plan Administration
. The Board, or a duly authorized committee thereof, will administer the 2022 Plan and is referred to as the “plan administrator” herein. The Board may also delegate to one or more of the Company’s officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2022 Plan, the Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.
Under the 2022 Plan, the Board also generally has the authority to effect, without the approval of stockholders but with the consent of any materially adversely affected participant, (1) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (2) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (3) any other action that is treated as a repricing under generally accepted accounting principles.
Stock Options
. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2022 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of common stock on the date of grant. Options granted under the 2022 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
The plan administrator determines the term of stock options granted under the 2022 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with New Rigetti or any of Rigetti’s affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs
. The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards
. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of common stock, a combination of cash and shares of common stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards
. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Stock Appreciation Rights
. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of a share of common stock on the date of grant. A stock appreciation right granted under the 2022 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of common stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.
The plan administrator determines the term of stock appreciation rights granted under the 2022 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards
. The 2022 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of
certain pre-established performance
goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, common stock.
The performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the plan administrator when the performance award is granted, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any portion of our business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination
or exchange of shares or other similar corporate change, or any distributions to holders of common stock other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.
Other Stock Awards
. The plan administrator may grant other forms of awards valued in whole or in part by reference to, or otherwise based on, common stock, including the appreciation in value thereof. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.
Changes to Capital Structure
. In the event there is a specified type of change in the capital structure of Rigetti, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2022 Plan, (2) the class of shares used to determine the number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions
. The following applies to stock awards under the 2022 Plan in the event of a corporate transaction (as defined in the 2022 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.
In the event of a corporate transaction, any stock awards outstanding under the 2022 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.
In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.
Plan Amendment or Termination
. The Board has the authority to amend, suspend, or terminate the 2022 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopts the 2022 Plan. No stock awards may be granted under the 2022 Plan while it is suspended or after it is terminated.
2013 Plan
The following summary describes the material terms of the 2013 Plan, which was adopted by the Legacy Rigetti Board and approved by the stockholders of Legacy Rigetti in July 2013. Upon the Closing, outstanding Legacy Rigetti options and Legacy Rigetti restricted stock unit awards under the 2013 Plan were assumed and converted into Rigetti assumed options to purchase common stock and Rigetti assumed RSUs for common stock. The Rigetti assumed options will continue to be governed by the terms of the 2013 Plan and the stock option agreements thereunder, until such outstanding Rigetti assumed options are exercised or until they terminate or expire by their terms. The Rigetti assumed RSUs will continue to be governed by the terms of the 2013 Plan and the restricted stock unit agreements thereunder, until such outstanding Rigetti assumed RSUs vest or terminate by their terms. No further awards are being made under the 2013 Plan following the 2022 Plan becoming effective upon the consummation of the Business Combination.
Awards
. The 2013 Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock, restricted stock units, and stock appreciation rights (collectively, “Awards”) to Legacy Rigetti’s employees, directors, and consultants who provide services to Legacy Rigetti. Legacy Rigetti has granted stock options, restricted stock awards, and restricted stock units under the 2013 Plan.
Authorized Shares
. Subject to certain capitalization adjustments, the aggregate number of shares of Legacy Rigetti common stock that may be issued pursuant to stock awards under the 2013 Plan will not exceed 29,011,572 shares. The maximum number of shares of Legacy Rigetti common stock that may be issued pursuant to the exercise of ISOs under the 2013 Plan is 29,011,572 shares.
Shares subject to awards granted under the 2013 Plan that expire or become unexercisable without being exercised in full, that are surrendered pursuant to an exchange program, or with respect to restricted stock or restricted stock units, that are forfeited to or repurchased by Legacy Rigetti due to the failure to vest, the unpurchased shares (or for Awards other than options or stock appreciation rights the forfeited or repurchased shares) will become available for future grant or sale under the 2013 Plan. With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2013 Plan; all remaining shares under the stock appreciation right will remain available for future grant or sale under the 2013 Plan. Also, any shares used to pay the exercise price of an award or to satisfy tax withholding obligations related to an award will become available for future grant or sale under the 2013 Plan. Additionally, if any shares issued pursuant to a stock award are forfeited back to Rigetti or repurchased due to a failure to vest, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the 2013 Plan.

Plan Administration
. The 2013 Plan is administered by Legacy Rigetti’s Board, or a duly authorized committee of the Legacy Rigetti Board and is referred to as the “administrator” in the 2013 Plan. Subject to the provisions of the 2013 Plan, the administrator will determine in its discretion the persons to whom Awards are granted, the sizes of such Awards and all of their terms and conditions. The administrator will have the authority to construe and interpret the terms of the 2013 Plan and Awards granted under it.
Under the 2013 Plan, the administrator also generally has the authority to effect, with the consent of any adversely affected participant, modifications or amendments of awards, including but not limited to the discretionary authority to extend the post-termination exercise period of Awards and extend the maximum term of an option.
Stock Options
. As of immediately prior to the Merger, options to purchase 13,115,460 shares of Legacy Rigetti common stock were outstanding under the 2013 Plan. ISOs and NSOs are granted under stock option agreements adopted by the administrator. The administrator determines the exercise price for stock options, within the terms and conditions of the 2013 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of Legacy Rigetti common stock on the date of grant. Options granted under the 2013 Plan vest at the rate specified in the stock option agreement as determined by the administrator. The standard form of option award agreement under the 2013 Plan provides that options will vest 25% on the first anniversary of the vesting commencement date with the remainder vesting ratably over the next 36 months.
The administrator determines the term of stock options granted under the 2013 Plan, up to a maximum of 10 years. If an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability or death, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with Legacy Rigetti or any of its affiliates ceases due to death the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the administrator and may include: (i) cash; (ii) check; (iii) promissory note; (iv) other shares, provided that such shares have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option will be exercised and provided further that accepting such shares will not result in any adverse accounting consequences to Legacy Rigetti, as the administrator determines in its sole discretion; (v) consideration received by Legacy Rigetti under cashless exercise program (whether through a broker or otherwise); (vi) by net exercise; (vii) such other consideration and method of payment for the issuance of shares; or (viii) any combination of the foregoing methods of payment.
Unless the administrator provides otherwise, options generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the administrator or a duly authorized officer in each case, (i) an option may be transferred to “family members” (as defined in Rule 701(c)(3) of the Securities Act) through a gift or domestic relations order or (ii) an executor or guardian.
Tax Limitations on ISOs.
The aggregate fair market value, determined at the time of grant, of Legacy Rigetti common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of Legacy Rigetti’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Legacy Rigetti’s total combined voting power or that of any of its affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards.
As of immediately prior to the Merger, 11,795,026 restricted stock unit awards were outstanding under the 2013 Plan. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the administrator. A restricted stock unit award may be settled in cash, shares, or a combination of both.
Restricted Stock Awards.
Restricted stock awards are granted under restricted stock award agreements adopted by the administrator. The administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms.
Changes to Capital Structure
. In the event there is a specified type of change in Legacy Rigetti’s capital structure, such as a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,
combination, repurchase, or exchange of shares, appropriate adjustments will be made to the number and class of shares that may be delivered under the 2013 Plan and/or number, class, and price of shares covered by each outstanding Award.
Merger or Change in Control
. The 2013 Plan provides that in the event of a merger or change in control the administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption or substitution of a stock award by a surviving or acquiring corporation;

•	terminate the stock awards;

•
accelerate the vesting of the stock award and, to the extent the administrator determines, provide for termination if not exercised (if applicable) at or before the effective time of the merger or change in control;

•	terminate or cancel or arrange for the termination or cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction; or

•
terminate the Award in exchange for an amount of cash and/or property equal to the amount that would have been attained upon the exercise of such Award or realization of the participant’s rights as of the date of the occurrence of the transaction or the replacement of such award with other rights or property selected by the administrator in its sole discretion;

The administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner.
In the event that the successor corporation does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not have otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
Under the 2013 Plan, a change in control means the occurrence of any of the following events: (i) a change in ownership of Legacy Rigetti, which occurs on the date that any one person, or more than one person acting as a group, acquires ownership of the stock of Legacy Rigetti that constitutes more than 50% of the total voting power of the stock of Legacy Rigetti, except that any changes in the ownership of the stock of Legacy Rigetti as a result of a private financing of Legacy Rigetti that is approved by the board will not be considered a change in control; (ii) a change in the effective control of Rigetti which occurs on the date the majority of the members of the board is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of members of the board prior to the date of the appointment or election; or (iii) a change in ownership of a substantial portion of Legacy Rigetti’s assets which occurs on the date that any person acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person) assets from Legacy Rigetti that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Legacy Rigetti immediately prior to such acquisition.
Plan Amendment or Termination
. Legacy Rigetti’s Board has the authority to amend, alter, suspend, or terminate the 2013 Plan, provided that such action does not impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of Legacy Rigetti stockholders. Unless terminated sooner, the 2013 Plan will automatically terminate on July 9, 2023. No stock awards may be granted under the 2013 Plan while it is suspended or after it is terminated.
2022 Employee Stock Purchase Plan
The material features of the ESPP are described below. The following description of the ESPP is a summary only. This summary is not a complete statement of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP, a copy of which is attached hereto as
 Annex I
. Supernova shareholders should refer to the ESPP for more complete and detailed information about the terms and conditions of the ESPP.
Purpose.
The purpose of the ESPP is to provide a means by which eligible employees of New Rigetti and certain designated companies may be given an opportunity to purchase shares of common stock following the closing, to assist the Company in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for New Rigetti’s success.
The ESPP includes two components: a 423 Component and
a Non-423 Component.
New Rigetti intends that the 423 Component will qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by Board, the Non-423 Component
will operate and be administered in the same manner as the 423 Component.
Share Reserve.
The maximum number of shares of common stock is 3,055,370. Additionally, the number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year, beginning on January 1, 2023 and continuing through and including January 1, 2032, by the lesser of (1) 1% of the total number of shares of capital stock outstanding on a fully diluted basis on December 31 of the preceding calendar year, (2) 3,055,370, or (3) such lesser number of shares of common stock as determined by the Board. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the ESPP.
Administration.
The Board, or a duly authorized committee thereof, will administer the ESPP.
Limitations.
New Rigetti employees and the employees of any of its designated affiliates will be eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with the New Rigetti or one of its affiliates for more than 20 hours per week and for five or more months per calendar year or (2) continuous employment with New Rigetti or one of its affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, the Board may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. If this proposal is approved by the shareholders, all the employees of Rigetti will be eligible to participate in the ESPP following the closing. Following the closing, New Rigetti is expected to have approximately 165 employees who will be eligible participate in the ESPP. An employee may not be granted rights to purchase stock under the

ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of New Rigetti stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of New Rigetti stock for each calendar year that the rights remain outstanding.
The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months, and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of Common Stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of common stock on any purchase date during the offering period is less than or equal to the fair market value of a share of common stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.
A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.
Payroll Deductions.
The ESPP permits participants to purchase shares of common stock through payroll deductions of up to 15% of their earnings. Unless otherwise determined by the administrator, the purchase price per share will be 85% of the lower of the fair market value of a share of common stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares, without interest. Participation ends automatically upon termination of employment with New Rigetti and its related affiliates.
Withdrawal.
Participants may withdraw from an offering by delivering a withdrawal form to New Rigetti and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the administrator. Upon such withdrawal, New Rigetti will distribute to the employee such employee’s accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.
Termination of Employment.
A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by New Rigetti or any of its parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, New Rigetti will distribute to the participant such participant’s accumulated but unused contributions, without interest.
Corporate Transactions.
In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.
Amendment and Termination.
The Board has the authority to amend, suspend or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of New Rigetti stockholders. Any benefits privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by the Board in accordance with the terms of the ESPP.
Emerging Growth Company Status
As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation or golden parachute payments, and to provide information relating to the ratio of total compensation of our CEO to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Unless the context otherwise requires, any reference in this section of this prospectus to “Rigetti,” “we,” “us,” “our” or “the Company” refers to Legacy Rigetti and its consolidated subsidiaries prior to the consummation of the Business Combination and to Rigetti and its consolidated subsidiaries following the Business Combination.
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this prospectus, below is a description of transactions since January 1, 2019 to which Rigetti was a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of the company’s capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Supernova Class B Ordinary Shares
On December 22, 2020, the Supernova Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering and formation costs in consideration of 5,750,000 Supernova Class B ordinary shares. On January 14, 2021, Supernova effected a share dividend, resulting in 7,187,500 Supernova Class B ordinary shares outstanding. On February 22, 2021, the Supernova Sponsor transferred 28,750 Supernova Class B ordinary shares to each of Supernova’s six former independent director nominees. On March 1, 2021, Supernova effected a share dividend, resulting in 8,625,000 Supernova Class B ordinary shares.
Private Placement Warrants
The Supernova Sponsor purchased an aggregate of 4,450,000 private placement warrants for a purchase price of $2.00 per whole warrant, or $8,900,000 in the aggregate, in a private placement that occurred simultaneously with the closing of Supernova’s IPO. Each private placement warrant entitles the holder to purchase one share of common stock at $11.50 per share, subject to adjustment. The private placement warrants (including the common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of the Business Combination.
Expense Reimbursement
On December 22, 2020, the Supernova Sponsor agreed to loan Supernova an aggregate of up to $300,000 to cover expenses related to Supernova’s IPO pursuant to a promissory note (the “Note”). This Note was non-interest bearing and payable upon the completion of the IPO. Supernova borrowed $275,000 under the Note and repaid the Note in full on March 4, 2021.
Subscription Agreements
At the closing of the Business Combination, stockholders of Legacy Rigetti or their affiliates (including Insurance Company of the West, Bessemer Venture Partners X L.P. and Bessemer Venture Partners X Institutional L.P.) purchased shares of common stock in the PIPE Financing, for a purchase price of $10.00 per share pursuant to separate Subscription Agreements, each dated October 6, 2021.
Series C Preferred Stock Financing
Between February 2020 and May 2020, we issued and sold an aggregate of 69,223,658 shares of our Series C Preferred Stock at a purchase price of $0.906793 per share, for an aggregate purchase price of

$56.2 million, 220,557 of which were purchased by Taryn Naidu, an executive officer of Rigetti. In connection with the Series C Preferred Stock Financing, we also issued an aggregate of 29,502,847 shares of our
Series C-1
Preferred Stock to existing preferred stock investors who participated in the Series C Preferred Stock financing and issued an aggregate of 10,074,870 shares of Class A common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $0.01 to certain participating investors. Immediately prior to the Merger, each share of Legacy Rigetti Preferred Stock was converted into shares of Legacy Rigetti Common Stock in accordance with the Amended and Restated Certificate of Incorporation of Legacy Rigetti, and in the First Merger, the resulting shares of Legacy Rigetti Common Stock were automatically converted into such number of shares based on the Exchange Ratio, and each warrant was assumed and converted into Rigetti assumed warrants.
Rigetti Holders Support Agreement
In connection with the execution of the Merger Agreement, Supernova entered into the Rigetti Holders Support Agreement with us and certain stockholders of Legacy Rigetti pursuant to which such stockholders agreed to vote to adopt and approve, upon the registration statement on
Form S-4
being declared effective, the Merger Agreement and all other documents and transactions contemplated thereby. Such stockholders further agreed to be bound by the lock-up
restrictions included in the Bylaws.
Sponsor Support Agreement
In connection with the execution of the Merger Agreement, Supernova entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor, Legacy Rigetti and Supernova’s directors and officers. Pursuant to the Sponsor Support Agreement, the Sponsor and Supernova’s directors and officers (“Sponsor Holders”), among other things, agreed to vote all of their shares of Supernova capital stock in favor of the approval of the Business Combination. In addition, pursuant to the Sponsor Support Agreement, (i) 2,479,000 shares of common stock held by the Sponsor Holders became unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, the volume weighted average price of common stock equals or exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days, and (ii) 580,273 shares of common stock held by the Sponsor Holders became unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, the volume weighted average price of common stock equals or exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days. Any such shares held by the Sponsor Holders that remain unvested after the fifth anniversary of the Closing will be forfeited.
Compensation Arrangements, Stock Option Grants and Indemnification for Executive Officers and Directors
We have employment arrangements with our named executive officers that, among other things, provide for certain change in control benefits, as well as severance benefits for Rigetti’s named executive officers. For a description of these agreements, see “
Rigetti’s Executive and Director Compensation
.”
We have granted stock options and restricted stock units to our executive officers and certain of our directors. For a description of these equity awards, see “
Executive Compensation—Employment Arrangements with Executive Officers
,” “
Executive Compensation—Outstanding Option Awards as of January
 31, 2021
” and “
Executive Compensation—Outstanding Restricted Stock Units
.”
Amended and Restated Registration Rights Agreement
In connection with the Closing, we, the Sponsor, Supernova directors and officers, Legacy Rigetti directors and officers and certain of Legacy Rigetti securityholders entered into an amended and restated registration rights agreement. Pursuant to the agreement, we agreed that we will file with the SEC a registration statement registering the resale of certain securities held by or issuable to such holders, and we will use reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof. In certain circumstances, certain holders can demand up to two underwritten offerings in any 12 month period, and certain holders are entitled to piggyback registration rights.
Indemnification Agreements
We have has entered into indemnification agreements with each of our directors in addition to the indemnification provided in the Bylaws. The indemnification agreements require us to indemnify our directors to the fullest extent permitted by Delaware law.
Related Person Transactions Policy
The Board adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us by an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates and entities owned or controlled by any related person.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of the proposed related person transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.
Our audit committee will approve only those transactions that it determines are fair to and in the best interests of the Company. All of the transactions described above were entered into prior to the adoption of such policy.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to the Company regarding the beneficial ownership of common stock as of March 18, 2022, by:

•	each person known by the Company to be the beneficial owner of more than 5% of outstanding shares of common stock;

•	each of the Company’s named executive officers and directors;

•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 113,810,285 shares of common stock issued and outstanding as of March 18, 2022 and other than as noted below, do not take into account the issuance of any shares of common stock upon the exercise of 8,624,972 public warrants, each exercisable for one share of common stock at a price of $11.50 per share, to purchase an aggregate of 8,624,972 shares of common stock. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to the securities they beneficially owned.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	% of Ownership
Directors and Named Executive Officers
Chad Rigetti (2)	7,035,559	6.0%
Taryn Naidu (3)	858,026	*
Brian Sereda (4)	418	*
Gen. Peter Pace (5)	295,120	*
David Cowan (6)	—	—
Alissa Fitzgerald (7)	206,873	*
Ray Johnson (8)	188,212	*
Cathy McCarthy	—	—
Michael Clifton (9)(10)	62,500	*
H. Gail Sandford	—	—
All executive officers and directors after the business combination as a group (13 persons)	9,150,792	7.7%
Five Percent Holders
Supernova Partners II LLC (10)	12,868,000	10.9%
Entities affiliated with Bessemer Venture Partners (11)	21,582,218	19.0%
AVG Entities (12)	7,597,642	6.7%
Insurance Company of the West (13)	9,178,816	8.1%

*	Less than 1%
(1)	Unless otherwise noted, the mailing address of each of those listed in the table above is 775 Heinz Avenue, Berkeley, CA, 94710.
(2)
Consists of 4,144,913 shares of common stock held by Dr. Rigetti, and 2,890,646 shares of common stock issuable upon the exercise or settlement of options or restricted stock unit awards held by Dr. Rigetti which are exercisable or vest within 60 days of the Closing Date.

(3)
Consists of 204,960 shares of common stock held by Mr. Naidu or his affiliated entity AlphaNuma LLC at Closing, and 653,066 shares of common stock issuable upon the exercise or settlement of options, Rigetti assumed warrants or restricted stock unit awards which are exercisable or vest within 60 days of the Closing Date.

(4)	Consists of 418 shares of common stock issuable upon the settlement restricted stock unit awards held by Mr. Sereda which vest within 60 days of the Closing Date.
(5)	Consists of 295,120 shares of common stock held by Gen. Pace.
(6)
David Cowan, a member of the Rigetti Board, is a partner at Bessemer Venture Partners. Mr. Cowan disclaims beneficial ownership interest of the securities held by the Bessemer Entities (as defined below) referred to in footnote 11 below, except to the extent of his pecuniary interest, if any, in such securities through an indirect interest in the Bessemer Entities.

(7)
Consists of 206,873 shares of common stock issuable upon the exercise or settlement of options or restricted stock unit awards held by Ms. Fitzgerald which are exercisable or vest within 60 days of the Closing Date.

(8)
Consists of 22,788 shares of common stock held by Mr. Johnson, and 165,424 shares of common stock issuable upon the exercise or settlement of options or restricted stock unit awards held by Mr. Johnson which are exercisable or vest within 60 days of the Closing Date.

(9)	Consists of 62,500 shares of common stock purchased in the PIPE Financing.
(10)
Supernova Sponsor holds 8,418,000 shares of common stock and 4,450,000 shares underlying private placement warrants held by Supernova Sponsor, which are exercisable for shares of common stock commencing 30 days after the closing of the Business Combination. Supernova Sponsor is governed by a board of managers consisting of four managers: Spencer M. Rascoff, Alexander M. Klabin, Robert D. Reid and Michael S. Clifton. Each manager has one vote, and the approval of a majority of the managers is required to approve any action of Supernova Sponsor. Under the so-called
“rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no director of Supernova Sponsor exercises voting or dispositive control over any of the securities held by Supernova Sponsor, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. Includes 2,479,000 Sponsor Vesting Shares that became unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, the volume weighted average price of common stock equals or exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days, and (ii) 580,273 Sponsor Vesting Shares held by the Sponsor Holders became unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, the volume weighted average price of common stock equals or exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days. Any such shares held by the Sponsor Holders that remain unvested after the fifth anniversary of the Closing will be forfeited. The address for Supernova Sponsor is 4301 50th Street NW, Suite 300 PMB 1044, Washington, D.C. 20016.

(11)
Consists of (i) 9,481,710 shares of common stock held by Bessemer Venture Partners X Institutional L.P., or Bessemer Institutional, and 10,100,508 shares of common stock held by Bessemer Venture Partners X L.P., or Bessemer X, and together with Bessemer Institutional, the Bessemer Entities, and (ii) 968,400 shares of common stock purchased by Bessemer Institutional and 1,031,600 shares of common stock purchased by Bessemer X in the PIPE Financing. Deer X & Co. L.P., or Deer X L.P., is the general partner of the Bessemer Entities. Deer X & Co. Ltd., or Deer X Ltd., is the general partner of Deer X L.P. Adam Fisher, Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter, Ethan Kurzweil, Alex Ferrara, Brian Feinstein and Stephen Kraus are the directors of Deer X Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the securities held by the Bessemer Entities are made by the directors of Deer X Ltd. acting as an investment committee. Mr. Cowan disclaims beneficial ownership interest of the securities of the Company held by the Bessemer Entities except to the extent of his pecuniary interest, if any, in such securities through an indirect interest in the Bessemer Entities. The address for the Bessemer Entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

(12)
Consists of (i) 772,613 shares of common stock held by AVG - BIV Rigetti Trust1 2020, 906,446 shares of common stock held by AVG - BIV Rigetti Trust2 2020, 5,344,241 shares of common stock held by AVG - BIV Rigetti Trust3 2020 and 29,429 shares of common stock held by
AVGF-BIV
2 Rigetti 2017, LLC, (ii) 100,000 shares of common stock purchased by AVG - BIV Rigetti Trust3 2020 in the PIPE Financing and (iii) 444,913 of common stock issuable upon exercise of Rigetti assumed warrants held by AVG - BIV Rigetti Trust1 2020, AVG - BIV Rigetti Trust2 2020 and AVG - BIV Rigetti Trust3 2020 that are exercisable as of or within 60 days of the Closing Date.

(13)	Consists of (i) 8,678,816 shares of common stock held by Insurance Company of the West and (ii) 500,000 shares of common stock purchased by Insurance Company of the West in the PIPE Financing.

SELLING SECURITYHOLDERS
The selling securityholders may offer and sell, from time to time, any or all of the shares of common stock or private placement warrants being offered for resale by this prospectus, which consists of (i) up to 96,941,181 shares of common stock issued in connection with the Business Combination to certain of the selling securityholders; (a) up to 14,641,244 shares of common stock issued in the PIPE Financing; (b) up to 8,625,000 Founder Shares (including 3,059,273 Sponsor Vesting Shares subject to vesting and forfeiture); (c) up to 4,450,000 shares of common stock issuable upon exercise of the private placement warrants, (d) up to 2,446,716 shares of common stock issuable pursuant to the exercise of Rigetti assumed warrants, (e) up to 6,226,065 shares of common stock issuable upon exercise of outstanding options, (f) up to 6,288,369 shares of common stock issuable in connection with the vesting and settlement of outstanding restricted stock units, (g) up to 54,263,787 shares of common stock issued in connection with the Business Combination, and (ii) up to 4,450,000 private placement warrants.
Certain of the selling securityholders listed below entered into agreements that restrict the transfer of the shares of our common stock that otherwise may be sold from time to time pursuant to the registration statement of which this prospectus forms part. See the sections entitled sections entitled “
Certain Relationships and Related Party Transactions—Sponsor Support Agreement
” and “
Description of
Securities—Lock-Up
Provisions in Bylaws
” for further discussion.
As used in this prospectus, the term “selling securityholders” includes the selling securityholders listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, successors-in-interest
and others who later come to hold any of the selling securityholders’ interest in the common stock or warrants other than through a public sale.
The following table is prepared based on information provided to us by the selling securityholders as of March 18, 2022. The following table provides, as of the date of this prospectus, information regarding the ownership of our common stock of each selling securityholder, the number of securities that may be sold by each selling securityholder under this prospectus and that each selling securityholder will own assuming all securities that may be offered pursuant to this prospectus are sold. Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be owned by the selling securityholders and further assumed that the selling securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.
Except as set forth in the footnotes below, (i) the following table does not include up to 8,624,972 shares of common stock issuable upon exercise of the public warrants and (2) the address of each selling securityholder is 775 Heinz Avenue, Berkeley, CA 94710.
Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of common stock and warrants that they own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker dealer.
Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of securities registered on its behalf. Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. Please see the section titled “
Plan of Distribution
” for further information regarding the selling securityholder’s method of distributing these securities.

	Shares of Common Stock				Warrants (1) to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered For Sale Hereby	Number Beneficially Owner After Offering	Percent Owner After Offering
75 & Sunny LP (2)	165,000	165,000	—	—	—	—	—	—
Alissa Fitzgerald (3)	295,119	295,119	—	—	—	—		—
Alpha Intelligence Capital Fund I (4)	2,970,197	200,000	2,770,197	*	—	—	—	—
Alumni Ventures - Rigetti Trust 2022 (5)	100,000	100,000	—	—	—	—	—	—
Alyeska Master Fund, LP (6)	474,017	300,000	174,017	*	—	—	—	—
Ancient 1604 LLC (7)	136,250	136,250	—	—	—	—	—	—
Asset Management Exchange CCF - AMX CCF Lansdowne Partners Developed Markets Long Only (8)	105,988	105,988	—	—	—	—	—	—
AVG - BIV Rigetti Trust1 2020 (9)	860,629	860,629	—	—	—	—	—	—
AVG - BIV Rigetti Trust2 2020 (10)	1,022,123	1,022,123	—	—	—	—	—	—
AVG - BIV Rigetti Trust3 2020 (11)	5,585,461	5,585,461	—	—	—	—	—	—
AVGF-BIV 2 Rigetti 2017, LLC (12)	29,429	29,429	—	—	—	—	—	—
Bessemer Venture Partners X Institutional L.P. (13)	10,450,110	10,450,110	—	—	—	—	—	—
Bessemer Venture Partners X L.P. (14)	11,132,108	11,132,108	—	—	—	—	—	—
Brian Sereda (15)	1,055,564	1,055,564	—	—	—	—	—	—
Campbell Pension Plans Master Retirement Trust (16)	11,587	11,587	—	—	—	—	—	—
Canada Life Global Growth Equity Fund (T. Rowe Price) (17)	10,052	10,052	—	—	—	—	—	—
Cathy McCarthy (18)	295,120	295,120	—	—	—	—	—	—
Chad T. Rigetti (19)	10,847,174	10,847,174	—	—	—	—	—	—
Coronation Global Opportunities Fund (20)	128,516	128,516	—	—	—	—	—	—
Damien Hooper-Campbell (21)	34,500	34,500	—	—	—	—	—	—
Data Collective III, L.P. (22)	1,673,615	1,673,615	—	—	—	—	—	—
David Rivas (23)	625,168	625,168	—	—	—	—	—	—
DCVC Opportunity Fund II, L.P. (24)	2,038,265	2,038,265	—	—	—	—	—	—
DEE STREET GLOBAL EQUITY FUND (25)	54,458	54,458	—	—	—	—	—	—
Delaware Public Employees’ Retirement System (26)	271,109	271,109	—	—	—	—	—	—
Dr. Ray O. Johnson (27)	317,908	317,908	—	—	—	—	—	—
Equipsuper Pty Ltd as Trustee for Equipsuper Superannuation Fund (28)	203,459	203,459	—	—	—	—	—	—
Franklin Templeton Investment Funds - Franklin Technology Fund (29)	1,500,000	1,500,000	—	—	—	—	—	—
Gregg Renfrew (30)	34,500	34,500	—	—	—	—	—	—

	Shares of Common Stock				Warrants (1) to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered For Sale Hereby	Number Beneficially Owner After Offering	Percent Owner After Offering
HKJC Investment Trust Fund - Equity Series Trust (31)	125,169	125,169	—	—	—	—	—	—
In-Q-Tel, Inc. (32)	195,858	1,000	194,858	*	—	—	—	—
Insurance Company of the West (33)	9,178,816	9,178,816	—	—	—	—	—	—
Jim Lanzone (34)	34,500	34,500	—	—	—	—	—	—
Katie Curnutte (35)	34,500	34,500	—	—	—	—	—	—
Kenneth Fox (36)	34,500	34,500	—	—	—	—	—	—
Keysight Technologies, Inc. (37)	2,951,220	2,951,220	—	—	—	—	—	—
Lansdowne Developed Markets Long Only Master Fund Limited (38)	770,276	770,276	—	—	—	—	—	—
Lansdowne DM Long Only Cayman Master L.P. (39)	304,608	304,608	—	—	—	—	—	—
Lansdowne DMLO Davies Street LP (40)	381,130	381,130	—	—	—	—	—	—
Lansdowne ICAV - Lansdowne Developed Markets Long Only Fund (41)	74,916	74,916	—	—	—	—	—	—
Leslie Enterprises LP (42)	1,004,110	25,000	979,110	*	—	—	—	—
Mandy Birch (43)	389,385	389,385	—	—	—	—	—	—
Michael Clifton (44)	62,500	62,500	—	—	—	—	—	—
Michael Harburn (45)	834,920	834,920	—	—	—	—	—	—
Nimble Ventures, LLC (46)	3,256,298	3,256,298	—	—	—	—	—	—
Northgate CommsTech Innovations Partners, L.P. (47)	4,266,442	4,266,442	—	—	—	—	—	—
Palantir Technologies Inc. (48)	1,000,000	1,000,000	—	—	—	—	—	—
Peter Pace (49)	295,120	295,120	—	—	—	—	—	—
Public Service Pension Plan Fund (50)	129,884	129,884	—	—	—	—	—	—
Rajeev Singh (51)	34,500	34,500	—	—	—	—	—	—
Rick Danis (52)	648,408	648,408	—	—	—	—	—	—
Robert Gelfond (53)	539,554	50,000	489,554	*	—	—	—	—
Robert Reid (54)	136,250	136,250	—	—	—	—	—	—
Robert Rigetti (55)	162,989	50,000	112,989	*	—	—	—	—
Supernova Partners II LLC (56)	8,418,000	8,418,000	—	—	4,450,000	4,450,000	—	—
T. Rowe Price Global Equity Fund (57)	1,026,678	1,026,678	—	—	—	—	—	—
T. Rowe Price Global Growth Equity Pool (58)	219,751	219,751	—	—	—	—	—	—
T. Rowe Price Global Growth Equity Trust (59)	191,249	191,249	—	—	—	—	—	—
T. Rowe Price Global Growth Stock Fund (60)	358,875	358,875	—	—	—	—	—	—
Taryn Naidu (61)	1,747,915	1,747,915	—	—	—	—	—	—
Teachers’ Pension Plan Fund (62)	77,356	77,356	—	—	—	—	—	—
Trinity Capital Inc. (63)	833,132	833,132	—		—	—	—	—
Trust U/W Carl M. Loeb FBO Arthur Loeb (64)	12,500	12,500	—	—	—	—	—	—
Trust U/W Carl M. Loeb FBO Elisabeth Levin (65)	12,500	12,500	—	—	—	—	—	—
Virginia Retirement System (66)	244,749	244,749	—	—	—	—	—	—
Witan Investment Trust PLC (67)	249,214	249,214	—	—	—	—	—	—

*	Less than one percent.
(1)	Represents the private placement warrants.

(2)	Consists of shares of common stock issued in the PIPE Financing. The managing partner of 75 & Sunny LP is Spencer Racoff, who was a member of the Supernova Board prior to the Business Combination.
(3)	Consists of 295,119 shares of common stock issuable upon exercise of options. Ms. Fitzgerald is a member of the Board.
(4)	Consists of 200,000 shares of common stock issued in the PIPE Financing, 2,547,739 shares of common stock held of record and 222,458 shares issuable upon exercise of Rigetti assumed warrants.
(5)	Consists of shares of common stock issued in the PIPE Financing.
(6)
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Master Fund”), has voting and investment control of the shares held by the Master Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Master Fund. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman,
KY1-1104,
Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(7)
Consists of shares of common stock issued in the PIPE Financing. Alexander Klabin is the manager of Klabin Descendants Delaware Trust LLC, which is the sole member of Ancient 1604 LLC. Mr. Klabin was a member of the Supernova Board prior to the Business Combination.

(8)	Consists of shares of common stock issued in the PIPE Financing.
(9)	Consists of 2,772,613 shares of common stock held of record and 88,016 shares issuable upon exercise of Rigetti assumed warrants.
(10)	Consists of 906,446 shares of common stock held of record and 115,677 shares issuable upon exercise of Rigetti assumed warrants.
(11)	Consists of 5,344,241 shares of common stock held of record and 241,220 shares issuable upon exercise of Rigetti assumed warrants.
(12)	Consists of 29,429 shares of common stock held of record.
(13)
Consists of 9,481,710 shares of common stock held of record and 968,400 shares of common stock purchased in the PIPE Financing. Deer X & Co. L.P., or Deer X L.P., is the general partner of Bessemer Venture Partners X Institutional L.P., or Bessemer Institutional. Deer X & Co. Ltd., or Deer X Ltd., is the general partner of Deer X L.P. Adam Fisher, Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter, Ethan Kurzweil, Alex Ferrara, Brian Feinstein and Stephen Kraus are the directors of Deer X Ltd. and hold the voting and dispositive power for Bessemer Institutional. Investment and voting decisions with respect to the securities held by Bessemer Institutional are made by the directors of Deer X Ltd. acting as an investment committee. Mr. Cowan disclaims beneficial ownership interest of the securities of the Company held by Bessemer Institutional except to the extent of his pecuniary interest, if any, in such securities through an indirect interest in Bessemer Institutional. The address for Bessemer Institutional is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

(14)
Consists of 10,100,508 shares of common stock held of record and 1,031,600 shares of common stock purchased in the PIPE Financing. Deer X & Co. L.P., or Deer X L.P., is the general partner of Bessemer Venture Partners X L.P., or Bessemer X. Deer X & Co. Ltd., or Deer X Ltd., is the general partner of Deer X L.P. Adam Fisher, Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter, Ethan Kurzweil, Alex Ferrara, Brian Feinstein and Stephen Kraus are the directors of Deer X Ltd. and hold the voting and dispositive power for Bessemer X. Investment and voting decisions with respect to the securities held by Bessemer X are made by the directors of Deer X Ltd. acting as an investment committee. Mr. Cowan disclaims beneficial ownership interest of the securities of the Company held by Bessemer X except to the extent of his pecuniary interest, if any, in such securities through an indirect interest in Bessemer X. The address for Bessemer X is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

(15)	Consists 1,055,564 shares issuable upon settlement of restricted stock units. Mr. Sereda serves as the Chief Financial Officer of Rigetti.
(16)	Consists of shares of common stock issued in the PIPE Financing.
(17)	Consists of shares of common stock issued in the PIPE Financing.
(18)	Ms. McCarthy is a member of the Board. Consists of 295,120 shares issuable upon vesting and settlement of RSUs.
(19)
Mr. Rigetti is the founder and Chief Executive Officer of Rigetti. Consists of 4,144,913 shares of common stock held of record, 3,219,251 shares issuable upon vesting and settlement of RSUs and 3,483,010 shares issuable upon exercise of warrants.

(20)	Consists of shares of common stock issued in the PIPE Financing.
(21)	The selling securityholder was a member of the Supernova Board prior to the Business Combination.
(22)	Consists of 50,000 shares of common stock issued in the PIPE Financing, 1,470,533 shares of common stock held of record and 153,062 shares issuable upon exercise of Rigetti assumed warrants.

(23)	Consists of 241,814 shares of common stock issuable upon vesting and settlement of RSUs and 383,354 shares issuable upon exercise of options. Mr. Rivas is an executive officer of the Company.
(24)	Consists of 50,000 shares of common stock issued in the PIPE Financing, 1,807,640 shares of common stock held of record and 180,625 shares issuable upon exercise of Rigetti assumed warrants.
(25)	Consists of shares of common stock issued in the PIPE Financing.
(26)	Consists of shares of common stock issued in the PIPE Financing.
(27)	Dr. Johnson is a member of the Board. Consists of 22,788 shares of common stock and 295,120 shares issuable upon exercise of options.
(28)	Consists of shares of common stock issued in the PIPE Financing.
(29)	Consists of shares of common stock issued in the PIPE Financing.
(30)	Consists of Founder Shares. The selling securityholder was a member of the Supernova Board prior to the Business Combination.
(31)	Consists of shares of common stock issued in the PIPE Financing.
(32)	Consists of 1,000 shares of common stock issued in the PIPE Financing, 177,458 shares of common stock held of record and 17,400 shares issuable upon exercise of Rigetti assumed warrants.
(33)	Consists of 500,000 shares of common stock issued in the PIPE Financing and 8,678,816 shares of common stock held of record.
(34)	Consists of Founder Shares. The selling securityholder was a member of the Supernova Board prior to the Business Combination.
(35)	Consists of Founder Shares. The selling securityholder was a member of the Supernova Board prior to the Business Combination.
(36)	Consists of Founder Shares. The selling securityholder was a member of the Supernova Board prior to the Business Combination.
(37)	Consists of shares of common stock issued in the PIPE Financing.
(38)	Consists of shares of common stock issued in the PIPE Financing.
(39)	Consists of shares of common stock issued in the PIPE Financing.
(40)	Consists of shares of common stock issued in the PIPE Financing.
(41)	Consists of shares of common stock issued in the PIPE Financing.
(42)	Consists of 25,000 shares of common stock issued in the PIPE Financing and 979,110 shares of common stock held of record.
(43)
Ms. Birch is a former employee of the Company. Consists of 147,341 shares of common stock held of record, 19,078 shares of common stock issuable upon vesting and settlement of restricted stock units and 222,966 shares of common stock issuable upon exercise of options.

(44)	Mr. Clifton is a member of the Board.
(45)
Mr. Harburn is an executive officer of the Company. Consists of 480,329 shares of common stock issuable upon vesting and settlement of RSUs and 354,591 shares of common stock issuable upon exercise of options.

(46)	Consists of 3,145,069 shares of common stock held of record and 111,229 shares of common stock issuable upon exercise of Rigetti assumed warrants.
(47)	Consists of 350,000 PIPE Shares and 3,471,526 shares of common stock held of record and 444,916 shares of common stock issuable upon exercise of Rigetti assumed warrants.
(48)	Consists of shares of common stock issued in the PIPE Financing.
(49)	The selling securityholder is a member of the Board.
(50)	Consists of shares of common stock issued in the PIPE Financing.
(51)	Consists of Founder Shares. The selling securityholder was a member of the Supernova Board prior to the Business Combination.
(52)
Consists of 260,932 shares of common stock issuable upon vesting and settlement of RSUs and 387,476 shares of common stock issuable upon exercise of options. Mr. Danis is an executive officer of the Company.

(53)
Consists of 50,000 shares of common stock issued in the PIPE Financing, 433,940 shares of common stock held of record and 55,614 shares of common stock issuable upon exercise of Rigetti assumed warrants.

(54)	Consists of Founder Shares. The selling securityholder was a member of the Supernova Board prior to the Business Combination.
(55)
Consists of 50,000 shares of common stock issued in the PIPE Financing, 101,867 shares of common stock held of record and 11,122 shares of common stock issuable upon exercise of Rigetti assumed warrants.

(56)
Consists of 8,418,000 Founder Shares and 4,450,000 private placement warrants. Supernova Partners II LLC is governed by a board of managers consisting of four managers: Spencer M. Rascoff, Alexander M. Klabin, Robert D. Reid and Michael S. Clifton. As a result, each of Messrs. Rascoff, Klabin, Reid, and Clifton may be deemed to share beneficial ownership of the securities owned by Supernova Partners II LLC. However, each manager of Supernova Partners LLC has one vote, and the approval of a majority of the manager is required to approve any action of Supernova Partners LLC. Mr. Clifton is a member of the Board. Includes 2,479,000 Sponsor Vesting Shares that became unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, the volume weighted average price of common stock equals or exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days, and (ii) 580,273 Sponsor Vesting Shares held by the Sponsor Holders became unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, the volume weighted average price of common stock equals or exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days. Any such shares held by the Sponsor Holders that remain unvested after the fifth anniversary of the Closing will be forfeited. The address for Supernova Sponsor is 4301 50th Street NW, Suite 300 PMB 1044, Washington, D.C. 20016.
(57)	Consists of shares of common stock issued in the PIPE Financing.
(58)	Consists of shares of common stock issued in the PIPE Financing.
(59)	Consists of shares of common stock issued in the PIPE Financing.
(60)	Consists of shares of common stock issued in the PIPE Financing.
(61)
Consists of 199,075 shares of common stock held of record, 716,281 shares of common stock issuable upon exercise of options, 804,429 shares of common stock issuable upon settlement of restricted stock units, and 22,245 shares issuable upon exercise of Rigetti assumed warrants. Also includes 5,885 shares held by AlphaNuma LLC, of which Mr. Naidu is the sole member. Mr. Naidu serves as the Chief Operating Officer of Rigetti.

(62)	Consists of shares of common stock issued in the PIPE Financing.
(63)	Consists of 50,000 shares of common stock issued in the PIPE Financing and 783,132 shares of common stock issuable upon exercise of Rigetti assumed warrants.
(64)	Consists of shares of common stock issued in the PIPE Financing.
(65)	Consists of shares of common stock issued in the PIPE Financing.
(66)	Consists of shares of common stock issued in the PIPE Financing.
(67)	Consists of shares of common stock issued in the PIPE Financing.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our certificate of incorporation, our bylaws and the warrant-related documents described herein and filed as exhibits to the registration statement of which this prospectus forms a part.
Authorized Capitalization
Our certificate of incorporation authorizes the issuance of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of March 18, 2022, there were approximately 113,810,285 shares of common stock and no shares of preferred stock issued and outstanding.
Common Stock
Voting Rights
Each holder of common stock will be entitled to one (1) vote for each share of common stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of common stock will not be entitled to vote on any amendment to the Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL. When a quorum is present, the affirmative vote of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter is required to take action, unless otherwise specified by law, the Bylaws or the Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.
Dividend Rights
Subject to the rights of the holders of preferred stock and any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of common stock will be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board, in its discretion, from time to time out of assets or funds of the Company legally available therefor.
Rights upon Liquidation, Dissolution and
Winding-Up
Subject to the rights of holders of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of common stock upon such dissolution, liquidation or winding up, if any, the Company’s remaining net assets will be distributed to the holders of common stock and the holders of any other class or series of capital stock ranking equally with the common stock upon such dissolution, liquidation or winding up, equally on a per share basis.
Other Rights
There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of preferred stock that the Company may issue in the future.

Election of Directors
Our Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms with only one class of directors being elected in each year. Under the Bylaws, the election of directors is determined by plurality vote.
Preferred Stock
The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on the capital stock, diluting the voting power of the holders of common stock, impairing the liquidation rights of the capital stock, or delaying or preventing a change in control of the company.
Stock Awards
Upon the closing of the Business Combination, we assumed stock options and restricted stock units to purchase an aggregate of 19,604,081 shares of common stock that were outstanding under Legacy Rigetti’s 2013 Plan. As of the closing of the Business Combination, 18,332,215 shares of common stock were reserved for future issuance under our 2022 Plan, which amount may be subject to increase from time to time, and certain awards have been approved contingent upon, subject to and effective on the filing of a registration statement on Form S-8 with respect to the 2022 Plan. For additional information regarding the terms of these plans and the stock awards, see “Executive Compensation.” We intend to file one or more registration statements on Form S-8 with respect to these plans after 60 days from March 7, 2022, the date we filed a Form 8-K to report that we had ceased being a shell company.
Warrants
Public Warrants
As of March 18, 2022, there were 13,074,972 warrants outstanding, consisting of 8,624,972 public warrants and 4,450,000 private placement warrants.
Each whole public warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder and only whole warrants trade. The warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the share of common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have filed with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Rigetti common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per share of common stock equals or exceeds $18.00.
 Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—
Anti-dilution Adjustments
”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the
30-day
redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the shares of common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—
Anti-dilution Adjustments
”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of common stock equals or exceeds $10.00
. Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at $0.10 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption provided
 that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our shares of common stock except as otherwise described below; and

•
if, and only if, the closing price of shares of common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments ”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.
Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of shares of common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the
10-trading
day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “
—Anti-dilution Adjustments
” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, in the case of an adjustment pursuant to the second paragraph under the heading “
—Anti-dilution Adjustments
” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair Market Value of Common Stock
Redemption Date (period to expiration of warrants)	≤	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥	18.00

60 months		0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358		0.361
57 months		0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358		0.361
54 months		0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357		0.361
51 months		0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357		0.361
48 months		0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356		0.361
45 months		0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356		0.361
42 months		0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355		0.361
39 months		0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354		0.361
36 months		0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353		0.361
33 months		0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352		0.361
30 months		0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351		0.361
27 months		0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350		0.361
24 months		0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348		0.361
21 months		0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347		0.361
18 months		0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345		0.361
15 months		0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342		0.361
12 months		0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339		0.361
9 months		0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336		0.361
6 months		0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331		0.361
3 months		0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326		0.361
0 months		—	—	0.042	0.115	0.179	0.233	0.281	0.323		0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or
366-day
year, as applicable. For example, if the volume weighted average price of our shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.
This redemption feature differs from the typical warrant redemption features used in many other blank check companies, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of shares of common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “
—Redemption of warrants when the price per share of common stock equals or exceeds $18.00
.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when the shares of common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of common stock than they would have received if they had chosen to wait to exercise their warrants for shares of common stock if and when such shares of common stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of common stock pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of common stock, we (or surviving company) will use our commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption procedures.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.
 If the number of outstanding shares of common stock is increased by a capitalization or share dividend payable in shares of common stock, or by a sub-division
of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-division
or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) and (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of common stock on account of such shares of common stock (or other securities into which the warrants are convertible), other than (a) as described above and, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of common stock during the
365-day
period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of outstanding shares of common stock is decreased by a consolidation, combination or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock. Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of shares of common stock by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule
13d-5(b)(1)
under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule
12b-2
under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule
13d-3
under the Exchange Act) more than 50% of the issued and outstanding shares of common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the equityholders of Rigetti in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants have been issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “
Risk Factors—The warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.
” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (except pursuant to limited exceptions, to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by Supernova Sponsor or its permitted transferees. Supernova Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than Supernova Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in Supernova’s initial public offering. Any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants will require a vote of holders of at least 50% of the number of the then outstanding private placement warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Dividends
We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, general financial condition, contractual restrictions and other factors that our Board may deem relevant and will be within the discretion of our Board at such time. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness that we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of common stock in the foreseeable future.
Lock-Up Provisions in Bylaws
Under the Bylaws, shares of common stock issued as part of the merger consideration to Legacy Rigetti equityholders are subject to lock-up restrictions beginning on the date of Closing and ending on the date that is the earlier of (i) six months after the Closing, (ii) the date on which the closing price of the common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 90 days following the Closing and (iii) the date on which the Company consummates a sale, merger, liquidation, exchange offer or other similar transaction after the Closing Date that results in stockholders having beneficial ownership of less than 50% of the outstanding voting securities of the combined company which results in our stockholders having the right to exchange their shares for cash, securities or other property having a value that equals or exceeds $12.00 per share.
Certain Anti-Takeover Provisions of Delaware Law and our Second Amended and Restated Certificate of Incorporation and Bylaws
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in an amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Certificate of Incorporation and Bylaws
Among other things, our Certificate of Incorporation and Bylaws:

•	providing for a classified board of directors with staggered, three-year terms;

•
the ability of the Board to issue up to 10,000,000 shares of preferred stock, including “blank check” preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of the Board;

•
provide that, subject to the rights of the holders of any series of preferred stock, any individual director or directors may be removed only with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•
provide that special meetings of our stockholders may be called by the chairperson of the Board, the chief executive officer or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•
not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions will make it more difficult for the existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Exclusive Forum of Certain Actions
The Certificate of Incorporation requires, unless the we consent in writing to the selection of an alternative forum, that Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) derivative actions brought on behalf of the Company; (ii) actions against current or former directors, officers or other employees or stockholders of the Company for breach of fiduciary duty to the Company or the Company’s stockholders; (iii) actions against the Company or any current or former director, officer or other employee or stockholder of the Company, arising out of or pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws,: (iv) actions to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; (v) actions as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) actions against the Company or any current or former director, officer or other employee or stockholder of the Company, governed by the internal-affairs doctrine of the law of the State of Delaware, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. However, this provision will not apply to claims or actions brought to enforce a duty or liability created by the Securities Act or Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. The Certificate of Incorporation further provides that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. Additionally, the Certificate of Incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions.
Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Amendment to Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The Certificate of Incorporation provides, in addition to the votes required by law, that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of Rigetti common stock and preferred stock entitled to vote generally in the election of directors, voting together as a single class, including provisions regarding the classified board structure, the size of the Board, the election and removal of directors to the Board, the filling of vacancies, the limited liability of directors and officers of Rigetti and exclusive forums for certain actions.

The Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office, without the assent or vote of any stockholder (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) without the approval of the Board, by the affirmative vote of the holders of any class or series of stock of Rigetti required by law or by the Certificate of Incorporation, such action by stockholders requiring the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of Rigetti entitled to vote generally in the election of directors, voting together as a single class.
Limitations of Liability and Indemnification
See “
Management—Limitation on Liability and Indemnification of Directors and Officers.
”
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we are required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
Following the recent consummation of the Business Combination, Rigetti is no longer a shell company, and, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Transfer Agent and Warrant Agent
The transfer agent for common stock and warrant agent for the warrants is American Stock Transfer & Trust Company.
Listing of Securities
Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “RGTI” and “RGTIW,” respectively.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our common stock and the exercise, disposition and lapse of our warrants. The common stock and the warrants are collectively referred to herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our securities.
This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the ownership and disposition of our securities. This summary is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the ownership or disposition of our securities.
We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any other U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax-
qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the ownership and disposition of our securities.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Tax Considerations Applicable to U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid or deemed paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—
Tax Considerations Applicable to U.S.
 Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
” below.
Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that under current law will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock will generally equal the U.S. Holder’s acquisition cost for such common stock (or, in the case of common stock received upon exercise of a warrant, the U.S. Holder’s initial basis for such common stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible under current law for reduced rates of tax. If the U.S. Holder’s holding period for the common stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss upon exercise of a warrant for cash. The U.S. Holder’s initial tax basis in the share of our common stock received upon the exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the common stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.
In certain circumstances, the warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event, a non-realization
event, or a
tax-free
recapitalization. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant, including on a cashless basis, including with respect to their holding period and tax basis in the common stock received upon exercise of the warrant.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost of such warrant, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “
Tax Considerations Applicable to U.S. Holders—Possible Constructive Distributions
”). Such gain or loss generally will be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.
If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “
Description of Securities—Warrants—Public Warrants
.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or an adjustment to the exercise price of the warrant) as a result of a distribution of cash to the holders of shares of our common stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “
Tax Considerations Applicable to U.S.
 Holders—Taxation of Distributions
” in the same manner as if such U.S. Holder received a cash distribution from us on common stock equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding.
In general, information reporting requirements may apply to distributions paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of our securities, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to
Non-U.S.
Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or
W-8BEN-E,
as applicable). In the case of any constructive dividend (as described below under “—
Tax Considerations Applicable to Non-U.S. Holders—Possible Constructive Distributions
”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “
Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common stock and Warrants
” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “
Tax Considerations Applicable to Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
” below), we may withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under “
Tax Considerations Applicable to U.S.
 Holders—Exercise of a warrant
” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “
Tax Considerations Applicable to Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of common stock and warrants
.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock or warrants or an expiration or redemption of our warrants, unless:

•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our common stock or warrants and, in the case where shares of our common stock are regularly traded on an established securities market, (i) the non-U.S. Holder is disposing of our common stock and has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock or (ii) in the case where our warrants are regularly traded on an established securities market, the non-U.S. Holder is disposing of our warrants and has owned, directly or constructively, more than 5% of our warrants at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our warrants. There can be no assurance that our common stock or warrants will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. Holder. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock or warrants may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section entitled “
Description of Securities—Warrants—Public Warrants
.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or an adjustment to the exercise price of the warrant) as a result of a distribution of cash to the holders of shares of our common stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “
Tax Considerations Applicable to Non-U.S. Holders—Taxation of Distributions
” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on common stock equal to the fair market value of such increased interest.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) and Treasury Regulations and administrative guidance promulgated thereunder impose a U.S. federal withholding tax of 30% on certain payments paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments to a non-financial
foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial
foreign entity otherwise qualifies for an exemption from the rules.
FATCA withholding currently applies to payments of dividends. The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our securities. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Non-U.S.
Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our securities.
Information Reporting and Backup Withholding.
Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of our securities. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION
We are registering the issuance by us of an aggregate of up to 19,354,059 shares of our common stock consisting of (i) 4,450,000 shares of common stock issuable upon exercise of the private placement warrants by the holders thereof, (ii) 8,624,972 shares of common stock issuable upon exercise of the public warrants by the holders thereof, and (iii) 6,279,087 shares of common stock issuable upon exercise of the Rigetti assumed warrants by the holders thereof.
We are also registering the resale by the selling securityholders or their permitted transferees from time to time of up to (i) 96,941,181 shares of common stock consisting of (a) 14,641,244 shares of common stock purchased by subscribers in the PIPE Financing, (b) 8,625,000 Founder Shares (including 3,059,273 Sponsor Vesting Shares subject to vesting and forfeiture), (c) 4,450,000 shares of common stock issuable upon exercise of the private placement warrants, (d) 2,446,716 shares of common stock issuable pursuant to the exercise of Rigetti assumed warrants, (e) 6,226,065 shares of common stock issuable upon exercise of outstanding options, (f) 6,288,369 shares of common stock issuable in connection with the vesting and settlement of outstanding restricted stock units and (g) 54,263,787 shares of common stock issued in connection with the Business Combination, and (ii) up to 4,450,000 private placement warrants.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.
We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from warrants and Rigetti assumed warrants exercised in the event that such warrants and Rigetti assumed warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.
The shares of common stock owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•
through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the selling securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 rather than pursuant to this prospectus.
In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of
securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of warrants may exercise its warrants in accordance with the warrant agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, American Stock Transfer & Trust Company, the certificate evidencing such warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the warrant agreement.
We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.
Pursuant to the Amended and Restated Registration Rights Agreement, we have agreed to keep the registration statement of which this prospectus constitutes a part effective until such time as (A) a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been sold, transferred, disposed of or exchanged in accordance with such registration statement by the applicable holder; (B) (i) such securities have been otherwise transferred (other than to permitted transferees), (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer has been delivered by the Company and (iii) subsequent public distribution of such securities does not require registration under the Securities Act; (C) such securities have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
Pursuant to the Subscription Agreements, we have agreed to keep the registration statement of which this prospectus constitutes a part effective through the date the earliest of (i) three years from the date the initial registration statement covering the registrable securities under the Subscription Agreements is declared effective, (ii) the date on which subscribers no longer owns any shares of common stock issued in the PIPE Financing or (iii) the first date on which subscribers can sell all of its shares of common stock issued in the PIPE Financing (or shares received in exchange therefor) without any condition or limitation under Rule 144.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Cooley LLP.
EXPERTS
The financial statements of Supernova Partners Acquisition Company II, Ltd. as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and for the period from December 22, 2020 (inception) through December 31, 2020, included herein and in the registration statement, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report (which report includes an explanatory paragraph relating to our ability to continue as a going concern) thereon, and have been included in this prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Rigetti Holdings, Inc. as of December 31, 2021 and January 31, 2021, and for each of the eleven months ended December 31, 2021 and year ended January 31, 2021, included in this prospectus and in the registration statement have been so included in reliance on the report of BDO USA LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in accounting and auditing.
CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
On March 2, 2022, the Board approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. BDO served as the independent registered public accounting firm of Legacy Rigetti prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed on the Closing Date that it would be dismissed and replaced by BDO as the Company’s independent registered public accounting firm.
Marcum’s report on the Company’s consolidated balance sheets as of December 31, 2021, the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2021 and for the period from December 22, 2020 (inception) to December 31, 2021, and the related notes to the financial statements (collectively, the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern.
During the period from December 22, 2020 (inception) to December 31, 2021 and the subsequent interim period through March 2, 2022, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of
Regulation S-K under
the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
During the period from December 22, 2020 (inception) to December 31, 2021, and the interim period through March 2, 2022, the Company did not consult BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by BDO that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of
Regulation S-K under
the Exchange Act and the related instructions to Item 304 of
Regulation S-K under
the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of
Regulation S-K under
the Exchange Act.

We provided Marcum with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K under the Exchange Act, and requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from Marcum is attached as Exhibit 16.1 to the registration statement of which this prospectus forms a part.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to Rigetti and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at
www.sec.gov
.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.Rigetti.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
RIGETTI HOLDINGS, INC.
Report of Independent Registered Public Accounting Firm	F-3
Audited Consolidated Financial Statements:
Consolidated Balance Sheets as of January 31, 2021 and December 31, 2021	F-4
Consolidated Statements of Operations for the Fiscal Year ended January 31, 2021 and Eleven Months ended December 31, 2021	F-5
Consolidated Statements of Comprehensive Loss for the Fiscal Year ended January 31, 2021 and Eleven Months ended December 31, 2021	F-6
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholder Deficit for the Fiscal Year ended January 31, 2021 and Eleven Months ended December 31, 2021	F-7
Consolidated Statements of Cash Flows for the Fiscal Year ended January 31, 2021 and Eleven Months ended December 31, 2021	F-8
Notes to Consolidated Financial Statements	F-9

SUPERNOVA PARTNERS ACQUISITION COMPANY II, LTD.
Report of Independent Registered Public Accounting Firm	F-43
Audited Consolidated Financial Statements
Consolidated Balance Sheet as of December 31, 2021 and 2020	F-44
Consolidated Statement of Operations for the year ended December 31, 2021 and for the period from December 22, 2020 (inception) through December 31, 2021	F-45
Consolidated Statements of Changes in Shareholder’s Equity for the year ended December 31, 2021 and for the period from December 22, 2020 (inception) through December 31, 2021	F-46
Consolidated Statements of Cash Flows for the year ended December 31, 2021 and for the period from December 22, 2020 (inception) through December 31, 2021	F-47
Notes to Consolidated Financial Statements	F-48

Rigetti Holdings, Inc.
Consolidated Financial Statements as of
and for the Eleven Months Ended
December 31, 2021 and Year Ended
January 31, 2021, and Report of
Independent Registered Public
Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholders and Board of Directors
Rigetti Holdings, Inc.
Berkeley, California
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Rigetti Holdings, Inc. (the “Company”) as of December 31, 2021 and January 31, 2021, the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the eleven months ended December 31, 2021 and year ended January 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and January 31, 2021, and the results of its operations and its cash flows for the eleven months ended December 31, 2021 and year ended January 31, 2021
,
in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United State of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ BDO USA, LLP
We have served as the Company’s auditor since 2021.
Spokane, Washington
March 7, 2022

RIGETTI HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	January 31,
	2021	2021
Assets
Current assets:
Cash	$11,728,516	$22,202,388
Accounts receivable	1,542,540	479,374
Prepaid expenses and other current assets	1,350,690	1,035,703
Deferred offering costs	3,448,470	—

Total current assets	18,070,216	23,717,465
Property and equipment, net	22,497,484	20,140,872
Restricted cash	317,134	317,134
Other assets	164,341	129,363
Goodwill	5,377,255	5,377,255

Total assets	$46,426,430	$49,682,089

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$1,970,998	$1,107,924
Accrued expenses and other current liabilities	4,035,615	1,603,299
Deferred revenue - current	984,976	491,827
Debt - current portion	1,290,538	—

Total current liabilities	8,282,127	3,203,050
Debt - net of current portion	23,500,494	—
Derivative warrant liabilities	4,354,707	—
Other liabilities	294,632	381,300

Total liabilities	36,431,960	3,584,350
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock, par value $0.000001 per share. 102,891,847 shares authorized at December 31, 2021 and January 31, 2021, respectively; and 98,726,505 shares issued and outstanding at December 31, 2021 and January 31, 2021, respectively (aggregate liquidation preference of $89,524,504 at December 31, 2021)	81,523,141	81,523,141
Stockholders’ deficit:
Common stock, par value $0.000001 per share. 170,333,338 shares authorized at December 31, 2021 and January 31, 2021, respectively; 23,153,127 and 21,071,085 of shares issued and outstanding at December 31, 2021 and January 31, 2021, respectively	23	21
Additional paid-in capital	135,550,822	133,407,584
Accumulated other comprehensive gain	51,815	56,825
Accumulated deficit	(207,131,331)	(168,889,832)

Total stockholders’ deficit	(71,528,671)	(35,425,402)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$46,426,430	$49,682,089

The accompanying notes are an integral part of these consolidated financial statements.

RIGETTI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	11 Months Ended	Year Ended
	December 31,	January 31,
	2021	2021
Revenue	$8,196,306	$5,542,598
Cost of revenue	1,623,336	1,491,610

Total gross profit	6,572,970	4,050,988
Operating expenses:
Research and development	26,927,599	24,099,335
General and administrative	11,299,068	13,157,735
Sales and marketing	2,474,968	1,885,565

Total operating expenses	40,701,635	39,142,635

Loss from operations	(34,128,665)	(35,091,647)

Other (expense) income , net:
Gain on extinguishment of debt	—	8,913,532
Change in fair value of warrant liability	(1,664,133)	—
Interest expense	(2,465,135)	(51,666)
Interest income	9,852	60,154
Other income	6,582	42,131

Total other (expense) income, net	(4,112,834)	8,964,151
Net loss before provision for income taxes
Provision for income taxes

Net loss	$(38,241,499)	$(26,127,496)

Net loss per share attribute to common stockholders - basic and diluted	$(1.74)	$(1.26)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	21,941,997	20,719,085
The accompanying notes are an integral part of these consolidated financial statements.

RIGETTI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	11 Months Ended	Year Ended
	December 31,	January 31,
	2021	2021
Net loss	$(38,241,499)	$(26,127,496)
Other comprehensive loss:
Foreign currency translation (loss) gain	(5,010)	72,136

Comprehensive loss	$(38,246,509)	$(26,055,360)

The accompanying notes are an integral part of these consolidated financial statements.

RIGETTI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

					Additional Paid-In Capital	Accumulated Other Comprehensive Gain (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
	Redeemable Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount
Balance, January 31, 2020	14,154,064	$120,793,893	8,165,828	$8	$14,364,973	$(15,311)	$(142,762,336)	$(128,412,666)

Conversion of Series B/A Preferred Stock to Common Stock upon Equity Restructuring	(14,154,064)	(120,793,893)	3,538,484	4	120,793,889	—	—	120,793,893
Issuance of Common Stock upon Modification of Convertible Notes	—	—	6,874,309	7	1,443,598	—	—	1,443,605
Issuance of Series C Preferred Stock, Net	59,575,811	52,786,276	—	—	—	—	—	—
Issuance of Common Stock Warrants to Investors	—	—	—	—	1,236,600	—	—	1,236,600
Issuance of Series C-1 Preferred Stock to Participating Series B/A Preferred Stock Holders	11,415,620	7,734,083	—	—	(7,734,083)	—	—	(7,734,083)
Issuance of Series C, C-1, Common Stock and Warrants upon Conversion of Notes	26,131,870	19,812,252	2,036,617	2	489,875	—	—	489,877
Issuance of Series C and C-1 upon Conversion of SAFE	1,603,204	1,190,530	—	—	—	—	—	—
Issuance of Common Stock Warrants to Customer	—	—	—	—	154,330	—	—	154,330
Issuance of Common Stock upon Exercise of Common Stock Warrants	—	—	70,000	—	14,980	—	—	14,980
Issuance of Common Stock upon Exercise of Stock Options	—	—	238,576	—	51,384	—	—	51,384
Issuance of Common Stock upon Release of Acquisition Escrow	—	—	147,271	—	—	—	—	—
Stock-Based Compensation	—	—	—	—	2,592,038	—	—	2,592,038
Foreign Currency Translation Gain (Loss)	—	—	—	—	—	72,136		72,136
Net Loss	—	—	—	—	—	—	(26,127,496)	(26,127,496)

Balance, January 31, 2021	98,726,505	$81,523,141	21,071,085	$21	$133,407,584	$56,825	$(168,889,832)	$(35,425,402)

Issuance of Common Stock upon Exercise of Stock Options			1,785,242	1	374,900			374,901
Issuance of Common Stock upon Exercise of Common Stock Warrants			296,800	1	2,967			2,968
Stock-Based Compensation	—	—	—	—	1,765,371	—	—	1,765,371
Foreign Currency Translation Gain (Loss)	—	—	—	—	—	(5,010)		(5,010)
Net Loss	—	—	—	—	—	—	(38,241,499)	(38,241,499)

Balance, December 31, 2021	98,726,505	$81,523,141	23,153,127	$23	$135,550,822	$51,815	$(207,131,331)	$(71,528,671)

The accompanying notes are an integral part of these consolidated financial statements.

RIGETTI HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	11 Months Ended	Year Ended
	December 31,	January 31,
	2021	2021
Cash flows from operating activities
Net loss	$(38,241,499)	$(26,127,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,651,129	4,299,263
Stock-based compensation	1,765,371	2,592,038
Gain on extinguishment of debt	—	(8,913,532)
Change in fair value of derivative warrant liabilities	1,664,133	—
Change in fair value of forward contract agreement liabilities	230,000	—
Amortization of debt issuance costs	512,755	—
Amortization of debt commitment fee asset	94,405	—
Accretion of debt end of term liabilities	121,585	—
Changes in operating assets and liabilities:
Accounts receivable	(1,063,166)	(290,399)
Prepaid expenses and other current assets	(314,988)	244,932
Other assets	(34,978)	(2,248)
Deferred revenue	493,149	(1,659,856)
Accounts payable	(388,574)	(1,995,037)
Accrued expenses and other current liabilities	1,553,984	1,403,772
Other liabilities	(86,666)	381,300

Net cash used in operating activities	(29,043,360)	(30,067,263)

Cash flows from investing activities
Purchases of property and equipment	(7,007,742)	(4,400,432)

Net cash used in investing activities	(7,007,742)	(4,400,432)

Cash flows from financing activities
Proceeds from issuance of convertible notes	—	2,200,000
Proceeds from issuance of debt and warrants	27,000,000	—
Payments on debt issuance costs	(247,140)	—
Payments on deferred offering costs	(1,548,489)	—
Proceeds from issuance of preferred stock and warrants, gross	—	54,022,876
Proceeds from issuance of common stock upon exercise of stock options	374,901	51,384
Proceeds from issuance of common stock upon exercise of common stock warrants	2,968	14,980

Net cash provided by financing activities	25,582,240	56,289,240

Effect of changes in exchange rate on cash and restricted cash	(5,010)	72,136
Net (decrease) increase in cash and restricted cash	(10,473,872)	21,893,681
Cash and restricted cash at beginning of period	22,519,522	625,841

Cash and restricted cash at end of period	$12,045,650	$22,519,522

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,488,890	$51,666
Supplemental disclosure of non-cash financing activity:
Deferred offering costs in accounts payable and accrued expenses	$1,899,981	$—
Fair value of loan and security agreement warrant liability	$2,690,574	$—
Conversion of redeemable convertible preferred stock to common stock upon equity recapitalization	$—	$120,793,893
Conversion of convertible notes to redeemable convertible preferred stock and warrants	$—	$19,874,439
Issuance of redeemable convertible preferred stock upon equity recapitalization	$—	$7,734,083
Issuance of common stock in connection with debt modification	$—	$1,443,605
Conversion of SAFE to redeemable convertible preferred stock	$—	$1,190,530
Conversion of convertible notes to common stock	$—	$427,690
Issuance of warrants to customer	$—	$154,330
The accompanying notes are an integral part of these consolidated financial statements.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

1.	DESCRIPTION OF BUSINESS
Rigetti and its subsidiaries (collectively, the “Company”), builds quantum computers and the superconducting quantum processors that power them. Through the Company’s Quantum Cloud Services (“QCaaS”) platform, the Company’s machines can be integrated into any public, private or hybrid cloud. The Company offers product types of Platform, Research and Software Tools usage in application areas of benchmarking, chemical simulation, education/entertainment, machine learning, and optimization. Rigetti was incorporated in the State of Delaware in 2013.
The Company is located and headquartered in Berkeley, CA. Other offices operated by the Company are in Fremont, California, London, United Kingdom and Adelaide, Australia. The Company’s revenue is derived primarily from operations in the United States and United Kingdom.
On October 5, 2021, pursuant to an Agreement and Plan of Merger (the “Holding Company Merger Agreement”) by and among Rigetti & Co, Inc., Rigetti Holdings, Inc. and Rigetti Intermediate Merger Sub, Inc., Rigetti Intermediate Merger Sub, Inc. merged with and into Rigetti & Co, Inc., with Rigetti & Co, Inc. surviving such merger as a wholly owned subsidiary of Rigetti Holdings, Inc., with all of the outstanding equity securities of Rigetti & Co, Inc. exchanged for identical equity securities of Rigetti Holdings, Inc. and on October 6, Rigetti & Co, Inc. was converted into a Delaware limited liability company and continues as “Rigetti & Co, LLC”. As the transactions described above were among entities under common control and the exchange was made on a one-for-one
basis, this merger had no impact on the historical financial statements of Rigetti & Co, Inc. The financial results for the merged entities will be referred to as Rigetti Holdings, Inc. (“Rigetti”).
On October 6, 2021, Rigetti, Supernova and Supernova Partners Acquisition Company II (Merger Sub) entered into the Merger Agreement by and among Supernova, Supernova Merger Sub, Inc., Supernova Romeo Merger Sub, LLC and Rigetti, and as may be amended, supplemented or otherwise modified from time to time (“Merger Agreement”). Pursuant to the Merger Agreement, Rigetti will continue as the Surviving Corporation following the Merger, being a wholly owned subsidiary of Supernova and the separate corporate existence of Merger Sub shall cease. Upon completion of the Business Combination (the Domestication, the Merger and other transactions contemplated by the Merger Agreement, collectively, including the PIPE Financing), Rigetti will become the successor registrant to an
SEC-registered
and NASDAQ-listed company and the surviving company will change its name to Rigetti Computing, Inc. meaning that Rigetti’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. As further described in Note 16, the merger was consummated on March 2, 2022.
Risks and Uncertainties
—The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses (see below), competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.
COVID-19
— In March 2020, the
COVID-19
outbreak was declared a pandemic by the World Health Organization. There are many uncertainties regarding the pandemic, and the Company is closely monitoring the impact of the pandemic on its business, including impacts on its employees, suppliers, vendors business partners, operations and industry.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home
or
shelter-in-place
orders, and business

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

shutdowns. These measures may continue to remain in place for a significant period of time and have, and may continue to, adversely impact the Company’s employees and operations, including its development and sales and marketing activities, and the operations of its suppliers and business partners. For example, various aspects of the Company’s business cannot currently be conducted remotely, which resulted in a temporary work stoppage in operations from March to May 2020. In addition, in response to the pandemic, the Company initiated a number of costs saving measures, including headcount reduction, temporary reduction in compensation for employees at certain levels, subleasing of corporate offices, facility cost reduction, reduction in external consultant costs and elimination of certain employee benefits.
The evolution of the pandemic is unpredictable and any resurgence may slow down the Company’s ability to develop its quantum computing products and related services. The pandemic could limit the ability of suppliers and business partners to perform, including third-party suppliers’ ability to provide components, services and materials. The Company may also experience an increase in the cost of raw materials.
As of December 31, 2021 and January 31, 2021, the Company’s financial position was not significantly impacted due to the effects of
COVID-19.
However, the full impact of the
COVID-19
pandemic continues to evolve. As such, the full magnitude of the pandemic’s effect on the Company’s business, financial condition, liquidity and results of operations is uncertain.
Liquidity and Going Concern
— The Company has incurred net losses since inception, experienced negative cash flows from operations, and has an accumulated deficit of $207,131,331 as of December 31, 2021. The Company has historically financed its operations primarily through the issuance of preferred stock, warrants and convertible notes. The Company expects operating losses and negative cash flows from operations to continue for the foreseeable future.
The Company believes that existing cash, together with the proceeds received from the completion of the merger with Supernova and related transactions on March 2, 2022, will be sufficient to fund the Company’s operations for at least twelve months from the issuance of these financial statements. The Company may raise additional capital through the issuance of equity securities, debt financings or other sources in order to further implement its business plan. However, if such financing is not available when needed and at adequate levels, the Company may need to reevaluate its business plans.
Rigetti’s Change in Fiscal Year
—In October 2021, the board of directors of Rigetti approved a change to Rigetti’s fiscal year-end from January 31 to December 31, effective December 31, 2021. The Company believes the year-end change is important and useful to its financial statement users to allow for increased comparability with its industry peers and also to align with Supernova Partners Acquisition Company II, Ltd. fiscal year end. As a result of this change, Rigetti’s fiscal year 2021 will cover a period of 11 months starting from February 1, 2021 and ending on December 31, 2021. Financial statements for the prior fiscal year ended January 31, 2021 continues to be presented on the basis of the previous fiscal year end.
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
—The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US “GAAP”).
Emerging Growth Company
—Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

the requirements that apply to
non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard.
Use of Estimates
—The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. Such management estimates include, but are not limited to, the fair value of share-based awards, fair value of convertible notes, fair value of the convertible preferred stock warrants, fair value of derivative warrant liabilities and forward warrant agreement , goodwill and intangible assets, accrued liabilities and contingencies, depreciation and amortization periods, and accounting for income taxes. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could materially differ from those estimates.
Principals of Consolidation
—The consolidated financial statements include the accounts of Rigetti and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Reclassifications
—Certain amounts reported previously have been reclassified to conform to the current year presentation, with no effect on stockholders’ equity or net loss as previously presented.
Deferred Offering Costs

—The Company capitalizes certain legal, accounting and other third-party fees that are directly associated with in-process
probable equity financings as other assets until such financings are consummated. After consummation of an in-process
probable equity financing, these costs are recorded in stockholders’ equity as a reduction of additional paid-in
capital generated as a result of the offering. As of December 31, 2021, the Company recorded deferred financing costs of $3,448,470 in the accompanying balance sheet in contemplation of a probable equity financing. Should the equity financing no longer be considered probable of being consummated, the deferred financing costs would be expensed immediately as a charge to operating expenses in the statement of operations.
Deferred Financing Costs
—The incremental cost, including the fair value of warrants, directly associated with obtaining debt financing is capitalized as deferred financing costs upon the issuance of the debt and amortized over the term of the related debt agreement using the effective-interest method with such amortized amounts included as a component of interest expense in the consolidated statement of operations. Unamortized deferred financing costs are presented on the consolidated balance sheets as a direct deduction from the carrying amount of the related debt obligation.
Segments
—
 Operating segments are defined as components of an entity for which discrete financial information is available and that information is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer is its CODM, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The Company’s CODM reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance. As such, the Company has determined that it operates in one operating and one reportable segment.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

Foreign Currency— The Company’s reporting currency is the US dollar. The functional currencies of the Company’s foreign subsidiaries are the local currencies (UK pounds sterling and Australian dollars), as it is the monetary unit of account of the principal economic environment in which the Company’s foreign subsidiaries operate. All assets and liabilities of the foreign subsidiaries are translated at the current exchange rate as of the end of the period, and revenue and expenses are translated at average exchange rates in effect during the period. The gain or loss resulting from the process of translating foreign currency financial statements into US dollars is reflected as a foreign currency cumulative translation adjustment and reported as a component of accumulated other comprehensive gain (loss). Foreign currency transaction gains and losses resulting from or expected to result from transactions denominated in a currency other than the functional currency are recognized in other income (expense), net in the consolidated statements of operations.

Comprehensive Loss
— Comprehensive loss consists of net loss and changes in equity during a period from transactions and other equity and circumstances generated from non-owner
sources. Comprehensive loss consists of two components including, net loss and other comprehensive loss. The Company’s other comprehensive loss consists of foreign currency translation adjustments that result from consolidation of its foreign entities.
Cash and Restricted Cash
—The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash. As of December 31, 2021 and January 31, 2021, cash consists primarily of checking and savings deposits. The Company’s restricted cash balance classifies all cash whose use is limited by contractual provisions. As of December 31, 2021 and January 31, 2021, restricted cash consists of cash secured as collateral for letters of credit in favor of the Company’s landlord and its corporate credit card program. The Company may not access these funds until it vacates this office space (leases expire in 2026).
The following table provides a reconciliation of cash and restricted cash in the consolidated balance sheets to the total amount shown in the consolidated statements of cash flows:

	December 31,	January 31,
	2021	2021
Cash	11,728,516	22,202,388
Restricted cash	317,134	317,134

Total cash and restricted cash	$12,045,650	$22,519,522

Prepaid expenses and other current assets
—Prepaid expenses and other current assets include prepaid software, prepaid insurance, other prepaid expenses, all of which are expected to be recognized or realized within the next 12 months.
Accounts Receivable
— Accounts receivable are recorded at invoice value, net of allowance for doubtful accounts. Unbilled receivables are included in accounts receivable and include amounts that were invoiced subsequent to year-end
for which revenue was recognized in advance of the right to invoice. On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance or if any accounts should be written off based on a past history of write-offs, collections, and current credit conditions. A receivable is considered past due if the Company has not received payments based on agreed-upon terms. As of December 31, 2021 and January 31, 2021, the Company does not have any allowances for doubtful accounts.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

Property and Equipment, Net
—Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. The Company uses an estimated useful life of three years for furniture and other assets and information technology hardware (“IT hardware”), seven years for process equipment, and three to ten years for quantum computing fridges. Leasehold improvements are amortized over the shorter of the lease-term or the estimated useful life of the related asset. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in other income (loss) in the consolidated statements of operations.
Goodwill
— Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed in a business combination. Goodwill is not amortized, but is reviewed for impairment at least annually, or more frequently when events or changes in circumstances indicate that the carrying value may not be recoverable. Judgments regarding indicators of potential impairment are based on market conditions and operational performance of the business. The Company has one reporting unit. Annually, on November 1, management performs an analysis of the carrying value of goodwill of its reporting unit for potential impairment. In accordance with US GAAP, the Company may assess its goodwill for impairment initially using a qualitative approach to determine whether conditions exist to indicate that it is more likely than not that the fair value of its reporting unit is less than its carrying value. If management concludes, based on its assessment of relevant events, facts and circumstances, that it is more likely than not that its reporting unit’s carrying value is greater than its fair value, then a quantitative analysis will be performed to determine whether there is any impairment. The Company may also elect to initially perform a quantitative analysis instead of starting with a qualitative analysis. The quantitative analysis for goodwill requires comparing the carrying value of a reporting unit, including goodwill, to its fair value. The Company determines the fair value of its reporting unit using the income approach. The income approach uses a discounted cash flow model, which involves significant estimates and assumptions, including preparation of revenues and profitability growth forecasts, selection of a discount rate, and selection of a terminal year multiple, to estimate fair value. Management’s assessment of facts and circumstances at each analysis date could cause these assumptions to change. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and no further testing is required. If the carrying amount of the reporting unit exceeds its fair value, an impairment charge is recorded to write down goodwill to its fair value and is recorded in the Company’s consolidated statements of operations. The Company performed a qualitative analysis of goodwill for the 11 months ended December 31, 2021 and year ended January 31, 2021 and determined that it was more likely than not that the fair value of the Company’s reporting unit was greater than its carrying value, and thus concluded that the carrying value of goodwill was not impaired. Accordingly, no further analysis was required or performed.
Derivative Warrant Liabilities
—The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 815, “Derivatives and Hedging” (“ASC 815”) at the initial recognition.
Certain of the warrants issued and outstanding are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period until exercised. The fair value of the warrant liabilities issued were initially measured using the Black-Scholes model and will be subsequently remeasured at each reporting period with changes recorded as a component of other income in the

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

Company’s consolidated statement of operations. Derivative warrant liabilities are classified as non-current
as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Revenue Recognition
—The Company recognizes revenue in accordance with Accounting Standards Update
No. 2014-09,
Revenue from Contracts with Customers (Topic 606)
and accounts for certain contract costs in accordance with FASB’s Accounting Standards Codification (“ASC”)
340-40,
Other Assets and Deferred Costs—Contracts with Customers.
The Company recognizes revenue from contracts with customers by applying the following five-step model:

•	Identify the contract with a customer

•	Identify the performance obligations in the contract

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations in the contract

•	Recognize revenue when (or as) performance obligations are satisfied
The Company generates revenue through its Quantum Cloud Services (QCaaS) and development contracts and other services. Access to Rigetti quantum computing systems can be purchased as a quantum computing subscription, or on a usage basis for a specified quantity of hours. Revenue related to subscription-based access to Rigetti quantum computing systems (QCaaS) is recognized over time as access to the systems is provided on a ratable basis over the subscription term, which can range from six months to two years. This time-based input measure of progress provides a faithful depiction of the transfer of the services because the customer obtains generally equal benefit from its access to the systems throughout the subscription term. Revenue related to usage-based access to Rigetti quantum computing systems is recognized over time as the systems are accessed using an output method based on compute credit hours expended. This output method provides a faithful depiction of the transfer of the services because the customer has purchased a specified quantity of hours of usage that diminishes each time an hour is expended and therefore each hour of access to the systems is considered a discrete delivery of underlying services in these arrangements.
Development contracts are generally multi-year,
non-recurring
arrangements in which the Company provides professional services regarding practical applications of quantum computing to technology and business problems within the customer’s industry or organization and assists the customer in developing quantum algorithms and applications that will provide commercial value to the customer in areas of business interest. Development contracts are typically fixed fee arrangements invoiced on a milestone basis, but may also be invoiced on a time and materials or cost reimbursement basis in certain cases. Revenue related to development contracts and other services is recognized over time as the services are provided using an input measure based on actual labor hours incurred to date relative to total estimated labor hours needed to complete the program or total contracted hours over the program period. This input measure of progress provides a faithful depiction of the transfer of the services because it closely depicts the Company’s efforts or inputs to the satisfaction of the performance obligation. Revenue related to the sale of custom quantum computing components is recognized at a point in time upon acceptance by the customer. The Company has elected to treat shipping and handling activities related to contracts with customers as fulfillment costs, and not as separate performance obligations, and accrues the related costs when the related revenue is recognized.
When the Company’s contracts with customers contain multiple performance obligations, the transaction price is allocated on a relative standalone selling price basis to each performance obligation. The Company

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

typically determines standalone selling price based on observable selling prices of its products and services. In instances where standalone selling price is not directly observable, standalone selling price is determined using information that may include market conditions and other observable inputs. Standalone selling price is typically established as a range. In situations in which the stated contract price for a performance obligation is outside of the applicable standalone selling price range and has a different pattern of transfer to the customer than the other performance obligations in the contract, the Company will reallocate the total transaction price to each performance obligation based on the relative standalone selling price of each.
The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods and services to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration and estimates of variable consideration. The amount of variable consideration included in the transaction price is constrained and is included only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.
The Company’s contracts with customers may include renewal or other options at fixed prices. Determining whether such options are considered distinct performance obligations that provide the customer with a material right and therefore should be accounted for separately requires significant judgment. Judgment is required to determine the standalone selling price for each renewal option to determine whether the renewal pricing is reflective of standalone selling price or is reflective of a discount that would provide the customer with a material right. Based on the Company’s assessment of standalone selling prices, the Company determined that there were no significant material rights provided to its customers requiring separate recognition.
The timing of revenue recognition may not align with the right to invoice the customer. The Company records accounts receivable when it has the unconditional right to issue an invoice and receive payment, regardless of whether revenue has been recognized. If revenue has not yet been recognized, a contract liability (deferred revenue) is also recorded. If revenue is recognized in advance of the right to invoice, a contract asset or unbilled receivable is recorded, depending on whether the Company’s right to consideration is considered conditional or unconditional. Unbilled receivables are included within accounts receivable in the consolidated balance sheets.
In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component generally does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing the products and services and not to receive financing from or provide financing to the customer. Additionally, the Company has elected the practical expedient that permits an entity not to recognize a significant financing component if the time between the transfer of a good or service and payment is one year or less.
Payment terms on invoiced amounts are typically net 30 days. The Company does not offer rights of return for its products and services in the normal course of business, and contracts generally do not include service-type warranties that provide any incremental service to the customer beyond providing assurance that the goods and services conform to applicable specifications or customer-specific or subjective acceptance provisions. The Company also excludes from revenue government-assessed and imposed taxes on revenue-generating activities that are invoiced to customers.
Costs of Obtaining and Fulfilling Contracts
—The Company has elected to apply the practical expedient to expense contract acquisition costs as incurred when the expected amortization period is one year or less. The Company capitalizes incremental costs incurred to fulfill its contracts that (i) relate directly to the

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

contract, (ii) are expected to generate resources that will be used to satisfy the Company’s performance obligation(s) under the contract, and (iii) are expected to be recovered through revenue generated under the contract.
Cost of Revenue
— Cost of revenue consists primarily of all direct and indirect cost associated with providing QCaaS offerings and development contracts and other services, including employee salaries and employee related costs, including compensation, bonuses, employee taxes and benefit costs of program management and personnel associated with the delivery of goods and services to customers. Cost of revenue also includes an allocation of facility costs, depreciation and amortization directly related to providing the QCaaS offerings and development contracts and other services.
Research and Development
—Research and development costs are expensed as incurred. Research and development expenses include compensation, employee benefits, stock-based compensation, outside consultant fees, allocation of facility costs, depreciation and amortization, materials and components purchased for research and development.
General and Administrative
—General and administrative expenses include compensation, employee benefits, stock-based compensation, legal, insurance, finance administration and human resources, an allocation of facility costs (including leases), bad debt costs, professional service fees, and an allocation of other general overhead costs including depreciation and amortization to support Rigetti’s operations, which consists of operations other than associated with providing QCaaS offerings and development contracts and other services.
Sales and Marketing—
Sales and marketing expenses consist primarily of compensation including stock-based compensation, employee benefits of sales and marketing employees, outside consultants fees, travel and marketing and promotion costs.
Capitalized Software
—
The Company capitalizes the costs to develop its
internal-use
software when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended. Such costs are included in property and equipment in the consolidated balance sheets and are amortized on a straight-line basis over the estimated useful life of the related asset. These capitalized costs are primarily related to the software infrastructure supporting the quantum computing services purchased by customers. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional features and functionality. Maintenance costs are expensed as incurred. During the 11 months ended December 31, 2021 and year ended January 31, 2021, no capitalized software has been recorded.
Impairment
of Long-Lived Assets—
Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset (asset group) may not be recoverable. When such events or changes in circumstances occur, the Company assesses the recoverability of the long-lived asset (asset group) by determining whether the carrying value of such asset (asset group) will be recovered through their undiscounted expected future cash flow. If the future undiscounted cash flow is less than the carrying amounts of the asset (asset group), the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the asset (asset group). During the 11 months ended December 31, 2021 and year ended January 31, 2021, no impairment charge has been recorded.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

Income Taxes
—Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of December 31, 2021 and January 31, 2021, the Company has recorded a full valuation allowance against its deferred tax assets.
The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.
The Company records interest related to unrecognized tax benefits in interest expense and penalties in income tax expense.
Net income (loss) per share:
The Company has Class A Common Stock outstanding and no shares of Class B Common Stock outstanding. However, the Company’s Convertible Series
C-1
Preferred Stock are convertible into Class B Common Stock. Basic net income (loss) per share of common shareholders is calculated by dividing net income (loss) attributable to the common shareholders (the numerator) by the weighted average number of common shares outstanding for the period (the denominator).
The Company uses the
two-class
method to calculate the diluted net income (loss) per share for each class of Common Stock. The two-class
method determines net income (loss) per share for each class of Common Stock according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class
method requires all undistributed earnings for the period to be allocated among multiple classes of potential Common Stock as if all earnings for the period were distributed. Diluted net income (loss) is computed separately for each class of the potential Common Stock. Potential dilutive shares for Class A Common Stock include shares of convertible Series C Preferred Stock, common stock warrants, restricted stock units, and stock options. Potential dilutive shares for Class B Common Stock include shares of convertible Series
C-1
Preferred Stock. Potential dilutive common shares are excluded from the computation of diluted net income (loss) per share, if the effect of including such potential dilutive shares would be anti-dilutive.
Stock-Based Compensation
— The Company’s stock-based compensation program grants awards that may include stock options, restricted and unrestricted stock awards and restricted stock units. For equity-classified stock option grants, the fair value of the option grants are estimated as of the date of grant using a Black-Scholes option valuation model, which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them, the estimated volatility of its common stock price over the expected term, the risk-free rate, and expected dividend yield. For equity-classified restricted stock awards, the fair value of the restricted stock awards are based on the fair value of the Company’s common stock on the date of grant. The estimated fair values of the employee stock awards are then expensed over the requisite service period, which is generally the awards’ vesting period, and recognized using the straight-line method to recognize stock-based compensation for service-based awards.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

The accounting for equity-classified awards granted to consultants and nonemployees is largely consistent with the accounting for such awards granted to employees, with the exception that the fair value of the awards may be measured based on the expected term or the contractual term of the award and the fair value is recognized in the same period and in the same manner the Company would if it had paid cash for the related services.
The Company has elected to account for forfeitures of employee stock awards as they occur. Upon any exercise of stock option awards, the Company issues new shares of common stock, unless there are treasury shares available for reissuance at that time.
Fair Value Measurements—
Fair value accounting is applied for all assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company follows the established framework for measuring fair value and expanded disclosure requirements about fair value measurements. The carrying amounts reported in the consolidated financial statements approximate the fair value for cash, accounts receivable, accounts payable, and accrued liabilities, due to their short-term nature. The carrying amount of the Company’s long-term debt approximates fair value as the stated interest rate approximates the market rate currently available to the Company (and which is considered a Level II measurement).
Concentrations of Credit Risk
— Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company’s cash is placed with high-credit-quality financial institutions, and at times exceeds federally insured limits. To date, the Company has not experienced any credit loss relating to its cash.
Significant customers are those which represent 10% or more of the Company’s revenue or accounts receivable balance at each balance sheet date. During the 11 months ended December 31, 2021, five customers accounted for approximately 97% of the Company’s revenue and three customers accounted for approximately 99% of the Company’s accounts receivable. During the year ended January 31, 2021, three customers accounted for approximately 78% of the Company’s revenue and one customer accounted for approximately 87% of the Company’s accounts receivable, respectively.
Customers accounting for 10% or more of the Company’s revenue during the 11 months ended December 31, 2021 and year ended January 31, 2021 were:

	December 31,	January 31,
Customer	2021	2021
Customer A	29%	*
Customer B	20%	32%
Customer C	17%	15%
Customer D	16%	*
Customer E	15%	31%

*	Customer accounted for less than 10% of revenue in the respective year
All revenues derived from major customers noted above are included in the United States region in Note 15.
Employee Benefit Plan
—The Company sponsors a qualified 401(k) defined contribution plan covering eligible employees. Participants may contribute a portion of their annual compensation limited to a

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

maximum annual amount set by Internal Revenue Service. There were no employer contributions under this plan during the 11 months ended December 31, 2021 and year ended January 31, 2021.
2021 Transition Period Comparative Data
The following table presents certain financial information for the 11 months ended December 31, 2021 and 2020, for comparability purposes.

	11 Months Ended December 31,
	2021	2020
		(Unaudited)
Revenue	$8,196,306	$5,105,824
Cost of revenue	1,623,336	1,344,916

Total gross profit	6,572,970	3,760,908
Operating expenses:
Research and development	26,927,599	22,843,637
General and administrative	11,299,068	10,613,190
Sales and marketing	2,474,968	1,947,447

Total operating expenses	40,701,635	35,404,274

Loss from operations	(34,128,665)	(31,643,366)

Other income (expense), net:
Gain on extinguishment of debt	—	8,913,532
Change in fair value of warrant liability	(1,664,133)	—
Interest expense	(2,465,135)	(51,666)
Interest Income	9,852	58,644
Other income	6,582	71,737

Total other income (expense), net	(4,112,834)	8,992,247
Net loss before provision for income taxes
Provision for income taxes

Net loss	$(38,241,499)	$(22,651,119)

Net loss per share attribute to common stockholders—basic and diluted	$(1.74)	$(1.09)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	21,941,997	20,687,611
Recently Issued Accounting Pronouncements
— In April 2019, the FASB issued ASU
2019-04, Codification
Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments. ASU
No. 2019-04
was issued as part of the FASB’s ongoing project to improve upon its Accounting Standards Codification (ASC), and to clarify and improve areas of guidance related to recently issued standards on credit losses, hedging, and recognition and measurement. For entities that have not yet adopted the guidance in Update
2016-13,
the effective dates and the transition requirements for these amendments are the same as the effective date and transition requirements in Update
2016-13.
The amendments related to ASC 326 are effective for the Company as of February 1, 2023. The adoption of the ASU is not expected to have a material impact on its consolidated financial statements.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842)
. This ASU requires recognition of a lease asset and lease liability for all leases with a term of greater than 12 months regardless of their classification. In May 2020, the FASB issued ASU
2020-05
which defers the effective date of ASU
2016-02
one year making it effective for annual reporting periods beginning after December 15, 2021. The ASU is effective for the Company beginning on January 1, 2022. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements.
In June 2016, the FASB issued ASU No.
2016-13,
 Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
. The FASB subsequently issued amendments to ASU
2016-13,
which have the same effective date and transition date of January 1, 2023. These standards require that credit losses be reported using an expected losses model rather than the incurred losses model that is currently used, and establishes additional disclosures related to credit risks. For available-for-sale
debt securities with unrealized losses, these standards now require allowances to be recorded instead of reducing the amortized cost of the investment. These standards limit the amount of credit losses to be recognized for available-for-sale
debt securities to the amount by which carrying value exceeds fair value and requires the reversal of previously recognized credit losses if fair value increases.
In December 2019, the FASB issued ASU
2019-12, Income
Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU
2019-12
removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This ASU is effective for the Company beginning on January 1, 2022. The adoption of ASU
2019-12
is not expected to have a significant impact on the Entity’s consolidated financial statements.
In August 2020, the FASB issued ASU
2020-06, Debt—Debt
with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which addresses the complexity of its guidance for certain financial instruments with characteristics of liabilities and equity. ASU
2020-06
removes the accounting models that require beneficial conversion features or cash conversion features associated with convertible instruments to be recognized as a separate component of equity, adds certain disclosure requirements for convertible instruments, amends the guidance for the derivatives scope exception for contracts in an entity’s own equity and simplifies the diluted earnings per share calculation for certain situations. This guidance is effective for SEC filers, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, and for interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.
In May 2021, the FASB issued
ASU
2021-04,
‘Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic
470-50),
Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—
Contracts in Entity’s Own Equity (Subtopic
815-40):
Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options.
This ASU provides guidance for a modification or an exchange of a freestanding equity-classified written call option that is not within the scope of another Topic. It specifically addresses: (1) How an entity should treat a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange; (2) How an entity should measure the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

classified after modification or exchange; and (3) How an entity should recognize the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange. ASU
2021-04
is effective for annual reporting periods beginning after December 15, 2021, with early adoption permitted. This ASU is effective for the Company beginning on January 1, 2022. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements.

3.	REVENUE RECOGNITION
The following tables depict the disaggregation of revenue according to the type of good or service and timing of transfer of goods or services:

	11 Months Ended	Year Ended
	December 31,	January 31,
	2021	2021
Type of Goods or Service
Collaborative research and other professional services	$5,849,267	$2,919,507
Access to quantum computing systems	2,347,039	2,380,091
Quantum computing components	—	243,000

	$8,196,306	$5,542,598

Timing of Revenue Recognition
Revenue recognized at a point in time	$—	$243,000
Revenue recognized over time	8,196,306	5,299,598

	$8,196,306	$5,542,598

Selected consolidated balance sheet line items that reflect accounts receivable, contract assets and liabilities as of December 31, 2021 and January 31, 2021 were as follows:

	December 31,	January 31,
	2021	2021
Trade receivables, net	$961,370	$327,301
Unbilled receivables	$581,170	$152,073
Deferred revenue - current	$(984,976)	$(491,827)
Changes in deferred revenue from contracts with customers were as follows:

	11 Months Ended	Year Ended
	December 31,	January 31,
	2021	2021
Balance at beginning of period	$(491,827)	$(2,151,683)
Deferral of revenue	(904,502)	(364,545)
Recognition of deferred revenue	411,353	2,024,401

Balance at end of period	$(984,976)	$(491,827)

The Company expects to recognize estimated revenues related to performance obligations that are unsatisfied (or partially satisfied) in the amounts of approximately $4,107,806 during the year ended December 31, 2022, and $473,379 during the year ended December 31, 2023.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

Deferred Contract Acquisition and Fulfillment Costs
—The Company has not identified any costs that are incremental to the acquisition of customer contracts that would be capitalized as deferred costs on the balance sheet in accordance with ASC
340-40.
Incremental costs incurred to fulfill the Company’s contracts that meet the capitalization criteria in ASC
340-40
have historically been immaterial. Accordingly, the Company has not capitalized any contract fulfillment costs as of December 31, 2021 and January 31, 2021.

4.	FAIR VALUE MEASUREMENTS
The Company reports all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:
Level 1—
Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2—
Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
Level 3—
Inputs are unobservable inputs for the asset or liability.
The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.
At January 31, 2021, there were no financial assets or liabilities measured at fair value.
The fair value measurements of financial assets and liabilities that are measured at fair value at December 31, 2021 are as follows:

	Fair Value Hierarchy
	Level 1	Level 2	Level 3
At December 31, 2021
Liabilities:
Derivative warrant liabilities	$—	$—	$4,354,707
Forward warrant agreement	—	—	230,000
Debt - net of current portion	—		—

Total Liabilities	$—	$—	$4,584,707

As of December 31, 2021, the Company has recorded two financial liabilities subject to fair value measurements: 1) Derivative warrant liabilities and 2) Forward Warrant Agreement which both are classified as Level III liabilities as they both include unobservable inputs. Derivative warrant liabilities were fair valued based on a Black-Scholes option model with unobservable inputs which included stock price of Rigetti common stock, volatility and selected risk free rate. The Company estimated the fair value of the

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

Forward Warrant Agreement using a forward analysis with unobservable inputs which included selected risk-free rate and probability outcomes. The Company has further discussed the key aspects of the fair value measurements described above in Note 10 and Note 11 to the financial statements.
There have been no changes in fair value measurement techniques during the 11 months ended December 31, 2021. There were no transfers between Level 1 or Level 2, or transfers in or out of Level 3 of the fair value hierarchy during the 11 months ended December 31, 2021.
A summary of the changes in the fair value of the Company’s Level 3 financial instruments as of December 31, 2021 and January 31, 2021 are as follows:

	Convertible Notes	Simple agreement for future equity	Derivative Warrant Liabilities	Forward Warrant Agreement
Balance - January 31, 2020	$26,892,459	$1,882,397	$—	$—
Issuances	—	—	—	—
Settlement	(26,892,459)	(1,882,397)	—	—
Loss on change in fair value	—	—	—	—

Balance - January 31, 2021	$—	$—	$—	$—

Issuances	$—	$—	$2,690,574	$400,000
Settlement	—	—	—	—
Loss (gain) on change in fair value	—	—	1,664,133	(170,000)

Balance - December 31, 2021	$—	$—	$4,354,707	$230,000

5.	SUPPLEMENTAL FINANCIAL STATEMENTS INFORMATION
Property and Equipment, Net
Property and equipment as of December 31, 2021 and January 31, 2021 are composed of the following:

	December 31,	January 31,
	2021	2021
Quantum computing fridges	$17,189,904	$14,251,579
Process equipment	16,169,598	12,747,756
Leasehold improvements	4,296,620	4,077,646
IT hardware	2,427,681	1,999,082
Furniture and other assets	1,246,068	1,246,067

Total property and equipment	$41,329,871	$34,322,130
Less: Accumulated depreciation and amortization	(18,832,387)	(14,181,258)

Property and equipment - net	$22,497,484	$20,140,872

As of December 31, 2021, 98% of the total gross property and equipment was located in the United States, and 2% of the total gross property and equipment was located in the United Kingdom. As of January 31, 2021, 100% of the total gross property and equipment was located in the United States. Total depreciation and amortization expense for the 11 months ended December 31, 2021 and year ended January 31, 2021 was $4,651,129 and $4,299,263, respectively.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

Accrued Expenses and Other Current Liabilities

	December 31,	January 31,
	2021	2021
Interest - notes payable	$247,500	$—
Other current liability - forward warrant agreement	230,000	—
Payroll and other payroll costs	962,399	739,893
Property and other taxes	570,852	451,545
Subscription Fee	555,832	—
Professional fees and other	820,699	411,861
Deferred offering costs	648,333	—

	$4,035,615	$1,603,299

6.	COMMITMENTS AND CONTINGENCIES
Leases
—The Company leases office spaces under noncancelable operating lease agreements, which expire in 2026. The Company is required to pay property taxes, insurance, and normal maintenance costs for certain of these facilities and will be required to pay any increases over the base year of these expenses on the remainder of the Company’s facilities.
The Company recognizes rent expense on a straight-line basis over the lease term. Rent expense for operating leases for the 11 months ended December 31, 2021 and year ended January 31, 2021, was $1,500,147 and $1,722,040, respectively. The Company has accrued $349,629 and $381,300 in deferred rent as of December 31, 2021 and January 31, 2021, respectively, primarily relating to one of its office spaces. Deferred rent that will be paid within the 12 months after the balance sheet date is included within accrued expenses and other current liabilities, the remaining balance is recorded within other liabilities on the Company’s consolidated balance sheets.
Future minimum lease payments under
non-cancelable
operating leases as of December 31, 2021 are as follows:

Years Ending December 31,
2022	$1,807,759
2023	901,316
2024	928,355
2025	956,206
2026	81,262

Total minimum future lease payments	$4,674,898

Litigation
— The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business, including proceedings relating to product liability, intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

7.	FINANCING ARRANGEMENTS
Loan and Security Agreement
In March 2021, the Company entered into an agreement (the “Loan and Security Agreement”) with a Venture Capital institution (“Venture Capital”) to secure a debt commitment of $12,000,000 (the “Tranche A”) which was drawn at the closing. The term loan is collateralized by a first-priority, senior secured interest in substantially all of the Company’s assets. In conjunction with the Loan Agreement, the Company issued Venture Capital a warrant to purchase shares of common stock (the “Initial Warrants”) which is recorded at fair value using Black-Scholes model, see Note 10 for the fair value assumptions.
The Loan Agreement contains customary representations, warranties and covenants, however the debt agreement does not include any financial covenants . In May 2021, the debt agreement was modified to increase the overall debt commitment by $15,000,000 (the “Tranche B” or the “Amendment”) and $8,000,000 of the additional commitment was drawn at the closing and the remaining commitment of $7,000,000 was available at the Company’s option at any time through March 10, 2022 subject to certain conditions. The Company drew the $7,000,000 in November 2021. In conjunction with the Amendment, the Company cancelled the Initial Warrants and issued 995,099 warrant shares to purchase the common stock which was an incremental cost allocated between Tranche A and Tranche B, see Note 10 for further information on these warrants. The Amendment to the debt agreement was considered a modification for accounting purposes. The Company capitalized $2,843,308 of debt issuance costs which consist of incremental cost incurred for the lenders and 3 rd
party legal firms as well as the fair value of the warrant issued in conjunction with the origination of the term loan.
Under the Amendment, the maturity date was modified to be the date equal to 48 months from the first payment date of each specific cash advance. Subject to an interest only period of 19 months following each specific cash advance date, the term loan incurs interest at a rate of 11% per annum, payable monthly. The Term Loan includes certain negative covenants, primarily consisting of restrictions on the Company’s ability to incur indebtedness, pay dividends, execute fundamental change transactions, and other specified actions.
In addition, the Company is required to pay a final payment fee equal to 2.75% of the aggregate amount of all term loan advances. The final payment fee is being accreted and amortized into interest expense using the effective interest rate method over the term of the loan. The effective interest was between 16.49 – 17.31% for all tranches of the debt.
The book value of debt approximates its fair value given its short-term maturity and variable interest rate. Long term debt and the unamortized discount balances are as follows:

December 31, 2021
Outstanding principal amount - stated value	$27,000,000
Add: Accrued final payment fee	121,585
Less: Unamortized deferred financing costs	(170,058)
Less: Unamortized debt discount	(2,160,495)

Total debt	$24,791,032

Debt - current portion	$1,290,538
Debt - net of current portion	23,500,494

Total debt	$24,791,032

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

For the 11 months ended December 31, 2021, the Company has recorded interest expense of $1,736,390, the accretion of the end of term liability of $121,585, the amortization of commitment fee asset of $94,405 and the amortization of debt issuance cost of $512,755. The unamortized issuance cost of $2,330,553 at December 31, 2021 is offset against the carrying value of the term loan in the accompanying condensed consolidated balance sheet. See Deferred Financing Cost policy at Note 2.
Scheduled principal payments on total outstanding debt, as of December 31, 2021, are as follows:

Total
2022	$1,290,538
2023	8,750,354
2024	11,084,382
2025	5,874,726

$27,000,000

Initial Convertible Notes
In November 2018, the Company entered into convertible promissory note arrangements pursuant to which the Company borrowed $1,500,000 (the “2018 Convertible Notes”). In June 2019 and August 2019, the Company entered into convertible promissory note arrangements pursuant to which the Company borrowed $19,700,000 and $250,000, respectively (collectively, the “2019 Convertible Notes”). The 2018 Convertible Notes and 2019 Convertible Notes are collectively referred to as the “Initial Convertible Notes.”
In February 2020, in conjunction with the Recapitalization transactions described in Note 9 the Company and the holders of the Initial Convertible Notes agreed to amend the terms of the Initial Convertible Notes. The primary impact of the amendment was to change the conversion terms previously described, such that upon the closing of the Series C Preferred Stock Financing and Recapitalization, the Initial Convertible Notes (principal and accrued interest) would convert into 6,766,614 shares of Series C Preferred Stock and 16,939,143 shares of Series
C-1
Preferred Stock.
The Company determined that the modification of the Initial Convertible Notes represented an extinguishment for accounting purposes. The Company estimated the fair value of the Series C and
Series C-1
Preferred Stock to be issued upon conversion to be $17,612,235. In addition, the Company issued 6,874,309 shares of Class A Common Stock to the majority holder of the Initial Convertible Notes as consideration for their agreement to the amendment terms. The Company included the fair value of these Class A Common Shares (estimated as $1,443,605) as part of the reacquisition price of the Initial Convertible Notes in the extinguishment calculation. Based on the carrying value of the Initial Convertible Notes (under the fair value option) of $27,767,399 at the date of the amendment, the Company recorded a gain on extinguishment associated with the amendment of $8,711,559, which is included as a component of other income (expense) in the consolidated statements of operations during the year ended January 31, 2021.
Simple Agreement for Future Equity
In October 2019, the Company entered into a simple agreement for future equity (“SAFE”) agreement with an investor in exchange for $1,500,000 in cash proceeds. The SAFE accrues dividends at a rate of 6.0% per annum while outstanding.
The SAFE principal and accrued interest are automatically convertible upon an equity financing event at a conversion price per share equal to the lesser of (i) an amount equal to 80% of the lowest price per share

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

paid by other investors for the preferred stock sold in the equity financing and (ii) the price obtained by dividing $300,000,000 by the number of fully diluted shares outstanding immediately prior to the equity financing. In addition, the SAFE is optionally convertible upon a non-equity
financing event under the same conversion terms as described above. The SAFE holder can also elect to receive a cash payment upon a change of control or initial public offering event and would be paid out its initial investment plus accrued dividends in the event of a liquidation of the Company.
The Company has elected the fair value option to account for the Convertible Notes and SAFE, with changes in fair value recorded through the Company’s consolidated statements of operations as other income (expense), net in each report period.
The Company utilized an income approach valuation model to estimate the fair value of the SAFE as of its issuance date and as of January 31, 2020. The valuation model captures the expected settlement value of the SAFE based on the Company’s assumption that an equity financing event occurring in February 2020 is the most likely settlement event. The estimated settlement value of the SAFE has been discounted back to present value as of each measurement date utilizing a discount rate of 10.0%.
As of January 31, 2020, the fair value and principal value of the SAFE was $1,882,397 and $1,500,000, respectively. The Company recorded a loss from the change in fair value of the SAFE of $382,397 during the year ended January 31, 2020. Based on the carrying value of the SAFE (under the fair value option) of $1,822,397 at the date of the amendment in connection with the Recapitalization transactions described in Note 9, the Company recorded a gain on extinguishment associated with the amendment of $691,867, which is included as a component of other income (expense) in the consolidated statements of operations during the year ended January 31, 2021.
February 2020 Convertible Notes
In February 2020, just prior to the Recapitalization and Series C Preferred Stock Financing (see Note 8), the Company entered into convertible promissory note arrangements pursuant to which the Company borrowed $2,200,000 (the “2020 Convertible Notes”).
The 2020 Convertible Notes accrued interest at 6.0% per annum on the outstanding principal balance, payable at maturity. The 2020 Convertible Notes were due and payable on the earlier of (i) when requested by a majority of the lenders on or after December 11, 2020, (ii) when, upon the occurrence of an event of default, such amounts are declared due and payable by the lenders or become automatically due and payable, or (iii) if not converted, upon a change of control. The 2020 Convertible Notes were not prepayable by the Company without the consent of a majority of the lenders.
The 2020 Convertible Notes principal and accrued interest were automatically convertible upon a qualified financing event into a number of shares issued in the qualified financing event, at the per share price paid by the other investors in the financing. In addition, the holders of the 2020 Convertible Notes would receive a number of shares of Class A Common Stock (as specified in each respective agreement), and the same warrant coverage, as applicable, as the other investors in the qualified financing.
The 2020 Convertible Notes principal and accrued interest were optionally convertible upon a change of control at a conversion price per share equal to 80% of the per share consideration to be received by the holders of the Company’s common stock upon such change of control. The lenders may have also elected to redeem the Initial Convertible Notes principal and accrued interest without premium or penalty upon the occurrence of a change of control.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

Upon the occurrence of certain events of default as defined in the 2020 Convertible Notes, the 2020 Convertible Notes principal and accrued interest would automatically become due and payable or would become due and payable at the election of the lenders, without premium or penalty.
In February 2020, upon the consummation of the Series C Preferred Stock Financing (a qualified financing event), the 2020 Convertible Notes were automatically converted into 2,426,113 shares of Series C Preferred Stock, 2,036,617 shares of Class A Common Stock and 310,937 warrants to purchase Class A Common Stock. The Company accounted for the conversion of the 2020 Convertible notes as an extinguishment of the debt instruments. The Company estimated the fair value of the Series C Preferred Stock issued upon conversion to be $2,200,017, the fair value of the Class A Common Stock issued upon conversion to be $427,690, and the fair value of the warrants to purchase Class A Common Stock to be $62,187. Based on the carrying value of the 2020 Convertible Notes of $2,200,000 at the date of the extinguishment, the Company recorded a loss on extinguishment of $489,894, which is included as a component of other income (expense) in the consolidated statements of operations during the year ended January 31, 2021.

8.	REDEEMABLE CONVERTIBLE PREFERRED STOCK
Recapitalization and Series C Preferred Stock Financing
In February 2020, the Company completed a recapitalization of its previously outstanding Preferred Stock (the “Recapitalization”). In accordance with the terms detailed in the Series C Stock Purchase Agreement, all outstanding shares of Series
A-1,
A-2,
A-3,
A-4,
A-5,
B, and
B-2
Preferred Stock converted into shares of Class A Common Stock, at a ratio of one share of Class A Common Stock for every four shares of previously outstanding Preferred Stock. In total, 3,538,484 shares of Class A Common Stock were issued upon the conversion of the previously outstanding Preferred Stock.
Additionally, in February 2020, the Company completed the initial closing of the Series C Preferred Stock Financing round, with subsequent closings occurring in March, April and May 2020. In total, the Company issued 59,575,811 shares of Series C Preferred Stock in exchange for $54,022,876 in gross cash proceeds, as well as 9,647,847 shares of Series C Preferred Stock upon the conversion of the Convertible Notes and SAFE. The cash investors, in addition to the February 2020 Convertible Note holders, received warrants to purchase Class A Common Stock based on the number of shares of Series C Preferred Stock acquired. The Company also allocated approximately $1,236,600 in proceeds from the Series C Preferred Stock to the value of the warrants on a relative fair value basis (see Note 10).
In accordance with the terms of the recapitalization and Stock Purchase Agreement, the holders of the previously outstanding Preferred Stock that participated in the Series C Preferred Stock Financing were eligible to receive additional shares of Series
C-1
Preferred Stock, based on their total historical investments. In total, the holders of the previously outstanding Preferred Stock received 11,415,620 shares of Series
C-1
Preferred Stock based on their participation in the Series C Preferred Stock Financing, which was also considered as part of the recapitalization described above. In addition, 18,087,227 shares of Series
C-1
Preferred Stock were issued upon the conversion of the Convertible Notes and SAFE.
The Company accounted for the conversion of the previously outstanding Preferred Stock in exchange for the Class A Common Shares (and Series
C-1
Preferred Stock to the extent the investors participated in the Series C Preferred Stock Financing) as an extinguishment of the previously outstanding Preferred Stock. The carrying value of the previously outstanding Preferred Stock, less the fair value of the Series
C-1
Preferred Stock issued, was reclassified to additional paid in capital.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

The holders of the redeemable convertible preferred stock (“Preferred Stock”) have various rights and preferences as described below:
Voting Rights
— Each share of Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible. As it is convertible into non-voting
Class B Common Stock, the Series
C-1
Preferred Stock does not have any voting rights. The holders of the voting Preferred Stock votes together as one class with the Class A Common Stock, except as below:
The holders of the Series C Preferred Stock are entitled to elect, voting as a separate class, three members to the Company’s board of directors. The holders of the Class A Common Stock are entitled to elect, voting as a separate class, two members to the Company’s board of directors. The holders of the Series C Preferred Stock and Class A Common Stock are entitled to elect, voting together as a separate class on an as-converted
basis, any remaining directors.
Dividends—
In any calendar year, the holders of the outstanding shares of Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable in preference and priority to any declaration of payment of any distribution of common stock in such calendar year. The holders of the outstanding shares of Series C Preferred Stock will have preference over the holders of Series
C-1
Preferred Stock in relation to any such dividend payments. The Dividend Rates for each class of Preferred Stock are $0.054408 per share for Series C Preferred Stock and $0.054408 per share for Series
C-1
Preferred Stock.
No distributions shall be made with respect to the common stock unless dividends on the Preferred Stock have been declared and paid or set aside for payment. The Preferred Stock dividend rights are not cumulative and do not accrue unless declared or paid.
As of December 31, 2021, no dividends have been declared or paid on the Company’s Preferred Stock.
Liquidation Preference
— In the event of any liquidation, dissolution, or
winding-up
of the Company, either voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the assets or funds of the Company to the holders of the Series
C-1
Preferred Stock and common stock, an amount equal to the greater of (i) the sum of (x) the liquidation preference per share for the Series C Preferred Stock and (y) all declared but unpaid dividends and (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into shares of Class A Common Stock immediately prior to such liquidation event. The holders of the Series
C-1
Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the assets or funds of the Company to the holders of the common stock, an amount equal to the greater of (i) the sum of (x) the liquidation preference per share for the Series
C-1
Preferred Stock and (y) all declared but unpaid dividends and (ii) such amount per share as would have been payable had all shares of Series
C-1
Preferred Stock been converted into shares of Class B Common Stock immediately prior to such liquidation event.
The liquidation preferences for each class of Preferred Stock are $0.906793 per share for Series C Preferred Stock, $0.906793 per share for Series
C-1
Preferred Stock, as adjusted for stock splits, stock dividends, business combinations, recapitalizations, and similar transactions.
If the Company has insufficient assets to permit payment of the liquidation preference in full to all holders of the Preferred Stock, then the assets of the Company shall be distributed ratably to the holders of Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive. After payment of the liquidation preference in full to the holders of Preferred Stock, the remaining assets of the Company shall be distributed ratably to the holders of the common stock.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

Redemption
— The Preferred Stock is not mandatorily redeemable. The Preferred Stock may be redeemable upon the occurrence of certain deemed liquidation events, including (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including any stock acquisition, reorganization, merger, or consolidation, but excluding any sale of stock for capital raising purposes) other than a transaction where the holders of the voting securities of the Company retain a controlling interest after such transaction, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company, unless waived by a majority of the holders of the Preferred Stock. The Preferred Stock redemption price would be equivalent to the liquidation preference described above.
Conversion—
Each share of Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into shares of either Class A Common Stock (for the Series C Preferred Stock) or Class B Common Stock (for the Series
C-1
Preferred Stock) as is determined by dividing the original issue price of the Preferred Stock by the conversion price in effect at the time of conversion for each such series of Preferred Stock. The original issue price and the conversion price per share for each class of Preferred Stock are $0.906793 per share for Series C Preferred Stock and $7.254344 per share for Series
C-1
Preferred Stock. As of December 31, 2021, the conversion ratio for the Series C Preferred Stock was one-for-one
and for Series
C-1
Preferred Stock was
eight-for-one
.
Each share of Preferred Stock will automatically be converted into shares of either Class A Common Stock (for the Series C Preferred Stock) or Class B Common Stock (for the Series
C-1
Preferred Stock) at the then-effective conversion rate of such shares upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Company to the public with aggregate gross proceeds to the Company in excess of $
50,000,000
or (ii) the consent of holders of at least a majority of the then-outstanding shares of Preferred Stock, voting together as a single class on an as-converted
basis.

9.	COMMON STOCK
The Company’s certificate of incorporation, as amended in June 2020, authorized the Company to issue up to 140,830,491 shares of Class A Common Stock and 29,502,847 shares of Class B Common Stock.
The holders of shares of Class A Common Stock are entitled to one vote for each share of common stock held. The Class B Common Stock is non-voting.
No shares of Class B Common Stock were issued and outstanding as of December 31, 2021 and January 31, 2021.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and after payment to the holders of shares of Preferred Stock of their liquidation preferences, the holders of the common stock are entitled to the entire remaining assets of the Company on a pro rata basis.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

As of December 31, 2021, the Company has reserved the following shares of common stock for issuance upon the conversion, exercise or vesting of the underlying instruments:

	Class A Common Stock	Class B Common Stock
Series C Preferred Stock	69,223,658	—
Series C-1 Preferred Stock	—	3,687,836
Common Stock Warrants	10,817,831	—
Stock-Based Awards - Options Outstanding	14,572,344	—
Stock-Based Awards - RSUs Outstanding	6,846,961	—
Stock-Based Awards - Options Available for Future Grant	4,954,141	—

Total	106,414,935	3,687,836

10.	Warrants
Derivative Warrant Liabilities
The Initial Warrants (See Note 7) of 398,040 common stock warrants were issued in March of 2021. An incremental 597,059 common stock warrants were issued as part of the Amendment in May of 2021, thus there were total of 995,099 common stock warrants issued in conjunction with Loan and Security Agreement in 2021. The Company utilized Black-Scholes model to determine grant fair value of the warrants which was approximately $2,690,574 which was recorded as part of the Debt Issuance Cost. The change in fair value of the warrants from issuance date through December 31, 2021 of $1,664,133 was driven primarily by an increase in the fair value of the Company’s stock that occurred as a result of the Merger Agreement discussed in Note 1. The outstanding common stock warrants were recognized as liabilities on the consolidated balance sheet and were measured at their inception date fair value using the Black-Scholes model and will be subsequently remeasured at each reporting period with changes recorded as a component of other income in the Company’s consolidated statement of operations. The Company did not have any Common stock warrants classified as liabilities as of January 31, 2021. See below for the December 31, 2021 balance summary:

Warrant Class	Shares	Issuance Date	Strike Price per Share	Expiration Date
Common Stock Warrants	995,099	May 18, 2021	$0.214	May 18, 2031
The warrant issued in conjunction with the Loan and Security Agreement is classified as liability under ASC 480, “Distinguishing Liabilities from Equity”. The fair value of the warrant which is an incremental cost incurred to obtain the loan is allocated between drawn and undrawn commitment. See Deferred Financing Cost disclosure at Note 2 Summary of Significant Accounting Policies.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

The fair value of the common stock warrant liabilities presented above were measured using the Black Scholes model approach. Significant inputs into the respective models at the initial recognition of the liability and December 31, 2021, respectively are as follows:

Valuation Assumption - Common Stock Warrants	Initial Recognition	December 31, 2021
Stock price	$2.87	$4.44
Strike price	$0.21	$0.21
Volatility (annual)	51.90%	105.10%
Risk-free rate	1.65%	1.51%
Estimated time to expiration (years)	10	9
Dividend yield	0.00%	0.00%
The Company recorded a total loss of $1,664,133 to Change in Fair Value of Warrant Liability as a component of other income in the consolidated statement of operations for the 11 months ended December 31, 2021.
Series C Preferred Stock Financing Warrants
In conjunction with the Series C Preferred Stock Financing (see Note 8), the Company issued a total of 6,668,714 Warrants to purchase Class A Common Stock to the Series C investors. The Warrants have a $0.01 exercise price per share and have a
10-year
term to expiration. The Warrants can be exercised for cash or on a cashless basis. The Company determined that the Warrants met the requirements for equity classification under ASC 480 and ASC 815. The Company estimated the fair value of the Warrants using the Black-Scholes model (see below for key inputs) and allocated approximately $1,236,600 in proceeds from the Series C Preferred Stock to the value of the Warrants on a relative fair value basis, which was recorded to additional paid in capital.

Valuation Assumptions	Initial Recognition
Stock Price	$0.21
Strike Price	$0.01
Volatility (annual)	51.50%
Risk-free rate	1.55%
Estimated time to expiration (years)	10
Dividend yield	0.00%
Customer Warrants
In February 2020, the Company issued a Warrant to purchase 3,406,156 shares of Class A Common Stock to a customer in conjunction with a revenue arrangement (the “Customer Warrant”). The Customer Warrants have a $0.9067 exercise price per share and have a 10 year term to expiration. The Warrants vest upon the achievement of certain performance conditions (i.e. sales milestones) defined in the agreement, and upon a change of control, either 50% or 100% of the then unvested Customer Warrants will become fully vested, dependent on the acquiring party in the change of control transaction. The Warrants can be exercised for cash or on a cashless basis.
The Company followed the guidance in ASC 718 and ASC 606 for the accounting of non-cash
consideration payable to a customer. The Company determined that the Customer Warrants met the requirements for equity classification under ASC 718, and measured the Customer Warrants based on their grant date fair value, estimated to be $154,330. The Company recorded this amount as a deferred asset and additional paid

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

in capital as of the issuance date, as the Company believes it is probable that all performance conditions (i.e. sales milestones) in the Customer Warrants will be met. During the 11 months ended December 31, 2021, the Company recorded a reduction of revenue related to the arrangement with the customer totaling $5,774 As of December 31, 2021, the deferred asset balance outstanding is $95,120, which will be recognized as a reduction in revenue in future periods.

Valuation Assumptions	Initial Recognition
Stock Price	$0.21
Strike Price	$0.91
Volatility (annual)	45.00%
Risk-free rate	1.29%
Estimated time to expiration (years)	10
Dividend yield	0.00%
The vesting status of the Customer Warrant is as follows at December 31, 2021:

	December 31, 2021	January 31, 2021
Vested Customer warrants	1,362,461	1,021,845
Unvested Customer warrants	2,043,695	2,384,311

	3,406,156	3,406,156

11. FORWARD WARRANT AGREEMENT
In connection with the execution of the Merger Agreement in October 2021 (Note 1), Rigetti entered into a warrant subscription agreement (“Forward Warrant Agreement”) with a strategic partner for the purchase of a warrant for an aggregate purchase price (including amounts from exercise) of $10,000,000. The Forward Warrant Agreement provides for the issuance of a warrant for the purchase of an aggregate of 1,000,000 shares of Rigetti common stock at an exercise price of $0.0001. The purchase of the warrant is conditioned upon, among other things, the consummation of the Business Combination and the entry into a collaboration agreement between Rigetti and the strategic partner. The parties entered into the collaboration agreement in January 2022. (Note 16). The strategic partner is required to pay $5,000,000 to Rigetti no later than (i) the Closing and (ii) June 30, 2022, and upon such payment the warrant will vest and be exercisable by the strategic partner with respect to 500,000 shares of New Rigetti Common Stock pursuant to the terms of the warrant. The strategic partner is required to pay an additional $5,000,000 to Rigetti no later than the second anniversary of the date of the warrant subscription agreement, and upon such payment, the warrant will vest and be exercisable by the strategic partner with respect to the remaining 500,000 shares of New Rigetti Common Stock pursuant to the terms of the warrant.
The Company evaluated the Forward Purchase Agreement as a derivative liability in conjunction with the guidance of ASC 480, “Distinguishing Liabilities from Equity”. The Company calculated fair value of the Forward Purchase Agreement by using the Forward Contract Pricing methodology at inception and at the end of December 31, 2021. The fair value of the Forward Warrant Agreement was estimated based on the following key inputs and assumptions 1) Assumed holding period 2) Related risk free rate and 3) Likelihood of the outcome of the various contingencies outlined below. Based on these inputs and assumption, the Company calculated the fair value of the derivative liability to be $400,000 at inception and $230,000 at

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

December 31, 2021, respectively. The Company has included the derivative liability in other liabilities (current) in the accompanying consolidated balance sheet.

Key Valuation Assumptions
Holding period (in years)	0.50 - 1.13
Risk free rate	0.19% - 0.43%
Probability of occurring the contingency	50% - 100%
Underlying value per share	$10.29

12.	EQUITY PLANS
Equity Incentive Plan
—In 2013, the Board of Directors adopted the Rigetti & Co., Inc. 2013 Equity Incentive Plan (the “Plan”), which provides for the grant of qualified incentive stock options and nonqualified stock options, restricted stock, restricted stock units or other awards to the Company’s employees, officers, directors, advisors, and outside consultants. The Plan currently allows for the issuance of up to 29,011,572 shares of the Company’s common stock. At December 31, 2021, there were 4,954,141 shares available for future grant under the Plan. The stock options awarded by the Company generally vest over a four-year period (unless such awards are immediately vested upon issuance); and expire 10 years from the date of grant.
In May 2020, the Board of Directors approved a reduction in the exercise price of eligible current employees’ outstanding options to purchase shares of the Company’s Common Stock (the “2020 Option Repricing”). The new exercise price per share for each repriced option was $0.214. All other terms set forth in original option agreements, including vesting schedules contained therein, remained unchanged. The Company determined that the 2020 Option Repricing resulted in $234,479 in incremental stock-based compensation expense, of which approximately $90,000 was immediately recognized related to options that had previously vested. The remainder of the incremental stock-based compensation expense will be recognized over the remaining requisite service period of the respective stock options.
A summary of activity related stock option grants to employees under the Plan as of December 31, 2021 and January 31, 2021, and changes during the years then ended is as follows:

	Number of Options	Weighted-Average Exercise Price	Average Remaining Contractual Term (In Years)
Outstanding - January 31, 2021	17,008,770	$0.27	9.0
Granted	62,500	$0.21
Exercised	(1,785,242)	$0.21
Forfeited	(713,684)	$0.21

Outstanding - December 31, 2021	14,572,344	$0.28	8.1

Exercisable - December 31, 2021	7,797,387	$0.31	7.9
The weighted-average grant date fair value of options granted during the 11 months ended December 31, 2021 and year ended January 31, 2021 was $2.70 and $0.09, respectively.
The intrinsic value of options outstanding and exercisable as of December 31, 2021 is $60,676,901 and $32,073,020, respectively. The intrinsic value of the options exercised during the 11 months ended December 31, 2021 is $5,775,751.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

Stock-based compensation expense of $1,765,371 and $2,592,038 was recognized during the 11 months ended December 31, 2021 and year ended January 31, 2021, respectively, all of which relates to stock option awards. The Company recognized no income tax benefit in the consolidated statements of operations for stock-based compensation arrangements during the 11 months ended December 31, 2021 and year ended January 31, 2021.
Stock-Based Compensation Expense
—Stock-based compensation for the eleven months ended December 31, 2021 and year ended January 31, 2021, was as follows:

	11 Months Ended December 31,	Year Ended January 31,
	2021	2021
Research and development	$975,136	$894,141
Selling, general, and administrative expenses	790,235	1,697,897

Total stock-based compensation expense	$1,765,371	$2,592,038

As of December 31, 2021, there was $3,107,559 of unrecognized compensation cost related to non-vested
stock options granted under the Plan, which is expected to be recognized over a weighted-average period of approximately 2.1 years.
During the 11 months ended December 31, 2021, the Company granted 6,859,461 restricted stock units. Prior to the 11 months ended December 31, 2021, the Company did not historically grant restricted stock units under the terms of the Plan. The fair value of the RSU’s granted for the 11 months period ended December 31, 2021 has been determined by the board of directors at each award grant date based upon the most recently completed third party valuation to be $2.87 for April 21, 2021 and for August 18, 2021 grants, and $4.44 for October 28, 2021 and November 4, 2021 grants, respectively. The RSU’s have a dual vesting condition whereby vesting monthly over four-year term so long as the employee retains their status with the Company. There is an additional liquidity-event vesting requirement that is defined as a change in control, a successful IPO or a successful merger with a SPAC. As no unit vest until such time a liquidity event occurs, no compensation expense has been recognized during the 11 months ended December 31, 2021. The expected unrecognized compensation expense related to the RSU’s totaled $21,228,628 as of December 31, 2021. The Company will record a cumulative catch-up
upon consummation of the liquidity-event for the fair value of restricted stock vested and recognize the remaining amount over the remaining vesting term.
Fair Value of Common Stock and Options
— The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing
model that uses the assumptions noted in the table below. Expected volatility for the Company’s common stock was determined based on an average of the historical volatility of a peer group of similar public companies. The expected term of options granted was calculated using the simplified method, which represents the average of the contractual term of the option and the weighted-average
vesting period of the option. The Company uses the simplified method because it does not have sufficient historical option exercise data to provide a reasonable basis upon which to estimate expected term. The assumed dividend yield is based upon the Company’s expectation of not paying dividends in the foreseeable future. The risk-free rate is based upon the U.S. Treasury yield curve in effect at the time of grant for the period equivalent to the expected life of the option.
In determining the exercise prices for options granted, the Company’s board of directors has considered the fair value of the common stock as of the grant date. The fair value of the common stock has been determined by the board of directors at each award grant date based upon a variety of factors, including the

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

results obtained from an independent third-party valuation, the Company’s financial position and historical financial performance, the status of technological developments within the Company’s products, the composition and ability of the current engineering and management team, an evaluation or benchmark of the Company’s competition, the current business climate in the marketplace, the illiquid nature of the common stock, arm’s-length
sales of the Company’s capital stock (including redeemable convertible preferred stock), the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event, among others.
The range of assumptions used in the Black-Scholes option-pricing model for options issued to employees during the 11 months ended December 31, 2021 and year ended January 31, 2021, are as follows:

	December 31,	January 31,
	2021	2021
Expected volatility	46.8%	41.2% - 43.1%
Weighted-average risk-free interest rate	1.07%	0.3% - 0.6%
Expected dividend yield	0%	0%
Expected term (in years)	6.1 years	5.0 - 6.3 years
Exercise price	$0.21	$ 0.21

13.	NET LOSS PER SHARE
The following table sets forth the computation of the basic and diluted net loss per share in relation to the Class A Common Stock:

	December 31,	January 31,
	2021	2021
Net Loss	$(38,241,499)	$(26,127,496)
Basic and diluted shares
Weighted-average Class A Common Stock outstanding	21,941,997	20,719,085
Loss per share for Class A Common Stock
— Basic	$(1.74)	$(1.26)
— Diluted	$(1.74)	$(1.26)
The number of shares outstanding underlying the potential dilutive Class A Common Stock at December 31, 2021 and January 31, 2021 were summarized as below:

	December 31,	January 31,
	2021	2021
Convertible Series C Preferred Stock	69,223,658	69,223,658
Common Stock Warrants	10,817,831	3,406,156
Stock Options	14,572,344	17,008,770
Restricted Stock Units	6,846,961	—

	101,460,794	89,638,584

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

The number of shares outstanding underlying the potential dilutive Class B Common Stock at December 31, 2021 and January 31, 2021 are as follows:

	December 31,	January 31,
	2021	2021
Convertible Series C-1 Preferred Stock	29,502,847	29,502,847

	29,502,847	29,502,847

As of December 31, 2021, no Class B Common Stock has been issued, however the Series
C-1
Preferred Stock shares are convertible into the Class B Common Stock in an eight-for-one
ratio. The Series
C-1
Preferred Stock were issued in February, 2020. As of December 31, 2021, 29,502,847 shares of Series
C-1
Preferred Stock were outstanding and have been excluded from the dilutive net loss per share calculation since the effect would be anti-dilutive.
14.	INCOME TAXES
The following table presents domestic and foreign components of loss before income taxes for the 11 months ended December 31, 2021 and year ended January 31, 2021:

	December 31,	January 31,
	2021	2021
Domestic	$(36,787,312)	$(25,222,388)
Foreign	(1,454,187)	(905,108)

	$(38,241,499)	$(26,127,496)

The Company did not pay any income taxes for the 11 months ended December 31, 2021 and year ended January 31, 2021.
Significant components of the Company’s deferred income tax assets and liabilities as of December 31, 2021 and January 31, 2021, are as follows:

	December 31,	January 31,
	2021	2021
Deferred Tax Assets:
Net operating loss carryforwards	$46,552,853	$38,650,103
Accruals and reserves	146,603	96,320
Stock-based compensation	744,300	278,581
Research and development credits	10,986	10,986
Intangible assets	32,324	35,516

Gross deferred assets	47,487,066	39,071,506
Valuation allowance	(46,066,606)	(38,051,098)

Net Deferred Tax Assets	1,420,460	1,020,408
Deferred Tax Liabilities:
Property and equipment	$(1,420,460)	$(1,020,408)

Total Deferred Tax Liabilities	(1,420,460)	(1,020,408)

Total Net Deferred Tax Assets	$—	$—

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

The effective tax rate differs from the statutory rate, primarily due to the Company’s history of incurring losses, which have not been benefited, the foreign rate differential related to subsidiary earnings, and other permanent differences.

	11 Months Ended December 31, 2021	Year Ended January 31, 2021
Component	Rate Impact	Rate Impact
Total pre-tax book income	21%	22%
State and local income taxes	0%	0%
Permanent differences	-1%	-2%
Rate differential	0%	0%
Return to provision true up	1%	-11%
Change in valuation allowance	-21%	-9%

Total:	0%	0%

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net U.S. federal and state deferred tax assets have been fully offset by a valuation allowance. The net change in the total valuation allowance was an increase of approximately $8,015,508 and $2,339,894 for the 11 months ended December 31, 2021 and year ended January 31, 2021.
As of December 31, 2021, the Company had net operating loss carryforwards for federal income tax purposes of $190,992,096, which expire beginning in the year 2033, and federal research and development tax credits of $2,328,063, which expire beginning in the year 2035. There are $149,489,810 of indefinite-lived federal net operating loss carryforwards, which are included in the total federal net operating loss carryforwards as of December 31, 2021.
As of December 31, 2021, the Company had net operating loss carryforwards for state income tax purposes of $85,770,366, which expire beginning in the year 2033, and state research and development tax credits of $2,344,146, which do not expire.
Utilization of the net operating losses and credits may be subject to substantial annual limitation due to federal and state ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such annual limitations could result in the expiration of the net operating losses and credits before their utilization. The Company has not performed a Section 382 analysis to determine if a change occurred and whether the use of net operating loss carryforwards and credits carryforwards will be limited to offset future taxable income. For financial statement purposes, the Company has included the federal and state net operating losses and credits in the deferred tax assets with a full valuation allowance.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

As of December 31, 2021, the Company had unrecognized tax benefits of $4,672,209 related to U.S. federal and state research and development credits. No amount of unrecognized tax benefits would affect the effective tax rate because any tax benefits that, if recognized, would result in adjustments to a related deferred tax asset that are offset by a valuation allowance.

Beginning balance at February 1, 2021	$4,672,209
Current year increase(decrease)	—
Prior year adjustment - increase(decrease)	—

Ending balance at December 31, 2021	$4,672,209

The Company files U.S. federal income tax returns as well as income tax returns in California, Australia, Canada, and the United Kingdom. As of December 31, 2021, the tax years 2013 through the current period remain open to examination by the major jurisdictions in which the Company is subject to tax. Fiscal years outside the normal statute of limitation remain open to audit by tax authorities due to tax attributes generated in those early years, which have been carried forward and may be audited in subsequent years when utilized. The Company is not currently subject to U.S. federal, state, or non-U.S. income tax examinations by any tax authorities.

15.	SEGMENTS
The following table presents a summary of revenue by geography for the 11 months ended December 31, 2021 and year ended January 31, 2021:

	11 Months Ended December 31,	Year Ended January 31,
	2021	2021
United States	$5,826,004	$5,108,847
United Kingdom	2,370,302	412,747
Australia	—	21,004

	$8,196,306	$5,542,598

Revenues from external customers are attributed to individual countries based on the physical location in which the services are provided or the particular customer location with whom the Company has contracted.
During the 11 months ended December 31, 2021, 71% of revenues were derived from customers in the United States and 29% of revenues were derived from customers in United Kingdom. During the year ended January 31, 2021, 92% of revenues were derived from customers in the United States, 7% of revenues were derived from customers in United Kingdom, and less than 1% of revenues were derived from customers in Australia.

16.	SUBSEQUENT EVENTS
The Company has evaluated subsequent events occurring between the most recent balance sheet date and March 7, 2022, the date through which these financial statements were available to be issued.
Debt Financing
—In January 2022, the Company entered into the third amendment of the Loan Agreement to increase the debt commitment to $32.0 million. The amendment allows the Company to draw an additional $5.0 million immediately with an additional $8.0 million to be drawn at the sole discretion of the note holder. The Company drew the additional $5.0 million upon signing the amendment.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

Other modifications per the amendment included: 1) Extension of Equity Milestone to raise capital of at least $75.0 million from February 1 to April 1, 2022; and 2) Defined Exit Fee percentage for the additional $5.0 million commitment be 20% of any amount advanced under the amendment. In conjunction with the amendment, Rigetti Holdings, Inc. also guaranteed Rigetti & Co, LLC’s payment of all monetary amounts owed and performance of all covenants, obligations and liabilities.
Equity Plan
—On January 25, 2022, Rigetti granted 4,963,065 RSUs to officers and executives of the company, half of which vest over a period of 12 months and the other half vest over a period of 48 months from the date of grant.
Collaboration Agreement
—In connection with the Forward Warrant Agreement (Note 11), the Company entered into a collaboration agreement (“Collaboration Agreement”) effective as of January 13, 2022 with its strategic partner. Under the Collaboration Agreement, both parties will (i)collaborate to identify appropriate use cases and applications of interest to large cloud computing customers; (ii) develop an initial proof of concept (“PoC”) to allow internal and select joint customers to evaluate workloads under the defined use cases using the collaborative products; (iii) using the data gathered from the PoC, develop a joint go-to-market strategy and collaterals to showcase the benchmarks and value proposition of using the PoC to solve real-world problems in a novel manner;(iv) develop a commercially viable Quantum Simulator offering addressing use cases and applications to enable demonstrations thereof for such customers in calendar year 2022; and (v) take all such other efforts reasonably necessary to promote, market and monetize such Quantum Simulator offering for the benefit of both Parties.
Merger Closing
—On March 2, 2022, as contemplated by the Merger Agreement described in Note 1, Rigetti, Supernova and Supernova Partners Acquisition Company II consummated the Merger Agreement.
The related events that occurred in connection with the merger are summarized below:

•
On March 1, 2022, pursuant to the Merger Agreement, Supernova filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Supernova was domesticated and continues as a Delaware corporation, changing its name to “Rigetti Computing, Inc.”

•
As a result of and upon the effective time of the Domestication, among other things, (1) each then issued and outstanding Supernova Class A ordinary share converted automatically, on a one-for-one
basis, into a share of New Rigetti Common Stock; (2) each then issued and outstanding Supernova Class B ordinary share converted automatically, on a one-for-one
basis, into a share of New Rigetti Common Stock; (3) each then issued and outstanding warrant of Supernova converted automatically into a warrant to acquire one share of New Rigetti Common Stock (the “New Rigetti Warrants”) pursuant to the Warrant Agreement, dated March 1, 2021, between Supernova and American Stock Transfer & Trust Company, as warrant agent; and (4) each then issued and outstanding unit of Supernova (the “Supernova Units”) was separated and converted automatically into one share of New Rigetti Common Stock and one-fourth
of one New Rigetti Warrant. No fractional shares were issued upon exercise of the New Rigetti.

•
On the Closing Date, pursuant to the Merger Agreement, New Rigetti consummated the merger transaction contemplated by the Merger Agreement, following approval at the Extraordinary General Meeting on February 28, 2022, whereby (i) the First Merger occurred and (ii) immediately following the consummation of the Fist Merger, the Second Merger occurred.

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

•
Immediately prior to the effective time of the First Merger, all shares of Legacy Rigetti Preferred Stock converted into shares of Legacy Rigetti Common Stock in accordance with the Amended and Restated Certificate of Incorporation of Legacy Rigetti (the “Legacy Rigetti Preferred Stock Conversion”).

•
Each share of Legacy Rigetti Common Stock (including Legacy Rigetti Common Stock resulting from the Legacy Rigetti Preferred Stock Conversion) that was issued and outstanding immediately prior to the First Merger was cancelled and converted into 78,959,579 shares of New Rigetti Common Stock.

•
Each warrant to purchase Legacy Rigetti Common Stock converted into a warrant to purchase shares of New Rigetti Common Stock subject to the same terms and conditions as were applicable to the original Legacy Rigetti warrants, and with an exercise price and number of shares of New Rigetti Common Stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement.

•
Each option to purchase Legacy Rigetti Common Stock converted Into An Option To Purchase Shares Of New Rigetti Common Stock Subject To The Same Terms And Conditions As Were Applicable To The Original Legacy Rigetti Options, And With An Exercise Price And Number Of Shares Of New Rigetti Common Stock Purchasable Based On The Exchange Ratio And Other Terms Contained In The Merger Agreement.

•
Each Restricted Share Of Legacy Rigetti Common Stock Was Exchanged For Restricted Shares Of New Rigetti Common Stock Subject To The Same Terms And Conditions As Were Applicable To The Original Legacy Restricted Shares, And With The Number Of Shares Of New Rigetti Common Stock Based On The Exchange Ratio And Other Terms Contained In The Merger Agreement.

•
Each Legacy Rigetti Restricted Stock Unit Award Converted Into A Restricted Stock Unit Award To Receive Shares Of New Rigetti Common Stock Subject To The Same Terms And Conditions As Were Applicable To The Original Legacy Restricted Stock Unit Awards, And With The Number Of Shares Of New Rigetti Common Stock To Which The Restricted Stock Unit Award Relates Based On The Exchange Ratio And Other Terms Contained In The Merger Agreement.

Other Related Events That Occurred In connection with the Business Combination are summarized below:

•
The issuance and sale of (i) 10,251,000 shares of New Rigetti Common Stock for a purchase price of $10.00 per share and (ii) 4,390,244 shares of New Rigetti Common Stock for a purchase price of $10.25 per share, generated aggregate gross proceeds of $147.5 million in PIPE Financing pursuant to the Subscription Agreements.

•
Pursuant to the Sponsor Support Agreement, at the Closing (i) 2,479,000 shares of New Rigetti Common Stock held by the Sponsor (the “Promote Sponsor Vesting Shares”) became subject to vesting and are considered unvested and will only vest if, during the five year period following the Closing, the volume weighted average price of New Rigetti Common Stock equals or exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days, and (ii) 580,273 shares of New Rigetti Common Stock held by the Sponsor (“Sponsor Redemption-Based Vesting Shares”) became subject to vesting and considered unvested and will only vest if, during the five year period following the Closing, the volume weighted average price of New Rigetti Common Stock equals or exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days (collectively, the Promote Sponsor Vesting Shares and Sponsor

RIGETTI HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 2021 AND YEAR ENDED JANUARY 31, 2021

Redemption-Based Vesting Shares, “Sponsor Earn Out Shares”). Any Sponsor Earn Out Shares that remain unvested after the fifth anniversary of the Closing will be forfeited.

•
In connection with the execution of the Merger Agreement, Legacy Rigetti entered into a warrant subscription agreement with a strategic partner, Ampere, for the purchase of a warrant for an aggregate purchase price (including amounts from exercise) of $10,000,000. At the Closing, the warrant agreement was assumed by New Rigetti as a result of the Mergers. The warrant provides for the purchase of an aggregate of 1,000,000 shares of New Rigetti Common Stock at an exercise price of $0.0001. Ampere is required to pay $5.0 million no later than (i) the Closing or (ii) June 30, 2022, and upon such payment the warrant will vest and be exercisable by Ampere with respect to 500,000 shares of New Rigetti Common Stock pursuant to the terms of the warrant. No such purchase or payment has been made as of the Closing Date regarding this first $5.0 million. Ampere is required to pay an additional $5.0 million no later than the second anniversary of the date of the warrant subscription agreement, and upon such payment, the warrant will vest and be exercisable by Ampere with respect to the remaining 500,000 shares of New Rigetti Common Stock pursuant to the terms of the warrant.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Supernova Partners Acquisition Company II, Ltd.
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Supernova Partners Acquisition Company II, Ltd. (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2021 and for the period from December 22, 2020 (inception) through December 31, 2020, and the related consolidated notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from December 22, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination. The Company had a working capital deficiency as of December 31, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum
LLP
Marcum
LLP
We have served as the Company’s auditor since 2020.
New York, NY
February 23, 2022

SUPERNOVA PARTNERS ACQUISITION COMPANY II, LTD.
CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Current assets:

Cash	$532,436	$—
Prepaid expenses – current	235,399	10,309

Total current assets	767,835	10,309
Deferred offering costs	—	33,000
Prepaid expenses – long term	35,683	—
Investments held in Trust Account	345,019,271	—

Total Assets	$345,822,789	$43,309

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$314,094	$—
Accrued expenses	3,922,625	33,000

Total current liabilities	4,236,719	33,000
Deferred underwriting commissions	12,075,000	—
Derivative warrant liabilities	30,987,750	—

Total Liabilities	47,299,469	33,000
Commitments and Contingencies (Note 5)
Class A ordinary shares subject to possible redemption, $0.0001 par value; 34,500,000 and -0- shares at $10.00 per share as of December 31, 2021 and December 31, 2020, respectively	345,000,000	—
Shareholders’ Equity (Deficit)
Preference shares, $0.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020	863	863
Additional paid-in capital	—	24,137
Accumulated deficit	(46,477,543)	(14,691)

Total Shareholders’ Equity (Deficit)	(46,476,680)	10,309

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit)	$345,822,789	$43,309

The accompanying notes are an integral part of these consolidated financial statements.

SUPERNOVA PARTNERS ACQUISITION COMPANY II, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2021	For the Period from December 22, 2020 (inception) through December 31, 2020

General and administrative expenses	$4,904,921	$14,691

Loss from operations	(4,904,921)	(14,691)
Other income (expense)
Change in fair value of derivative warrant liabilities	(17,782,000)	—
Offering costs associated with derivative warrant liabilities	(502,450)	—
Income from investments held in Trust Account	19,271	—

Net loss	$(23,170,100)	$(14,691)

Weighted average number of Class A ordinary shares, basic and diluted	28,639,726	—

Basic and diluted net loss per share, Class A	$(0.62)	$—

Weighted average number of Class B ordinary shares, basic	8,433,904	7,500,000

Weighted average number of Class B ordinary shares, diluted	8,625,000	7,500,000

Basic net loss per share, Class B	$(0.62)	$(0.00)

Diluted net loss per share, Class B	$(0.62)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

SUPERNOVA PARTNERS ACQUISITION COMPANY II, LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
For the Year Ended December 31, 2021

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - December 31, 2020	—	$—	8,625,000	$863	$24,137	$(14,691)	$10,309
Sale of private placement warrants to Sponsor in private placement, less allocation to derivative warrant liabilities	—	—	—	—	4,405,500	—	4,405,500
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	(4,429,637)	(23,292,752)	(27,722,389)
Net loss	—	—	—	—	—	(23,170,100)	(23,170,100)

Balance - December 31, 2021	—	$—	8,625,000	$863	$—	$(46,477,543)	$(46,476,680)

For the Period from December 22, 2020 (inception) through December 31, 2020

	Ordinary Shares				Additional Paid-in Capital		Total Shareholders’ Equity (Deficit)
	Class A		Class B			Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance - December 22, 2020 (inception)	—	$—	$—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor (1)(2)	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	(14,691)	(14,691)

Balance - December 31, 2020	—	$—	8,625,000	$863	$24,137	$(14,691)	$10,309

The accompanying notes are an integral part of these consolidated financial statements.

SUPERNOVA PARTNERS ACQUISITION COMPANY II, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2021	For the Period from December 22, 2020 (inception) through December 31, 2020
Cash Flows from Operating Activities:

Net loss	$(23,170,100)	$(14,691)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of derivative warrant liabilities	17,782,000	—
Offering costs associated with derivative liabilities	502,450	—
Income from investments held in Trust Account	(19,271)	—
Changes in operating assets and liabilities:
Prepaid expenses	(260,773)	14,691
Accounts payable	314,094	—
Accrued expenses	3,889,625	—

Net cash used in operating activities	(961,975)	—

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(345,000,000)	—

Net cash used in investing activities	(345,000,000)	—

Cash Flows from Financing Activities:
Proceeds from note payable to related party	275,000	—
Repayment of note payable to related party	(275,000)	—
Proceeds received from initial public offering, gross	345,000,000	—
Proceeds received from private placement	8,900,000	—
Offering costs paid	(7,405,589)	—

Net cash provided by financing activities	346,494,411	—

Net change in cash	532,436	—
Cash - beginning of the period	—	—

Cash - end of the period	$532,436	$—

Supplemental disclosure of noncash financing activities:
Offering costs included in accrued expenses	$—	$33,000
Prepaid expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$25,000
Deferred underwriting commissions	$12,075,000	$—
Accretion of Class A ordinary shares to redemption amount	$27,722,389	$—
The accompanying notes are an integral part of these consolidated financial statements.

SUPERNOVA PARTNERS ACQUISITION COMPANY II, LTD.
CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
Note 1 - Description of Organization and Business Operations
Organization and General
Supernova Partners Acquisition Company II, Ltd. (“Supernova” or the “Company”) was incorporated as a Cayman Islands exempted company on December 22, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies. . On October 4, 2021 Supernova Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of ours (“First Merger Sub”), and Romeo Supernova Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of ours (“Second Merger Sub”) were incorporated (collectively referred to as the “subsidiaries”), These subsidiaries were incorporated for the purpose of consummating a Business Combination.
As of December 31, 2021 the Company had not commenced any operations. All activity for the period from December 22, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.
Sponsor and Financing
The Company’s sponsor is Supernova Partners II LLC, a Cayman Islands exempted company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on March 1, 2021. On March 4, 2021, the Company consummated its Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), which included 4,500,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.5 million, of which approximately $12.1 million was for deferred underwriting commissions (Note 5).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 4,450,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $2.00 per Private Placement Warrant with the Sponsor, generating gross proceeds of $8.9 million (Note 4).
Trust Account
Upon the closing of the Initial Public Offering and the Private Placement, $345.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”), located in the United States at J.P. Morgan Chase Bank, N.A., with American Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in trust) at the time of the signing of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of its Public Shares (the “Public Shareholders”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “initial shareholders”) agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association that would modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a

Business
 Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or March 4, 2023, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Completion Window.
The Sponsor agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Completion Window. However, if the Sponsor or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Completion Window. The underwriters agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Completion Window, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only
 $10.00
per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, except the independent registered public accounting firm, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Business Combination
On October 6, 2021, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Supernova, Supernova Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Supernova (“First Merger Sub”), Supernova Romeo Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Supernova (“Second Merger Sub”), and Rigetti Holdings, Inc., a Delaware corporation (“Rigetti”).
Pursuant to the Merger Agreement, Supernova will become a Delaware corporation (the “Domestication”) and the parties will enter into a business combination transaction by which (i) First Merger Sub will merge with and into Rigetti, with Rigetti being the surviving entity in the merger (the “First Merger”), and (ii)
immediately

following
 the First Merger, Rigetti will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions” and the closing of the Transactions, the “Closing”). In connection with the Closing, Supernova will change its name to “Rigetti Computing, Inc.”
The value of the aggregate equity consideration to be paid to Rigetti’s stockholders and optionholders in the Transactions will be equal to (i) $1,041,000,000 plus (ii) the aggregate exercise price of in the money Rigetti Warrants (as defined below) and Rigetti Options (as defined below), in each case, outstanding prior to the effective time of the First Merger (the “Aggregate Equity Value”). At the Closing, each share of common stock and preferred stock of Rigetti that is issued and outstanding immediately prior to the effective time of the First Merger (other than “Excluded Shares”, as defined in the Merger Agreement) will be cancelled and converted into the right to receive a number of shares of Supernova common stock equal to an exchange ratio determined by dividing (a) the Aggregate Equity Value by (b) the “Aggregate Fully Diluted Company Common Stock” (as defined in the Merger Agreement), and then dividing that quotient by $10.00.
At the Closing and as set forth in the Merger Agreement, (i) each warrant to purchase Rigetti common stock (“Rigetti Warrants”) will be converted into a warrant to purchase shares of Supernova common stock, (ii) each option to purchase Rigetti common stock (“Rigetti Options”), whether vested or unvested, will be assumed and converted into an option to purchase a number of shares of Supernova common stock, (iii) each restricted share of Rigetti common stock will be exchanged for shares of Supernova common stock subject to the same terms and conditions as were applicable to such restricted shares and (iv) each restricted stock unit award of Rigetti will be converted into the right to receive restricted stock units based on shares of Supernova common stock.

In connection with the Merger Agreement, Supernova entered into subscription agreements with the PIPE Investors pursuant to which the PIPE Investors have committed to purchase in a private placement 10,251,000 shares of Supernova common stock (the “PIPE Shares”) at a purchase price of $10.00 per share and an aggregate purchase price of $102.51 million. The purchase of the PIPE Shares is conditioned upon, among other things, the consummation of the transactions and will be consummated concurrently with the closing. On December 23, 2021, Supernova entered into Subscription Agreements with two “accredited investors” (as such term is defined in Rule 501 of Regulation D) pursuant to which the Subsequent PIPE Investors have agreed to subscribe for and purchase, and Supernova has agreed to issue and sell to the Subsequent PIPE Investors, an aggregate of 4,390,244 shares of Stock at a price of $10.25 per share, for aggregate gross proceeds of $45,000,000. The shares of common stock to be issued pursuant to the PIPE Subscription Agreements have not been registered under the Securities Act and will be issued in reliance on the availability of an exemption from such registration. The PIPE Subscription Agreements further provide that the Company will use commercially reasonable efforts to file a registration statement to register the resale of the PIPE Shares within fifteen (15) business days after the Closing.
In addition, in connection with the execution of the Merger Agreement, Supernova entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor, Rigetti and Supernova’s directors and officers. Pursuant to the Sponsor Support Agreement, the Sponsor and Supernova’s directors and officers have, among other things, agreed to vote all of their shares of Supernova capital stock in favor of the approval of the Transactions. In addition, the Sponsor has agreed that (i) 2,479,000 shares of Class B common stock issued in connection with the IPO (the “Sponsor Shares”) will be unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, the volume weighted average price of Supernova’s common stock equals or exceeds $12.50 for any twenty trading days within a period of thirty consecutive trading days, and (ii) up to an additional 1,000,000 Sponsor Shares will be unvested and subject to forfeiture as of the Closing based on the level of redemptions of Supernova Class A ordinary shares by holders thereof in connection with the transactions contemplated by the Merger Agreement (calculated in the manner set forth in the Sponsor Support Agreement), and any such additional Sponsor Shares will only vest if, during the five year period following the Closing, the volume weighted average price of Supernova’s common stock equals

or exceeds
 $
15.00
for any twenty trading days within a period of thirty consecutive trading days. Any Sponsor Shares that remain unvested after the fifth anniversary of the Closing will be forfeited. The Sponsor Support Agreement will terminate upon the termination of the Merger Agreement if the Closing does not occur.
The consummation of the Transactions is subject to customary closing conditions, including, among others: (i) approval by Supernova’s and Rigetti’s respective stockholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the obtaining of any consents required under antitrust laws in the jurisdictions specified on a schedule, (iii) no law or order enjoining or prohibiting the consummation of the Transactions being in force, (iv) Supernova having at least $5,000,001 of net tangible assets as of the Closing, (v) receipt of approval for listing on the NASDAQ Capital Markets of the shares of Supernova common stock to be issued in connection with the Transactions, (vi) completion of the Domestication, (vii) the effectiveness of the registration statement on Form S-4, (viii)
the accuracy of the parties’ respective representations and warranties (subject to specified materiality thresholds) and the material performance of the parties’ respective covenants and other obligations, (ix) no material adverse effect on Rigetti having occurred since signing that is continuing at Closing and (x) solely as relates to Rigetti’s obligation to consummate the Transaction, Supernova having at least $165,000,000 of available cash at the Closing. For full details and the filed agreements, refer to the
8-K
announcing the Merger Agreement filed with the SEC on October 6, 2021 and the amendments to the Merger Agreement filed on December 23, 2021 and January 10, 2022.
Liquidity and Going Concern
As of December 31, 2021, the Company had approximately $0.5 million in its operating bank account and a working capital deficit of approximately $3.4 million.

The Company
has incurred and expects to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board Accounting Standards Update
2014
-15
,
“Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s cash flow deficit raises substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. There is no assurance that the Company’s plans to consummate a Business Combination or raise additional funds will be successful within the Completion Window. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.
Risks and Uncertainties
Management is currently evaluating the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statement does not include any adjustments that might result from the outcome of this uncertainty.
Note 2 - Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).
The consolidated financial statements of the Company include its wholly owned subsidiaries in connection with the planned merger. All inter-company accounts and transactions are eliminated in consolidation.

Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000, and investments held in Trust Account. As of December 31, 2021, and December 31, 2020, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2021 and December 31, 2020.
Investments Held in the Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the consolidated balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period until exercised. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation

model.

Subsequent to the separate listing and trading of the Public Warrants the fair value of the Public Warrants has been measured based on the observable listed prices for such warrants and the fair value of the Private Warrants are measured using a Black-Scholes Option Pricing Model. Derivative warrant liabilities are classified as non-current
as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating
expenses in the consolidated statements of operations. Offering costs associated with the Class A ordinary shares issued were charged to the carrying value of the Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2021, the Company had 34,500,000 Class A ordinary shares subject to possible redemption, presented as temporary equity outside of the shareholders’ equity section of the Company’s consolidated balance sheets. There were no Class A ordinary shares issued or outstanding as of December 31, 2020.
Under ASC
480-10-S99,
the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of the reporting period. This method would view the end of the reporting period as if it were also the redemption date of the security. Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value, which resulted in charges against additional paid-in
capital (to the extent available) and accumulated deficit.

Share-based Compensation
The transfer of the Founder Shares is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. As of February 23, 2022, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon completion of a Business Combination) in an amount equal to the number of Founders Shares that ultimately vest multiplied times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the
Founders Shares.

Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021, and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Income (Loss) Per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average ordinary shares outstanding for the respective period.
The calculation of diluted net income (loss) does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the private placement warrants to purchase an aggregate of 13,075,000 shares of Class A ordinary shares in the calculation of diluted income (loss) per share, because their inclusion would be anti-dilutive under the treasury stock method. The number of weighted average Class B ordinary shares for calculating basic net income (loss) per ordinary share was reduced for the effect of an aggregate of 1,125,000 Class B ordinary shares that were subject to forfeiture if the over-allotment option was not exercised in full or part by the underwriters (see Note 5). Since the contingency was satisfied as of December 31, 2021, the Company included these shares in the weighted average number as of the beginning of the period to determine the dilutive impact of these shares. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of ordinary shares:

	For the Year Ended December 31, 2021		For the Period from December 22, 2020 (inception) through December 31, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net loss per ordinary share:
Numerator:
Allocation of net loss - basic and diluted	$(17,899,119)	$(5,270,981)	$—	$(14,691)
Denominator:
Basic and diluted weighted average ordinary shares outstanding	28,639,726	8,433,904	—	7,500,000
Diluted weighted average ordinary shares outstanding	28,639,726	8,625,000	—	7,500,000

Basic and diluted net loss per ordinary share	$(0.62)	$(0.62)	$—	$(0.00)

Diluted net loss per ordinary share	$(0.62)	$(0.62)	$—	$(0.00)

Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”)
No. 2020-06,
Debt-Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU
2020-06
on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying consolidated financial statements.
Note 3 - Initial Public Offering
On March 4, 2021, the Company consummated its Initial Public Offering of 34,500,000 Units, which includes 4,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.5 million, of which approximately $12.1 million was for deferred underwriting commissions.
Each Unit consists of one Class A ordinary share, and
one-fourth
of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).
Note 4 - Related Party Transactions
Founder Shares
On December
 22, 2020, the Sponsor paid $25,000 to cover certain expenses of the Company in consideration of 5,750,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). Shares and the associated amounts

reflect:
 (i) the share dividend of Class B ordinary shares on January 14, 2021, resulting in an aggregate of
7,187,500
Class B ordinary shares outstanding on January 14, 2021; and (ii) the share dividend of Class B ordinary shares on March 1, 2021, resulting in
8,625,000
Class B ordinary shares outstanding. These consolidated financial statements reflect the changes of these share dividends retroactively for all periods presented. On February 22, 2021, the Sponsor transferred
28,750
Founder Shares to each of the
five
independent director nominees. Following the share dividend effected on March 1, 2021, each of the independent director nominees owns
34,500
Class B ordinary shares. The initial shareholders agreed to forfeit up to
1,125,000
Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent
20
% of the Company’s issued and outstanding shares after the Initial Public Offering. On March 4, 2021, the underwriter fully exercised its over-allotment option; thus, these
1,125,000
Founder Shares were no longer subject to forfeiture.

The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination or (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 120 days after the initial Business Combination, the Founder Shares will be released from the lockup.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 4,450,000 Private Placement Warrants, at a price of $2.00 per Private Placement Warrant with the Sponsor, generating gross proceeds of $8.9 million.
Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Completion Window, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable
except as described below in Note 6 and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On December 22, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This Note was non-interest
bearing and payable upon the completion of the Initial Public Offering. The Company borrowed $275,000 under the Note. The Company repaid the Note in full on March 4, 2021.
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust
Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $2.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2021, and December 31, 2020, the Company had no borrowings under the Working Capital Loans.
Note 5 - Commitments and Contingencies
Registration and Shareholder Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) were entitled to registration rights pursuant to a registration and shareholder rights agreement signed upon consummation of the Initial Public Offering. These holders were entitled to certain demand and “piggyback” registration rights. However, the registration and shareholder rights agreement provided that the Company would not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up
period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a
45-day
option from the final prospectus relating to the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On March 4, 2021, the underwriter fully exercised its over-allotment option.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $12.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Contingent Fees
During 2021, the Company has entered into certain consulting arrangements in connection with its search for a prospective initial Business Combination. A portion of the fees in connection with the services rendered as of December 31, 2021 have been deferred and were contingent upon the closing of a Business Combination and therefore not included as liabilities on the accompanying consolidated balance sheets. As of December 31, 2021, these fees were approximately $0.5 million.
Note 6 - Warrants
As of December 31, 2021, the Company had 8,625,000 and 4,450,000 Public Warrants and Private Placement Warrants outstanding, respectively. There were no warrants outstanding as of December 31, 2020.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided in each case that the Company has

an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects, the Company will not be required to file or maintain in effec
t a registration statement, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 10 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, except as described below, the Private Placement Warrants will be non-redeemable
so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30-days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price (the “closing price”) of Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $0.10 per warrant;

•
upon a minimum of
30-days’
prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the fair market value of Class A ordinary shares;

•
if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders;

•
if the closing price of the Class A ordinary shares for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per Public Share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares for the above purpose shall mean the volume weighted average price of Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Completion Window and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7 - Class A Ordinary Shares Subject to Possible Redemption
The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 500,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holder of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2021, there were 34,500,000 shares of Class A ordinary shares outstanding, all of which were subject to redemption. There were no Class A shares outstanding as of December 31, 2020.
As of December 31, 2021, Class A ordinary shares reflected on the consolidated balance sheet is reconciled on the following table:

Gross proceeds	$345,000,000
Less:
Amount allocated to Public Warrants	(8,711,250)
Class A ordinary shares issuance costs	(19,011,139)
Plus:
Accretion of carrying value to redemption value	27,722,389

Class A ordinary shares subject to possible redemption	$345,000,000

Note 8 - Shareholders’ Equity (Deficit)
Preference Shares
- The Company is authorized to issue 5,000,000 preference shares, with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2021, and December 31, 2020, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
- The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2021, there were 34,500,000 Class A ordinary shares issued and outstanding, all subject to possible redemption and classified as temporary equity in the accompanying consolidated balance sheets (see Note 7). There were no Class A ordinary shares issued or outstanding as of December 31, 2020.
Class
 B Ordinary Shares
- The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of March 4, 2021, there were 8,625,000 Class B ordinary shares outstanding, which amount reflects: (i) the share dividend of Class B ordinary shares on January 14, 2021, resulting in an aggregate of 7,187,500 Class B ordinary shares outstanding on January 14, 2021; and (ii) the share dividend of Class B ordinary shares on March 1, 2021, resulting in 8,625,000 Class B ordinary shares outstanding. These consolidated financial statements reflect the changes of these splits retroactively for all periods presented. As of December 31, 2021 and 2020, there were 8,625,000 Class B ordinary shares issued and outstanding.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of shareholders, except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one
basis, subject to adjustment for share
sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate,
20%

of the total
number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Class B ordinary shares will never occur on a less than one-for-one
basis.
Note 9 - Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account - money market fund	$345,019,271	$—	$—
Liabilities:
Derivative warrant liabilities - Public warrants	$20,441,250	$—	$—
Derivative warrant liabilities - Private placement warrants	$—	$—	$10,546,500
As of December 31, 2020, there were no assets or liabilities that are measured at fair value on a recurring basis.
Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of Public Warrants transferred from a Level 3 measurement to a Level 1 measurement as the Public Warrants were separately listed in trading beginning in April 2021. There were no other transfers to/from Levels 1, 2, and 3 in the year ended December 31, 2021.
Level 1 assets include investments in money market funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model. Subsequent to the separate listing and trading of the Public Warrants the fair value of the Public Warrants has been measured based on the observable listed prices for such warrants, a Level 1 measurement, and the fair value of the Private Warrants are measured using a Black-Scholes Option Pricing Model. For the year ended December 31, 2021, the Company recognized a non-cash
loss resulting from an increase in the fair value of liabilities of approximately $17.8 million presented as change in fair value of derivative warrant liabilities on the accompanying consolidated statements of operations.
The estimated fair value of the Private Placement Warrants and the Public Warrants prior to being separately listed and traded, was determined using Level 3 inputs. Inherent in a Monte Carlo simulation and the Black-Scholes Option Pricing Model are assumptions related to expected stock-price volatility, expected life, risk-free

interest
rate and dividend yield. The Company estimates the volatility of its ordinary share warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S.
Treasury zero-coupon yield
curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates for the warrants:

	December 31, 2021	Initial Measurement
Exercise price	$11.50	$11.50
Stock price	$10.29	$9.75
Volatility	29.9%	16.0%
Term (years)	5.16	5.33
Risk-free rate	1.28%	0.94%
The change in the fair value of the derivative liabilities utilizing Level 3 measurements for the year ended December 31, 2021, is summarized as follows:

Derivative liabilities as of January 1, 2021	$—
Issuance of Public Warrants - Level 3	8,711,250
Issuance of Private Warrants - Level 3	4,494,500
Change in fair value of derivative liabilities - Level 3	6,397,000
Transfer of Public Warrants to Level 1 Measurement	(9,056,250)

Derivative liabilities as of December 31, 2021 - Level 3	$10,546,500

Note 10 - Subsequent Events
Management has evaluated subsequent events and transactions that occurred through the date the consolidated financial statements were issued. Other than disclosed above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$72,881
Accountants’ fees and expenses	100,000
Legal fees and expenses	200,000
Printing fees	50,000
Miscellaneous	2,119

Total expenses	$425,000

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.

Item 14.	Indemnification of Directors and Officers.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Additionally, our charter eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 15.	Recent Sales of Unregistered Securities .
The following list sets forth information regarding all unregistered securities sold by us since inception on December 22, 2020. None of the following transactions involved any underwriters, underwriting discounts or commissions, or any public offering.
Class B Ordinary Shares
On December 22, 2020 the Company issued an aggregate of 5,750,000 Supernova Class B ordinary shares to Supernova Partners II LLC for an aggregate purchase price of $25,000, or approximately $0.004 per share, to cover certain offering and formation costs. On January 14, 2021, Supernova effected a share dividend resulting in there being an aggregate of 7,187,500 Class B ordinary shares outstanding, and on March 1, 2021, Supernova effected a second share dividend resulting in there being an aggregate of 8,625,000 Supernova Class B ordinary shares outstanding. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Supernova Sponsor is an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act.
Private Placement Warrants
Supernova Partners II LLC purchased 4,450,000 private placement warrants at a price of $2.00 per warrant in a private placement that occurred concurrently with the closing of Supernova’s initial public offering and generated gross proceeds of $8,900,000. Each private warrant is exercisable for one share of common stock at a price of $11.50 per share. The private placement warrants are non-redeemable and exercisable on a cashless basis so long as they are held by Supernova Partners II LLC or its permitted transferees. The sale of the private placement warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Subscription Agreements
On October 6, 2021, the subscribers purchased from the Company an aggregate of 10,251,000 shares of common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $102.51 million, pursuant to subscription agreements entered into in connection with the Business Combination. The sale of the shares of common stock to the subscribers was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
On December 23, 2021, two “accredited investors” (as such term is defined in Rule 501 of Regulation D) purchased from the Company an aggregate of 4,390,244 shares of common stock, for a purchase price of $10.25 per share and an aggregate purchase price of $45.0 million, pursuant to subscription agreements entered into in connection with the Business Combination. The sale of the shares of common stock to the subscribers was made pursuant to the exemption from registration contained in Section 506(c) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules .
(a) Exhibits.
The exhibits listed below are filed as part of this registration statement

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date

2.1+	Agreement and Plan of Merger, dated as of October 6, 2021, by and among Supernova Partners Acquisition Company II, Ltd., Supernova Merger Sub, Inc., Supernova Romeo Merger Sub, LLC and Rigetti Holdings, Inc.	8-K	001-40140	2.1	October 6, 2021

2.2	First Amendment to Agreement and Plan of Merger, dated as of December 23, 2021, by and among Supernova Partners Acquisition Company II, Ltd., Supernova Merger Sub, Inc., Supernova Romeo Merger Sub, LLC and Rigetti Holdings, Inc.	8-K	001-40140	2.1	December 23, 2021

2.3	Second Amendment to Agreement and Plan of Merger, dated as of January 10, 2022, by and among Supernova Partners Acquisition Company II, Ltd., Supernova Merger Sub, Inc., Supernova Romeo Merger Sub, LLC and Rigetti Holdings, Inc.	8-K	001-40140	2.1	January 10, 2022

3.1	Certificate of Incorporation of Rigetti Computing, Inc.	8-K	001-40140	3.1	March 7, 2022

3.2	Bylaws of Rigetti Computing, Inc.	8-K	001-40140	3.2	March 7, 2022

4.1	Specimen Common Stock Certificate.	8-K	001-40140	4.1	March 7, 2022

4.2	Specimen Warrant Certificate.	8-K	001-40140	4.2	March 7, 2022

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date

4.3	Warrant Agreement between American Stock Transfer & Trust Company, LLC and Supernova Partners Acquisition Company II, Ltd., dated March 1, 2021.	8-K	001-40140	4.1	March 4, 2021

5.1*	Opinion of Cooley LLP

10.1	Amended and Restated Registration Rights Agreement, dated March 2, 2022, by and among New Rigetti, the Sponsor and the other holders party thereto.	8-K	001-40140	10.1	March 7, 2022

10.2	Form of Subscription Agreement for PIPE Financing.	8-K	001-40140	10.2	October 6, 2021

10.3	Sponsor Support Agreement, dated as of October 6, 2021, by and among Supernova Partners Acquisition Company II, Ltd., Rigetti Holdings, Inc., Supernova Partners II LLC and certain other parties thereto.	8-K	001-40140	10.3	October 6, 2021

10.4	Rigetti Holders Support Agreement, dated as of October 6, 2021, by and among Supernova Partners Acquisition Company II, Ltd., Rigetti Holdings, Inc. and certain other parties thereto.	8-K	001-40140	10.4	October 6, 2021

10.5	Letter Agreement, dated as of March 1, 2021, among Supernova, the Sponsor and Supernova’s officers and directors.	8-K	001-40140	10.1	March 4, 2021

10.6	Loan and Security Agreement dated March 10, 2021, by and between Rigetti and Trinity Capital Inc.	S-4/A	333-260692	10.14	February 8, 2022

10.7	Amendment No. 1 to Trinity Loan and Security Agreement dated May 18, 2021, by and between Rigetti and Trinity Capital Inc.	S-4/A	333-260692	10.15	February 8, 2022

10.8	Amendment No. 2 to Trinity Loan and Security Agreement dated October 21, 2021, by and between Rigetti and Trinity Capital Inc.	S-4/A	333-260692	10.16	February 8, 2022

10.9	Amendment No. 3 to Trinity Loan and Security Agreement dated January 27, 2022, by and between Rigetti & Co. LLC and Trinity Capital Inc.	S-4/A	333-260692	10.17	February 8, 2022

10.10	Guaranty Agreement dated January 27, 2022, by and between Rigetti Holdings, Inc. and Trinity Capital Inc.	S-4/A	333-260692	10.18	February 8, 2022

10.11	Amended and Restated Warrant to Purchase Stock, dated March 9, 2021, issued to Trinity Capital Inc. by Rigetti & Co, Inc.	S-4/A	333-260692	10.21	February 8, 2022

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date

10.12	Manufacturing Agreement dated May 28, 2020, by and between Rigetti and Sparqtron Corporation.	S-4/A	333-260692	10.19	February 8, 2022

10.13#	Rigetti & Co, Inc. 2013 Equity Incentive Plan.	S-4/A	333-260692	10.20	February 8, 2022

10.14#	Form of Stock Option Grant Notice and Form of Stock Option Agreement under Rigetti & Co, Inc. 2013 Equity Incentive Plan.	S-4/A	333-260692	10.22	February 8, 2022

10.15#	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Agreement under Rigetti & Co, Inc. 2013 Equity Incentive Plan.	S-4/A	333-260692	10.23	February 8, 2022

10.16#	Rigetti Computing, Inc. 2022 Equity Incentive Plan.	8-K	001-40140	10.16	March 7, 2022

10.17#	Form of Stock Option Grant Package under 2022 Equity Incentive Plan.	8-K	001-40140	10.17	March 7, 2022

10.18#	Form of RSU Grant Package under 2022 Equity Incentive Plan.	8-K	001-40140	10.18	March 7, 2022

10.19#	Form of Stock Award Grant Package under 2022 Equity Incentive Plan.	8-K	001-40140	10.19	March 7, 2022

10.20#	Rigetti Computing, Inc. 2022 Employee Stock Purchase Plan.	8-K	001-40140	10.20	March 7, 2022

10.21#	Form of Indemnification Agreement by and between the Company and its directors and officers.	8-K	001-40140	10.21	March 7, 2022

10.22#	Non-Employee Director Compensation Policy.	8-K	001-40140	10.22	March 7, 2022

10.23	Lease Agreement dated August 9, 2016 by and between Rigetti and Prologis Limited Partnership I, as amended.	S-4/A	333-260692	10.12	February 8, 2022

10.24	Lease Agreement dated April 15, 2015, by and among Rigetti, Temescal, LP and Contra Costa Industrial Park, Ltd., as amended.	S-4/A	333-260692	10.13	February 8, 2022

10.25#	Amended & Restated Employment Agreement, dated February 2, 2022, between Rigetti Holdings, Inc. and Chad Rigetti.	S-4/A	333-260692	10.24	February 8, 2022

10.26#	Amended & Restated Employment Agreement, dated February 2, 2022, between Rigetti Holdings, Inc. and Brian Sereda.	S-4/A	333-260692	10.25	February 8, 2022

10.27#	Amended & Restated Employment Agreement, dated February 2, 2022, between Rigetti Holdings, Inc. and Taryn Naidu.	S-4/A	333-260692	10.26	February 8, 2022

Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date

10.28#	Amended & Restated Employment Agreement, dated February 2, 2022, between Rigetti Holdings, Inc. and Mike Harburn.	S-4/A	333-260692	10.28	February 8, 2022

10.29#	Amended & Restated Employment Agreement, dated February 2, 2022, between Rigetti Holdings, Inc. and Rick Danis.	S-4/A	333-260692	10.29	February 8, 2022

10.30#*	Executive Employment Agreement, dated March 14, 2022, between Rigetti Computing, Inc. and Greg Peters.

16.1	Letter from Marcum LLP to the SEC.	8-K	001-40140	16.1	March 7, 2022

21.1	List of Subsidiaries of Rigetti Computing, Inc.	8-K	001-40140	21.1	March 7, 2022

23.1*	Consent of BDO USA LLP

23.2*	Consent of Marcum LLP

23.3*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature pages)

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107*	Filing Fee Table

*	Filed herewith.
+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory plan or arrangement.
(b) Financial Statement Schedules.
Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings .

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided
,
 however
, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Berkeley, State of California, on this 23rd day of March, 2022.

RIGETTI COMPUTING, INC.

By:	/s/ Chad Rigetti
Chad Rigetti
Chief Executive Officer
KNOW ALL BY THESE PRESENTS
, that each person whose signature appears below hereby constitutes and appoints Chad Rigetti, Brian Sereda and Rick Danis, and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact,
with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact
or any of his substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chad Rigetti	Chief Executive Officer and Director	March 23, 2022
Chad Rigetti	(Principal Executive Officer)

/s/ Brian Sereda	Chief Financial Officer	March 23, 2022
Brian Sereda	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Clifton	Director	March 23, 2022
Michael Clifton

/s/ David Cowan	Director	March 23, 2022
David Cowan

/s/ Alissa Fitzgerald	Director	March 23, 2022
Alissa Fitzgerald

/s/ Ray Johnson	Director	March 23, 2022
Ray Johnson

Signature	Title	Date

/s/ Cathy McCarthy	Director	March 23, 2022
Cathy McCarthy

/s/ Gen. Peter Pace	Chairman of the Board of Directors	March 23, 2022
Gen. Peter Pace

/s/ H. Gail Sandford	Director	March 23, 2022
H. Gail Sandford